Exhibit 1.1

These materials are important and require your immediate attention. They require holders of Canadian Western Bank’s (i) First Preferred Shares Series 5 (Non-Viability Contingent Capital (NVCC)) and (ii) First Preferred Shares Series 9 (Non-Viability Contingent Capital (NVCC)) (collectively, “CWB Preferred Shareholders”) to make important decisions. If you are in doubt about how to make such decisions, please contact your financial, legal, tax or other professional advisors. If you are a CWB Preferred Shareholder and have any questions regarding the information contained in this Circular or require assistance in tendering your vote, please contact National Bank Financial Inc., our solicitation agent, by telephone at 416-869-8660, or by email at CWB-capital-reorganization@nbc.ca, or Kingsdale Advisors, our solicitation and information agent, by telephone at 1-866-851-3215 (toll-free in North America) or at 1-437-561-5012 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

CWB Preferred Shareholders in the United States should read the section “Notice to CWB Preferred Shareholders in the United States” starting on page 3 of the accompanying management proxy circular.

Canadian Western Bank

Notice of Special Meeting of Holders of First Preferred Shares Series 5
(Non-Viability Contingent Capital (NVCC)) of Canadian Western Bank
(“Series 5 Preferred Shareholders”)

and

Notice of Special Meeting of Holders of First Preferred Shares Series 9
(Non-Viability Contingent Capital (NVCC)) of Canadian Western Bank
(“Series 9 Preferred Shareholders”)

to be held on November 28, 2024

and

Management Proxy Circular

with respect to proposed

PREFERRED SHARE TERM AMENDMENTS

October 25, 2024

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SERIES 5 PREFERRED SHAREHOLDERS AND SERIES 9 PREFERRED SHAREHOLDERS VOTE IN FAVOUR OF THE SERIES 5 AMENDMENT RESOLUTION AND SERIES 9 AMENDMENT RESOLUTION, RESPECTIVELY, BY VOTING ‘FOR’

CONSENT FEE OF $0.50 PER SERIES 5 PREFERRED SHARE PAID TO SERIES 5 PREFERRED SHAREHOLDERS WHO VOTE IF THE PROPOSED SERIES 5 AMENDMENT IS APPROVED AND COMES INTO FORCE

CONSENT FEE OF $0.50 PER SERIES 9 PREFERRED SHARE PAID TO SERIES 9 PREFERRED SHAREHOLDERS WHO VOTE IF THE PROPOSED SERIES 9 AMENDMENT IS APPROVED AND COMES INTO FORCE

These materials are important and require your immediate attention. They require CWB Preferred Shareholders to make important decisions. If you require assistance, please contact your financial, legal, tax or other professional advisors.

October 25, 2024

Dear Canadian Western Bank Preferred Shareholders:

You are receiving this package as you are, as of October 24, 2024, a holder (a “CWB Preferred Shareholder”) of outstanding preferred shares in the capital of Canadian Western Bank (“CWB”), being (i) non-cumulative First Preferred Shares Series 5 (Non-Viability Contingent Capital (NVCC)) (the “Series 5 Preferred Shares”) and (ii) non-cumulative First Preferred Shares Series 9 (Non-Viability Contingent Capital (NVCC)) (the “Series 9 Preferred Shares” and together with the Series 5 Preferred Shares, the “Preferred Shares”).

We are seeking your consent to certain amendments to the terms of the Series 5 Preferred Shares (the “Series 5 Proposed Amendments”) and the Series 9 Preferred Shares (the “Series 9 Proposed Amendments” and together with the Series 5 Proposed Amendments, the “Proposed Amendments”). The Proposed Amendments are being proposed pursuant to CWB’s covenant in the transaction agreement for the previously announced acquisition of all of the common shares of CWB by National Bank of Canada (“NBC”) (the “Transaction”) to take certain corporate actions prior to the completion of the Transaction. As previously disclosed by NBC and CWB, CWB’s common shareholders have approved the Transaction and NBC has received the Competition Bureau’s clearance for the Transaction. The implementation of the Proposed Amendments will be conditional upon the completion of the Transaction, which requires approval by the Superintendent of Financial Institutions (Canada) and the Minister of Finance (Canada). The implementation of the Proposed Amendments is also subject to regulatory approvals and approval of the Toronto Stock Exchange to list the NBC Preferred Shares (as defined below).

The Proposed Amendments, if approved and if they come into force, will make the Preferred Shares exchangeable, at the option of CWB exercisable for a period of 180 days following the closing of the Transaction, into First Preferred Shares of NBC having substantially the same rights, privileges, restrictions, and conditions as the Preferred Shares (the “NBC Preferred Shares”).

The exchange of the Preferred Shares for NBC Preferred Shares, together with certain other corporate actions to reorganize CWB’s share capital, will enable a vertical short form amalgamation of NBC and CWB, which is expected to facilitate certain aspects of NBC’s post-acquisition integration of CWB.

The special committee of CWB, after having undertaken a thorough review of, and having carefully considered the terms of the Proposed Amendments, along with a number of other factors set out in the accompanying management proxy circular (the “Circular”), and after consultation with its outside legal advisor unanimously recommended that CWB’s board of directors (the “Board”) recommend that holders of Series 5 Preferred Shares tender a vote IN FAVOUR of the Series 5 Preferred Shares amendment resolution (the “Series 5 Amendment Resolution”) and holders of Series 9 Preferred Shares tender a vote IN FAVOUR of the Series 9 Preferred Shares amendment resolution (the “Series 9 Amendment Resolution” and together with the Series 5 Amendment Resolution, the “Amendment Resolutions”).

Including for the aforementioned and other reasons set out in the accompanying Circular, the Board after consultation with its outside legal advisor, unanimously determined that the Proposed Amendments are in the best interests of CWB. After careful consideration of the Proposed Amendments, the Board UNANIMOUSLY recommends that CWB Preferred Shareholders tender a vote IN FAVOUR of the Amendment Resolutions by voting ‘FOR’. Your vote on this matter is important, regardless of the number of Preferred Shares you hold.

You are invited to attend the special meetings of CWB Preferred Shareholders (the “Meeting”) to be held in-person on November 28, 2024 at 10:00 a.m. (Mountain Time) at 10303 Jasper Avenue NW, Edmonton, Alberta T5J 3X6. At the Meeting, CWB Preferred Shareholders will be asked to approve the applicable Amendment Resolution.

The record date for the determination of CWB Preferred Shareholders entitled to notice of and to tender a vote at the Meeting is October 24, 2024 (the “Record Date”). Accordingly, only CWB Preferred Shareholders as of the Record Date will be entitled to notice of and to tender a vote at the Meeting or any adjournment or postponement thereof. The Proposed Amendments to the Series 5 Preferred Shares and to the Series 9 Preferred Shares require approval by the affirmative vote of at least two-thirds of the votes cast at the Meeting of the holders of the Series 5 Preferred Shares in respect of the Series 5 Amendment Resolution and the Series 9 Preferred Shares in respect of the Series 9 Amendment Resolution, respectively, at which holders of not less than one-third of the Series 5 Preferred Shares and the Series 9 Preferred Shares, respectively, then outstanding are present in person or represented by proxy (the “Required Approval”) (subject to lower quorum requirements at an adjourned meeting as described in the accompanying Circular).

If we receive the Required Approval and the Proposed Amendments come into force, CWB will pay a consent fee of $0.50 per Preferred Share to all CWB Preferred Shareholders who validly tender a vote in-person or by proxy at the Meeting, regardless of whether such vote is for or against the Proposed Amendments.

Registered shareholders: As of the Record Date, CDS was the sole registered holder of Preferred Shares. Only CDS, as the registered holder of Preferred Shares as of the Record Date, or its duly appointed proxyholders, have the right to tender a vote at the Meeting, or to appoint or revoke a proxy. However, CDS, or its proxyholders, may only vote the Preferred Shares in accordance with instructions received from beneficial CWB Preferred Shareholders. Beneficial CWB Preferred Shareholders as of the Record Date wishing to tender a vote in respect of their Preferred Shares at or prior to the Meeting must provide instructions to the broker, dealer, commercial bank, trust company or other intermediary which is a participant of CDS through which they hold their Preferred Shares in sufficient time (as determined by the intermediary) prior to of the proxy cut-off time at 10:00 a.m. (Mountain Time) on November 26, 2024 (the “Proxy Cut-Off Time”) to ensure your Preferred Shares are voted at the Meeting.

Non-registered (beneficial) shareholders who receive these materials through their broker or other intermediary should tender their vote in accordance with the instructions provided by their broker or intermediary and may direct the intermediary through which they hold their Preferred Shares to tender their vote through the CDSX system (“CDSX”) prior to the Proxy Cut-Off Time. Based on these instructions, CDS, as the sole registered CWB Preferred Shareholder, will be required to return a completed and executed consent and proxy form to Computershare Trust Company of Canada, as tabulation agent prior to the Proxy Cut-Off Time. Instructions and directions submitted through CDSX will be sent to CWB’s solicitation and information agent, Kingsdale Advisors (the “Solicitation and Information Agent”), and will constitute an instruction and direction to CDS to complete, execute and deliver a proxy form as so instructed and directed, and to receive payment of any consent fee through CDSX.

Beneficial CWB Preferred Shareholders should be aware that most intermediaries have an internal deadline for receiving instructions that is earlier than the Proxy Cut-Off Time. As such, beneficial CWB Preferred Shareholders are encouraged to contact their broker or other intermediary promptly, and follow the instructions provided by such broker or intermediary.

Please direct any questions or requests for assistance to our Solicitation Agent, National Bank Financial Inc., by telephone at 416-869-8660 or by email at CWB-capital-reorganization@nbc.ca, or our Solicitation and Information Agent, Kingsdale Advisors, by telephone at 1-866-851-3215 (toll-free in North America) or 1-437-561-5012 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

On behalf of the Board, we would like to take this opportunity to thank you for the support you have shown as CWB Preferred Shareholders.

Sincerely,

(Signed) “Sarah Morgan-Silvester”
Sarah Morgan-Silvester, O.B.C

Chair of the Board of Directors

Canadian Western Bank

CANADIAN WESTERN BANK

Notice of Special Meeting of Series 5 Preferred Shareholders of Canadian Western Bank

When:	Thursday, November 28, 2024 10:00 a.m. (Mountain Time)	In Person 10303 Jasper Avenue NW Edmonton AB T5J3X6

NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”) of holders (“Series 5 Preferred Shareholders”) of non-cumulative First Preferred Shares Series 5 (Non-Viability Contingent Capital (NVCC)) (the “Series 5 Preferred Shares”) of Canadian Western Bank (“CWB”) will be held as an in-person meeting on November 28, 2024 at 10:00 a.m. (Mountain Time) for the following purposes, as applicable:

(1)	to consider and, if thought advisable, to pass, with or without variation, a resolution (the “Series 5 Amendment Resolution”), the full text of which is set forth in Appendix B to the accompanying management proxy circular of CWB dated October 25, 2024 (the “Circular”), approving certain amendments to the terms of the Series 5 Preferred Shares (the “Series 5 Proposed Amendments”), all as more particularly described in the Circular; and

(2)	to transact such further and other business as may properly be brought before the Meeting or any postponement or adjournment thereof.

Specific details of the matters proposed to be put before the Meeting are set forth in the Circular which accompanies this notice of special meeting of Series 5 Preferred Shareholders.

The special committee of CWB UNANIMOUSLY recommended that CWB’s board of directors (the “Board”) recommend that Series 5 Preferred Shareholders tender a vote IN FAVOUR of the Series 5 Amendment Resolution.

The Board unanimously determined that the Series 5 Proposed Amendments are in the best interests of CWB. After careful consideration of the Series 5 Proposed Amendments, the Board UNANIMOUSLY recommends that Series 5 Preferred Shareholders tender a vote IN FAVOUR of the Series 5 Amendment Resolution.

The record date for determining the Series 5 Preferred Shareholders entitled to receive notice of and to tender a vote at the Meeting is 5:00 p.m. (Mountain Time) on October 24, 2024 (the “Record Date”). Only Series 5 Preferred Shareholders whose names have been entered in the register of Series 5 Preferred Shareholders as of the Record Date are entitled to receive notice of and to tender their vote at the Meeting or any adjournment or postponement thereof. The Series 5 Proposed Amendments require approval by the affirmative vote of at least two-thirds of the votes cast at the Meeting of the holders of the Series 5 Preferred Shares, at which holders of not less than one-third of the Series 5 Preferred Shares then outstanding are present in person or represented by proxy (the “Required Approval”) (subject to lower quorum requirements at an adjourned meeting as discussed in the accompanying Circular). Each Series 5 Preferred Share entitled to be voted at the Meeting will entitle the holder thereof as of the Record Date to one (1) vote at the Meeting in respect of the Series 5 Amendment Resolution.

If we receive the Required Approval and the Series 5 Proposed Amendments come into force, CWB will pay a consent fee of $0.50 per Series 5 Preferred Share to all Series 5 Preferred Shareholders who validly tender a vote in-person or by proxy at the Meeting, regardless of whether such vote is for or against the Series 5 Proposed Amendments.

Your vote is important regardless of the number of Series 5 Preferred Shares you own. Series 5 Preferred Shareholders are invited to attend the Meeting. Whether or not they are able to attend the Meeting, Series 5 Preferred Shareholders are urged to tender your vote as soon as possible by providing voting instructions to their intermediary.

As of the Record Date, CDS was the sole registered holder of Series 5 Preferred Shares. Only CDS, as the registered holder of Series 5 Preferred Shares as of the Record Date, or its duly appointed proxyholders, have the right to tender a vote at the Meeting, or to appoint or revoke a proxy. However, CDS, or its proxyholders, may only tender their vote in respect of the Series 5 Preferred Shares in accordance with instructions received from beneficial Series 5 Preferred Shareholders. Beneficial Series 5 Preferred Shareholders as of the Record Date wishing to tender a vote in respect of their Series 5 Preferred Shares at or prior to the Meeting must provide instructions to the broker, dealer, commercial bank, trust company or other intermediary which is a participant of CDS (each, an “Intermediary”) through which they hold their Series 5 Preferred Shares in sufficient time (as determined by the Intermediary) prior to the proxy cut-off time at 10:00 a.m. (Mountain Time) on November 26, 2024 (the “Proxy Cut-Off Time”) to ensure their Series 5 Preferred Shares are voted at the Meeting.

Non-registered (beneficial) Series 5 Preferred Shareholders who receive these materials through their broker or other Intermediary should tender their vote in accordance with the instructions provided by their broker or Intermediary and may direct the Intermediary through which they hold their Series 5 Preferred Shares to tender their vote through the CDSX system (“CDSX”) prior to the Proxy Cut-Off Time. Based on these instructions, CDS, as the sole registered Series 5 Preferred Shareholder, will be required to return a completed and executed consent and proxy form to Computershare Trust Company of Canada, as tabulation agent prior to the Proxy Cut-Off Time. Instructions and directions submitted through CDSX will be sent to CWB’s solicitation and information agent, Kingsdale Advisors (the “Solicitation and Information Agent”), and will constitute an instruction and direction to CDS to complete, execute and deliver a consent and proxy form as so instructed and directed, and to receive payment of any consent fee through CDSX.

Beneficial Series 5 Preferred Shareholders should be aware that most Intermediaries have an internal deadline for receiving instructions that is earlier than the Proxy Cut-Off Time. As such, beneficial shareholders are encouraged to contact their broker or other Intermediary promptly, and follow the instructions provided by such broker or Intermediary.

Late proxies may be accepted or rejected by the chair of the Meeting (the “Chair”) in his or her discretion, and the Chair is under no obligation to accept or reject any particular late proxy.

Please direct any questions or requests for assistance to our Solicitation Agent, National Bank Financial Inc., by telephone at 416-869-8660 or by email at CWB-capital-reorganization@nbc.ca, or our Solicitation and Information Agent, Kingsdale Advisors, by telephone at 1-866-851-3215 (toll-free in North America) or 1-437-561-5012 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

DATED this 25th day of October, 2024.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Sarah Morgan-Silvester”
Sarah Morgan-Silvester, O.B.C
Chair of the Board of Directors Canadian Western Bank

CANADIAN WESTERN BANK

Notice of Special Meeting of Series 9 Preferred Shareholders of Canadian Western Bank

When:	Thursday, November 28, 2024 10:00 a.m. (Mountain Time)	In Person 10303 Jasper Avenue NW Edmonton AB T5J3X6

NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”) of holders (“Series 9 Preferred Shareholders”) of non-cumulative First Preferred Shares Series 9 (Non-Viability Contingent Capital (NVCC)) (the “Series 9 Preferred Shares”) of Canadian Western Bank (“CWB”) will be held as an in-person meeting on November 28, 2024 at 10:00 a.m. (Mountain Time) for the following purposes, as applicable:

(1)	to consider and, if thought advisable, to pass, with or without variation, a resolution (the “Series 9 Amendment Resolution”), the full text of which is set forth in Appendix C to the accompanying management proxy circular of CWB dated October 25, 2024 (the “Circular”), approving certain amendments to the terms of the Series 9 Preferred Shares (the “Series 9 Proposed Amendments”), all as more particularly described in the Circular; and

(2)	to transact such further and other business as may properly be brought before the Meeting or any postponement or adjournment thereof.

Specific details of the matters proposed to be put before the Meeting are set forth in the Circular which accompanies this notice of special meeting of Series 9 Preferred Shareholders.

The special committee of CWB UNANIMOUSLY recommended that CWB’s board of directors (the “Board”) recommend that Series 9 Preferred Shareholders tender a vote IN FAVOUR of the Series 9 Amendment Resolution.

The Board unanimously determined that the Series 9 Proposed Amendments are in the best interests of CWB. After careful consideration of the Series 9 Proposed Amendments, the Board UNANIMOUSLY recommends that Series 9 Preferred Shareholders tender a vote IN FAVOUR of the Series 9 Amendment Resolution.

The record date for determining the Series 9 Preferred Shareholders entitled to receive notice of and to tender a vote at the Meeting is 5:00 p.m. (Mountain Time) on October 24, 2024 (the “Record Date”). Only Series 9 Preferred Shareholders whose names have been entered in the register of Series 9 Preferred Shareholders as of the Record Date are entitled to receive notice of and to tender their vote at the Meeting or any adjournment or postponement thereof. The Series 9 Proposed Amendments require approval by the affirmative vote of at least two-thirds of the votes cast at the Meeting of the holders of the Series 9 Preferred Shares, at which holders of not less than one-third of the Series 9 Preferred Shares then outstanding are present in person or represented by proxy (the “Required Approval”) (subject to lower quorum requirements at an adjourned meeting as discussed in the accompanying Circular). Each Series 9 Preferred Share entitled to be voted at the Meeting will entitle the holder thereof as of the Record Date to one (1) vote at the Meeting in respect of the Series 9 Amendment Resolution.

If we receive the Required Approval and the Series 9 Proposed Amendments come into force, CWB will pay a consent fee of $0.50 per Series 9 Preferred Share to all Series 9 Preferred Shareholders who validly tender a vote in-person or by proxy at the Meeting, regardless of whether such vote is for or against the Series 9 Proposed Amendments.

Your vote is important regardless of the number of Series 9 Preferred Shares you own. Series 9 Preferred Shareholders are invited to attend the Meeting. Whether or not they are able to attend the Meeting, Series 9 Preferred Shareholders are urged to tender your vote as soon as possible by providing voting instructions to their intermediary.

As of the Record Date, CDS was the sole registered holder of Series 9 Preferred Shares. Only CDS, as the registered holder of Series 9 Preferred Shares as of the Record Date, or its duly appointed proxyholders, have the right to tender a vote at the Meeting, or to appoint or revoke a proxy. However, CDS, or its proxyholders, may only tender their vote the Series 9 Preferred Shares in accordance with instructions received from beneficial Series 9 Preferred Shareholders. Beneficial Series 9 Preferred Shareholders as of the Record Date wishing to tender a vote in respect of their Series 9 Preferred Shares at or prior to the Meeting must provide instructions to the broker, dealer, commercial bank, trust company or other intermediary which is a participant of CDS (each, an “Intermediary”) through which they hold their Series 9 Preferred Shares in sufficient time (as determined by the Intermediary) prior to the proxy cut-off time at 10:00 a.m. (Mountain Time) on November 26, 2024 (the “Proxy Cut-Off Time”) to ensure their Series 9 Preferred Shares are voted at the Meeting.

Non-registered (beneficial) Series 5 Preferred Shareholders who receive these materials through their broker or other Intermediary should tender their vote in accordance with the instructions provided by their broker or Intermediary and may direct the Intermediary through which they hold their Series 9 Preferred Shares to tender their vote through the CDSX system (“CDSX”) prior to the Proxy Cut-Off Time. Based on these instructions, CDS, as the sole registered Series 9 Preferred Shareholder, will be required to return a completed and executed consent and proxy form to Computershare Trust Company of Canada, as tabulation agent prior to the Proxy Cut-Off Time. Instructions and directions submitted through CDSX will be sent to CWB’s solicitation and information agent, Kingsdale Advisors (the “Solicitation and Information Agent”), and will constitute an instruction and direction to CDS to complete, execute and deliver a consent and proxy form as so instructed and directed, and to receive payment of any consent fee through CDSX.

Beneficial Series 9 Preferred Shareholders should be aware that most Intermediaries have an internal deadline for receiving instructions that is earlier than the Proxy Cut-Off Time. As such, beneficial shareholders are encouraged to contact their broker or other Intermediary promptly, and follow the instructions provided by such broker or Intermediary.

Late proxies may be accepted or rejected by the chair of the Meeting (the “Chair”) in his or her discretion, and the Chair is under no obligation to accept or reject any particular late proxy.

Please direct any questions or requests for assistance to our Solicitation Agent, National Bank Financial Inc., by telephone at 416-869-8660 or by email at CWB-capital-reorganization@nbc.ca, or our Solicitation and Information Agent, Kingsdale Advisors, by telephone at 1-866-851-3215 (toll-free in North America) or 1-437-561-5012 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

DATED this 25th day of October, 2024.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Sarah Morgan-Silvester”
Sarah Morgan-Silvester, O.B.C
Chair of the Board of Directors Canadian Western Bank

Contents

Important Dates

Transaction Agreement Date	June 11, 2024
Record Date	October 24, 2024
Mailing Date	November 6, 2024
Meeting Date	November 28, 2024

Introduction	1

Procedure	1

Defined Terms	2

Reporting Currency	2

Forward-Looking Statements	2

Notice to CWB Preferred Shareholders in the United States	3

Questions and Answers About the Proposed Amendments	6

Questions and Answers About the Meeting and Voting	9

Consent Fees	12

Entitlement to Consent Fee	13
Payment of Consent Fee	13

Procedures for Voting	13

Recommendation of the Special Committee	14

Recommendation of the Board	15

Reasons for the Recommendation	15

Interests of Certain Parties in Matters to be Acted Upon	15

Information Relating to CWB	15

Overview	15
Information Respecting Directors and Executive Officers	16
Trading Price and Volume of CWB Shares	17
Dividend Policy and History	18
Prior Sales and Purchases	18
Risk Factors	18
CWB Documents Incorporated by Reference	19

-i-

Contents (continued)

Information Relating to NBC	19

Overview	20
Description of Share Capital	20
Ratings	20
Trading Price and Volume of NBC Shares	21
Prior Sales	23
Risk Factors	24
Auditors, Transfer Agent and Registrar	24
NBC Documents Incorporated by Reference	24
Regulatory Matters	25

Certain Canadian Federal Income Tax Considerations	25

Holders Resident in Canada	26
Holders Not Resident in Canada	29

Interests of Informed Persons in Material Transactions	31

Interests of Experts of CWB and NBC	31

Additional Information	31

Additional Information	31
Questions and Further Assistance	31
Directors’ Approval	32

Appendix A Glossary of Defined Terms	A-1

Appendix B Series 5 Amendment Resolution	B-1

Appendix C Series 9 Amendment Resolution	C-1

Appendix D Amendments to Series 5 Preferred Share Terms	D-1

Appendix E Amendments to Series 9 Preferred Share Terms	E-1

Appendix F NBC Preferred Shares into which Series 5 Preferred Shares are Exchangeable	F-1

Appendix G NBC Preferred Shares into which Series 9 Preferred Shares are Exchangeable	G-1

Appendix H Blackline of Series 47 NBC Preferred Shares and Series 48 NBC Preferred Shares to Series 5 Preferred Shares and Series 6 Preferred Shares	H-1

Appendix I Blackline of Series 49 NBC Preferred Shares and Series 50 NBC Preferred Shares to Series 9 Preferred Shares and Series 10 Preferred Shares	I-1

-ii-

Introduction

This Circular is delivered in connection with the solicitation of proxies by and on behalf of management of CWB for use at the Meeting and any adjournment or postponement thereof. CWB has not authorized any Person to give any information or to make any representation in connection with the amendments to the terms of the First Preferred Shares Series 5 (Non-Viability Contingent Capital (NVCC)) (the “Series 5 Preferred Shares”) (the “Series 5 Proposed Amendments”) and the First Preferred Shares Series 9 (Non-Viability Contingent Capital (NVCC)) (the “Series 9 Preferred Shares” and together with the Series 5 Preferred Shares, the “Preferred Shares”) (the “Series 9 Proposed Amendments”, and collectively with the Series 5 Proposed Amendments, “Proposed Amendments”) or any other matters to be considered at the Meeting other than those contained in this Circular and the press release dated October 16, 2024 in respect of the Proposed Amendments. If any such information or representation is given or made to you, you should not rely on it as having been authorized or as being accurate. For greater certainty, to the extent that any information provided on CWB’s website is inconsistent with this Circular, you should rely on the information provided in this Circular.

This Circular does not constitute an offer to buy, or a solicitation of an offer to sell, any securities, or the solicitation of a proxy, by any Person in any jurisdiction in which such an offer or solicitation is not authorized or in which the Person making such an offer or solicitation is not qualified to do so or to any Person to whom it is unlawful to make such an offer or solicitation.

CWB Preferred Shareholders should not construe the contents of this Circular as legal, tax or financial advice and should consult with their own legal, tax, financial or other professional advisors.

All summaries of, and references to, the amendment resolution to give effect to the terms of the Series 5 Proposed Amendments (the “Series 5 Amendment Resolution”), the amendment resolution to give effect to the terms of the Series 9 Proposed Amendments (the “Series 9 Amendment Resolution” and together with the Series 5 Amendment Resolution, the “Amendment Resolutions”) and the Proposed Amendments in this Circular are qualified in their entirety by, in the case of the Series 5 Amendment Resolution, the complete text of the Series 5 Amendment Resolution, which is attached at Appendix B, in the case of the Series 9 Amendment Resolution, the complete text of the Series 9 Amendment Resolution, which is attached at Appendix C, in the case of the Series 5 Proposed Amendments, the complete text of the Series 5 Proposed Amendments, which is attached at Appendix D, and in the case of the Series 9 Proposed Amendments, the complete text of the Series 9 Proposed Amendments, which is attached at Appendix E. You are urged to read carefully the full text of the Amendment Resolutions and the Proposed Amendments.

Information contained in this Circular is given as of October 25, 2024, unless otherwise stated.

Procedure

All of the Preferred Shares are held through a “book-entry” system under which the Preferred Shares are evidenced by a global certificate in the name of CDS. As such, as of the record date, CDS is the only registered holder of the Preferred Shares. All other CWB Preferred Shareholders are beneficial CWB Preferred Shareholders.

Only CDS, as the registered CWB Preferred Shareholder as of the Record Date, or its duly appointed proxyholders, have the right to tender a vote at the Meeting, or to appoint or revoke a proxy. However, CDS, or its proxyholders, may only vote the Preferred Shares in accordance with instructions received from beneficial CWB Preferred Shareholders. Beneficial CWB Preferred Shareholders as of the Record Date wishing to tender their vote of their Preferred Shares at or prior to the Meeting must provide instructions to the broker, dealer, commercial bank, trust company or other intermediary which is a participant of CDS (each, an “Intermediary”) through which they hold their Preferred Shares in sufficient time (as determined by the Intermediary) prior to the proxy cut-off time at 10:00 a.m. (Mountain Time) on November 26, 2024 (the “Proxy Cut-Off Time”) to ensure their Preferred Shares are voted at the Meeting.

Beneficial CWB Preferred Shareholders may direct the Intermediary through which they hold their Preferred Shares to make an election to tender their vote through the CDSX system (“CDSX”) prior to the Proxy Cut-Off Time. Based on these instructions, CDS, as the sole registered CWB Preferred Shareholder, will be required to return a completed and executed consent and proxy form to the Tabulation Agent prior to the Proxy Cut-Off Time. Instructions and directions submitted through CDSX will be sent to CWB’s Solicitation and Information Agent, Kingsdale Advisors, and will constitute an instruction and direction to CDS to complete, execute and deliver a proxy form as so instructed and directed, and to receive payment of any consent fee through CDSX. For more information on how to tender your vote, please visit page 14 of the Circular.

Beneficial CWB Preferred Shareholders should be aware that most Intermediaries have an internal deadline for receiving instructions that is earlier than the Proxy Cut-Off Time. As such, beneficial CWB Preferred Shareholders are encouraged to contact their Intermediary promptly, and follow the instructions provided by their Intermediary.

Although beneficial CWB Preferred Shareholders may not be recognized directly at the Meeting for the purpose of voting Preferred Shares registered in the name of CDS, a beneficial CWB Preferred Shareholder may attend the Meeting as a proxyholder and vote its Preferred Shares in that capacity. If a beneficial CWB Preferred Shareholder wishes to attend and tender their vote in respect of their Preferred Shares at the Meeting, it may do so by appointing itself as a proxyholder and by completing the proxyholder appointment process and sending the proxyholder appointment to the Tabulation Agent prior to the Proxy Cut-Off Time. Any beneficial CWB Preferred Shareholders contemplating voting at the Meeting should contact their Intermediary or Kingsdale Advisors, CWB’s Solicitation and Information Agent, by telephone at 1-866-851-3215 (toll-free in North America) or 1-437-561-5012 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com for assistance. This process can take time and should be dealt with as soon as practicable.

If the Proposed Amendments come into force, CWB will pay a Consent Fee to each eligible CWB Preferred Shareholder as of the Record Date who provides valid voting instructions to their Intermediary in sufficient time (as determined by the Intermediary) before the Proxy Cut-Off Time. The Consent Fee will become payable only if and when the Proposed Amendments come into force. Only CWB Preferred Shareholders who provide valid voting instructions in sufficient time prior to the Proxy Cut-Off Time will be entitled to receive the Consent Fee if the Proposed Amendments come into force.

If you have any questions regarding this Circular or requests for assistance relating to the procedures for delivering instructions to your Intermediary, please contact our Solicitation Agent, National Bank Financial Inc., by telephone at 416-869-8660 or by email at CWB-capital-reorganization@nbc.ca, or our Solicitation and Information Agent, Kingsdale Advisors, by telephone at 1-866-851-3215 (toll-free in North America) or 1-437-561-5012 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

Defined Terms

This Circular contains defined terms, which are capitalized. For a list of the defined terms used herein and the meanings given to them, see Appendix A to this Circular.

Reporting Currency

Except as otherwise indicated in this Circular, references to “dollars” and “$” are to the currency of Canada.

Forward-Looking Statements

From time to time, CWB makes written and verbal forward-looking statements. Statements of this type are included in this Circular and may be included in filings with Canadian and U.S. securities regulators or in other communications such as media releases and corporate presentations. Forward-looking statements in this Circular may include, but are not limited to, statements regarding the Meeting of the holders of the Series 5 Preferred Shares and of the Series 9 Preferred Shares to approve the Proposed Amendments (including the timing thereof) and other meeting materials, the payment of consent fees, the anticipated approval and effects of the Proposed Amendments, the regulatory approval (including the TSX approval) of the Proposed Amendments, the completion of the Transaction, the expected rating of the NBC Preferred Shares, the fact that the Proposed Amendments will contribute to enabling a short form amalgamation of NBC and CWB and the expectation that such amalgamation will facilitate aspects of NBC’s post-acquisition integration of CWB. Forward-looking statements are typically identified by the words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “may increase”, “may impact”, “goal”, “focus”, “potential”, “proposed” and other similar expressions, or future or conditional verbs such as “will”, “should”, “would” and “could”.

By their very nature, forward-looking statements involve numerous assumptions and are subject to inherent risks and uncertainties, which give rise to the possibility that CWB’s predictions, forecasts, projections, expectations, and conclusions will not prove to be accurate, that CWB’s assumptions may not be correct, and that CWB’s strategic goals will not be achieved. Assumptions underlying forward-looking statements included in this Circular also include the terms and conditions of the Proposed Amendments, the expected approval of the Proposed Amendments, the timing of completion of the Transaction and the conditions precedent to the closing of the Transaction (including the required regulatory approvals).

Forward-looking statements in this Circular are based on a number of assumptions and are subject to risk factors, many of which are beyond CWB’s control and the impacts of which are difficult to predict. These risk factors include, but are not limited to, the terms and conditions of the Proposed Amendments (including the regulatory approvals required to implement such amendments); the impact of such amendments assuming those are implemented; the intention to implement the Proposed Amendments following closing of the Transaction; the expected timing of completion of the Transaction and the conditions precedent to the closing of the Transaction (including the required regulatory approvals); that the Transaction will be completed on the terms currently contemplated; risk and uncertainties relating to the expected regulatory processes and outcomes in connection with the Transaction; NBC’s inability to successfully integrate CWB upon completion of the Transaction; the possible delay or failure to realized anticipated benefits from the Transaction; the potential failure to obtain the required approvals to the Transaction in a timely manner or at all; NBC’s reliance upon publicly available information of CWB; potential undisclosed costs or liability associated with the Transaction; NBC or CWB being adversely impacted during the pendency of the Transaction; and assumptions about future events, including economic conditions and proposed courses of action, based on NBC and CWB management’s assessment of the relevant information available as of the date hereof; and NBC’s and CWB’s ability to anticipate and manage the risks associated with these factors. It is important to note that the preceding list is not exhaustive of possible factors.

Additional information about certain factors and additional risk factors can be found in the “Risk Management” section of CWB’s 2023 Annual MD&A as well as in other reports and documents filed by CWB and NBC with securities regulators or securities commissions from time to time and other documents that CWB and NBC make public.

These and other factors should be considered carefully, and CWB Preferred Shareholders are cautioned not to place undue reliance on these forward-looking statements as a number of important factors could cause CWB’s actual results to differ materially from the expectations expressed in such forward-looking statements. Any forward-looking statements contained in this Circular represent CWB’s views as of the date hereof. Unless required by law, CWB does not undertake to update any forward-looking statement, whether written or verbal, that may be made from time to time by CWB or on CWB’s behalf. The forward-looking statements contained in this Circular are presented for the purpose of assisting readers in understanding our financial position and results of operations as at and for the periods ended on the dates presented, as well as CWB’s strategic priorities and objectives, and may not be appropriate for other purposes.

Notice to CWB Preferred Shareholders in the United States

The NBC Preferred Shares are securities of a foreign company. The exchange of Preferred Shares for the NBC Preferred Shares is subject to disclosure requirements of Canada that are different from those of the United States.

CWB is a “foreign private issuer” within the meaning of Rule 3b-4 of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) and the solicitation of proxies hereby is not subject to the proxy requirements of Section 14(a) of the U.S. Exchange Act. Accordingly, such solicitation is being made in accordance with Canadian corporate and securities laws and this Circular has been prepared in accordance with disclosure requirements under applicable Canadian laws. CWB Preferred Shareholders in the United States should be aware that these requirements may be different from those of the United States applicable to registration statements under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) or proxy statements under the U.S. Exchange Act.

Financial statements and information of CWB and NBC included or incorporated by reference herein have been prepared in accordance with IFRS, and are subject to auditing and auditor independence standards applicable in Canada, and thus may not be comparable to the financial statements of U.S. companies.

The enforcement by CWB Preferred Shareholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that CWB and NBC are organized and exist under the provisions of the Bank Act; that a number of directors and officers of CWB and NBC are residents of Canada; that some or all of the experts named herein are residents of Canada; and that all or a substantial portion of CWB’s and NBC’s respective assets, and those of their officers and directors, may be located outside of the United States. As a result, it may be difficult or impossible for CWB Preferred Shareholders in the United States to enforce their rights and any claim they may have arising under the U.S. federal securities laws since the issuer is in a foreign country, to effect service of process within the United States upon CWB or NBC, their respective officers or directors or the experts named herein, or to realize against them upon judgments of courts of the United States predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” securities laws of any state within the United States.

In addition, CWB Preferred Shareholders in the United States should not assume that the courts of Canada: (a) would enforce judgments of United States courts obtained in actions against such persons predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” securities laws of any state within the United States; or (b) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” securities laws of any state within the United States. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

CWB Preferred Shareholders should be aware that CWB may, subject to the approval of the Superintendent, purchase securities otherwise than under the offer or solicitation hereby, such as in open market or privately negotiated purchases.

Certain information concerning Canadian federal income tax consequences of the Transaction, the receipt of the Consent Fee, the Proposed Amendments, and the Exchange for CWB Preferred Shareholders who are not resident in Canada is set forth under the heading “Certain Canadian Federal Income Tax Considerations – Holders Not Resident in Canada”.

CWB Preferred Shareholders who are resident in, or citizens of, the United States should be aware that the receipt of the Consent Fee, the Proposed Amendments and exchange of the Preferred Shares for the NBC Preferred Shares may have tax consequences both in Canada and in the United States. This Circular does not address tax considerations related to the receipt of the Consent Fee, the Proposed Amendments and exchange of the Preferred Shares for the NBC Preferred Shares other than certain Canadian federal income tax considerations to CWB Preferred Shareholders. CWB Preferred Shareholders who are resident in, or citizens of, the United States are advised to consult their own tax advisors to determine the United States tax consequences to them of the receipt of the Consent Fee, the Proposed Amendments and exchange of the Preferred Shares (including any related information reporting obligations) for the NBC Preferred Shares in light of their particular situation, as well as any tax consequences that may arise under the law of any other relevant non-U.S. state, local or other taxing jurisdiction.

NBC intends to furnish a Form CB, which will include this Circular and related documents, with the United States Securities and Exchange Commission (“SEC”) in respect of NBC Preferred Shares to be offered or exchanged to U.S. holders of Preferred Shares in connection with the Proposed Amendments. Investors and holders of Preferred Shares are urged to read such Form CB, Circular and all other relevant documents furnished or to be furnished with the SEC in connection with the offer or exchange as they become available, as well as any amendments or supplements to those documents, because they contain or will contain important information. Form CB, the Circular, as well as other related documents, will be available to the public free of charge at the SEC’s website under NBC’s issuer profile at www.sec.gov. The NBC Preferred Shares that will be issued to U.S. holders of Preferred Shares in connection with the Proposed Amendments and the Exchange have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and will be issued in reliance on the exemption from the registration requirements of the U.S. Securities Act set forth in Rule 802 thereunder. Rule 802 under the U.S. Securities Act provides an exemption from registration under the U.S. Securities Act for offers and sales of securities issued in exchange for securities of a foreign subject company where:

●	the subject company (CWB) is a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act;

●	U.S. holders of the applicable series of Preferred Shares, hold no more than 10 percent (10%), in aggregate, of the applicable series of Preferred Shares that are subject of the offer or Exchange;

●	U.S. holders of the applicable series of Preferred Shares participate in the offer or Exchange on terms at least as favourable as those offered to any other holder of Preferred Shares;

●	an informational document in connection with the offer or Exchange is published or disseminated to U.S. holders of the applicable series of Preferred Shares in the United States, complying with the disclosure requirements set forth in Rule 802, on a comparable basis to that provided to holders of Preferred Shares in Canada, CWB’s home jurisdiction; and

●	the informational document, including any amendments thereto, is furnished to the SEC on Form CB together with a Form F-X to appoint an agent for service of process in the United States.

The new NBC Preferred Shares to be issued pursuant to the Exchange will be unregistered “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act to the same extent and proportion that the Preferred Shares exchanged by U.S. holders of the applicable series of Preferred Shares, pursuant to the Exchange, were restricted securities.

U.S. holders of the applicable series of Preferred Shares that hold Preferred Shares that are restricted securities under Rule 144 will receive new NBC Preferred Shares of the applicable series that are restricted securities under Rule 144. In addition, in such a case, new NBC Preferred Shares to be issued to U.S. holders of the applicable series of Preferred Shares who are affiliates of CWB or NBC prior to or following the Exchange will also be subject to restrictions on transfer pursuant to Rule 144 under the U.S. Securities Act. Securities that are deemed “restricted securities” under Rule 144 may not be sold or transferred in the U.S. unless registered under the U.S. Securities Act or an exemption from registration thereunder is available.

U.S. holders of the applicable series of Preferred Shares that hold Preferred Shares that are not restricted securities under Rule 144 will receive new NBC Preferred Shares of the applicable series that are unrestricted securities.

For the purposes hereof, terms used in this section, including without limitation “restricted securities”, “affiliate” and “United States” have such meanings as given to them under the U.S. Securities Act and the rules and regulations promulgated thereunder.

CWB Preferred Shareholders in the United States that receive new NBC Preferred Shares as part of the offer or Exchange are urged to consult with their own legal counsel to ensure that any resale of the NBC Preferred Shares complies with applicable securities legislation.

THE OFFER OR EXCHANGE DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY STATE IN THE UNITED STATES IN WHICH SUCH OFFER, EXCHANGE OR SOLICITATION IS UNLAWFUL. THE OFFER OR EXCHANGE IS NOT BEING MADE OR DIRECTED TO, NOR IS THIS DOCUMENT BEING MAILED TO, NOR WILL PROXIES BE ACCEPTED FROM OR ON BEHALF OF, CWB PREFERRED SHAREHOLDERS IN ANY STATE IN THE UNITED STATES OR ANY OTHER JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER OR EXCHANGE WOULD NOT BE IN COMPLIANCE WITH THE LAWS AND REGULATIONS OF SUCH STATE OR OTHER JURISDICTION.

THE NBC PREFERRED SHARES CONTEMPLATED TO BE DELIVERED IN CONNECTION WITH THE PROPOSED AMENDMENTS AND EXCHANGE DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY U.S. STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY U.S. STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Questions and Answers About the Proposed Amendments

Q:	What are CWB Preferred Shareholders being asked to vote on?

A:	CWB Preferred Shareholders, as of the Record Date, are being asked to vote on a special resolution, copies of which are attached as Appendix B and Appendix C to this Circular, to implement certain amendments to the rights, privileges, restrictions and conditions attaching to the Preferred Shares, which may result, at CWB’s option, in the automatic transfer of the Preferred Shares to NBC in exchange for NBC Preferred Shares having substantially the same rights, privileges, restrictions and conditions as the Preferred Shares within 180 days following the closing of the Transaction. The terms of the NBC Preferred Shares are attached to this Circular as Appendix F and Appendix G. The Series 5 Preferred Shares will be exchangeable for First Preferred Shares Series 47 (Non-Viability Contingent Capital (NVCC)) of NBC (the “Series 47 NBC Preferred Shares”) and the Series 9 Preferred Shares will be exchangeable for First Preferred Shares Series 49 (Non-Viability Contingent Capital (NVCC)) of NBC (the “Series 49 NBC Preferred Shares”). If applicable, upon conversion of a Series 47 NBC Preferred Share or Series 49 NBC Preferred Share at the applicable conversion date, such NBC Preferred Share will be convertible into First Preferred Shares Series 48 (Non-Viability Contingent Capital (NVCC)) of NBC (“Series 48 NBC Preferred Shares”) or First Preferred Shares Series 50 (Non-Viability Contingent Capital (NVCC)) of NBC (“Series 50 NBC Preferred Shares”), respectively.

Q:	What are the terms of the NBC Preferred Shares that would be received in exchange for the Preferred Shares?

A:	The rights, privileges, restrictions and conditions of the Series 47 NBC Preferred Shares and the Series 49 NBC Preferred Shares that may be received by holders of the Series 5 Preferred Shares and the Series 9 Preferred Shares, respectively, in exchange for their Preferred Shares if the Proposed Amendments come into force, are substantially the same as the rights, privileges, restrictions and conditions of the Preferred Shares. In particular, dividend rates under the NBC Preferred Shares, including the current fixed dividend rate, reset spread and dividend payment dates, and the next date on which the NBC Preferred Shares may be redeemed by NBC, are the same as under the Preferred Shares.

In addition, the terms and conditions of conversion of the Series 47 NBC Preferred Shares and the Series 49 NBC Preferred Shares into Series 48 NBC Preferred Shares or Series 50 NBC Preferred Shares, respectively, are substantially the same as the terms and conditions of conversion of the Series 5 Preferred Shares and Series 9 Preferred Shares into Series 6 Preferred Shares and Series 10 Preferred Shares, respectively, and the rights, privileges, restrictions and conditions of the Series 48 NBC Preferred Shares and the Series 50 NBC Preferred Shares are substantially the same as the rights, privileges, restrictions and conditions of the Series 6 Preferred Shares and Series 10 Preferred Shares.

The rights, privileges, restrictions and conditions of the Series 47 NBC Preferred Shares and the Series 49 NBC Preferred Shares, in the form of a blackline to the rights, privileges, restrictions and conditions of the Series 5 Preferred Shares and Series 9 Preferred Shares, respectively, are set forth in Appendix H and Appendix I to this Circular.

Q:	What is the exchange ratio contemplated by the Proposed Amendments?

A:	Pursuant to the Proposed Amendments, at the option of CWB, each Series 5 Preferred Share may be automatically transferred to NBC in exchange for one Series 47 NBC Preferred Share, and each Series 9 Preferred Share may be automatically transferred to NBC in exchange for one Series 49 NBC Preferred Share (i.e., one-for-one).

Q:	Why is CWB soliciting my vote to implement the Proposed Amendments?

A:	The Proposed Amendments are being proposed pursuant to CWB’s covenant in the Transaction Agreement to take certain corporate actions at the request of NBC prior to the completion of the Transaction. The Exchange, together with certain other corporate actions to reorganize CWB’s share capital, will enable a vertical short form amalgamation of NBC and CWB, which is expected to facilitate certain aspects of NBC’s post-acquisition integration of CWB.

Q:	What approvals of CWB Preferred Shareholders are required at the Meeting?

A:	The Series 5 Amendment Resolution must be approved, with or without variation, by the affirmative vote of at least 66⅔% of the votes cast on the Amendment Resolution by CWB Series 5 Preferred Shareholders present in person or represented by proxy and entitled to vote at the Meeting. The Series 9 Amendment Resolution must be approved, with or without variation, by the affirmative vote of at least 66⅔% of the votes cast on the Amendment Resolution by CWB Series 9 Preferred Shareholders present in person or represented by proxy and entitled to vote at the Meeting. Neither of the Amendment Resolutions are conditional upon each other, and either Amendment Resolution may be passed by the applicable CWB Preferred Shareholders in the absence of the approval of the other Amendment Resolution.

Q:	Other than the Required Approval, what are the key conditions to the implementation of the Proposed Amendments and the exchange of the Preferred Shares for NBC Preferred Shares?

A:	The Proposed Amendments require the approval of the Superintendent and the listing of the NBC Preferred Shares requires the approval of the TSX.

The Preferred Shares will not be exchanged for NBC Preferred Shares if the Transaction is not completed, which requires approval by the Superintendent and the Minister. Certain other conditions to the completion of the Transaction are described in the Transaction Circular. As previously disclosed by NBC and CWB, CWB’s common shareholders have approved the Transaction and NBC has received Competition Bureau clearance for the Transaction.

Q:	When will the exchange of Preferred Shares for NBC Preferred Shares Be Effected?

A:	Under the Proposed Amendments, the Exchange may occur on a date to be determined by CWB and NBC no later than 180 days following closing of the Transaction and CWB must provide notice in writing to the holders of the Preferred Shares at least 15 days and not more than 60 days prior to the effective date of the Exchange. While the exact timing of the implementation of the Proposed Amendments and the Exchange, within those parameters, remains at the discretion of CWB, if all required approvals for the Proposed Amendments described herein have been obtained, then CWB intends to implement the Proposed Amendments and provide notice of the Exchange promptly following the closing of the Transaction.

Q: What will happen to my Preferred Shares?

A:	If the Proposed Amendments come into force, the Preferred Shares will be transferred automatically to NBC in exchange for the NBC Preferred Shares. CWB intends to only cause the Proposed Amendments to come into force once it is in position to proceed with the Exchange shortly following the coming into force of the Proposed Amendments. Following completion of the Exchange, NBC will be the sole holder of all of the Preferred Shares and former CWB Preferred Shareholders will become holders of the NBC Preferred Shares.

Q:	What is the consent fee and who is entitled to it?

A:	As described in this Circular, each CWB Preferred Shareholder who validly tenders a vote in-person or by proxy at the Meeting, regardless of whether such vote is for or against the applicable Amendment Resolution, shall be entitled to receive a consent fee of $0.50 per Preferred Share, subject to the Proposed Amendments coming into force (the “Consent Fee”). Interest will not accrue on or be payable with respect to the Consent Fee.

Holders of Preferred Shares who do not tender their vote prior to the deadline prescribed herein or who do not tender a vote in person at the Meeting will not receive the Consent Fee even though the Proposed Amendments (if such amendments come into force) will be binding upon such holders.

No Consent Fee will be paid if the Proposed Amendments do not come into force.

Q:	When will I receive my consent fee?

A:	The Consent Fee will become payable only if and when the Proposed Amendments come into force. If the Consent Fee becomes payable, CWB will pay the Consent Fee to the Paying Agent on or about the Business Day following the date that the Proposed Amendments come into force, and the Paying Agent will then pay such fee, less any applicable withholding or deduction for taxes, to CDS for distribution to the underlying CDS participants, then ultimately to holders of Preferred Shares who tender their vote, either in person at the Meeting or by proxy, no later than the fifth Business Day following the effective date of the Proposed Amendments.

The Consent Fee will not be paid to those CWB Preferred Shareholders who revoke any proxies previously delivered by such CWB Preferred Shareholder. The Consent Fee is not transferable. CWB will not responsible for any delays in the payment of the Consent Fee to any Person caused by the Paying Agent, CDS, any Intermediary or any other party. To further understand the process, including for example any associated brokerage fees in relation to the Consent Fee, each individual CWB Preferred Shareholder should directly contact their Intermediary and/or broker.

Q:	Does the Special committee and the Board support the PROPOSED AMENDMENTS?

A:	Yes. The Special Committee UNANIMOUSLY recommended to the Board that the Board approve the Proposed Amendments and recommend that CWB Preferred Shareholders tender a vote IN FAVOUR of the Amendment Resolutions. The Board has UNANIMOUSLY determined that the Proposed Amendments are in the best interests of CWB and UNANIMOUSLY recommends that CWB Preferred Shareholders tender a vote IN FAVOUR of the Amendment Resolutions.

In making its recommendation, the Special Committee and the Board considered a number of factors which are described in this Circular under the heading “Reasons for the Recommendation”.

Q:	Are NBC Preferred Shareholders required to approve the proposed amendments?

A:	No. The Proposed Amendments are not conditional on NBC shareholder or other NBC securityholder approval.

Q:	What are the Canadian federal income tax consequences of the Proposed Amendments?

A:	Subject to the qualifications set forth in this Circular, a CWB Preferred Shareholder who is a Resident Holder (as defined below) will generally be required to include the amount of the Consent Fee received in computing its income for the taxation year in which such Consent Fee is received, and a CWB Preferred Shareholder who is a Non-Resident Holder will be subject to withholding tax on the payment of the Consent Fee. The adoption of the Proposed Amendments should not, in and of itself, result in a disposition of the Preferred Shares for purposes of the Tax Act.

Subject to the qualifications set forth in this Circular, the exchange of Preferred Shares for NBC Preferred Shares pursuant to the Exchange should generally not give rise to any capital gain or capital loss to CWB Preferred Shareholders under Canadian federal income tax laws, unless the CWB Preferred Shareholder chooses to recognize such capital gain or capital loss in its income Tax Return for the taxation year in which the exchange occurs. For additional information and a general discussion of such tax considerations, see “Certain Canadian Federal Income Tax Considerations”. Such information or discussion is not intended to be legal or tax advice.

Tax matters are complicated, and the tax consequences of the receipt of the Consent Fee, the Proposed Amendments and the Exchange to you may depend upon the facts of your particular circumstances. Because individual circumstances may vary, you should consult your tax advisor as to the specific tax consequences of the receipt of the Consent Fee, the Proposed Amendments and the Exchange to you.

Q:	Are the NBC Preferred Shares listed on a stock exchange?

A:	NBC has applied to the TSX to list the NBC Preferred Shares issuable pursuant to the Exchange and the common shares of NBC issuable upon a Trigger Event (as defined in the terms of the applicable NBC Preferred Shares attached to this Circular as Appendix F and Appendix G) in respect of such shares. Listing will be subject to NBC fulfilling all the listing requirements of the TSX.

Q:	Can CWB PAY DIVIDENDS BEFORE COMPLETION OF THE TRANSACTION?

A:	Yes. The Transaction Agreement allows CWB to, and CWB expects to continue to, declare its regular quarterly dividend on the Preferred Shares prior to the closing of the Transaction if, as and when declared by the Board.

Q:	Will I continue to receive dividends if the proposed amendments are implemented?

A:	If the Proposed Amendments are implemented following closing of the Transaction, holders of the NBC Preferred Shares will be entitled to receive fixed non-cumulative preferential cash dividends, as and when declared by the board of directors of NBC, at the same rates and times as provided for under the Preferred Shares. The quarterly dividends on the Series 47 NBC Preferred Shares during the Initial Fixed Rate Period (as defined in the rights, privileges, restrictions and conditions of the Series 47 NBC Preferred Shares), if declared, will be $0.3981875 per Series 47 NBC Preferred Share. The quarterly dividends on the Series 49 NBC Preferred Shares during the Initial Fixed Rate Period (as defined in the rights, privileges, restrictions and conditions of the Series 47 NBC Preferred Shares), if declared, will be $0.4781875 per Series 49 NBC Preferred Share.

Q:	Will I receive dividends following Closing of the Transaction?

A:	Following the closing of the Transaction, current CWB Preferred Shareholders will continue to hold their Preferred Shares in accordance with their terms and will receive the same dividends as currently received. After the Exchange, the CWB Preferred Shareholders will hold NBC Preferred Shares and will be entitled to receive the same dividends on their NBC Preferred Shares as currently received on the Preferred Shares if, as and when declared by the board of directors of NBC.

Q:	What will happen if the Amendment Resolutions are not approved or the Transaction is not completed for any reason?

A:	If the Amendment Resolutions are not approved or the Transaction is not completed for any reason, the applicable Proposed Amendments will not come into force and the applicable Preferred Shares will not be exchanged for NBC Preferred Shares.

Questions and Answers About the Meeting and Voting

This Circular is furnished in connection with the solicitation by and on behalf of the management of CWB of proxies to be used at the Meeting to be held at 10:00 a.m. (Mountain Time) on November 28, 2024, or any adjournment(s) or postponement(s) thereof, to consider the matters set out in the Notice of Special Meeting accompanying this Circular.

It is expected that the solicitation of proxies will be primarily by mail, but proxies may also be solicited personally, by telephone, facsimile transmission, other electronic means or personal contact by the directors, officers or employees of CWB without special compensation. CWB has retained Kingsdale Advisors to provide a broad array of strategic advisory, governance, strategic communications, digital and investor campaign services on a global retainer basis in addition to certain fees accrued during the life of the engagement upon the discretion and direction of CWB. CWB Preferred Shareholders may contact National Bank Financial Inc., our Solicitation Agent, by telephone at 416-869-8660 or by email at CWB-capital-reorganization@nbc.ca, or Kingsdale Advisors, CWB’s Solicitation and Information Agent, by telephone at 1-866-851-3215 (toll-free in North America) or 1-437-561-5012 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

CWB further agreed to indemnify Kingsdale Advisors against any and all claims, demands, assessments, interest, penalties, actions, suits proceedings, liabilities, losses, damages, costs and expenses in connection with any actions or omissions that Kingsdale Advisors takes in pursuant to its engagement, provided that any such action or omission is taken in good faith and without negligence or willful misconduct. CWB may also reimburse brokers and other Persons holding Preferred Shares in their name, or in the name of nominees for their costs incurred in sending proxy materials to their principals to obtain their proxies.

Q: What is the Record Date?

A:	The record date for determining the CWB Preferred Shareholders entitled to receive notice of and to tender a vote at the Meeting is October 24, 2024 (the “Record Date”). Only CWB Preferred Shareholders of record as of 5:00 p.m. (Mountain Time) on the Record Date are entitled to receive notice of and to tender a vote at the Meeting.

Q: When and where is the Meeting being held?

A:	November 28, 2024 at 10:00 a.m. (Mountain Time). They are being held in-person at 10303 Jasper Avenue NW, Edmonton, Alberta, T5J 3X6. Please also see the special shareholder meeting page of CWB’s website for the most up-to-date information: https://www.cwb.com/investor-relations.

Q:	How many shares are entitled to vote?

A:	As of the Record Date, there were 5,000,000 fully paid and non-assessable Series 5 Preferred Shares outstanding in the capital of CWB, and 5,000,000 fully paid and non-assessable Series 9 Preferred Shares outstanding in the capital of CWB. Each Preferred Share holds one vote in respect of the applicable series of Preferred Shares.

Q:	Who can vote?

A:	Each series of Preferred Shares will vote separately as a series at the applicable Meeting. All Series 5 Preferred Shareholders and Series 9 Preferred Shareholders at 5:00 p.m. (Mountain Time) on the Record Date may vote their Preferred Shares at the applicable Meeting, unless described below under “Who cannot vote”.

Q:	Who can ATTEND AND VOTE AT THE MEETING?

A:	Only Registered CWB Preferred Shareholders, as applicable, as of the Record Date and duly appointed proxyholders are entitled to receive notice of, attend, participate and tender a vote at the Meeting or any postponement or adjournment thereof. Guests, including Non-Registered (Beneficial) CWB Preferred Shareholders who have not duly appointed themselves as proxyholders, are welcome to attend, but will be unable to participate or tender a vote at the Meeting. A CWB Preferred Shareholder has the right to appoint a person or entity (who need not be a CWB Preferred Shareholder) to attend and act for him/her on his/her behalf at the Meeting, as applicable, other than the Persons named in the enclosed instrument of proxy. The sole registered CWB Preferred Shareholder is CDS. Any beneficial CWB Preferred Shareholders contemplating voting at the Meeting should contact their Intermediary. This process can take time and should be dealt with as soon as practicable.

Q:	Who cannot vote?

A:	Preferred Shares beneficially owned by the following entities or persons cannot be voted:

●	The Government of Canada or a province;

●	The government of a foreign country or a political subdivision of a foreign country;

●	An agency of any of those entities listed above; or

●	Any Person who has acquired more than 10% of any class of shares of CWB without the approval of the Minister.

In addition, if a person, or entity controlled by any such person, beneficially owns, in the aggregate, more than 20% of the eligible votes that may be cast, that person or entity may not cast any votes on the Preferred Shares.

To CWB’s knowledge, no Person, directly or indirectly, owns or exercises control or direction over Preferred Shares carrying 10% or more of the votes attached to the outstanding Preferred Shares. NBC, together with its Subsidiaries and any Person acting jointly or in concert with NBC, beneficially owned or exercised control or direction over, directly or indirectly, a negligeable amount, equivalent to approximately 0% (i.e. 154 Series 9 Preferred Shares and short positions of 653 Series 5 Preferred Shares) (unhedged) of the issued and outstanding Preferred Shares (in the aggregate) as of October 16, 2024, excluding Preferred Shares that have been allocated to a segregated or other investment fund established and maintained by NBC or any of its affiliates. NBC did not own any Preferred Shares as a hedge for an equity swap between NBC and CWB as of October 16, 2024.

Q:	How do I Tender My vote?

A:	How you vote depends on whether you are a Registered CWB Preferred Shareholder (defined below) or Non-Registered (Beneficial) CWB Preferred Shareholder (defined below). As of the Record Date, CDS was the sole registered holder of Preferred Shares. We recommend that you tender your vote in advance of the Meeting by submitting your voting instructions to your Intermediary or broker. CWB has agreed to pay for Intermediaries to deliver the related materials to the beneficial owners of Preferred Shares. CWB is not sending such materials related to the Meeting directly to non-objecting beneficial holders (as defined in National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer).

Shareholders may contact National Bank Financial Inc., our Solicitation Agent, by telephone at 416-869-8660 or by email at CWB-capital-reorganization@nbc.ca, or Kingsdale Advisors, CWB’s Solicitation and Information Agent by telephone at 1-866-851-3215 (toll-free in North America) or 1-437-561-5012 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

Registered CWB Preferred Shareholders	Non-Registered (Beneficial) CWB Preferred Shareholders
You are a registered shareholder if you hold the Preferred Shares in your own name. If that is the case, your name appears on your physical share certificate or in a direct registration statement issued by Computershare confirming your holdings (a “Registered CWB Preferred Shareholder”). The sole Registered CWB Preferred Shareholder is CDS.

You are a beneficial / non-registered shareholder if your Preferred Shares are held in the name of an Intermediary (which is usually a trust company, securities broker, or other financial institution) rather than in your own name (a “Non-Registered (Beneficial) CWB Preferred Shareholder”).

Carefully follow the instructions provided by your Intermediary or broker to tender your vote in respect of your Preferred Shares.

To tender a vote in advance of the Meeting	To tender a vote in advance of the Meeting
● Not applicable as CDS is the sole Registered CWB Preferred Shareholder.

●    If you have any questions on how to tender your vote, please contact your Intermediary or broker.

●     Provide instructions to the Intermediary through which they hold their Preferred Shares in sufficient time (as determined by the Intermediary) prior to the Proxy Cut-Off Time.

To tender a vote at the Meeting	To tender a vote at the Meeting

● Not applicable as CDS is the sole Registered CWB Preferred Shareholder.

●  We encourage you to tender your vote by proxy in advance of the Meeting. However, if you wish to vote in person at the Meeting:

-      Do not complete the aforementioned process as you will be voting in person at the Meeting, and please contact your Intermediary for instructions.

-      Any beneficial CWB Preferred Shareholders contemplating voting at the Meeting should contact their Intermediary. This process can take time and should be dealt with as soon as practicable.

-   Please register with the Transfer Agent when you arrive at the Meeting.

Changing your vote	Changing your vote
● Not applicable as CDS is the sole Registered CWB Preferred Shareholder	● If you have provided your voting instructions to your Intermediary and change your mind about your vote, or decide to attend the Meeting and vote in person, contact your Intermediary to discuss whether revocation is possible and, if so, the procedure to follow.

Q:	HOW CAN I REVOKE MY PROXY?

A:	You may revoke your proxy at any time before it is acted on. If you have provided your voting instructions to your Intermediary and change your mind about your vote, or decide to attend the Meeting and vote in person, contact your Intermediary to discuss whether revocation is possible and, if so, the procedure to follow. Only CDS, as the sole registered CWB Preferred Shareholder, has the right to revoke a tendered vote submitted by them. A beneficial CWB Preferred Shareholder may revoke tendered vote instructions provided by its Intermediary in accordance with the instructions provided therein. A CWB Preferred Shareholder may also revoke a tendered vote instruction in any other manner permitted by law.

Q:	What if these matters are amended or if other matters are brought before the meeting?

A:	No matter is expected to come before the Meeting other than the matters referred to in the applicable Notice of Special Meeting. However, if any matter which is not now known to management (or any amendment or variation to matters identified in the applicable Notice of Special Meeting) properly comes before the Meeting, the proxies will be voted on such matters in accordance with the best judgment of the person or persons voting the proxies.

Q:	Is my vote confidential?

A:	The Transfer Agent preserves the confidentiality of shareholder votes, except where:

●	The Chair of the Meeting is required to rule on the validity of voting instructions contained in a proxy;

●	The shareholder clearly intends to communicate their position to management; or

●	Necessary to comply with legal requirements.

Subject to these three exceptions, all proxies are considered confidential and will be retained by the Transfer Agent.

Q:	How do I find out the voting results?

A:	The voting results will be announced at the Meeting. After the Meeting, a detailed report on the voting results will be posted on CWB’s website at www.cwbank.com and under CWB’s profile on SEDAR+ at www.sedarplus.com.

Q:	WHO IS RESPONSIBLE FOR COUNTING AND TABULATING THE VOTES BY PROXY?

A:	Votes by proxy will be counted and tabulated by the Transfer Agent, Computershare Trust Company of Canada.

Q:	What constitutes A QUORUM for the meeting?

A:	The holders of not less than one-third of the Series 5 Preferred Shares entitled to tender a vote at a Meeting of the Series 5 Preferred Shareholders present in person or by proxy shall constitute quorum for the Meeting of the Series 5 Preferred Shareholders. The holders of not less than one-third of the Series 9 Preferred Shares entitled to tender a vote at a Meeting of the Series 9 Preferred Shareholders present in person or by proxy shall constitute quorum for the Meeting of the Series 9 Preferred Shareholders. A failure to achieve quorum for either the Meeting of the Series 5 Preferred Shares or the Series 9 Preferred Shares shall not constitute a failure to achieve quorum for the other applicable Meeting. If at the Meeting the holders of at least one-third of the outstanding Series 5 Preferred Shares or the Series 9 Preferred Shares, as the case may be, are not present or represented by proxy within 30 minutes after the time appointed for the Meeting, the Meeting will be adjourned to such date, not less than 21 days afterwards, and to such time and place as the Chair of the Meeting may designate, and not less than 15 days’ written notice shall be given of the adjourned Meeting. At the adjourned Meeting, the holders of Series 5 Preferred Shares or the Series 9 Preferred Shares, as applicable, present or represented by proxy may transact the business for which the Meeting was originally called and a resolution passed at the adjourned Meeting by the affirmative vote of not less than 66 2/3% of the votes cast at the Meeting will constitute the approval of the holders of the Series 5 Preferred Shares or Series 9 Preferred Shares, as applicable.

Q:	when do i have to vote my cwb shares by?

A:	Voting instructions and proxies must be received by the Transfer Agent by no later than 10:00 a.m. (Mountain Time) on November 26, 2024, or, in the event that the Meeting is adjourned or postponed, by no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of any adjournments or postponements of the Meeting, as applicable. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at her discretion, without notice. The Chair is under no obligation to accept or reject any particular late proxy. Beneficial CWB Preferred Shareholders should be aware that most Intermediaries have an internal deadline for receiving instructions that is earlier than the Proxy Cut-Off Time. As such, beneficial CWB Preferred Shareholders are encouraged to contact their Intermediary promptly, and follow the instructions provided by their Intermediary.

Q:	SHOULD I Tender My Vote NOW?

A:	Yes. Once you have carefully read and considered the information in this Circular, you should provide voting instructions to your Intermediary or broker. You are encouraged to tender your vote well in advance of the Proxy Cut-Off Time at 10:00 a.m. (Mountain Time) on November 26, 2024 to ensure your Preferred Shares are voted at the Meeting. If either Meeting is adjourned or postponed, your proxy must be received not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting, as applicable.

Q:	Am I entitled to a Fee for Voting my Preferred Shares?

A:	If the Proposed Amendments are approved and come into force, CWB will pay a Consent Fee of $0.50 per Series 5 Preferred Share or Series 9 Preferred Share, as applicable, to CWB Preferred Shareholders who validly tender a vote in-person or by proxy at the applicable Meeting regardless of whether such vote is for or against the applicable Proposed Amendments.

Q:	WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you are a CWB Preferred Shareholder and have any questions regarding the information contained in this Circular or require assistance in tendering their vote, please contact National Bank Financial Inc., our Solicitation Agent, by telephone at 416-869-8660 or by email at CWB-capital-reorganization@nbc.ca, or Kingsdale Advisors, CWB’s Solicitation and Information Agent by telephone at 1-866-851-3215 (toll-free in North America) or 1-437-561-5012 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

Consent Fees

If the Proposed Amendments come into force, CWB will pay a Consent Fee to each eligible CWB Preferred Shareholder as of the Record Date who provides valid voting instructions to their Intermediary in sufficient time (as determined by the Intermediary) before the Proxy Cut-Off Time. CWB Preferred Shareholders who do not tender a vote in respect of the Proposed Amendments will not receive payment of the Consent Fee even though the Proposed Amendments will be binding on them if and when effected.

The Consent Fee is $0.50 per Preferred Share owned by eligible CWB Preferred Shareholders as of the Record Date. No Consent Fee will be paid if the Proposed Amendments do not receive the requisite approval of the CWB Preferred Shareholders or the regulatory approvals.

The Proposed Amendments will not be implemented if the Transaction is not completed, which requires approval by the Superintendent and the Minister. Certain other conditions to the completion of the Transaction are described in the Management Proxy Circular of CWB for the meeting of common shareholders of CWB dated July 12, 2024. As previously disclosed by NBC and CWB, CWB’s common shareholders have approved the Transaction and NBC has received Competition Bureau clearance for the Transaction.

Payment of the Consent Fee is conditional on the Proposed Amendments coming into force. If the Proposed Amendments are not approved or do not come into force for any reason the Consent Fee will not be payable.

Entitlement to Consent Fee

CWB Preferred Shareholders who wish to receive the Consent Fee must follow the instructions provided by their Intermediary for sending their voting instructions. Your Intermediary may allow you to do this online or by telephone. You need to act promptly to allow your Intermediary to provide your instructions to CDS and the Tabulation Agent in sufficient time (as determined by the Intermediary) before the Proxy Cut-Off Time.

CWB will have the sole authority to determine whether a CWB Preferred Shareholder is eligible to receive the Consent Fee and any such determination will be final and binding.

CWB Preferred Shareholders who do not tender a vote in respect of the Proposed Amendments, will not receive payment of the Consent Fee even though the Proposed Amendments will be binding on them if they come into force.

ONLY CWB PREFERRED SHAREHOLDERS WHO PROVIDE VALID VOTING INSTRUCTIONS IN SUFFICIENT TIME PRIOR TO THE PROXY CUT-OFF TIME WILL BE ENTITLED TO RECEIVE THE CONSENT FEE IF THE PROPOSED AMENDMENTS COME INTO FORCE.

Payment of Consent Fee

The Consent Fee will become payable only if and when the Proposed Amendments come into force. If the Consent Fee becomes payable, CWB will pay the Consent Fee to the Paying Agent on or about the Business Day following the date that the Proposed Amendments come into force, and the Paying Agent will then pay such fee, less any applicable withholding or deduction for taxes, to CDS for distribution to holders of Preferred Shares who tender a vote, either in person at the Meeting or by proxy, no later than the fifth Business Day following the effective date of the Proposed Amendments.

The Consent Fee will not be paid to those CWB Preferred Shareholders who revoke any proxies previously delivered by such CWB Preferred Shareholder. The Consent Fee is not transferable. CWB will not responsible for any delays in the payment of the Consent Fee to any Person caused by the Paying Agent, CDS, any Intermediary or any other party.

Procedures for Voting

The information in this section is of significant importance to all CWB Preferred Shareholders, as all the Preferred Shares are registered in the name of CDS and are held through Intermediaries such as brokers, investment dealers, trust companies or other intermediaries. Without specific instructions, an Intermediary is prohibited from consenting or voting Preferred Shares for its clients.

Beneficial CWB Preferred Shareholders as of the Record Date who wish to tender their vote in respect of their Preferred Shares at the Meeting as part of the proxy solicitation must provide instructions to the Intermediary through which they hold their Preferred Shares in sufficient time (as determined by the Intermediary) prior to the Proxy Cut-Off Time. Beneficial CWB Preferred Shareholders may direct the Intermediary through which they hold their Preferred Shares to make an election to tender their vote through CDSX prior to the Proxy Cut-Off Time. Based on these instructions, CDS, as the sole registered CWB Preferred Shareholder, will be required to return a completed and executed consent and proxy form to the Tabulation Agent prior to the Proxy Cut-Off Time. Instructions and directions submitted through CDSX will be sent to CWB’s Solicitation and Information Agent, Kingsdale Advisors, and will constitute an instruction and direction to CDS to complete, execute and deliver a proxy form as so instructed and directed, and to receive payment of any consent fee through CDSX.

Beneficial CWB Preferred Shareholders should promptly contact the Intermediary through which they hold their Preferred Shares and obtain and follow the instructions provided by their Intermediary with respect to the applicable procedures and deadlines for providing consent and voting instructions, which will be earlier than the deadlines that are set out in this Circular. As such, beneficial CWB Preferred Shareholders are encouraged to contact their Intermediary promptly, and follow the instructions provided by their Intermediary.

It is the sole responsibility of each beneficial CWB Preferred Shareholder to ensure that their instructions regarding consent and voting are properly submitted by the Intermediary through which they hold their Preferred Shares prior to the Proxy Cut-Off Time and any additional earlier deadlines set by their Intermediary.

CWB reserves the right to waive the Proxy Cut-Off Time and accept and treat as valid any consent proxy instructions received after the Proxy Cut-Off Time for the purpose of the Meeting.

Applicable regulatory policy requires CWB to forward meeting materials to applicable Intermediary for onward distribution to beneficial CWB Preferred Shareholders who have not waived their right to receive such materials and requires Intermediaries to seek voting instructions from such beneficial CWB Preferred Shareholders in advance of the Meeting. Every Intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by beneficial CWB Preferred Shareholders in order to ensure that their Preferred Shares are voted at the Meeting.

Broadridge Investor Communications Corporation will send all Meeting-related materials to non-objecting beneficial CWB Preferred Shareholders and to objecting beneficial CWB Preferred Shareholders or their Intermediaries. CWB will pay the reasonable fees and costs of delivering Meeting-related materials to beneficial CWB Preferred Shareholders.

Although beneficial CWB Preferred Shareholders may not be recognized directly at the Meeting for the purpose of voting Preferred Shares registered in the name of CDS, a beneficial CWB Preferred Shareholder may attend the Meeting as a proxyholder and vote its Preferred Shares in that capacity. If a beneficial CWB Preferred Shareholder wishes to attend and vote Preferred Shares at the Meeting, it may do so by appointing itself as a proxyholder and by completing the proxyholder appointment process and sending the proxyholder appointment to the Tabulation Agent prior to the Proxy Cut-Off Time. Any beneficial CWB Preferred Shareholders contemplating voting at the Meeting should contact their Intermediary or Kingsdale Advisors, CWB’s Solicitation and Information Agent, by telephone at 1-866-851-3215 (toll-free in North America) or 1-437-561-5012 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com for assistance. This process can take time and should be dealt with as soon as practicable.

Beneficial CWB Preferred Shareholders who wish to vote their Preferred Shares at the Meeting must carefully follow the procedures and instructions received from their Intermediary and should contact their Intermediary if they need assistance.

Recommendation of the Special Committee

The special committee of independent directors (the “Special Committee”) was formed on May 20, 2024, in connection with the Transaction, and is comprised of the following independent directors: Irfhan Rawji (Chair), Sarah Morgan-Silvester and Ian Reid. The review and assessment of the Proposed Amendments was conducted under the supervision of the Special Committee in accordance with its mandate.

The Special Committee considered whether the Proposed Amendments are the best interests of CWB and CWB Preferred Shareholders. After having undertaken a thorough review of, and having carefully considered the terms of, the Proposed Amendments, the terms of the NBC Preferred Shares which are included as Appendix F and Appendix G, as applicable, and a number of other factors, including, without limitation, those listed under “Reasons for the Recommendation”, and after receiving outside legal advice, the Special Committee has unanimously determined that the Proposed Amendments are in the best interests of CWB.

The Special Committee unanimously recommended to the Board, on the basis of the foregoing, that the Board recommend that the CWB Preferred Shareholders tender a vote IN FAVOUR of the Amendment Resolutions.

Recommendation of the Board

The Board, having taken into account such factors and matters as it considered relevant including, among other things, the recommendation of the Special Committee, and after receiving outside legal advice, has unanimously determined that the Proposed Amendments are in the best interests of CWB and resolved to recommend that the CWB Preferred Shareholders tender a vote IN FAVOUR of the Amendment Resolutions.

Accordingly, the Board unanimously recommends that CWB Preferred Shareholders tender a vote IN FAVOUR of the Amendment Resolutions.

In forming its recommendation, the Board considered a number of factors, including, without limitation, the recommendation of the Special Committee and the factors listed below under “Reasons for the Recommendation”. The Board based its recommendation upon the totality of the information presented to and considered by it in light of the knowledge of members of the Board of the business and after taking into account the advice of CWB’s outside legal advisor and the advice and input of management of CWB.

Reasons for the Recommendation

The Special Committee and the Board reviewed and considered a significant amount of information and a number of factors relating to the Proposed Amendment, with the benefit of advice from their outside legal advisors. The following is a summary of the principal reasons for the unanimous recommendation of the Special Committee and the Board that CWB Preferred Shareholders tender a vote IN FAVOUR of the Amendment Resolutions.

●	Maintenance of Existing Terms of Preferred Shares. The Proposed Amendments provide for the exchange of the Preferred Shares into NBC Preferred Shares with substantially the same rights, privileges, restrictions and conditions as the existing Preferred Shares. The terms of the NBC Preferred Shares are attached to this Circular as Appendix F and Appendix G. In particular, there will be no changes to the current fixed dividend rate, conversion and/or redemption dates. The Series 48 NBC Preferred Shares and Series 50 NBC Preferred Shares, if issued upon a conversion of the Series 47 NBC Preferred Shares or Series 49 NBC Preferred Shares, respectively, will have substantially the same rights, privileges, restrictions and conditions as the Series 6 Preferred Shares and the Series 10 Preferred Shares, respectively, including with respect to quarterly floating dividend rate calculations.

●	Credit Rating. As of the date hereof, NBC’s current preferred shares have been assigned a rating of Pfd-2 with a stable trend by DBRS Limited (“DBRS”), whereas the Preferred Shares are rated Pfd-3, under review by DBRS with positive implications. A “Pfd-2” rating is the second highest and a “Pfd-3” rating is the third highest of six categories available from DBRS for first preferred shares, which ranges from Pdf-1 to D.

●	Consent Fee. Each CWB Preferred Shareholder who validly tenders a vote in-person or by proxy at the Meeting, regardless of whether such vote is for or against the applicable Amendment Resolution, shall be entitled to receive a Consent Fee of $0.50 per Preferred Share, subject to the Proposed Amendments coming into force.

●	The Proposed Amendments Should Not Result in a Taxable Disposition. The adoption of the Proposed Amendments should not, in and of itself, give rise to any tax consequences under the Tax Act to a Non-Resident Holder. See “Certain Canadian Federal Income Tax Considerations”.

Interests of Certain Parties in Matters to be Acted Upon

In considering the recommendation of the Board and Special Committee with respect to the Proposed Amendments, CWB Preferred Shareholders should be aware that certain members of the Board and the Special Committee and of CWB’s management are holders of Preferred Shares and therefore have interests in connection with the Proposed Amendments that may create actual or potential conflicts of interest in connection with such Proposed Amendments. Each of the Board and the Special Committee is aware of these interests and considered them along with the other matters described above in “Recommendation of the Board” and “Recommendation of the Special Committee”.

Information Relating to CWB

Overview

CWB is a Schedule I chartered bank under the Bank Act and was formed effective November 1, 1987 through the amalgamation of Bank of Alberta (incorporated on March 22, 1984) and Western & Pacific Bank of Canada (incorporated on March 25, 1982). CWB has also amalgamated with two other financial institutions since 1987: Northwest Trust Company (effective December 31, 1994) and B.C. Bancorp (effective November 1, 1996). The Bank Act is the charter of CWB and governs its operations.

CWB’s head office is located at Suite 3000, Canadian Western Bank Place, 10303 Jasper Avenue NW, Edmonton, Alberta, T5J 3X6.

Information Respecting Directors and Executive Officers

The names of the directors and executive officers of CWB, the positions held by them with CWB and the designation and number of outstanding securities of CWB beneficially owned, directly or indirectly, or over which control or direction is exercised by each of them and, where known after reasonable enquiry, by their respective associates, as of October 16, 2024 are as follows:

Name	Position	CWB Common Shares	Options	PSUs	RSUs	DSUs	Series 5 Preferred Shares	Series 9 Preferred Shares
Andrew J. Bibby	Corporate Director	13,107	-	-	-	28,693	-	-
Maria Filippelli, FCPA, FCA	Corporate Director	8,009	-	-	-	26,938	-	-
Linda M.O. Hohol	Corporate Director	9,490	-	-	-	31,829	-	-
E. Gay Mitchell	Corporate Director	25,350	-	-	-	23,095	-	-
Sarah A. Morgan-Silvester	Corporate Director	11,650	-	-	-	49,210	-	-
Margaret J. Mulligan, FCPA, FCA	Corporate Director	9,000	-	-	-	46,944	-	-
Irfhan A. Rawji	Corporate Director	31,032	-	-	-	20,980	-	-
Ian M. Reid	Corporate Director	14,302	-	-	-	50,173	-	-
Christopher H. Fowler	President and Chief Executive Officer	167,653	379,461	108,854	-	-	-	1,800
R. Matthew Rudd, CPA, CA	Chief Financial Officer	23,760	76,075	29,699	-	-	-	600
Kelly S. Blackett	Chief People and Culture Officer	29,613	89,788	23,909	-	-	-	-
Trent A. Erickson	Senior Vice President, Credit Risk Management	4,900	22,409	10,708	1,638	-	-	-
Kelly M. Martin	Senior Vice President and Chief Internal Auditor	11,542	27,072	12,941	1,920	-	-	-
Stephen H.E. Murphy	Group Head, Commercial, Personal and Wealth	50,319	142,302	38,954	-	-	-	-
M. Carolina Parra	Chief Risk Officer	4,042	77,725	29,505	3,075	-	-	-
Monique M. Petrin Nicholson	Senior Vice President, General Counsel and Corporate Secretary	2,180	14,953	6,927	1,877	-	-	-
Jeffrey I.L. Wright	Group Head, Client Solutions and Specialty Businesses	7,380	67,973	23,893	1,070	-	-	-

Trading Price and Volume of CWB Shares

Preferred Shares

CWB’s common shares trade on the TSX under the symbol “CWB”. The Series 5 Preferred Shares and the Series 9 Preferred Shares trade on the TSX under the symbols “CWB.PR.B”, and “CWB.PR.D”, respectively. Certain circumstances or corporate transactions may require the approval of the holders of CWB common shares and CWB’s Preferred Shares on a separate class-by-class or series-by-series basis.

TSX Trading Data

The following tables sets forth, for the calendar periods indicated, the intraday high and low sale prices and composite volume of trading of the common shares of CWB and the Preferred Shares as reported on the TSX:

CWB Common Shares

	CWB Common Shares
	Price Range ($)
Period	High	Low	Volume
2023
September	$ 29.39	$ 27.25	7,665,018
October	$ 28.49	$ 26.65	7,156,757
November	$ 29.46	$ 27.32	5,065,645
December	$ 31.64	$ 29.25	6,702,401
2024
January	$ 30.87	$ 29.31	4,186,125
February	$ 29.68	$ 27.26	7,143,241
March	$ 29.07	$ 27.01	6,879,080
April	$ 28.20	$ 26.08	5,071,133
May	$ 27.61	$ 24.74	7,915,413
June	$ 44.00	$ 24.66	17,529,562
July	$ 48.37	$ 43.14	7,034,436
August	$ 52.80	$ 45.18	6,958,121
September	$ 54.50	$ 50.90	8,138,730
October 1-25	$ 57.43	$ 53.43	6,043,695

The closing price of the common shares of CWB on the TSX on October 25, 2024 was $56.59.

CWB Preferred Shares

The following table sets forth, for the calendar periods indicated, the intraday high and low sale prices and composite volume of trading of the Preferred Shares as reported on the TSX:

	Series 5 Preferred Shares			Series 9 Preferred Shares
	Price Range ($)			Price Range ($)
Period	High	Low	Volume	High	Low	Volume

2023
September	$ 18.50	$ 16.52	62,784	$ 24.83	$ 23.72	40,768
October	$ 18.20	$ 17.10	45,421	$ 24.70	$ 22.60	57,289
November	$ 19.34	$ 17.62	61,084	$ 24.60	$ 23.75	38,136
December	$ 18.70	$ 17.71	79,051	$ 24.50	$ 24.08	24,767
2024
January	$ 20.75	$ 18.33	168,822	$ 25.00	$ 24.19	31,262
February	$ 21.74	$ 20.09	102,334	$ 25.10	$ 24.67	36,120
March	$ 21.62	$ 20.87	293,246	$ 25.20	$ 24.75	45,442
April	$ 22.25	$ 21.25	333,751	$ 25.45	$ 24.89	68,813
May	$ 22.00	$ 21.39	155,326	$ 26.09	$ 25.30	53,912
June	$ 23.45	$ 21.40	173,136	$ 26.09	$ 25.00	66,872
July	$ 24.45	$ 23.25	254,912	$ 26.50	$ 25.71	65,916
August	$ 25.00	$ 24.00	133,490	$ 27.39	$ 26.15	60,091
September	$ 25.14	$ 24.70	125,840	$ 27.62	$ 27.00	35,507
October 1-25	$ 25.75	$ 24.75	84,086	$ 27.60	$ 26.85	25,401

The closing price of the Series 5 Preferred Shares on the TSX on October 25, 2024 was $25.03. The closing price of the Series 9 Preferred Shares on the TSX on October 25, 2024 was $26.85.

Dividend Policy and History

CWB Preferred Shareholders are entitled to receive dividends from CWB if, as and when declared by the Board after consideration of a number of factors including CWB’s operational results, financial condition and cash requirements. The Board has declared the following dividends in the preceding three financial years and the current year:

Quarter	Quarterly Dividend Declared per Series 5 Preferred Share ($)	Quarterly Dividend Declared per Series 9 Preferred Share ($)
Q1 FY2022	$0.2688125	$0.375
Q2 FY2022	$0.2688125	$0.375
Q3 FY2022	$0.2688125	$0.375
Q4 FY2022	$0.2688125	$0.375
Q1 FY2023	$0.2688125	$0.375
Q2 FY2023	$0.2688125	$0.375
Q3 FY2023	$0.2688125	$0.375
Q4 FY2023	$0.2688125	$0.375
Q1 FY2024	$0.2688125	$0.375
Q2 FY2024	$0.2688125	$0.375
Q3 FY2024	$0.3981875	$0.4781875
Q4 FY2024	$0.3981875	$0.4781875

Under the terms of the Transaction Agreement, CWB is entitled to declare and pay its regular quarterly dividend on the Preferred Shares prior to the closing of the Transaction if, as and when declared by the Board.

Prior Sales and Purchases

Share Repurchases

No Preferred Shares were repurchased within the 12 months prior to the date of this Circular.

CWB Shares Issued on Dividend Reinvestments

CWB has a dividend reinvestment plan whereby holders of (i) its common shares and (ii) the Preferred Shares who are resident in Canada can elect to receive their dividends as additional CWB common shares. Since October 31, 2023, 3,815 CWB common shares were issued to holders of the Preferred Shares in connection with the CWB dividend reinvestment plan.

Risk Factors

If the Transaction is not completed, CWB will continue to face the risks that it currently faces with respect to its affairs, business and operations and future prospects. Such risk factors are set forth and described in the “Risk Management” section of CWB’s 2023 Annual MD&A which can be found on SEDAR+ at www.sedarplus.com and which section is incorporated by reference herein. Readers are cautioned that such risk factors are not exhaustive. Copies of the information referred to in this section may be obtained by writing to CWB’s Corporate Secretary, Canadian Western Bank, Suite 3000, Canadian Western Bank Place, 10303 Jasper Avenue NW, Edmonton, Alberta, T5J 3X6 or via CWB’s website at www.cwbank.com.

CWB Documents Incorporated by Reference

The following documents filed by CWB with the Securities Authorities are specifically incorporated by reference in this Circular:

(1)	CWB’s annual information form dated December 7, 2023 for the year ended October 31, 2023;

(2)	CWB’s consolidated financial statements for the fiscal years ended October 31, 2023 and 2022, together with the independent auditor’s report thereon;

(3)	CWB’s management’s discussion and analysis as contained in CWB’s annual report for the year ended October 31, 2023;

(4)	CWB’s interim consolidated financial statements for the three and nine months ended July 31, 2024 and 2023;

(5)	CWB’s management’s discussion and analysis as contained in CWB’s report to the shareholders of CWB for the three and nine months ended July 31, 2024 and 2023;

(6)	CWB’s management proxy circular attached to its notice of annual meeting dated January 29, 2024 regarding CWB’s annual meeting of CWB’s common shareholders held on April 4, 2024;

(7)	the material change report of CWB dated June 17, 2024 in respect of the announcement of the Transaction;

(8)	the Transaction Agreement; and

(9)	the Transaction Circular.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded, for the purposes of this Circular, to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, or therein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement, or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Circular.

Copies of the documents incorporated herein by reference may be obtained by writing to CWB’s Corporate Secretary, Canadian Western Bank, Suite 3000, Canadian Western Bank Place, 10303 Jasper Avenue NW, Edmonton, Alberta, T5J 3X6 or via CWB’s website at www.cwbank.com. These documents are also available through the internet on SEDAR+ which can be accessed at www.sedarplus.com.

Any document of the type above or otherwise required by Item 11.1 of Form 44-101F1 – Short Form Prospectus to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, audited annual financial statements, management’s discussion and analysis and information circulars filed by CWB with applicable Securities Authorities in Canada on SEDAR+ at www.sedarplus.com after the date of this Circular and before the Meeting, are deemed to be incorporated by reference into this Circular.

Information Relating to NBC

The following sections of this Circular should be read in conjunction with the documents incorporated by reference in these sections and the information concerning NBC appearing elsewhere in this Circular.

Overview

NBC is a Canadian bank governed by the Bank Act and its head office is located at Place Banque Nationale, 800 Saint-Jacques Street, Montreal, Quebec, Canada, H3C 1A3.

NBC’s roots date back to 1859 with the founding of Banque Nationale in Quebec City. NBC’s current charter is the result of a series of amalgamations, first with Banque d’Hochelaga in 1924 to form Bank Canadian National, which then merged with The Provincial Bank of Canada in 1979 to form National Bank of Canada. In 1985, NBC acquired The Mercantile Bank of Canada. In 1992, NBC merged with National Bank Leasing Inc., its wholly owned Subsidiary.

For further information regarding NBC, refer to NBC’s filings with Securities Authorities, which may be obtained through the SEDAR+ website at www.sedarplus.com.

Description of Share Capital

As at July 31, 2024, the NBC’s authorized share capital consisted of an unlimited number of common shares, which may be issued for such consideration as the directors of NBC may determine, an unlimited number of first preferred shares, provided that the first preferred shares outstanding at any time shall have been issued for an aggregate consideration of not more than $7,500,000,000 or the equivalent thereof in foreign currencies, and 15,000,000 second preferred shares, which may be issued for an aggregate consideration of not more than $300,000,000 or the equivalent in foreign currencies.

NBC’s common shares are listed and traded on the TSX under the symbol “NA”. NBC’s first preferred shares, Series 30, 32, 38, 40 and 42 are listed and traded on the TSX under the symbols “NA.PR.S”, “NA.PR.W”, “NA.PR.C”, “NA.PR.E” and “NA.PR.G”, respectively.

As at July 31, 2024, the issued share capital of NBC consisted of 340,522,825 NBC common shares, 66,000,000 first preferred shares of NBC and 1,500,000 limited recourse capital notes.

In connection with the Transaction, NBC distributed 9,262,500 subscription receipts (“Subscription Receipts”) of NBC at a price of $112.30 per Subscription Receipt pursuant to a public offering and concurrent private placement. Each Subscription Receipt entitles the holder thereof to receive automatically upon closing of the Transaction, without any action on the part of the holder and without payment of additional consideration, (i) one NBC common share, and (ii) a cash payment equal to the amount per NBC common share of any cash dividends declared by NBC and for which the record date falls within the period commencing on June 17, 2024 to (but excluding) the last day the Subscription Receipts are outstanding (less applicable withholding Taxes, if any).

Ratings

The outstanding preferred shares of NBC are currently assigned a rating of “Pfd-2” by DBRS. A “Pfd-2” rating is the second highest of six categories available from DBRS for first preferred shares, which ranges from Pdf-1 to D. A reference to “high” or “low” reflects the relative standing within the rating category.

The outstanding preferred shares of NBC are currently assigned a rating of “Ba1 (hyb)” (under review for upgrade) by Moody’s Canada Inc. (“Moody’s”). A “Ba” rating by Moody’s is the fifth highest of the nine categories used by Moody’s. The modifier “1” indicates that the obligation ranks at the higher of the “Ba” rating category. The “hyb” indicator signals the potential for ratings volatility due to less predictable exogenous (and often non-credit linked) factors such as regulatory and/or government intervention coupled with a hybrid’s equity-like features.

The outstanding preferred shares of NBC are currently assigned a rating of “P-3 (High)” by S&P Global Ratings, acting through S&P Global Ratings Canada, a business unit of S&P Global Canada Corp (“S&P”), using the S&P Canadian scale for first preferred shares and are expected to be assigned a rating of “BB+” using S&P’s global scale for first preferred shares. The “P-3” rating is the third highest of the eight categories used by S&P on its Canadian first preferred share scale. The “BB” rating is the fourth highest of the nine categories used by S&P on its global scale. A reference to “high” or “low” or “+/-” reflects the relative standing within the rating category.

NBC made payments to DBRS, Moody’s and S&P in connection with the assignment of ratings on its rated instruments. In addition, NBC has or may have made payments in respect of certain other services provided to NBC by each of such rating agencies during the last two years.

Credit ratings are intended to provide investors with an independent measure of credit quality of any issue of securities and are indicators of the likelihood of the payment capacity and willingness of a company to meet its financial commitment on an obligation in accordance with the terms of the obligation. The credit ratings accorded to securities by the rating agencies are not recommendations to purchase, hold or sell the securities inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any rating will remain in effect for any given period of time or that any rating will not be revised or withdrawn entirely by a rating agency in the future if in its judgment circumstances so warrant, and if any such rating is so revised or withdrawn, NBC is under no obligation to update this Circular. Holders of Preferred Shares should consult the relevant rating organization with respect to the interpretation and implications of the foregoing ratings.

Trading Price and Volume of NBC Shares

The NBC common shares and the NBC first preferred shares Series 30, 32, 38, 40 and 42 are listed on the TSX under the symbols “NA”, “NA.PR.S”, “NA.PR.W”, “NA.PR.C”, “NA.PR.E” and “NA.PR.G”, respectively.

The following tables set out, for the period indicated the reported high and low quotations and the aggregate volume of trading of the shares on the TSX.

Common Shares (NA)

	NBC Common Shares
	Price Range ($)
Period	High	Low	Volume
2023
October	$90.52	$84.27	25,914,405
November	$92.02	$85.46	20,673,962
December	$101.75	$91.44	51,061,352
2024
January	$104.16	$98.04	29,932,540
February	$108.17	$100.47	18,735,732
March	$115.14	$105.68	53,058,580
April	$114.05	$109.67	44,182,986
May	$116.81	$110.01	35,207,272
June	$118.77	$105.43	48,539,306
July	$115.96	$107.70	37,406,209
August	$127.22	$110.50	24,360,974
September	$128.67	$123.00	45,637,599
October 1-25	$132.67	$126.48	32,388,200

The closing price of the NBC common shares on the TSX on October 25, 2024, was $131.67

First Preferred Shares Series 30 (NA.PR.S)

	NBC First Preferred Shares Series 30
	Price Range ($)
Period	High	Low	Volume
2023
October	$18.37	$17.53	155,514
November	$19.94	$17.90	382,961
December	$19.71	$18.55	324,527
2024
January	$20.64	$19.15	367,179
February	$21.21	$20.51	370,302
March	$22.85	$21.00	585,384
April	$23.47	$22.65	713,843
May	$24.10	$23.17	451,390
June	$24.15	$22.81	460,861
July	$24.45	$23.62	277,724
August	$25.50	$24.16	187,276
September	$25.31	$24.90	180,950
October 1-25	$25.24	$24.75	132,891

The closing price of the NBC first preferred shares Series 30 on the TSX on October 25, 2024, was $24.85.

First Preferred Shares Series 32 (NA.PR.W)

	NBC First Preferred Shares Series 32
	Price Range ($)
Period	High	Low	Volume
2023
October	$17.08	$15.75	135,883
November	$17.36	$15.88	73,069
December	$18.05	$16.83	138,065
2024
January	$19.24	$17.50	93,774
February	$19.50	$18.80	287,322
March	$21.61	$19.08	225,254
April	$22.13	$20.84	327,538
May	$22.51	$21.75	305,652
June	$22.39	$19.31	364,224
July	$22.79	$21.91	251,643
August	$23.88	$22.10	153,072
September	$23.25	$22.94	786,841
October 1-25	$23.29	$22.65	152,065

The closing price of the NBC first preferred shares Series 32 on the TSX on October 25, 2024, was $23.20.

First Preferred Shares Series 38 (NA.PR.C)

	NBC First Preferred Shares Series 38
	Price Range ($)
Period	High	Low	Volume
2023
October	$24.55	$23.51	133,865
November	$25.15	$23.80	146,648
December	$25.75	$25.09	367,064
2024
January	$25.80	$25.20	574,195
February	$25.64	$25.00	117,914
March	$25.65	$25.00	120,813
April	$25.75	$25.00	256,749
May	$25.80	$25.40	363,800
June	$25.70	$25.00	245,814
July	$26.20	$25.41	271,334
August	$26.34	$25.80	138,879
September	$26.43	$26.10	246,321
October 1-25	$26.39	$25.55	156,511

The closing price of the NBC first preferred shares Series 38 on the TSX on October 25, 2024, was $25.75.

First Preferred Shares Series 40 (NA.PR.E)

	NBC First Preferred Shares Series 40
	Price Range ($)
Period	High	Low	Volume
2023
October	$20.38	$18.73	107,166
November	$21.35	$18.93	103,729
December	$21.79	$20.26	177,869
2024
January	$21.98	$21.30	118,560
February	$22.38	$21.92	111,992
March	$23.10	$21.93	66,967
April	$23.10	$22.01	312,232
May	$24.23	$23.04	245,673
June	$24.30	$23.01	131,519
July	$24.52	$23.42	486,884
August	$25.10	$24.25	217,975
September	$24.97	$24.51	148,403
October 1-25	$25.00	$24.50	158,369

The closing price of the NBC first preferred shares Series 40 on the TSX on October 25, 2024, was $24.55.

First Preferred Shares Series 42 (NA.PR.G)

	NBC First Preferred Shares Series 42
	Price Range ($)
Period	High	Low	Volume
2023
October	$22.79	$21.65	231,836
November	$24.40	$21.90	171,645
December	$24.99	$24.09	298,634
2024
January	$25.25	$24.37	160,256
February	$25.18	$24.04	263,525
March	$25.60	$24.62	239,604
April	$25.55	$24.90	359,354
May	$25.58	$25.05	264,093
June	$25.69	$24.94	161,964
July	$25.72	$25.13	164,973
August	$26.40	$25.35	187,617
September	$26.14	$25.81	107,958
October 1-25	$26.16	$25.58	32,134

The closing price of the NBC first preferred shares Series 42 on the TSX on October 25, 2024, was $25.85.

Prior Sales

NBC has not issued any first preferred shares or any other securities convertible into, or exchangeable for, first preferred shares of NBC during the 12-month period prior to the date of this Circular.

Risk Factors

An investment in the NBC Preferred Shares and its other securities is subject to certain risks. Investors should carefully consider the risk factors described under the heading “Risk Factors” in the annual information form of NBC dated November 30, 2023 for the year ended October 31, 2023 and under the heading “Risk Management” in the management discussion and analysis of for the three and nine months ended July 31, 2024, and for the year ended October 31, 2023 both of which are incorporated by reference in this Circular, as well as the risk factors set forth in the Transaction Circular. Readers are cautioned that such risk factors are not exhaustive and additional risks and uncertainties, including those currently unknown or not considered material to NBC, may also adversely affect the Transaction or NBC.

Auditors, Transfer Agent and Registrar

The auditors of NBC are Deloitte LLP. The transfer agent and registrar for the NBC Preferred Shares is Computershare Trust Company of Canada, 100 University Avenue, 8th floor, Toronto, Ontario M5J 2Y1.

NBC Documents Incorporated by Reference

Information regarding NBC has been incorporated by reference in this Circular from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference regarding NBC may be obtained on request without charge from Investor Relations, National Bank of Canada, National Bank Place, 800 Saint-Jacques Street, Montréal, Québec H3C 1A3, (1-866-517-5455) or may be obtained through the SEDAR+ website at www.sedarplus.com.

The following documents, filed with the various Securities Authorities in certain of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this Circular:

(1)	the annual information form of NBC dated November 30, 2023 for the year ended October 31, 2023;

(2)	the audited annual consolidated financial statements of NBC as at and for the years ended October 31, 2023 and 2022, together with the independent auditor’s report thereon issued to the shareholders of NBC;

(3)	the management’s discussion and analysis of NBC for the years ended October 31, 2023 and 2022 as contained in the annual report of NBC for the year ended October 31, 2023;

(4)	the unaudited interim condensed consolidated financial statements of NBC for the three and nine-month periods ended July 31, 2024, which include comparative unaudited interim condensed consolidated financial statements for the three and nine-month periods ended July 31, 2023;

(5)	the management’s discussion and analysis of NBC for the three and nine-month period ended July 31, 2024 as contained in NBC’s report to shareholders for the three and nine-month periods ended July 31, 2024;

(6)	the management proxy circular of NBC dated February 20, 2024 in connection with the annual and special meeting of holders of common shares of NBC and the special meeting of holders of first preferred shares of NBC held on April 19, 2024; and

(7)	the material change report of NBC dated June 12, 2024 in respect of the Transaction.

Any documents of the type described in Section 11.1 of Form 44-101F1 – Short Form Prospectus filed by NBC with any Securities Authorities in Canada subsequent to the date of this Circular and prior to the Exchange will be deemed to be incorporated by reference in this Circular. NBC is not aware of any information that indicates any material change in its affairs since the date of its last published interim financial statements.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of this Circular to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set out in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Circular.

Information contained in or otherwise accessed through the NBC website (www.NBC.ca), or any other website, does not form part of this Circular. All such references to NBC’s website are inactive textual references only.

Regulatory Matters

Resale of Securities

The issuance of the NBC Preferred Shares in connection with the Exchange will constitute a distribution of securities which will be exempt from the prospectus requirements of applicable Canadian Securities Laws. The first trade of NBC Preferred Shares received pursuant to the Exchange will be exempt from the prospectus requirements of applicable Canadian Securities Laws, provided that: (i) NBC is and has been a reporting issuer in a jurisdiction of Canada for four months immediately preceding the trade; (ii) such trade is not a control distribution as defined in National Instrument 45-102 – Resale of Securities; (iii) no unusual effort is made to prepare the market or to create a demand for the NBC Preferred Shares; (iv) no extraordinary commission or consideration is paid to a person or company in respect of such trade; and (v) if the selling security holder is an insider or officer of NBC, the selling security holder has no reasonable grounds to believe that NBC is in default under Canadian Securities Laws.

Certain Canadian Federal Income Tax Considerations

The following is a summary of the principal Canadian federal income tax considerations of the receipt of the Consent Fee, the adoption of the Proposed Amendments and the Exchange under the Income Tax Act (Canada) and the regulations thereunder, as amended (the “Tax Act”), generally applicable to a beneficial owner of Preferred Shares who, for purposes of the Tax Act, and at all relevant times: (i) holds the Preferred Shares, and will hold any NBC Preferred Shares received pursuant to the Exchange, as capital property, (ii) deals at arm’s length with each of CWB and NBC, and (iii) is not affiliated with CWB or NBC (a “Holder”). Generally, the Preferred Shares and NBC Preferred Shares will be capital property to a Holder for the purposes of the Tax Act provided the Holder does not hold such shares in the course of carrying on a business of buying and selling securities and has not acquired such shares in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based on the current provisions of the Tax Act in force as of the date hereof and counsel’s understanding of the existing case law and the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (“Tax Proposals”) and assumes that all Tax Proposals will be enacted in the form proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any other changes in Law or administrative policy or assessing practice, whether by judicial, governmental or legislative action or decisions or changes in the administrative policies or assessing practices of the CRA, nor does it take into account other federal tax considerations or any provincial, territorial or foreign income tax legislation or considerations, which may differ materially from those described in this summary.

This summary is not applicable to a Holder (i) that is a “financial institution”, as defined in the Tax Act for the purposes of the mark-to-market rules, (ii) an interest in which would be a “tax shelter investment”, as defined in the Tax Act, (iii) that is a “specified financial institution”, as defined in the Tax Act, (iv) that has made a “functional currency” election under section 261 of the Tax Act, (v) that has, or will, enter into a “derivative forward agreement”, “synthetic disposition arrangement” or a “dividend rental arrangement”, as each such term is defined in the Tax Act, in respect of their Preferred Shares or any NBC Preferred Shares received pursuant to the Exchange, (vi) that is exempt from tax under Part I of the Tax Act, or (vii) who has acquired Preferred Shares on the exercise of an option or through another equity based employment compensation arrangement. Such Holders should consult their own tax advisors.

This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice or representations to any particular Holder. This summary is not exhaustive of all Canadian federal income tax considerations applicable to the receipt of the Consent Fee, the adoption of the Proposed Amendments, the Exchange and the holding and disposition of NBC Preferred Shares. Accordingly, CWB Preferred Shareholders should consult their own tax advisors having regard to their own circumstances.

Currency Conversion

For purposes of the Tax Act, all amounts (including amounts related to the acquisition, holding or disposition of Preferred Shares or NBC Preferred Shares, such as dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars, and amounts denominated in a currency other than the Canadian dollar generally must be converted into Canadian dollars using the applicable rate of exchange (for purposes of the Tax Act) quoted by the Bank of Canada on the date such amount arose, or such other rate of exchange as is acceptable to the CRA.

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax convention, is, or is deemed to be, resident in Canada (a “Resident Holder”).

Certain Resident Holders may be entitled to make or may have already made the irrevocable election permitted by subsection 39(4) of the Tax Act, the effect of which may be to deem to be capital property any Preferred Shares or NBC Preferred Shares (and all other “Canadian securities”, as defined in the Tax Act) owned by such Resident Holders in the taxation year in which the election is made and in all subsequent taxation years. Resident Holders whose Preferred Shares might not otherwise be considered to be capital property should consult their own tax advisors as to whether this election is available or advisable in their own particular circumstances.

Additional considerations, not discussed herein, may be applicable to a Resident Holder that is a corporation resident in Canada (or a corporation that does not deal at arm’s length for purposes of the Tax Act, with a corporation resident in Canada) and is, or becomes, controlled by a non-resident Person or group of non-resident Persons for the purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Resident Holders should consult their own tax advisors.

Receipt of Consent Fee

While there is no authority addressing directly the Canadian tax treatment of the receipt of the Consent Fee, a Resident Holder who receives the Consent Fee will generally be required to include the amount of such Consent Fee in computing the income of the Resident Holder for the taxation year in which such Consent Fee is received. Resident Holders should consult their own tax advisors having regard to their own particular circumstances.

Proposed Amendments

The Proposed Amendments should not, in and of themselves, result in a disposition of the Preferred Shares for Canadian tax purposes. Resident Holders should consult their own tax advisors in relation to the Proposed Amendments.

The Exchange

Pursuant to the Exchange, a Resident Holder’s Preferred Shares will be automatically transferred to NBC in exchange for newly issued NBC Preferred Shares.

A Resident Holder will be deemed to have disposed of such Preferred Shares in exchange for NBC Preferred Shares pursuant to the Exchange under a tax-deferred share-for-share exchange under subsection 85.1(1) of the Tax Act, unless: (i) such Resident Holder chooses to recognize a capital gain (or capital loss) in its income Tax Return for the year in which the exchange occurs, as described below or (ii) immediately after the exchange, such Resident Holder, persons with whom the Resident Holder does not deal with at arm’s length for purposes of the Tax Act, or the Resident Holder together with all such persons, either controls NBC or beneficially owns shares of the capital stock of NBC having a fair market value of more than 50% of the fair market value of all outstanding shares of the capital stock of NBC. No portion of the Consent Fee payable to certain holders of Preferred Shares should be considered to be received by them as consideration for the disposition of their Preferred Shares, as set out above under “Receipt of Consent Fee”.

More specifically, if section 85.1 of the Tax Act applies (and the Resident Holder does not choose to recognize a capital gain (or capital loss) in respect of the exchange, as described in the following paragraph), such Resident Holder generally will be deemed to have disposed of the Resident Holder’s Preferred Shares for proceeds of disposition equal to the adjusted cost base of such shares immediately before the exchange and will be deemed to have acquired the NBC Preferred Shares received on the Exchange at a cost equal to that same amount.

A Resident Holder may choose to recognize all of the capital gain (or capital loss) in respect of the exchange of Preferred Shares for NBC Preferred Shares under the Exchange by including such capital gain (or capital loss) in its income Tax Return for the taxation year in which the exchange takes place. In such event, the Resident Holder will be considered to have disposed of the Preferred Shares for proceeds of disposition equal to the fair market value of the NBC Preferred Shares received on the exchange. Such Resident Holder will realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to such Resident Holder of the Preferred Shares so exchanged immediately before the Exchange. Such capital gain (or capital loss) will be subject to the tax treatment described below under “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Taxation of Capital Gains and Capital Losses” and “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Additional Refundable Tax”. Any Resident Holder that chooses to recognize a capital gain (or capital loss) will acquire the NBC Preferred Shares at a cost equal to the fair market value of such NBC Preferred Shares received on the Exchange.

Taxation of Capital Gains and Capital Losses

Subject to Tax Proposals released on September 23, 2024 by way of a “Notice of Ways and Means Motion to introduce a bill entitled An Act to amend the Income Tax Act and the Income Tax Regulations and Explanatory Notes” (the “NWMM”) regarding the treatment of capital gains and capital losses (discussed below), generally, one-half of any capital gain realized by a Resident Holder in a taxation year will be included in computing the Resident Holder’s income in that taxation year as a taxable capital gain (a “taxable capital gain”) and, generally, one-half of any capital loss realized by a Resident Holder in a taxation year (an “allowable capital loss”) will be deducted from taxable capital gains realized by the Resident Holder in the same taxation year, in accordance with the rules contained in the Tax Act. Allowable capital losses in excess of taxable capital gains realized by a Resident Holder in a particular taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized by the Resident Holder in such taxation years, to the extent and under the circumstances described in the Tax Act.

The NWMM, would, subject to certain transitional rules, generally have the effect of increasing the capital gains inclusion rate (i.e., the portion of any capital gain that is a taxable capital gain) in respect of capital gains realized on or after June 25, 2024 from one-half to two-thirds in respect of capital gains realized (i) by a Resident Holder that is an individual (including certain specified trusts), including capital gains realized indirectly through a trust or partnership, in a taxation year (or, in the case of the 2024 taxation year, the portion of the year beginning on June 25, 2024) that exceed $250,000 (net of current-year capital losses, capital losses of other years applied to reduce current-year capital gains, and capital gains subject to certain statutory exemptions, and subject to certain limitations where a stock option benefit deduction is claimed by the individual), and (ii) by a Resident Holder that is a corporation or trust (excluding certain specified trusts). The one-half inclusion rate for capital gains will continue to apply to individuals (other than certain specified trusts) up to a maximum of $250,000 of net capital gains realized in any taxation year. Under the NWMM, two-thirds of capital losses (including capital losses realized prior to June 25, 2024) will in effect be deductible against capital gains included in income at the two-thirds inclusion rate such that a capital loss will offset an equivalent capital gain regardless of the inclusion rate (additional adjustments would be required where the capital gains have been subjected to an effective inclusion rate of one-half rather than the basic inclusion rate of two-thirds). Resident Holders should consult their own tax advisors regarding the possible implications of the proposed change in the capital gains inclusion rate in their particular circumstances.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a share may be reduced by the amount of any dividends previously received (or deemed to be received) by the Resident Holder on such share (or another share where the share has been acquired in exchange for such other share) to the extent and under the circumstances prescribed by the Tax Act. Similar rules may apply where a share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Resident Holders should consult their own advisors.

Capital gains realized by an individual or a trust (other than certain specified trusts) may give rise to alternative minimum tax as calculated under the detailed rules set out in the Tax Act. Significant changes to the alternative minimum tax provisions in the Tax Act were enacted through Bill C-69, which received royal assent on June 20, 2024. Resident Holders should consult their own tax advisors with respect to the minimum tax provisions.

Additional Refundable Tax

A Resident Holder that is throughout the taxation year a “Canadian-controlled private corporation” as defined in the Tax Act, or, at any time in the taxation year, a “substantive CCPC” as defined in Tax Act, may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” as defined in the Tax Act, including taxable dividends, interest and taxable capital gains. Resident Holders who are corporations should consult their own tax advisors including regarding the possible implication of recent amendments to the Tax Act regarding “substantive CCPCs” in their particular circumstances.

Post Exchange

Dividends on NBC Preferred Shares

A Resident Holder will be required to include in computing its income for a taxation year any dividends received (or deemed to be received) on the NBC Preferred Shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit applicable to any dividends designated by NBC as an “eligible dividend” as defined in, and in accordance with the provisions of, the Tax Act. There may be restrictions under the Tax Act on NBC’s ability to designate any dividend as an eligible dividend.

The NBC Preferred Shares will be “taxable preferred shares” as defined in the Tax Act for purposes of the tax under Part IV.1 of the Tax Act applicable to certain corporate Holders of the NBC Preferred Shares. The terms of the NBC Preferred Shares require NBC to make the necessary election under Part VI.1 of the Tax Act so that such corporate Holders will not be subject to tax under Part IV.1 of the Tax Act on dividends received (or deemed to be received) on the NBC Preferred Shares.

Taxable dividends received (or deemed to be received) by an individual or a trust (other than certain specified trusts) may give rise to alternative minimum tax as calculated under the detailed rules set out in the Tax Act. Significant changes to the alternative minimum tax provisions in the Tax Act were enacted through Bill C-69, which received royal assent on June 20, 2024. Resident Holders should consult their own tax advisors with respect to the minimum tax provisions.

A Resident Holder that is a corporation will include such dividends in computing its income and generally will be entitled to deduct the amount of such dividends in computing its taxable income, subject to all limitations under the Tax Act. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received or deemed to be received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” or a “subject corporation”, as each such term is defined in the Tax Act, may be liable to pay a tax (refundable in certain circumstances) under Part IV of the Tax Act on dividends received (or deemed to be received) on NBC Preferred Shares to the extent that such dividends are deductible in computing its taxable income.

Disposition of NBC Preferred Shares

A disposition or deemed disposition of NBC Preferred Shares by a Resident Holder (other than a disposition to NBC in circumstances other than a purchase by NBC in the open market in the manner in which shares are normally purchased by a member of the public in the open market) will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of the disposition, exceed (or are less than) the adjusted cost base to the holder of the NBC Preferred Shares immediately before the disposition. See “Certain Canadian Federal Income Tax Considerations –– Holders Resident in Canada – Taxation of Capital Gains and Capital Losses ” and “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Additional Refundable Tax” above.

Eligibility of NBC Preferred Shares for Investment

Provided the NBC Preferred Shares are listed on a “designated stock exchange” (which includes the TSX) within the meaning of the Tax Act, or NBC is otherwise a “public corporation” (other than a “mortgage investment corporation” as defined in the Tax Act) for purposes of the Tax Act, at the time the NBC Preferred Shares are issued pursuant to the Exchange, then based on the current provisions of the Tax Act, the NBC Preferred Shares will, at such time, be qualified investments under the Tax Act for trusts governed by a “deferred profit sharing plan”, a “registered retirement savings plan” (“RRSP”), a “registered retirement income fund” (“RRIF”), a “registered education savings plan” (“RESP”), a “registered disability savings plan” (“RDSP”), a “first home savings account” (“FHSA”) or a “tax-free savings account” (“TFSA”), and together with RRSP, RRIF, RESP, RDSP and FHSA, (the “Registered Plans”), and as each such term is defined in the Tax Act.

Notwithstanding that NBC Preferred Shares may be qualified investments for Registered Plans, the holder of a FHSA, TFSA or RDSP, the subscriber of a RESP or the annuitant under an RRSP or RRIF will be subject to a penalty tax on such shares if such shares are a “prohibited investment” (as defined in the Tax Act) for the particular Registered Plan. The NBC Preferred Shares will generally not be a “prohibited investment” for a Registered Plan provided that: (i) the holder, subscriber or annuitant, as the case may be, deals at arm’s length with NBC for purposes of the Tax Act and does not have a “significant interest”, as defined in the Tax Act, in NBC, or (ii) the NBC Preferred Shares are “excluded property”, as defined in subsection 207.01(1) of the Tax Act, for such Registered Plan. Resident Holders who intend to hold the NBC Preferred Shares in a Registered Plan should consult their own tax advisors in this regard.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder that, at all relevant times, for the purposes of the Tax Act and any applicable income tax convention (i) is not, and is not deemed to be, resident in Canada, (ii) does not use or hold, and is not deemed to use or hold, the Preferred Shares or NBC Preferred Shares received pursuant to the Exchange in a business carried on in Canada or deemed to be carried on in Canada, and (iii) is not an insurer that carried on an insurance business in Canada and elsewhere (a “Non-Resident Holder”).

Receipt of the Consent Fee

Any Consent Fee paid by CWB will be subject to any applicable withholding or deduction for taxes as required by law. The statutory rate of Canadian non-resident withholding applicable to the Consent Fee is 25% and such rate is not likely to be reduced under any applicable income tax convention between Canada and the Non-Resident Holder’s country of residence. Non-Resident Holders should consult their own tax advisors having regard to their own particular circumstances. CWB currently intends to withhold and deduct amounts pursuant to the Tax Act upon payment of any Consent Fee to Non-Resident Holders at the rate of 25% of the gross amount of the Consent Fee.

Proposed Amendments

The adoption of the Proposed Amendments should not, in and of itself, give rise to any tax consequences under the Tax Act to a Non-Resident Holder.

The Exchange

Pursuant to the Exchange, a Non-Resident Holder’s Preferred Shares will be automatically transferred to NBC in exchange for newly issued NBC Preferred Shares.

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on the exchange of Preferred Shares for NBC Preferred Shares pursuant to the Exchange, and may not recognize any capital loss realized, unless at the time of the exchange the Preferred Shares are, or are deemed to be, “taxable Canadian property” as defined in the Tax Act to such Non-Resident Holder and are not “treaty-protected property” as defined in the Tax Act. Generally, the Preferred Shares owned by a Non-Resident Holder will be treaty-protected property if the gain from the disposition of such Preferred Shares would, because of an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident, be exempt from tax under the Tax Act.

Generally, the Preferred Shares will not constitute taxable Canadian property to a Non-Resident Holder at a particular time provided that such shares are listed at that time on a designated stock exchange (which includes the TSX), unless at any particular time during the 60-month period that ends at that time, the following two conditions are met concurrently: (i)(a) the Non-Resident Holder, (b) Persons with whom the Non-Resident Holder did not deal with at arm’s length for purposes of the Tax Act, or (c) partnerships in which the Non-Resident Holder or a Person described in (b) holds a membership interest directly or indirectly through one or more partnerships, or one or any combination of the foregoing, owned 25% or more of the issued shares of any class or series of the capital stock of CWB, and (ii) more than 50% of the fair market value of the Preferred Shares was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) “Canadian resource properties” as defined in the Tax Act, (c) “timber resource properties” as defined in the Tax Act, and (d) options in respect of, or interests in, or for civil law rights in, property described in any of items (a) to (c), whether or not the property exists. Notwithstanding the foregoing, in certain other circumstances set out in the Tax Act, Preferred Shares could also be deemed to be taxable Canadian property.

If the Preferred Shares are taxable Canadian property to a Non-Resident Holder at the time of the Exchange, and are not treaty-protected property, the Non-Resident Holder will realize a capital gain (or capital loss) generally in the circumstances and computed in the manner described above under “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – The Exchange” as if the Non-Resident Holder were a Resident Holder, subject to the discussion in the next paragraph.

A Non-Resident Holder may be entitled to the automatic tax deferral provisions of section 85.1 of the Tax Act if such Non-Resident Holder satisfies the conditions described under the heading “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – The Exchange” and is not a “foreign affiliate” of a taxpayer resident in Canada that has included any portion of the gain (or loss) otherwise determined in its “foreign accrual property income” (as each such term is defined in the Tax Act). If section 85.1 of the Tax Act applies, the NBC Preferred Shares received in exchange for Preferred Shares that were taxable Canadian property to the Non-Resident Holder will be deemed to be taxable Canadian property to such Non-Resident Holder for a period of 60 months. Non-Resident Holders whose Preferred Shares may be taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances.

Post Exchange

Dividends on NBC Preferred Shares

Dividends paid or credited on the NBC Preferred Shares or deemed to be paid or credited on the NBC Preferred Shares to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend or deemed dividend subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax convention between Canada and the Non-Resident Holder’s country of residence. For example, where dividends are paid to or derived by a Non-Resident Holder who is a U.S. resident that is entitled to full benefits under the Canada-United States Income Tax Convention (1980), as amended, and is the beneficial owner of the dividends, the applicable rate of Canadian withholding tax generally is reduced to 15%.

Disposition of NBC Preferred Shares

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of NBC Preferred Shares, and may not recognize any capital loss realized, unless the NBC Preferred Shares are taxable Canadian property to the Non-Resident Holder for purposes of the Tax Act and the Non-Resident Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident. See the discussion regarding taxable Canadian property above under the heading “Certain Canadian Federal Income Tax Considerations – Holders Not Resident in Canada –The Exchange”.

Interests of Informed Persons in Material Transactions

To the knowledge of CWB, other than as disclosed in this Circular or the documents incorporated by reference herein, no “informed person” (as defined in National Instrument 51-102 — Continuous Disclosure Obligations) of CWB, or any associate or affiliate of any such informed person, has, had or would have any material interest, direct or indirect, in any transaction since the commencement of CWB’s most recently completed financial year or in any proposed transaction that has materially affected or would materially affect CWB or any of its Subsidiaries. See “Questions and Answers About the Meeting and Voting”.

Interests of Experts of CWB and NBC

The following persons, firms and companies have prepared certain sections of this Circular and/or appendices attached hereto as described below, or are named as having prepared or certified a report, statement or opinion described or included in, or incorporated by reference in, this Circular.

Name of Expert	Nature of Relationship
KPMG LLP (1)	Auditors of CWB
Deloitte LLP (2)	Auditors of NBC

Notes:

(1)	KPMG LLP has confirmed that they are independent with respect to CWB within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada, and any applicable legislation or regulations.

(2)	Deloitte LLP is independent of NBC within the meaning of the Code of Ethics of the Ordre des comptables professionnels agréés du Québec.

Additional Information

Additional Information

The information contained in this Circular is given as of October 24, 2024, except as otherwise indicated. Financial information is provided in CWB’s consolidated financial statements and management’s discussion and analysis for its most recently completed financial year and the most recent interim period ended July 31, 2024.

Additional information relating to CWB can be found on SEDAR+ at www.sedarplus.com. CWB Preferred Shareholders may contact CWB by mail by writing to CWB’s Corporate Secretary, Canadian Western Bank, Suite 3000, Canadian Western Bank Place, 10303 Jasper Avenue NW, Edmonton, Alberta, T5J 3X6 to request copies of CWB’s annual consolidated financial statements and management’s discussion and analysis.

Questions and Further Assistance

If you have any questions about the information contained in this Circular or require assistance in tendering your vote, please contact please contact National Bank Financial Inc., our Solicitation Agent, by telephone at 416-869-8660 or by email at CWB-capital-reorganization@nbc.ca, or Kingsdale Advisors, our Solicitation and Information Agent by telephone at 1-866-851-3215 (toll-free in North America) or 1-437-561-5012 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

Directors’ Approval

The content and the sending of the Notice of Special Meeting and this Circular to each CWB Preferred Shareholder entitled to receive notice of the Meeting and to the auditors of CWB, have been approved by the Board.

Dated at Edmonton, Alberta this 25th day of October, 2024.

By order of the Board,

(Signed) “Sarah Morgan-Silvester”

Sarah Morgan-Silvester, O.B.C
Chair of the Board of Directors
Canadian Western Bank

Appendix A

Glossary of Defined Terms

“affiliate” has the meaning ascribed thereto in National Instrument 45-106 – Prospectus Exemptions;

“allowable capital loss” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Taxation of Capital Gains and Capital Losses”;

“Amendment Resolutions” has the meaning ascribed thereto in the “Introduction”;

“Bank Act” means the Bank Act (Canada);

“Board” means the board of directors of CWB as constituted from time to time;

“Business Day” means any day, other than a Saturday, Sunday or any day on which major banks are closed for business in any of Edmonton, Alberta; Montréal, Quebec or Toronto, Ontario;

“Canadian Securities Laws” means the Securities Act (Alberta) and the applicable securities legislation of each of the provinces and territories of Canada and all published regulations, orders, rules, instruments, companion policies, policy statements and rulings issued thereunder or in relation thereto (including the rules and policies of the TSX), and all rules and requirements promulgated by CIRO, including, the Investment Dealer and Partially Consolidated Rules, the Mutual Fund Dealer Rules and the Universal Market Integrity Rules, as the same may hereafter be amended from time to time or replaced;

“CDS” means CDS Clearing and Depository Services Inc. or its nominee;

“CDSX” has the meaning ascribed thereto in the “Introduction”;

“Chair” means the Chair of the Board or chair of a committee of the Board;

“Circular” means the notices of the Meeting and accompanying management proxy circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management proxy circular, to be sent to CWB Preferred Shareholders and other Persons as required by Law in connection with the Meeting;

“CIRO” means the Canadian Investment Regulatory Organization;

“Consent Fee” has the meaning ascribed thereto in “Questions and Answers About the Proposed Amendments”;

“CRA” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations”;

“CWB” means Canadian Western Bank, a Schedule 1 chartered bank subject to the provisions of the Bank Act;

“CWB Disclosure Letter” means the disclosure letter dated the date of the Transaction Agreement and all schedules, exhibits and appendices thereto, delivered by CWB to NBC with the Transaction Agreement;

“CWB Preferred Shareholders” means collectively the Series 5 Preferred Shareholders and the Series 9 Preferred Shareholders, or, as the context requires, means any combination thereof (and each, a “CWB Preferred Shareholder”);

“DBRS” has the meaning ascribed thereto in “Reasons for the Recommendation”;

“Exchange” means the exchange of the Preferred Shares for the NBC Preferred Shares, at the option of CWB exercisable as a result of the adoption of the Proposed Amendments;

“FHSA” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Eligibility of NBC Preferred Shares for Investment”;

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, minister, ministry, governor in council, cabinet, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, supervisory, expropriation or taxing authority under or for the account of any of the foregoing, or (iv) any stock exchange;

“Holder” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations”;

“IFRS” means generally accepted accounting principles as set out in the CPA Canada Handbook – Accounting for an entity that prepares its financial statements in accordance with IFRS Accounting Standards, at the relevant time, applied on a consistent basis;

“including” means including without limitation, and “include” and “includes” each have a corresponding meaning;

“Intermediary” has the meaning ascribed thereto in “Introduction”;

“Law” means, with respect to any Person, any and all applicable law, constitution, treaty, convention, ordinance, by-law, code, rule, regulation, order, injunction, judgment, award, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, in each case, as amended unless expressly specified otherwise, including all Canadian Securities Laws;

“Meeting” means, collectively, the special meeting of Series 5 Preferred Shareholders, including any adjournment or postponement thereof, to be called and held to consider the Series 5 Amendment Resolution and for any other purpose as may be set out in this Circular and the special meeting of Series 9 Preferred Shareholders, including any adjournment or postponement thereof, to be called and held to consider the Series 9 Amendment Resolutions and for any other purpose as may be set out in this Circular;

“Minister” means the Minister of Finance (Canada);

“Moody’s” has the meaning ascribed thereto in “Information Relating to NBC – Ratings”;

“NBC” means National Bank of Canada, a Schedule 1 chartered bank subject to the provisions of the Bank Act;

“NBC Preferred Shares” means, collectively, the Series 47 NBC Preferred Shares and the Series 49 NBC Preferred Shares, as the context requires;

“Non-Registered (Beneficial) CWB Preferred Shareholder” has the meaning ascribed thereto in “Questions and Answers About the Meeting and Voting”;

“Non-Resident Holder” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations – Holders Not Resident in Canada”;

“Notice of Special Meeting” means, collectively, the Notice of Special Meeting of Series 5 Preferred Shareholders and the Notice of Special Meeting of Series 9 Preferred Shareholders that accompany this Circular;

“NWMM” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Taxation of Capital Gains and Capital Losses”;

“Order” means all applicable judgments, orders, writs, injunctions, rulings, decisions, assessments and binding directives, protocols, policies and guidelines having the force of law rendered by any Governmental Entity;

“Paying Agent” means Kingsdale Advisors;

“Person” includes any individual, partnership, limited partnership, association, corporation, company, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including a Governmental Entity), syndicate or other entity, whether or not having legal status;

“Preferred Shares” has the meaning ascribed thereto in the “Introduction”;

“Proposed Amendments” has the meaning ascribed thereto in the “Introduction”;

“Proxy Cut-Off Time” has the meaning ascribed thereto in the “Introduction”;

“RDSP” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Eligibility of NBC Preferred Shares for Investment”;

“Record Date” has the meaning ascribed thereto in “Questions and Answers About the Meeting and Voting”;

“Registered CWB Preferred Shareholder” has the meaning ascribed thereto in “Questions and Answers About the Meeting and Voting”;

“Registered Plans” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Eligibility of NBC Preferred Shares for Investment”;

“Required Approval” means, in the case of the Series 5 Proposed Amendments, the approval of at least two-thirds of the votes cast on the Series 5 Amendment Resolution by the Series 5 Preferred Shareholders, present in person or represented by proxy at the Meeting; and in the case of the Series 9 Proposed Amendments, the approval of at least two-thirds of the votes cast on the Series 9 Amendment Resolution by the Series 9 Preferred Shareholders, present in person or represented by proxy at the Meeting;

“Resident Holder” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Currency Conversion”;

“RESP” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Holders Resident in Canada – Eligibility of NBC Preferred Shares for Investment”;

“RRIF” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Eligibility of NBC Preferred Shares for Investment”;

“RRSP” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Eligibility of NBC Preferred Shares for Investment”;

“S&P” has the meaning ascribed thereto in “Information Relating to NBC – Ratings”;

“SEC” has the meaning ascribed thereto in “ Notice to CWB Preferred Shareholders in the United States”;

“Securities Authorities” means the Alberta Securities Commission and any other applicable securities commissions or securities regulatory authority of a province or territory of Canada;

“SEDAR+” means the System for Electronic Data Analysis and Retrieval + maintained on behalf of the Securities Authorities;

“Series 5 Amendment Resolution” has the meaning ascribed thereto in the “Introduction”;

“Series 5 Preferred Shareholders” means the registered and/or beneficial holders of issued and outstanding Series 5 Preferred Shares, as the context requires;

“Series 5 Preferred Shares” has the meaning ascribed thereto in the “Introduction”;

“Series 5 Proposed Amendments” has the meaning ascribed thereto in the “Introduction”;

“Series 6 Preferred Shares” means the floating rate First Preferred Shares Series 6 (Non-Viability Contingent Capital (NVCC)) of CWB;

“Series 9 Amendment Resolution” has the meaning ascribed thereto in the “Introduction”;

“Series 9 Preferred Shareholders” means the registered and/or beneficial holders of issued and outstanding Series 9 Preferred Shares, as the context requires;

“Series 9 Preferred Shares” has the meaning ascribed thereto in the “Introduction”;

“Series 9 Proposed Amendments” has the meaning ascribed thereto in the “Introduction”;

“Series 10 Preferred Shares” means the floating rate First Preferred Shares Series 10 (Non-Viability Contingent Capital (NVCC)) of CWB;

“Series 47 NBC Preferred Shares” has the meaning ascribed thereto in “Questions and Answers About the Proposed Amendments”;

“Series 48 NBC Preferred Shares” has the meaning ascribed thereto in “Questions and Answers About the Proposed Amendments”;

“Series 49 NBC Preferred Shares” has the meaning ascribed thereto in “Questions and Answers About the Proposed Amendments”;

“Series 50 NBC Preferred Shares” has the meaning ascribed thereto in “Questions and Answers About the Proposed Amendments”;

“Solicitation Agent” means National Bank Financial Inc.;

“Solicitation and Information Agent” means Kingsdale Advisors;

“Special Committee” has the meaning ascribed thereto in “Recommendation of the Special Committee”;

“Subscription Receipts” has the meaning ascribed thereto in “Information Relating to NBC – Description of Share Capital”;

“Subsidiaries” has the meaning ascribed thereto in the Securities Act (Alberta) and, in respect of CWB, includes those subsidiaries set forth in Section 8(a) of the CWB Disclosure Letter;

“Superintendent” means the Superintendent of Financial Institutions appointed pursuant to the Office of the Superintendent of Financial Institutions Act;

“Tabulation Agent” means Computershare Trust Company of Canada;

“Tax Act” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations”;

“Tax Proposals” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations”;

“Tax Returns” means any and all returns, reports, declarations, elections, notices, forms, designations, filings, and statements (whether in tangible, electronic or other form and including estimated tax returns and reports, withholding tax returns and reports, and information returns and reports) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto made, prepared, or filed with a Governmental Entity or required to be made, prepared, or filed with a Governmental Entity in respect of Taxes;

“taxable capital gain” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Taxation of Capital Gains and Capital Losses”;

“Taxes” means (i) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Entity, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers’ compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs and all employment insurance, health insurance and government pension plan premiums or contributions; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (i) above or this clause (ii); and (iii) any liability for the payment of any amounts of the type described in the immediately preceding clauses (i) or (ii) as a result of any obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party;

“TFSA” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Eligibility of NBC Preferred Shares for Investment”;

“Transaction” means the previously announced acquisition of all of the common shares of CWB by National Bank of Canada;

“Transaction Agreement” means the transaction agreement dated June 11, 2024, between NBC and CWB, together with the Schedules attached thereto, the NBC Disclosure Letter and the CWB Disclosure Letter, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms;

“Transaction Circular” means the notice of the Meeting and accompanying management proxy circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management proxy circular of CWB dated July 12, 2024;

“Transfer Agent” means Computershare Trust Company of Canada, 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1;

“TSX” means the Toronto Stock Exchange;

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Colombia;

“U.S. Exchange Act” has the meaning ascribed thereto in “Notice to CWB Preferred Shareholders in the United States”; and

“U.S. Securities Act” has the meaning ascribed thereto in “Notice to CWB Preferred Shareholders in the United States”.

Appendix B

Series 5 Amendment Resolution

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT.

1.	The amendments (the “Amendments”) to the provisions of the First Preferred Shares Series 5 (Non-Viability Contingent Capital (NVCC)) (the “Series 5 Preferred Shares”) of Canadian Western Bank (“CWB”) substantially in the form attached as Appendix D to the management proxy circular dated October 25, 2024 (the “Circular”) are confirmed;

2.	Any officer or director of CWB is hereby authorized and directed, for and on behalf of CWB, to execute or cause to be executed and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

3.	Notwithstanding the approval of this special resolution by the holders of Series 5 Preferred Shares, the directors of CWB are hereby authorized and empowered to, at their discretion, without notice to or approval of the shareholders of CWB not to proceed with the Amendments.

B-1

Appendix C

Series 9 Amendment Resolution

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	The amendments (the “Amendments”) to the provisions of the First Preferred Shares Series 9 (Non-Viability Contingent Capital (NVCC)) (the “Series 9 Preferred Shares”) of Canadian Western Bank (“CWB”) substantially in the form attached as Appendix E to the management proxy circular dated October 25, 2024 (the “Circular”) are confirmed.

2.	Any officer or director of CWB is hereby authorized and directed, for and on behalf of CWB, to execute or cause to be executed and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

3.	Notwithstanding the approval of this special resolution by the holders of Series 9 Preferred Shares, the directors of CWB are hereby authorized and empowered to, at their discretion, without notice to or approval of the shareholders of CWB not to proceed with the Amendments.

C-1

Appendix D

Amendments to Series 5 Preferred Share Terms

The provisions of the First Preferred Shares Series 5 (Non-Viability Contingent Capital (NVCC)) of Canadian Western Bank (the “Bank”) are hereby amended by adding as a new section 8(6) the following:

Automatic Exchange following Closing of the Transaction. Effective at 6:00 a.m. (Mountain time) on a date to be determined by the Bank and National Bank of Canada (“NBC”) within 180 days following closing of the Transaction (as defined in the transaction agreement made between NBC and dated June 11, 2024, as the same may be amended from time to time) (the “Transaction Exchange Time”), each outstanding Series 5 Preferred Shares shall be transferred automatically to NBC in exchange for one First Preferred Share Series 47 (Non-Viability Contingent Capital (NVCC)) of NBC, having the rights, privileges, restrictions and conditions set forth in Exhibit A, without further action by the holders thereof, by NBC or by the Bank; provided that the Bank shall give notice in writing thereof to the holders of the Series 5 Preferred Shares at least 15 days prior and not more than 60 days prior to the Transaction Exchange Time. Such notice shall be given by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder.

D-1

Appendix E

Amendments to Series 9 Preferred Share Terms

The provisions of the First Preferred Shares Series 9 (Non-Viability Contingent Capital (NVCC)) of Canadian Western Bank (the “Bank”) are hereby amended by adding as a new section 8(5) the following:

Automatic Exchange following Closing of the Transaction. Effective at 6:00 a.m. (Mountain time) on a date to be determined by the Bank and National Bank of Canada (“NBC”) within 180 days following closing of the Transaction (as defined in the transaction agreement made between the Bank and NBC and dated June 11, 2024, as the same may be amended from time to time) (the “Transaction Exchange Time”), each outstanding Series 9 Preferred Shares shall be transferred automatically to NBC in exchange for one First Preferred Share Series 49 (Non-Viability Contingent Capital (NVCC)) of NBC, having the rights, privileges, restrictions and conditions set forth in Exhibit A, without further action by the holders thereof, by NBC or by the Bank; provided that the Bank shall give notice in writing thereof to the holders of the Series 9 Preferred Shares at least 15 days prior and not more than 60 days prior to the Transaction Exchange Time. Such notice shall be given by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder.

E-1

Appendix F

NBC Preferred Shares into which Series 5 Preferred Shares are Exchangeable

NATIONAL BANK OF CANADA

First Preferred Shares Series 47

The following are the rights, privileges, restrictions and conditions (the “Series 47 Preferred Shares Provisions”), in addition to those rights, privileges, restrictions and conditions attaching to the First Preferred Shares without nominal or par value (the “First Preferred Shares”) as a class, attaching to the non-cumulative First Preferred Shares Series 47 (Non-Viability Contingent Capital (NVCC)) (the “Series 47 Preferred Shares”) of the Bank.

1.	Interpretation

(1) Defined Terms. In these Series 47 Preferred Shares Provisions:

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the Fixed Rate Calculation Date plus 2.76%.

“Bank” means National Bank of Canada and its successors and assigns.

“Bank Act” means the Bank Act (Canada).

“Bank Rate” means the minimum rate at which the Bank of Canada extends short-term advances to members of the Canadian Payments Association.

“Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR<INDEX> page on that service) for purposes of displaying Government of Canada Bond yields.

“Board of Directors” means the board of directors of the Bank.

“Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

“Business Day” means a day other than a Saturday, a Sunday or any other day which is a statutory or civic holiday in Calgary, Alberta.

“Capital Guidelines” means the Canadian bank regulatory guidelines issued by the Superintendent or other governmental authority in Canada concerning the maintenance of adequate capital reserves by Canadian chartered banks, including the Bank, from time to time.

“Cash Redemption Price” has the meaning attributed to it in subsection 3(2).

“Common Share Reorganization” has the meaning attributed to it in subsection 10(1).

“Common Shares” means the common shares of the Bank, and any other securities into which those shares may be changed or for which those shares may be exchanged (whether or not the Bank is the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a capital reorganization, merger or amalgamation of the Bank or comparable transaction affecting the common shares of the Bank.

“Contingent Conversion” has the meaning attributed to it in subsection 9(1).

“Contingent Conversion Formula” means:

(Multiplier x Preferred Share Conversion Value) ÷ Conversion Price = number of Common Shares into which each Series 47 Preferred Share shall be converted

“Conversion Price” means the greater of (i) the Floor Price and (ii) the Current Market Price of the Common Shares.

“Conversion Privilege” has the meaning attributed to it in paragraph 8(1)(a).

“Corporate Secretary” means the corporate secretary of the Bank.

“Current Market Price” of the Common Shares means the volume-weighted average trading price of the Common Shares on the Toronto Stock Exchange or, if not then listed on that exchange, on another exchange or market chosen by the Board of Directors on which the Common Shares are then traded, for the ten (10) consecutive Trading Days ending on the day immediately prior to the date of the Contingent Conversion, or, if no such trading prices are available, “Current Market Price” shall be the fair value of the Common Shares as reasonably determined by the Board of Directors.

“Depository” means CDS Clearing and Depository Services Inc. and its nominees, or any successor carrying on the business as a depository, which is approved by the Bank pursuant to subsection 13(1).

“Dividend Payment Date” means the last day of each of the months of January, April, July and October in each year.

“Election Notice” has the meaning attributed to it in paragraph 8(3)(a).

“Equivalent Support” means a form of support that enhances the Bank’s risk-based capital ratios or is funding that is provided on terms other than normal terms and conditions, provided that, for greater certainty, and without limitation, Equivalent Support does not include:

(a)	Emergency Liquidity Assistance provided by the Bank of Canada at or above the Bank Rate;

(b)	open bank liquidity assistance provided by the Canada Deposit Insurance Corporation at or above its cost of funds; and

(c)	support, including conditional, limited guarantees, provided by the Canada Deposit Insurance Corporation to facilitate a transaction, including an acquisition or amalgamation.

“First Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series 47 Preferred Shares Provisions.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.

“Floor Price” means $5.00, as such value may be adjusted in accordance with Section 10.

“Global Certificate” has the meaning attributed to it in subsection 13(1).

“Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Bank, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.

“Ineligible Government Holder” means any person who is the federal or a provincial government in Canada or agent or agency thereof, or the government of a foreign country or any political subdivision of a foreign country, or any agent or agency of a foreign government, in each case to the extent that the recording in the Bank’s securities register of a transfer or issue of any share of the Bank to such person would cause the Bank to contravene the Bank Act.

“Ineligible Person” means any person whose address is in, or whom the Bank or its Transfer Agent has reason to believe is a resident of, any jurisdiction outside of Canada to the extent that the issuance or delivery by the Bank to such person of Series 48 Preferred Shares or Common Shares, as the case may be, upon the exercise of rights of conversion or upon a Contingent Conversion (i) would require the Bank to take any action to comply with securities, banking or analogous laws of such jurisdiction or (ii) would give rise to a liability for withholding tax in connection with such issuance or delivery.

“Initial Fixed Dividend Rate” means 6.371% per annum.

“Initial Fixed Rate Period” means the period commencing ●, 2025 [NTD: beginning of quarter during which the exchange occurs.] and ending on and including April 30, 2029.

“Multiplier” means 1.0.

“OSFI” means the Office of the Superintendent of Financial Institutions Canada.

“Participant” has the meaning attributed to it in subsection 13(1).

“Preferred Share Conversion Value” means the par amount of $25.00 per Series 47 Preferred Share plus any declared but unpaid dividends in respect of such Series 47 Preferred Share.

“Redemption Date” has the meaning attributed to it in subsection 3(4).

“Redemption Notice” has the meaning attributed to it in subsection 3(4).

“Series 47 Conversion Date” has the meaning attributed to it in paragraph 8(1)(a).

“Series 47 Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series 47 Preferred Shares Provisions.

“Series 47 Preferred Shares Provisions” has the meaning attributed to it in the introductory paragraph to these terms and conditions attaching to the Series 47 Preferred Shares.

“Series 48 Preferred Shares” means the non-cumulative First Preferred Shares Series 48 of the Bank.

“Significant Shareholder” means any person who beneficially owns, directly or indirectly, through entities controlled by such person or persons associated with or acting jointly or in concert with such person (as determined in accordance with the Bank Act), shares of any class of the Bank in excess of 10% of the total number of outstanding shares of that class in contravention of the Bank Act.

“Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing May 1, 2029 and ending on and including April 30, 2034, and for each succeeding Subsequent Fixed Rate Period, the period commencing on the date immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including April 30 in the fifth year thereafter.

“Superintendent” means the Superintendent of Financial Institutions and any successor appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada).

“Tax Act” means the Income Tax Act (Canada).

“Trading Day” means, with respect to any stock exchange or market, a day on which shares may be traded through the facilities of that stock exchange or market.

“Transfer Agent” means Computershare Trust Company of Canada, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series 47 Preferred Shares.

“Trigger Event” has the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2 – Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

(a)	the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of the Series 47 Preferred Shares and all other contingent instruments issued by the Bank and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

(b)	a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or Equivalent Support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

“Voting Rights” has the meaning attributed to it in Section 7.

(2) Ranking of Shares. The expressions “in priority to”, “on a parity with”, “ranking equally with”, “ranking prior to” and “ranking junior to” and similar expressions refer to the order of priority only in payment of dividends or in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of the assets of the Bank for the purpose of winding-up its affairs.

(3) Holder. References to a “holder” in relation to Series 47 Preferred Shares means a registered holder of those shares.

(4) References to Statutes. Reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute.

(5) Other Payment Matters.

(a)	If any date on which any dividend on the Series 47 Preferred Shares is payable or on or by which any other action is required to be taken by the Bank under these Series 47 Preferred Shares Provisions is not a Business Day, then the dividend will be payable, or such other action will be required to be taken, on or by the next day that is a Business Day.

(b)	In the event of the non-receipt of a cheque by a holder of Series 47 Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Bank, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Bank, will issue to the holder a replacement cheque for the amount of the original cheque.

(c)	The Bank will be entitled to deduct or withhold from any amount payable to a holder of Series 47 Preferred Shares under these Series 47 Preferred Shares Provisions any amount required or permitted by law to be deducted or withheld from that payment.

(6) Currency Conversion. If it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars.

2.	Dividends

(1) Payment of Dividends.

(a)	The holders of Series 47 Preferred Shares will be entitled to receive, and the Bank will pay on the Series 47 Preferred Shares, as and when declared by the Board of Directors, but subject to the provisions of the Bank Act, non-cumulative preferential cash dividends at the rates and times herein provided.

(b)	During the Initial Fixed Rate Period, dividends on the Series 47 Preferred Shares shall be payable quarterly at the Initial Fixed Dividend Rate. Accordingly, on each Dividend Payment Date during the Initial Fixed Rate Period, the dividend payable, if declared, shall be equal to $0.3981875 per share.

(c)	During each Subsequent Fixed Rate Period, dividends on the Series 47 Preferred Shares shall, if declared, be in the amount per share per annum determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00, payable quarterly on each Dividend Payment Date in each 12-month period.

(d)	The Bank shall, in respect of each Subsequent Fixed Rate Period, calculate on each Fixed Rate Calculation Date the Annual Fixed Dividend Rate for such Subsequent Fixed Rate Period and shall, on the Fixed Rate Calculation Date, give written notice thereof to the then holders of Series 47 Preferred Shares by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder. Each such determination by the Bank of the Annual Fixed Dividend Rate shall, in the absence of manifest error, be final and binding upon the Bank and upon all holders of Series 47 Preferred Shares.

(e)	If the Board of Directors does not declare the dividends, or any part thereof, on the Series 47 Preferred Shares on or before the Dividend Payment Date for a particular period or quarter, then the entitlement of the holders of the Series 47 Preferred Shares to receive such, or to any part thereof, for such period or quarter will be forever extinguished.

(2) Method of Payment. Dividends on the Series 47 Preferred Shares will be paid by cheque of the Bank, in lawful money of Canada payable at par at any branch in Canada of a chartered bank or trust company, in the amount of the applicable dividend, rounded to the nearest whole cent ($0.01), less any tax required or permitted by law to be deducted or withheld by the Bank. The mailing by ordinary unregistered first class prepaid mail of such a cheque to a holder of Series 47 Preferred Shares to the address of the holder as it appears on the register of holders, or if the address of any such holder does not so appear, then to the last known address of such holder, on or before the fifth Business Day before the Dividend Payment Date will be deemed to be payment and will satisfy and discharge all liabilities for dividends payable on that Dividend Payment Date to the extent of the amount represented by the cheque (plus any tax required to be deducted or withheld from the payment) unless such cheque is not paid on due presentation. Dividends represented by a cheque which has not been duly presented for payment within six years after it was issued or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable and set apart for payment will be forfeited to the Bank. The Bank may pay dividends in any other manner as it may agree with any particular holder.

3.	Redemption

(1) No Redemption Before April 30, 2029. The Bank may not redeem any Series 47 Preferred Shares before April 30, 2029.

(2) Redemption On and After April 30, 2029. Subject to the provisions of the Bank Act and to the prior consent of the Superintendent, on April 30, 2029 and on April 30 in every fifth year thereafter, the Bank, upon giving notice as hereinafter provided, may redeem all, or from time to time any part, of the outstanding Series 47 Preferred Shares, at the option of the Bank, without the consent of the holders of Series 47 Preferred Shares, to be stipulated in the notice hereinafter provided, by the payment of an amount in cash for each such share to be redeemed of $25.00 together with any declared and unpaid dividends to the date fixed for redemption (the “Cash Redemption Price”).

(3) Partial Redemptions. In the case of partial redemptions, Series 47 Preferred Shares to be redeemed will be redeemed pro rata (disregarding fractions) or in any other manner that the Board of Directors in its sole discretion may determine, subject to approval of the Superintendent.

(4) Notice of Redemption. The Bank will give to each holder of Series 47 Preferred Shares to be redeemed a notice in writing of the intention of the Bank to redeem such shares (the “Redemption Notice”). The Redemption Notice must be given at least 30 days but not more than 60 days before the Redemption Date. The Redemption Notice must set out the number of Series 47 Preferred Shares held by the person to whom it is addressed which are to be redeemed, the Cash Redemption Price and the date on which the redemption is to occur (the “Redemption Date”).

(5) Method of Payment. The Bank will pay or cause to be paid to the holders of the Series 47 Preferred Shares to be redeemed the Cash Redemption Price, together with payment of any fractional interest, as the case may be, less any tax required or permitted by law to be deducted or withheld by the Bank, on presentation and surrender at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario, or at any other place or places within Canada designated in the Redemption Notice, of the certificate or certificates for the Series 47 Preferred Shares so called for redemption, together with such other documents as may be reasonably required to effect a transfer of the Series 47 Preferred Shares. Payment will be made by cheque payable at par at any branch in Canada of a chartered bank or trust company. If only a part of the Series 47 Preferred Shares represented by any certificate are redeemed, a new certificate for the balance will be issued at the expense of the Bank. Subject to subsection 3(6), from and after the date specified in any Redemption Notice, the Series 47 Preferred Shares called for redemption will be deemed to be redeemed and the holders of those Series 47 Preferred Shares will cease to be entitled to dividends and will not be entitled to exercise any of the rights of shareholders in respect of those Series 47 Preferred Shares unless payment of the Cash Redemption Price is not duly made by the Bank on presentation and surrender of the certificate or certificates representing the Series 47 Preferred Shares.

(6) Deposit of Redemption Price. At any time after the Redemption Notice is given, the Bank will have the right to deposit the Cash Redemption Price of any or all Series 47 Preferred Shares called for redemption with the Bank or with any chartered bank or trust company in Canada named in the Redemption Notice, including the Transfer Agent, to the credit of a special account for the respective holders of those Series 47 Preferred Shares to be paid on surrender to the Bank or that chartered bank or trust company of the certificate or certificates representing those Series 47 Preferred Shares. Any such deposit will constitute payment and satisfaction of the Cash Redemption Price of the Series 47 Preferred Shares for which the deposit is made and the rights of the holders of those shares will be limited to receiving the proportion (less any tax required or permitted by law to be deducted or withheld) of the Cash Redemption Price so deposited applicable to those shares, without interest, on presentation and surrender of the certificate or certificates representing the Series 47 Preferred Shares being redeemed. The Bank will be entitled to any interest on such deposit.

4.	Purchase for Cancellation

Subject to Section 6 and the provisions of applicable securities law, the rules of the Toronto Stock Exchange and the Bank Act, including the requirement for prior approval of the Superintendent, the Bank may purchase for cancellation at any time all or from time to time any part of the Series 47 Preferred Shares then outstanding in the open market at the lowest price or prices at which in the opinion of the Board of Directors such shares are obtainable.

5.	Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of assets of the Bank for the purpose of winding up its affairs, provided that a Contingent Conversion has not occurred, the holders of the Series 47 Preferred Shares will be entitled to receive $25.00 for each Series 47 Preferred Share held by them, plus any dividends declared and unpaid to the date of distribution, before any amounts are paid or any assets of the Bank are distributed to the holders of the Bank’s Common Shares or any shares ranking junior to the Series 47 Preferred Shares. After payment of those amounts, the holders of the Series 47 Preferred Shares will not be entitled to share in any further distribution of the property or assets of the Bank. If a Contingent Conversion has occurred, all Series 47 Preferred Shares shall have been converted into Common Shares which will rank on a parity with all other Common Shares.

6.	Restrictions on Dividends and Retirement of Shares

As long as any Series 47 Preferred Shares are outstanding, the Bank will not at any time, without the approval of the holders of the Series 47 Preferred Shares given as provided in Section 12:

(a)	declare, pay or set apart for payment any dividend on the Common Shares or any other shares ranking junior to the Series 47 Preferred Shares (other than share dividends payable in the form of shares ranking junior to the Series 47 Preferred Shares);

(b)	redeem, purchase or otherwise retire any of the Common Shares or any other shares ranking junior to the Series 47 Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Series 47 Preferred Shares);

(c)	redeem, purchase or otherwise retire less than all the Series 47 Preferred Shares; or

(d)	except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of preferred shares of the Bank, redeem, purchase or otherwise retire any other shares ranking on a parity with the Series 47 Preferred Shares;

unless, in each case, all dividends on the Series 47 Preferred Shares up to and including those payable on the Dividend Payment Date for the last completed period for which dividends are payable and in respect of which the rights of holders have not been extinguished, and all dividends then accrued on all other shares ranking prior to or on a parity with the Series 47 Preferred Shares up to the immediately preceding respective date or dates for payment and in respect of which the rights of holders of those shares have not been extinguished, have been declared and paid or set apart for payment.

7.	Voting Rights

Subject to applicable law, holders of Series 47 Preferred Shares will not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Bank unless and until the first time at which the Board of Directors has not declared the dividend in full on the Series 47 Preferred Shares in any quarter. In that event, the holders will be entitled to receive notice of and to attend only a meeting of shareholders at which directors are to be elected and will have one vote for each Series 47 Preferred Shares held (the “Voting Rights”). The Voting Rights of the holders of the Series 47 Preferred Shares will cease on payment by the Bank of the first dividend on the Series 47 Preferred Shares to which the holders are entitled under these Series 47 Preferred Shares Provisions after the time the Voting Rights first arose until such time as the Bank may again fail to declare the dividend in full on the Series 47 Preferred Shares in any quarter, in which event the Voting Rights will become effective again and so on from time to time.

8.	Conversion of Series 47 Preferred Shares

(1) Conversion at the Option of the Holder

(a)	Holders of Series 47 Preferred Shares shall have the right, at their option, on April 30, 2029 and on April 30 in every fifth year thereafter (a “Series 47 Conversion Date”), to convert, subject to the terms and provisions hereof and to the provisions of the Bank Act, all or any Series 47 Preferred Shares registered in their name into Series 48 Preferred Shares on the basis of one (1) Series 48 Preferred Share for each Series 47 Preferred Share. The Bank shall give notice in writing to the then holders of the Series 47 Preferred Shares of the conversion privilege provided for herein (the “Conversion Privilege”) and such notice shall (i) set out the Series 47 Conversion Date, (ii) include instructions to such holders as to the method by which such Conversion Privilege may be exercised, as described in this Section 8 and (iii) be given at least 30 days and not more than 60 days prior to the applicable Series 47 Conversion Date. On the 30th day prior to each Series 47 Conversion Date, the Bank shall give notice in writing to the then holders of the Series 47 Preferred Shares of the Annual Fixed Dividend Rate determined by the Bank for the succeeding Subsequent Fixed Rate Period and the Floating Quarterly Dividend Rate (as defined in the terms and conditions attaching to the Series 48 Preferred Shares) applicable to the Series 48 Preferred Shares for the next succeeding Quarterly Floating Rate Period (as defined in the terms and conditions attaching to the Series 48 Preferred Shares). Each such notice shall be given by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder.

(b)	If the Bank gives notice as provided in Section 3 to the holders of the Series 47 Preferred Shares of the redemption of all the Series 47 Preferred Shares, the Bank shall not be required to give notice as provided in this subsection 8(1) to the holders of the Series 47 Preferred Shares of an Annual Fixed Dividend Rate, a Floating Quarterly Dividend Rate applicable to the Series 48 Preferred Shares or of the Conversion Privilege and the right of any holder of Series 47 Preferred Shares to convert such Series 47 Preferred Shares as herein provided shall cease and terminate in that event.

(c)	Holders of Series 47 Preferred Shares shall not be entitled to convert their shares into Series 48 Preferred Shares on a Series 47 Conversion Date if the Bank determines that there would remain outstanding on the Series 47 Conversion Date less than 500,000 Series 48 Preferred Shares after taking into account all Series 47 Preferred Shares tendered for conversion into Series 48 Preferred Shares and all Series 48 Preferred Shares tendered for conversion into Series 47 Preferred Shares. The Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis, to all affected holders of Series 47 Preferred Shares at least seven (7) days prior to the applicable Series 47 Conversion Date and, subject to the provisions of Section 13, will issue and deliver, or cause to be delivered, prior to such Series 47 Conversion Date, at the expense of the Bank, to such holders of Series 47 Preferred Shares, who have surrendered for conversion any certificate or certificates representing Series 47 Preferred Shares, new certificates representing the Series 47 Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

(2) Automatic Conversion. If the Bank determines that there would remain outstanding on a Series 47 Conversion Date less than 500,000 Series 47 Preferred Shares after taking into account all Series 47 Preferred Shares tendered for conversion into Series 48 Preferred Shares and all Series 48 Preferred Shares tendered for conversion into Series 47 Preferred Shares, then, all, but not part, of the remaining outstanding Series 47 Preferred Shares shall automatically be converted into Series 48 Preferred Shares on the basis of one (1) Series 48 Preferred Share for each Series 47 Preferred Share on the applicable Series 47 Conversion Date and the Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis, to the holders of such remaining Series 47 Preferred Shares at least seven (7) days prior to the Series 47 Conversion Date.

(3) Manner of Exercise of Conversion Privilege

(a)	Subject to the provisions of Section 13, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than 30 days prior to a Series 47 Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding a Series 47 Conversion Date during usual business hours at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario at which the Series 47 Preferred Shares are transferable accompanied by: (1) payment or evidence of payment of the tax (if any) payable as provided in this subsection 8(3); and (2) the certificate or certificates representing the Series 47 Preferred Shares in respect of which the holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the holder, or his or her attorney duly authorized in writing; provided that in the Election Notice such holder may also elect to convert part only of the Series 47 Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Bank shall issue and deliver or cause to be delivered to such holder, at the expense of the Bank, a new certificate representing the Series 47 Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice shall be irrevocable once received by the Bank or its nominee

(b)	Subject to the provisions of Section 13, in the event the Bank is required to convert all remaining outstanding Series 47 Preferred Shares into Series 48 Preferred Shares on the applicable Series 47 Conversion Date as provided for in subsection 8(2), the Series 47 Preferred Shares in respect of which the holders have not previously elected to convert shall be converted on the Series 47 Conversion Date into Series 48 Preferred Shares and the holders thereof shall be deemed to be holders of Series 48 Preferred Shares at 5:00 p.m. (Toronto time) on the Series 47 Conversion Date and shall be entitled, upon surrender during usual business hours at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario at which the Series 47 Preferred Shares were transferable of the certificate or certificates representing Series 47 Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series 48 Preferred Shares in the manner and subject to the terms and provisions as provided in this subsection 8(3).

(c)	Subject to the provisions of Section 13, as promptly as practicable after the Series 47 Conversion Date, the Bank shall issue and deliver, or cause to be delivered to or upon the written order of the holder of the Series 47 Preferred Shares so surrendered, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such holder representing the number of fully-paid and non-assessable Series 48 Preferred Shares and the number of remaining Series 47 Preferred Shares, if any, to which such holder is entitled. Such conversion shall be deemed to have been made at 5:00 p.m. (Toronto time) on the Series 47 Conversion Date, so that the rights of the holder of such Series 47 Preferred Shares as the holder thereof shall cease at such time and the person or persons entitled to receive Series 48 Preferred Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Series 48 Preferred Shares at such time.

(d)	The holder of any Series 47 Preferred Share on the record date for any dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into Series 48 Preferred Shares after such record date and on or before the date of the payment of such dividend.

(e)	Subject to the provisions of Section 13, the issuance of certificates for the Series 48 Preferred Shares upon the conversion of Series 47 Preferred Shares shall be made without charge to the converting holders of Series 47 Preferred Shares for any fee or tax in respect of the issuance of such certificates or the Series 48 Preferred Shares represented thereby; provided, however, that the Bank shall not be required to pay any tax that may be imposed upon the person or persons to whom such Series 48 Preferred Shares are issued in respect of the issuance of such Series 48 Preferred Shares or the certificate therefor or any security transfer taxes, and the Bank shall not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series 47 Preferred Shares converted unless the person or persons requesting the issuance thereof shall have paid to the Bank the amount of any such security transfer tax or shall have established to the satisfaction of the Bank that such tax has been paid.

(4) Upon exercise of the Conversion Privilege by a holder of Series 47 Preferred Shares, or upon an automatic conversion, pursuant to subsection 8(2), of Series 47 Preferred Shares of a holder, whose address is in, or whom the Bank or the Transfer Agent has reason to believe is a resident of, the United States of America, its territories or possessions or other jurisdiction (other than Canada), the laws of which would require the Bank to comply with the registration, prospectus, filing or other similar requirements under the applicable securities laws of such jurisdiction, the Bank reserves the right not to issue Series 48 Preferred Shares to any such holder.

(5) The Bank reserves the right not to (i) deliver Series 48 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of that conversion, would become a Significant Shareholder or (ii) record in its securities register a transfer or issue of Series 48 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all of the relevant number of Series 48 Preferred Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Series 48 Preferred Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Series 48 Preferred Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Series 48 Preferred Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series 47 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

9.	Conversion into Common Shares Upon a Trigger Event

(1) Upon the occurrence of a Trigger Event, each Series 47 Preferred Share will be, and will be deemed, for all purposes, to be, automatically converted (a “Contingent Conversion”), without the consent of the holders thereof, into that number of fully-paid Common Shares determined by the Contingent Conversion Formula. In any case where the aggregate number of Common Shares to be issued to a holder of Series 47 Preferred Shares pursuant to this section includes a fraction of a Common Share, such number of Common Shares to be issued to such holder shall be rounded down to the nearest whole number of Common Shares and no cash payment shall be made in lieu of such fractional Common Share.

(2) Subject to subsection 9(3), as promptly as practicable after the occurrence of a Trigger Event, the Bank shall announce the Contingent Conversion by way of a press release and shall give notice of the Contingent Conversion in accordance with the provisions of paragraph 2(1)(d) to the then registered holders of the Series 47 Preferred Shares. As promptly as practicable after the Trigger Event, the Bank shall deliver or cause to be delivered certificates representing the Common Shares registered in the name of the holders of the Series 47 Preferred Shares, or as such holder shall have directed, on presentation and surrender at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario for the Series 47 Preferred Shares of the certificate or certificates for the Series 47 Preferred Shares. From and after the Trigger Event, the Series 47 Preferred Shares shall cease to be outstanding, the holders thereof shall cease to be entitled to dividends thereon, including any dividends declared but not paid prior to the Trigger Event, and any certificates representing the Series 47 Preferred Shares shall represent only the right to receive upon surrender of such certificate the applicable number of Common Shares specified in subsection 9(1) above. A Contingent Conversion shall be mandatory and binding upon both the Bank and all holders of the Series 47 Preferred Shares notwithstanding anything else including, without limitation: (a) any prior action to or in furtherance of redeeming, exchanging or converting the Series 47 Preferred Shares pursuant to the other terms and conditions herein; and (b) any delay in or impediment to the issuance or delivery of the Common Shares to the holders of the Series 47 Preferred Shares.

(3) Notwithstanding any other provision of this Section 9, upon a Contingent Conversion the Bank reserves the right not to (i) deliver Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of the Contingent Conversion, would become a Significant Shareholder, or (ii) record in its securities register a transfer or issue of Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all or the relevant number of Common Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Common Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Common Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Common Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series 47 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

10.	Adjustment of Floor Price

(1) If the Bank:

(a)	issues Common Shares or securities convertible into or exchangeable for Common Shares to the holders of all or substantially all of the outstanding Common Shares as a stock dividend;

(b)	subdivides, re-divides or changes its outstanding Common Shares into a greater number of Common Shares; or

(c)	reduces, combines or consolidates its outstanding Common Shares into a smaller number of Common Shares,

(any of such events in paragraphs 10(1)(a) to (c), being called a “Common Share Reorganization”), then the Floor Price then in effect will be adjusted in accordance with the following sentence immediately on the effective date or record date, as the case may be, for the happening of the Common Share Reorganization on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization. Upon a Common Share Reorganization, the Floor Price shall be adjusted so that it will equal the price determined by multiplying the Floor Price in effect immediately prior to such effective date or record date by a fraction:

(i)	the numerator of which will be the total number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization; and

(ii)	the denominator of which will be the total number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number, without duplication, of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(2) In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank shall take all necessary action to ensure that the holders of Series 47 Preferred Shares, receive, pursuant to a Contingent Conversion, after such capital reorganization, consolidation, merger, amalgamation or comparable transaction, the number of shares or other securities that the holders of Series 47 Preferred Shares would have received if the Contingent Conversion occurred immediately prior to the record date of the capital reorganization, consolidation, merger, amalgamation or comparable transaction.

(3) In any case in which this Section 10 requires that an adjustment will become effective immediately after a record date for an event referred to herein, the Bank may defer, until the occurrence of such event, issuing to the holder of any Series 47 Preferred Shares upon a Contingent Conversion occurring after such record date and before the occurrence of such event, the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event, provided, however, that the Bank will deliver to such holder evidence of such holder’s right to receive such additional Common Shares upon the occurrence of such event and the right to receive any dividends or other distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the date of conversion or such later date on which such holder would, but for the provisions of this subsection 10(3), have become the holder of record of such additional Common Shares.

(4) For the purposes of this Section 10:

(a)	the adjustments provided for in this Section 10 are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following provisions of this subsection 10(4);

(b)	no adjustment in the Floor Price will be required unless the cumulative effect of such adjustment would result in a change of at least 1% in the prevailing Floor Price; provided, however, that any adjustments which, except for the provisions of this paragraph 10(4)(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

(c)	no adjustment in the Floor Price will be required upon the issuance from time to time of Common Shares pursuant to a Contingent Conversion or any stock option plan, share purchase plan or dividend reinvestment plan of the Bank, as such plans may be replaced, supplemented or further amended from time to time;

(d)	if at any time a dispute arises with respect to adjustments provided for in this Section 10, such dispute will be conclusively determined, subject to the consent if required, of the Toronto Stock Exchange and any other stock exchange on which the Common Shares are then listed, by the Bank’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the Board of Directors and any such determination will be binding upon the Bank, the holders of the Series 47 Preferred Shares and the other shareholders of the Bank; such auditors or accountants will be given access to all necessary records of the Bank; and

(e)	if the Bank sets a record date to take any other action and thereafter and before the taking of any action, the Bank abandons its plan to take such other action, then no adjustment in the Floor Price will be made.

(5) The Bank will from time to time, immediately after the occurrence of any event that requires an adjustment or readjustment as provided in this Section 10, deliver a certificate of the Bank to the transfer agent for the Series 47 Preferred Shares specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and the Transfer Agent will be entitled to act and rely upon such certificate of the Bank. Such certificate of the Bank and the amount of the adjustment specified therein will be conclusive and binding on all parties in interest. Until such certificate of the Bank is received by the Transfer Agent, the Transfer Agent may act and be protected in acting on the presumption that no adjustment has been made or is required. Except in respect of any subdivision, re-division, change, reduction, combination or consolidation of the Common Shares contemplated by paragraphs 10(1)(b) and 10(1)(c), the Bank will forthwith give notice to the holders of the Series 47 Preferred Shares specifying the event requiring such adjustment or readjustment and the amount thereof, including the resulting Floor Price.

11.	Issue of Additional Shares and Amendments to Series 47 Preferred Shares

(1) Issue of Additional Shares. The Bank may issue shares of any other series of preferred shares of the Bank ranking on a parity with the Series 47 Preferred Shares without authorization of the holders of Series 47 Preferred Shares, if at the date of such issuance all cumulative dividends up to and including the dividend payment for the last completed period for which such cumulative dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative First Preferred Shares then issued and outstanding and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of non-cumulative First Preferred Shares then issued and outstanding.

(2) Amendments to Series 47 Preferred Shares.

(a)	The Bank will not without, but may from time to time with, the approval of holders of the Series 47 Preferred Shares given as specified in Section 12, delete, amend or vary any of these Series 47 Preferred Shares Provisions.

(b)	In addition to the approval in paragraph 11(2)(a), the Bank will not without, but may from time to time with, the prior approval of the Superintendent make any such deletion, amendment or variation which might affect the classification afforded the Series 47 Preferred Shares from time to time for capital adequacy purposes pursuant to the Bank Act or the Capital Guidelines.

12.	Approval of Holders of Series 47 Preferred Shares

Any approval given by the holders of Series 47 Preferred Shares will be deemed to have been sufficiently given if given by a resolution passed at a meeting of the holders of Series 47 Preferred Shares duly called and held on not less than 21 days’ notice at which the holders of at least one-third of the outstanding Series 47 Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting. If at the meeting the holders of at least one-third of the outstanding Series 47 Preferred Shares are not present or represented by proxy within 30 minutes after the time appointed for the meeting, the meeting will be adjourned to such date, not less than 21 days afterwards, and to such time and place as the chairman of the meeting may designate, and not less than 15 days’ written notice shall be given of the adjourned meeting. At the adjourned meeting, the holders of Series 47 Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed at the adjourned meeting by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting will constitute the approval of the holders of Series 47 Preferred Shares. On every poll taken at any meeting or adjourned meeting, every holder of Series 47 Preferred Shares will be entitled to one vote in respect of each Series 47 Preferred Share held. Subject to the foregoing, the formalities to be observed in respect of the giving of notice of any meeting or adjourned meeting and the conduct of any such meeting will be those from time to time as may be prescribed in the by-laws of the Bank with respect to meetings of shareholders or under the Bank Act.

13.	Registration of Series 47 Preferred Shares and Transfer, Redemption, Purchase and Exchanges Through the Book-Entry System

(1) Global Certificate. Subject to subsections 13(2) and (3) and notwithstanding any other provision of these Series 47 Preferred Shares Provisions, the Series 47 Preferred Shares will be issued in the form of one or more fully-registered global certificates in the aggregate number of Series 47 Preferred Shares issued by the Bank and outstanding from time to time (the “Global Certificate”) held by, or on behalf of, the Depository as custodian of the Global Certificate for the participants (“Participants”) in the Book-Entry System, and will be registered in the name of “CDS & Co.” (or such other name as the Depository may use from time to time as its nominee name for purposes of the Book-Entry System) and registrations of ownership, transfers, redemptions, purchases, surrenders and exchanges of Series 47 Preferred Shares will be made only through the Book-Entry System to another nominee of the Depository for the Series 47 Preferred Shares or to a successor Depository for the Series 47 Preferred Shares approved by the Bank or to a nominee of such successor Depository. Accordingly, subject to subsection 13(3), the beneficial owners of Series 47 Preferred Shares will not receive a certificate or other instrument from the Bank or the Depository evidencing their ownership of Series 47 Preferred Shares, and beneficial owners will not be shown on the records maintained by the Depository, except through a book-entry account of a Participant acting on behalf of a beneficial owner.

(2) Depository is Owner of Series 47 Preferred Shares. For purposes of these Series 47 Preferred Shares Provisions, as long as the Depository, or its nominee, is the registered holder of the Series 47 Preferred Shares:

(a)	the Depository, or its nominee, as the case may be, will be considered the sole owner of the Series 47 Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series 47 Preferred Shares, including payments of dividends or the Cash Redemption Price; and

(b)	the Bank, pursuant to the exercise by it of its right to redeem Series 47 Preferred Shares, will deliver or cause to be delivered to the Depository, or its nominee, for the benefit of the beneficial owners of the Series 47 Preferred Shares, the Cash Redemption Price against delivery, if applicable, to the Bank’s account with the Depository, or its nominee, of such holder’s Series 47 Preferred Shares.

(3) Termination of Book-Entry System. If at any time the Bank determines or the Depository notifies the Bank in writing that the Depository is no longer willing or able to discharge properly its responsibility as depository and, in either case, the Bank is unable to determine a qualified successor, or the Bank, at its option, elects, or is required by law, to terminate the Book-Entry System, subsections 13(1) and (2) will no longer be applicable to the Series 47 Preferred Shares. In that case, the Bank will execute and deliver certificates for the Series 47 Preferred Shares in definitive registered form equal to the aggregate number of Series 47 Preferred Shares represented by the Global Certificate in the Book-Entry System. On such exchange, the Transfer Agent will cancel the Global Certificate. Certificates for Series 47 Preferred Shares in definitive registered form issued in exchange for the Global Certificate will be registered in such names and in such number of Series 47 Preferred Shares as instructed in writing by the Depository to the Transfer Agent. The Transfer Agent will deliver or cause to be delivered such definitive certificates to the persons in whose names the Depository has so instructed.

14.	Notices

(1) Notice to the Bank. Subject to applicable law, any notice, request or other communication to be given to the Bank by a holder of Series 47 Preferred Shares must be in writing and will be valid and effective if given by mail (postage prepaid) or by electronic communication or by delivery to the registered office of the Bank and addressed to the attention of the Corporate Secretary. Any such notice, request or other communication, if given by mail, electronic communication or delivery, will be deemed to have been given and received only on actual receipt by the Bank.

(2) Presentation and Surrender of Certificates. Any presentation and surrender by a holder of Series 47 Preferred Shares to the Bank or the Transfer Agent of certificates representing Series 47 Preferred Shares in connection with the redemption of Series 47 Preferred Shares must be made by registered mail (postage prepaid) or by delivery to the registered office of the Bank or to such office of the Transfer Agent as may be specified by the Bank, in each case addressed to the attention of the Corporate Secretary. Any such presentation and surrender of certificates will be deemed to have been made and to be effective only on actual receipt by the Bank or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail will be at the sole risk of the holder mailing the same.

(3) Notice to Holders of Series 47 Preferred Shares. Subject to applicable law, any notice, request or other communication to be given to a holder of Series 47 Preferred Shares by or on behalf of the Bank must be in writing and will be valid and effective if given by ordinary unregistered first class mail (postage prepaid) or by electronic communication or by delivery to the address of the holder recorded in the securities register of the Bank or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, will be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by electronic communication or by delivery, will be deemed to have been given and received on the date of electronic communication or delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Series 47 Preferred Shares, or any defect in such notice, will not invalidate or otherwise alter or affect any action or proceeding to be taken by the Bank pursuant to that notice, request or other communication.

15.	Tax Election

The Bank will elect, in the manner and within the time provided under section 191.2 of the Tax Act or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax under Part VI.1 of the Tax Act at a rate such that holders of the Series 47 Preferred Shares will not be required to pay tax on dividends received (or deemed to be received) on the Series 47 Preferred Shares under section 187.2 of the Tax Act or any successor or replacement provision of similar effect. Nothing in this section will prevent the Bank from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or part of the Bank’s liability for tax under section 191.1 of such Act to that taxable Canadian corporation to the extent permitted by and in accordance with section 191.3 of such Act.

16.	Return of Unclaimed Funds to the Bank

The Bank shall have the right, with respect to any funds deposited by the Bank to any chartered bank or trust company in respect of amounts due to holders of Series 47 Preferred Shares, on or after the first anniversary date of the deposit of such funds to any chartered bank or trust company, to require that such chartered bank or trust company return to the Bank any funds which remain unclaimed by holders of the Series 47 Preferred Shares. If at any time following the return of the unclaimed funds to the Bank, either the Bank or the chartered bank or trust company receives a request from a holder of Series 47 Preferred Shares for the holder’s unclaimed entitlement to any amount due to the holder in respect of the holder’s Series 47 Preferred Shares, the Bank shall promptly arrange for the payment of such amount to the holder.

17.	Wire or Electronic Transfer of Funds

Notwithstanding any other right, privilege, restriction or condition attaching to the Series 47 Preferred Shares, the Bank may, at its option, make any payment due to a holder of Series 47 Preferred Shares hereunder by way of a wire or electronic transfer of funds to each registered holder of Series 47 Preferred Shares. In the event that a payment is made by way of a wire or electronic transfer of funds, the Bank shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Bank that a payment is to be made by way of a wire or electronic transfer of funds, the Bank shall notify each registered holder of Series 47 Preferred Shares at the address of such holder as it appears on the books of the Bank. Such notice by the Bank will request that each registered holder of Series 47 Preferred Shares provide the particulars of an account of such holder with a chartered bank in Canada to which the wire or electronic transfer of funds shall be directed. In the event that the Bank does not receive account particulars from a registered holder of Series 47 Preferred Shares prior to the date such payment is to be made, the Bank shall deposit the funds otherwise payable to such holder in a special account in trust for such holders. The making of a payment by way of a wire or electronic transfer of funds or, in the case where a registered holder of the Series 47 Preferred Shares has not provided the Bank with account particulars for a wire or electronic transfer of funds, the deposit by the Bank of the funds otherwise payable to such holder in a special account in trust for such holders, shall be deemed to constitute payment by the Bank on the date thereof and shall satisfy and discharge all liabilities of the Bank for such payment to the extent of the amount represented by such transfer.

NATIONAL BANK OF CANADA

First Preferred Shares Series 48

The following are the rights, privileges, restrictions and conditions (the “Series 48 Preferred Shares Provisions”), in addition to those rights, privileges, restrictions and conditions attaching to the First Preferred Shares without nominal or par value (the “First Preferred Shares”) as a class, attaching to the non-cumulative First Preferred Shares Series 48 (Non-Viability Contingent Capital (NVCC)) (the “Series 48 Preferred Shares”) of the Bank.

1.	Interpretation

(1) Defined Terms. In these Series 48 Preferred Shares Provisions:

“Annual Fixed Dividend Rate” has the meaning set forth in the terms and conditions relating to the Series 47 Preferred Shares.

“Basic Redemption Price” has the meaning attributed to it in subsection 3(3).

“Bank” means National Bank of Canada and its successors and assigns.

“Bank Act” means the Bank Act (Canada).

“Bank Rate” means the minimum rate at which the Bank of Canada extends short-term advances to members of the Canadian Payments Association.

“Board of Directors” means the board of directors of the Bank.

“Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

“Business Day” means a day other than a Saturday, a Sunday or any other day which is a statutory or civic holiday in Calgary, Alberta.

“Capital Guidelines” means the Canadian bank regulatory guidelines issued by the Superintendent or other governmental authority in Canada concerning the maintenance of adequate capital reserves by Canadian chartered banks, including the Bank, from time to time.

“Common Share Reorganization” has the meaning attributed to it in subsection 10(1).

“Common Shares” means the common shares of the Bank, and any other securities into which those shares may be changed or for which those shares may be exchanged (whether or not the Bank is the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a capital reorganization, merger or amalgamation of the Bank or comparable transaction affecting the common shares of the Bank.

“Contingent Conversion” has the meaning attributed to it in subsection 9(1).

“Contingent Conversion Formula” means:

(Multiplier x Preferred Share Conversion Value) ÷ Conversion Price = number of Common Shares into which each Series 48 Preferred Share shall be converted

“Conversion Price” means the greater of (i) the Floor Price and (ii) the Current Market Price of the Common Shares.

“Conversion Privilege” has the meaning attributed to it in paragraph 8(1)(a).

“Corporate Secretary” means the corporate secretary of the Bank.

“Current Market Price” of the Common Shares means the volume-weighted average trading price of the Common Shares on the Toronto Stock Exchange or, if not then listed on that exchange, on another exchange or market chosen by the Board of Directors on which the Common Shares are then traded, for the ten (10) consecutive Trading Days ending on the day immediately prior to the date of the Contingent Conversion, or, if no such trading prices are available, “Current Market Price” shall be the fair value of the Common Shares as reasonably determined by the Board of Directors.

“Depository” means CDS Clearing and Depository Services Inc. and its nominees, or any successor carrying on the business as a depository, which is approved by the Bank pursuant to subsection 13(1).

“Dividend Payment Date” means the last day of each of the months of January, April, July and October in each year.

“Election Notice” has the meaning attributed to it in paragraph 8(3)(a).

“Equivalent Support” means a form of support that enhances the Bank’s risk-based capital ratios or is funding that is provided on terms other than normal terms and conditions, provided that, for greater certainty, and without limitation, Equivalent Support does not include:

(a)	Emergency Liquidity Assistance provided by the Bank of Canada at or above the Bank Rate;

(b)	open bank liquidity assistance provided by the Canada Deposit Insurance Corporation at or above its cost of funds; and

(c)	support, including conditional, limited guarantees, provided by the Canada Deposit Insurance Corporation to facilitate a transaction, including an acquisition or amalgamation.

“Excluded Redemption Date” has the meaning attributed to it in subsection 3(3).

“First Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series 48 Preferred Shares Provisions.

“Fixed Rate Calculation Date” has the meaning set forth in the terms and conditions relating to the Series 47 Preferred Shares.

“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 2.76% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365).

“Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

“Floor Price” means $5.00, as such value may be adjusted in accordance with Section 10.

“Global Certificate” has the meaning attributed to it in subsection 13(1).

“Ineligible Government Holder” means any person who is the federal or a provincial government in Canada or agent or agency thereof, or the government of a foreign country or any political subdivision of a foreign country, or any agent or agency of a foreign government, in each case to the extent that the recording in the Bank’s securities register of a transfer or issue of any share of the Bank to such person would cause the Bank to contravene the Bank Act.

“Ineligible Person” means any person whose address is in, or whom the Bank or its Transfer Agent has reason to believe is a resident of, any jurisdiction outside of Canada to the extent that the issuance or delivery by the Bank to such person of Series 47 Preferred Shares or Common Shares, as the case may be, upon the exercise of rights of conversion or upon a Contingent Conversion (i) would require the Bank to take any action to comply with securities, banking or analogous laws of such jurisdiction or (ii) would give rise to a liability for withholding tax in connection with such issuance or delivery.

“Multiplier” means 1.0.

“OSFI” means the Office of the Superintendent of Financial Institutions Canada.

“Participant” has the meaning attributed to it in subsection 13(1).

“Preferred Share Conversion Value” means the par amount of $25.00 per Series 48 Preferred Share plus any declared but unpaid dividends in respect of such Series 48 Preferred Share.

“Premium Redemption Price” has the meaning attributed to it in subsection 3(2).

“Quarterly Commencement Date” means the 1st day of each of February, May, August and November in each year.

“Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on May 1, 2029 and ending on and including July 31, 2029 and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date.

“Redemption Date” has the meaning attributed to it in subsection 3(5).

“Redemption Notice” has the meaning attributed to it in subsection 3(5).

“Series 47 Preferred Shares” means the non-cumulative First Preferred Shares Series 47 of the Bank.

“Series 48 Conversion Date” has the meaning attributed to it in paragraph 8(1)(a).

“Series 48 Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series 48 Preferred Shares Provisions.

“Series 48 Preferred Shares Provisions” has the meaning attributed to it in the introductory paragraph to these terms and conditions attaching to the Series 48 Preferred Shares.

“Significant Shareholder” means any person who beneficially owns, directly or indirectly, through entities controlled by such person or persons associated with or acting jointly or in concert with such person (as determined in accordance with the Bank Act), shares of any class of the Bank in excess of 10% of the total number of outstanding shares of that class in contravention of the Bank Act.

“Subsequent Fixed Rate Period” has the meaning set forth in the terms and conditions relating to the Series 47 Preferred Shares.

“Superintendent” means the Superintendent of Financial Institutions and any successor appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada).

“Tax Act” means the Income Tax Act (Canada).

“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date, as posted on the Reuters page BOC BILL.

“Trading Day” means, with respect to any stock exchange or market, a day on which shares may be traded through the facilities of that stock exchange or market.

“Transfer Agent” means Computershare Trust Company of Canada, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series 48 Preferred Shares.

“Trigger Event” has the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2 – Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

(a)	the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of the Series 48 Preferred Shares and all other contingent instruments issued by the Bank and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

(b)	a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or Equivalent Support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

“Voting Rights” has the meaning attributed to it in Section 7.

(2) Ranking of Shares. The expressions “in priority to”, “on a parity with”, “ranking equally with”, “ranking prior to” and “ranking junior to” and similar expressions refer to the order of priority only in payment of dividends or in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of the assets of the Bank for the purpose of winding-up its affairs.

(3) Holder. References to a “holder” in relation to Series 48 Preferred Shares means a registered holder of those shares.

(4) References to Statutes. Reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute.

(5) Other Payment Matters.

(a)	If any date on which any dividend on the Series 48 Preferred Shares is payable or on or by which any other action is required to be taken by the Bank under these Series 48 Preferred Shares Provisions is not a Business Day, then the dividend will be payable, or such other action will be required to be taken, on or by the next day that is a Business Day.

(b)	In the event of the non-receipt of a cheque by a holder of Series 48 Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Bank, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Bank, will issue to the holder a replacement cheque for the amount of the original cheque.

(c)	The Bank will be entitled to deduct or withhold from any amount payable to a holder of Series 48 Preferred Shares under these Series 48 Preferred Shares Provisions any amount required or permitted by law to be deducted or withheld from that payment.

(6) Currency Conversion. If it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars.

2.	Dividends

(1) Payment of Dividends.

(a)	The holders of Series 48 Preferred Shares shall be entitled to receive and the Bank shall pay on the Series 48 Preferred Shares, as and when declared by the Board of Directors, but subject to the provisions of the Bank Act, non-cumulative preferential cash dividends payable quarterly at the Floating Quarterly Dividend Rate as calculated from time to time. Accordingly, on each Dividend Payment Date, the dividend payable on the Series 48 Preferred Shares, if declared, shall be in the amount per share determined by multiplying:

(i)	the product obtained by multiplying $25.00 by the Quarterly Floating Dividend Rate applicable to the Quarterly Floating Rate Period (as hereinafter defined) immediately preceding such Dividend Payment Date; by

(ii)	a fraction, the numerator of which is the actual number of days elapsed in such Quarterly Floating Rate Period and the denominator of which is 365.

(b)	The Bank shall, in respect of each Quarterly Floating Rate Period, calculate on each Floating Rate Calculation Date the Floating Quarterly Dividend Rate for such Quarterly Floating Rate Period and shall, on the Floating Rate Calculation Date, give written notice thereof to the then holders of Series 48 Preferred Shares by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder. Each such determination by the Bank of the Floating Quarterly Dividend Rate shall, in the absence of manifest error, be final and binding upon the Bank and upon all holders of Series 48 Preferred Shares.

(c)	If the Board of Directors does not declare the dividends, or any part thereof, on the Series 48 Preferred Shares on or before the Dividend Payment Date for a Quarterly Floating Rate Period, then the entitlement of the holders of the Series 48 Preferred Shares to receive such dividends, or to any part thereof, for such Quarterly Floating Rate Period will be forever extinguished.

(2) Method of Payment. Dividends on the Series 48 Preferred Shares will be paid by cheque of the Bank, in lawful money of Canada payable at par at any branch in Canada of a chartered bank or trust company, in the amount of the applicable dividend, rounded to the nearest whole cent ($0.01), less any tax required or permitted by law to be deducted or withheld by the Bank. The mailing by ordinary unregistered first class prepaid mail of such a cheque to a holder of Series 48 Preferred Shares to the address of the holder as it appears on the register of holders, or if the address of any such holder does not so appear, then to the last known address of such holder, on or before the fifth Business Day before the Dividend Payment Date will be deemed to be payment and will satisfy and discharge all liabilities for dividends payable on that Dividend Payment Date to the extent of the amount represented by the cheque (plus any tax required to be deducted or withheld from the payment) unless such cheque is not paid on due presentation. Dividends represented by a cheque which has not been duly presented for payment within six years after it was issued or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable and set apart for payment will be forfeited to the Bank. The Bank may pay dividends in any other manner as it may agree with any particular holder.

3.	Redemption

(1) No Redemption Before April 30, 2029. The Bank may not redeem any Series 48 Preferred Shares before April 30, 2029.

(2) Redemption On and After April 30, 2029. Subject to the provisions of the Bank Act and to the prior consent of the Superintendent, on April 30, 2029 or any other date after April 30, 2029, other than an Excluded Redemption Date, the Bank, upon giving notice as hereinafter provided, may redeem all, or from time to time any part, of the outstanding Series 48 Preferred Shares, at the option of the Bank, without the consent of the holders of Series 48 Preferred Shares, to be stipulated in the notice hereinafter provided, by the payment of an amount in cash for each such share to be redeemed of $25.50 together with any declared and unpaid dividends to the date fixed for redemption (the “Premium Redemption Price”).

(3) Redemption On and After April 30, 2034. On April 30, 2034 and on April 30 in every fifth year thereafter (each such date, an “Excluded Redemption Date”), the Bank, upon giving notice as hereinafter provided, may redeem all, or from time to time any part, of the outstanding Series 48 Preferred Shares, at the option of the Bank, without the consent of the holders of Series 48 Preferred Shares, to be stipulated in the notice hereinafter provided, by the payment of an amount in cash for each such share to be redeemed of $25.00 together with any declared and unpaid dividends to the date fixed for redemption (the “Basic Redemption Price”).

(4) Partial Redemptions. In the case of partial redemptions, Series 48 Preferred Shares to be redeemed will be redeemed pro rata (disregarding fractions) or in any other manner that the Board of Directors in its sole discretion may determine, subject to approval of the Superintendent.

(5) Notice of Redemption. The Bank will give to each holder of Series 48 Preferred Shares to be redeemed a notice in writing of the intention of the Bank to redeem such shares (the “Redemption Notice”). The Redemption Notice must be given at least 30 days but not more than 60 days before the Redemption Date. The Redemption Notice must set out the number of Series 48 Preferred Shares held by the person to whom it is addressed which are to be redeemed, the Basic Redemption Price or the Premium Redemption Price, as applicable, and the date on which the redemption is to occur (the “Redemption Date”).

(6) Method of Payment. The Bank will pay or cause to be paid to the holders of the Series 48 Preferred Shares to be redeemed the Basic Redemption Price or the Premium Redemption Price, as applicable, together with payment of any fractional interest, as the case may be, less any tax required or permitted by law to be deducted or withheld, on presentation and surrender at any principal office of the Transfer Agent, or at any other place or places within Canada designated in the Redemption Notice, of the certificate or certificates for the Series 48 Preferred Shares so called for redemption, together with such other documents as may be reasonably required to effect a transfer of the Series 48 Preferred Shares. Payment will be made by cheque payable at par at any branch in Canada of a chartered bank or trust company. If only a part of the Series 48 Preferred Shares represented by any certificate are redeemed, a new certificate for the balance will be issued at the expense of the Bank. Subject to subsection 3(7), from and after the date specified in any Redemption Notice, the Series 48 Preferred Shares called for redemption will be deemed to be redeemed and the holders of those Series 48 Preferred Shares will cease to be entitled to dividends and will not be entitled to exercise any of the rights of shareholders in respect of those Series 48 Preferred Shares unless payment of the Basic Redemption Price or the Premium Redemption Price, as applicable, is not duly made by the Bank on presentation and surrender of the certificate or certificates representing the Series 48 Preferred Shares.

(7) Deposit of Redemption Price. At any time after the Redemption Notice is given, the Bank will have the right to deposit the Basic Redemption Price or the Premium Redemption Price, as applicable, of any or all Series 48 Preferred Shares called for redemption with the Bank or with any chartered bank or trust company in Canada named in the Redemption Notice, including the Transfer Agent, to the credit of a special account for the respective holders of those Series 48 Preferred Shares to be paid on surrender to the Bank or that chartered bank or trust company of the certificate or certificates representing those Series 48 Preferred Shares. Any such deposit will constitute payment and satisfaction of the Basic Redemption Price or the Premium Redemption Price, as applicable, of the Series 48 Preferred Shares for which the deposit is made and the rights of the holders of those shares will be limited to receiving the proportion (less any tax required or permitted by law to be deducted or withheld) of the Basic Redemption Price or the Premium Redemption Price, as applicable, so deposited applicable to those shares, without interest, on presentation and surrender of the certificate or certificates representing the Series 48 Preferred Shares being redeemed. The Bank will be entitled to any interest on such deposit.

4.	Purchase for Cancellation

Subject to Section 6 and the provisions of applicable securities law, the rules of the Toronto Stock Exchange and the Bank Act, including the requirement for prior approval of the Superintendent, the Bank may purchase for cancellation at any time all or from time to time any part of the Series 48 Preferred Shares then outstanding in the open market at the lowest price or prices at which in the opinion of the Board of Directors such shares are obtainable.

5.	Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of assets of the Bank for the purpose of winding up its affairs, provided that a Contingent Conversion has not occurred, the holders of the Series 48 Preferred Shares will be entitled to receive $25.00 for each Series 48 Preferred Share held by them, plus any dividends declared and unpaid to the date of distribution, before any amounts are paid or any assets of the Bank are distributed to the holders of the Bank’s Common Shares or any shares ranking junior to the Series 48 Preferred Shares. After payment of those amounts, the holders of the Series 48 Preferred Shares will not be entitled to share in any further distribution of the property or assets of the Bank. If a Contingent Conversion has occurred, all Series 48 Preferred Shares shall have been converted into Common Shares which will rank on a parity with all other Common Shares.

6.	Restrictions on Dividends and Retirement of Shares

As long as any Series 48 Preferred Shares are outstanding, the Bank will not at any time, without the approval of the holders of the Series 48 Preferred Shares given as provided in Section 12:

(a)	declare, pay or set apart for payment any dividend on the Common Shares or any other shares ranking junior to the Series 48 Preferred Shares (other than share dividends payable in the form of shares ranking junior to the Series 48 Preferred Shares);

(b)	redeem, purchase or otherwise retire any of the Common Shares or any other shares ranking junior to the Series 48 Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Series 48 Preferred Shares);

(c)	redeem, purchase or otherwise retire less than all the Series 48 Preferred Shares; or

(d)	except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of preferred shares of the Bank, redeem, purchase or otherwise retire any other shares ranking on a parity with the Series 48 Preferred Shares;

unless, in each case, all dividends on the Series 48 Preferred Shares up to and including those payable on the Dividend Payment Date for the last completed period for which dividends are payable and in respect of which the rights of holders have not been extinguished, and all dividends then accrued on all other shares ranking prior to or on a parity with the Series 48 Preferred Shares up to the immediately preceding respective date or dates for payment and in respect of which the rights of holders of those shares have not been extinguished, have been declared and paid or set apart for payment.

7.	Voting Rights

Subject to applicable law, holders of Series 48 Preferred Shares will not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Bank unless and until the first time at which the Board of Directors has not declared the dividend in full on the Series 48 Preferred Shares in any Quarterly Floating Rate Period. In that event, the holders will be entitled to receive notice of and to attend only a meeting of shareholders at which directors are to be elected and will have one vote for each Series 48 Preferred Shares held (the “Voting Rights”). The Voting Rights of the holders of the Series 48 Preferred Shares will cease on payment by the Bank of the first dividend on the Series 48 Preferred Shares to which the holders are entitled under these Series 48 Preferred Shares Provisions after the time the Voting Rights first arose until such time as the Bank may again fail to declare the dividend in full on the Series 48 Preferred Shares in any Quarterly Floating Rate Period, in which event the Voting Rights will become effective again and so on from time to time.

8.	Conversion of Series 48 Preferred Shares

(1) Conversion at the Option of the Holder

(a)	Holders of Series 48 Preferred Shares shall have the right, at their option, on April 30, 2034 and on April 30 in every fifth year thereafter (a “Series 48 Conversion Date”), to convert, subject to the terms and provisions hereof and to the provisions of the Bank Act, all or any Series 48 Preferred Shares registered in their name into Series 47 Preferred Shares on the basis of one (1) Series 47 Preferred Share for each Series 48 Preferred Share. The Bank shall give notice in writing to the then holders of the Series 48 Preferred Shares of the conversion privilege provided for herein (the “Conversion Privilege”) and such notice shall (i) set out the applicable Series 48 Conversion Date, (ii) include instructions to such holders as to the method by which such Conversion Privilege may be exercised, as described in the Section 8 and (iii) be given at least 30 days and not more than 60 days prior to the applicable Series 48 Conversion Date. On the 30th day prior to each Series 48 Conversion Date, the Bank shall give notice in writing to the then holders of the Series 48 Preferred Shares of the Annual Fixed Dividend Rate applicable to the Series 47 Preferred Shares determined by the Bank for the succeeding Subsequent Fixed Rate Period. Each such notice shall be given by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder.

(b)	If the Bank gives notice as provided in Section 3 to the holders of the Series 48 Preferred Shares of the redemption of all the Series 48 Preferred Shares, the Bank shall not be required to give notice as provided in this subsection 8(1) to the holders of the Series 48 Preferred Shares of an Annual Fixed Dividend Rate or of the Conversion Privilege and the right of any holder of Series 48 Preferred Shares to convert such Series 48 Preferred Shares as herein provided shall cease and terminate in that event.

(c)	Holders of Series 48 Preferred Shares shall not be entitled to convert their shares into Series 47 Preferred Shares on a Series 48 Conversion Date if the Bank determines that there would remain outstanding on the Series 48 Conversion Date less than 500,000 Series 47 Preferred Shares after taking into account all Series 48 Preferred Shares tendered for conversion into Series 47 Preferred Shares and all Series 47 Preferred Shares tendered for conversion into Series 48 Preferred Shares. The Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis, to all affected holders of Series 48 Preferred Shares at least seven (7) days prior to the applicable Series 48 Conversion Date and, subject to the provisions of Section 13, will issue and deliver, or cause to be delivered, prior to such Series 48 Conversion Date, at the expense of the Bank, to such holders of Series 48 Preferred Shares, who have surrendered for conversion any certificate or certificates representing Series 48 Preferred Shares, new certificates representing the Series 48 Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

(2) Automatic Conversion. If the Bank determines that there would remain outstanding on a Series 48 Conversion Date less than 500,000 Series 48 Preferred Shares after taking into account all Series 48 Preferred Shares tendered for conversion into Series 47 Preferred Shares and all Series 47 Preferred Shares tendered for conversion into Series 48 Preferred Shares, then, all, but not part, of the remaining outstanding Series 48 Preferred Shares shall automatically be converted into Series 47 Preferred Shares on the basis of one (1) Series 47 Preferred Share for each Series 48 Preferred Share on the applicable Series 48 Conversion Date and the Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis, to the holders of such remaining Series 48 Preferred Shares at least seven (7) days prior to the Series 47 Conversion Date.

(3) Manner of Exercise of Conversion Privilege

(a)	Subject to the provisions of Section 13, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than 30 days prior to a Series 48 Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding a Series 48 Conversion Date during usual business hours at any office of any transfer agent of the Bank at which the Series 48 Preferred Shares are transferable accompanied by: (1) payment or evidence of payment of the tax (if any) payable as provided in this subsection 8(3); and (2) the certificate or certificates representing the Series 48 Preferred Shares in respect of which the holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the holder, or his or her attorney duly authorized in writing; provided that in the Election Notice such holder may also elect to convert part only of the Series 48 Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Bank shall issue and deliver or cause to be delivered to such holder, at the expense of the Bank, a new certificate representing the Series 48 Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice shall be irrevocable once received by the Bank or its nominee.

(b)	Subject to the provisions of Section 13, in the event the Bank is required to convert all remaining outstanding Series 48 Preferred Shares into Series 47 Preferred Shares on the applicable Series 48 Conversion Date as provided for in subsection 8(2), the Series 48 Preferred Shares in respect of which the holders have not previously elected to convert shall be converted on the Series 48 Conversion Date into Series 47 Preferred Shares and the holders thereof shall be deemed to be holders of Series 48 Preferred Shares at 5:00 p.m. (Toronto time) on the Series 48 Conversion Date and shall be entitled, upon surrender during usual business hours at any office of any transfer agent of the Bank at which the Series 48 Preferred Shares were transferable of the certificate or certificates representing Series 48 Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series 47 Preferred Shares in the manner and subject to the terms and provisions as provided in this subsection 8(3).

(c)	Subject to the provisions of Section 13, as promptly as practicable after the Series 48 Conversion Date, the Bank shall issue and deliver, or cause to be delivered to or upon the written order of the holder of the Series 48 Preferred Shares so surrendered, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such holder representing the number of fully-paid and non-assessable Series 47 Preferred Shares and the number of remaining Series 48 Preferred Shares, if any, to which such holder is entitled. Such conversion shall be deemed to have been made at 5:00 p.m. (Toronto time) on the Series 48 Conversion Date, so that the rights of the holder of such Series 48 Preferred Shares as the holder thereof shall cease at such time and the person or persons entitled to receive Series 47 Preferred Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Series 47 Preferred Shares at such time.

(d)	The holder of any Series 48 Preferred Share on the record date for any dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into Series 47 Preferred Shares after such record date and on or before the date of the payment of such dividend.

(e)	Subject to the provisions of Section 13, the issuance of certificates for the Series 47 Preferred Shares upon the conversion of Series 48 Preferred Shares shall be made without charge to the converting holders of Series 48 Preferred Shares for any fee or tax in respect of the issuance of such certificates or the Series 47 Preferred Shares represented thereby; provided, however, that the Bank shall not be required to pay any tax that may be imposed upon the person or persons to whom such Series 47 Preferred Shares are issued in respect of the issuance of such Series 47 Preferred Shares or the certificate therefor or any security transfer taxes, and the Bank shall not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series 48 Preferred Shares converted unless the person or persons requesting the issuance thereof shall have paid to the Bank the amount of any such security transfer tax or shall have established to the satisfaction of the Bank that such tax has been paid.

(4) Upon exercise of the Conversion Privilege by a holder of Series 48 Preferred Shares, or upon an automatic conversion, pursuant to subsection 8(2), of Series 48 Preferred Shares of a holder, whose address is in, or whom the Bank or the Transfer Agent has reason to believe is a resident of, the United States of America, its territories or possessions or other jurisdiction (other than Canada), the laws of which would require the Bank to comply with the registration, prospectus, filing or other similar requirements under the applicable securities laws of such jurisdiction, the Bank reserves the right not to issue Series 47 Preferred Shares to any such holder.

(5) The Bank reserves the right not to (i) deliver Series 47 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of that conversion, would become a Significant Shareholder or (ii) record in its securities register a transfer or issue of Series 47 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all or the relevant number of Series 47 Preferred Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Series 47 Preferred Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Series 47 Preferred Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Series 47 Preferred Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series 48 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

9.	Conversion into Common Shares Upon a Trigger Event

(1) Upon the occurrence of a Trigger Event, each Series 48 Preferred Share will be, and will be deemed, for all purposes, to be, automatically converted (a “Contingent Conversion”), without the consent of the holders thereof, into that number of fully-paid Common Shares determined by the Contingent Conversion Formula. In any case where the aggregate number of Common Shares to be issued to a holder of Series 48 Preferred Shares pursuant to this section includes a fraction of a Common Share, such number of Common Shares to be issued to such holder shall be rounded down to the nearest whole number of Common Shares and no cash payment shall be made in lieu of such fractional Common Share.

(2) Subject to subsection 9(3), as promptly as practicable after the occurrence of a Trigger Event, the Bank shall announce the Contingent Conversion by way of a press release and shall give notice of the Contingent Conversion in accordance with the provisions of paragraph 2(1)(b) to the then registered holders of the Series 48 Preferred Shares. As promptly as practicable after the Trigger Event, the Bank shall deliver or cause to be delivered certificates representing the Common Shares registered in the name of the holders of the Series 48 Preferred Shares, or as such holder shall have directed, on presentation and surrender at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario for the Series 48 Preferred Shares of the certificate or certificates for the Series 48 Preferred Shares. From and after the Trigger Event, the Series 48 Preferred Shares shall cease to be outstanding, the holders thereof shall cease to be entitled to dividends thereon, including any dividends declared but not paid prior to the Trigger Event, and any certificates representing the Series 48 Preferred Shares shall represent only the right to receive upon surrender of such certificate the applicable number of Common Shares specified in subsection 9(1) above. A Contingent Conversion shall be mandatory and binding upon both the Bank and all holders of the Series 48 Preferred Shares notwithstanding anything else including, without limitation: (a) any prior action to or in furtherance of redeeming, exchanging or converting the Series 48 Preferred Shares pursuant to the other terms and conditions herein; and (b) any delay in or impediment to the issuance or delivery of the Common Shares to the holders of the Series 48 Preferred Shares.

(3) Notwithstanding any other provision of this Section 9, upon a Contingent Conversion the Bank reserves the right not to (i) deliver Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of the Contingent Conversion, would become a Significant Shareholder, or (ii) record in its securities register a transfer or issue of Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all or the relevant number of Common Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Common Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Common Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Common Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series 48 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

10.	Adjustment of Floor Price

(1) If the Bank:

(a)	issues Common Shares or securities convertible into or exchangeable for Common Shares to the holders of all or substantially all of the outstanding Common Shares as a stock dividend;

(b)	subdivides, re-divides or changes its outstanding Common Shares into a greater number of Common Shares; or

(c)	reduces, combines or consolidates its outstanding Common Shares into a smaller number of Common Shares,

(any of such events in paragraphs 10(1)(a) to (c), being called a “Common Share Reorganization”), then the Floor Price then in effect will be adjusted in accordance with the following sentence immediately on the effective date or record date, as the case may be, for the happening of the Common Share Reorganization on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization. Upon a Common Share Reorganization, the Floor Price shall be adjusted so that it will equal the price determined by multiplying the Floor Price in effect immediately prior to such effective date or record date by a fraction:

(i)	the numerator of which will be the total number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization; and

(ii)	the denominator of which will be the total number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number, without duplication, of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(2) In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank shall take all necessary action to ensure that the holders of Series 48 Preferred Shares, receive, pursuant to a Contingent Conversion, after such capital reorganization, consolidation, merger, amalgamation or comparable transaction, the number of shares or other securities that the holders of Series 48 Preferred Shares would have received if the Contingent Conversion occurred immediately prior to the record date of the capital reorganization, consolidation, merger, amalgamation or comparable transaction.

(3) In any case in which this Section 10 requires that an adjustment will become effective immediately after a record date for an event referred to herein, the Bank may defer, until the occurrence of such event, issuing to the holder of any Series 48 Preferred Shares upon a Contingent Conversion occurring after such record date and before the occurrence of such event, the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event, provided, however, that the Bank will deliver to such holder evidence of such holder’s right to receive such additional Common Shares upon the occurrence of such event and the right to receive any dividends or other distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the date of conversion or such later date on which such holder would, but for the provisions of this subsection 10(3), have become the holder of record of such additional Common Shares.

(4) For the purposes of this Section 10:

(a)	the adjustments provided for in this Section 10 are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following provisions of this subsection 10(4);

(b)	no adjustment in the Floor Price will be required unless the cumulative effect of such adjustment would result in a change of at least 1% in the prevailing Floor Price; provided, however, that any adjustments which, except for the provisions of this paragraph 10(4)(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

(c)	no adjustment in the Floor Price will be required upon the issuance from time to time of Common Shares pursuant to a Contingent Conversion or any stock option plan, share purchase plan or dividend reinvestment plan of the Bank, as such plans may be replaced, supplemented or further amended from time to time;

(d)	if at any time a dispute arises with respect to adjustments provided for in this Section 10, such dispute will be conclusively determined, subject to the consent if required, of the Toronto Stock Exchange and any other stock exchange on which the Common Shares are then listed, by the Bank’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the Board of Directors and any such determination will be binding upon the Bank, the holders of the Series 48 Preferred Shares and the other shareholders of the Bank; such auditors or accountants will be given access to all necessary records of the Bank; and

(e)	if the Bank sets a record date to take any other action and thereafter and before the taking of any action, the Bank abandons its plan to take such other action, then no adjustment in the Floor Price will be made.

(5) The Bank will from time to time, immediately after the occurrence of any event that requires an adjustment or readjustment as provided in this Section 10, deliver a certificate of the Bank to the transfer agent for the Series 48 Preferred Shares specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and the Transfer Agent will be entitled to act and rely upon such certificate of the Bank. Such certificate of the Bank and the amount of the adjustment specified therein will be conclusive and binding on all parties in interest. Until such certificate of the Bank is received by the Transfer Agent, the Transfer Agent may act and be protected in acting on the presumption that no adjustment has been made or is required. Except in respect of any subdivision, re-division, change, reduction, combination or consolidation of the Common Shares contemplated by paragraphs 10(1)(b) and 10(1)(c), the Bank will forthwith give notice to the holders of the Series 48 Preferred Shares specifying the event requiring such adjustment or readjustment and the amount thereof, including the resulting Floor Price.

11.	Issue of Additional Shares and Amendments to Series 48 Preferred Shares

(1) Issue of Additional Shares. The Bank may issue shares of any other series of preferred shares of the Bank ranking on a parity with the Series 48 Preferred Shares without authorization of the holders of Series 48 Preferred Shares, if at the date of such issuance all cumulative dividends up to and including the dividend payment for the last completed period for which such cumulative dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative First Preferred Shares then issued and outstanding and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of non-cumulative First Preferred Shares then issued and outstanding.

(2) Amendments to Series 48 Preferred Shares.

(a)	The Bank will not without, but may from time to time with, the approval of holders of the Series 48 Preferred Shares given as specified in Section 12, delete, amend or vary any of these Series 48 Preferred Shares Provisions.

(b)	In addition to the approval in paragraph 11(2)(a), the Bank will not without, but may from time to time with, the prior approval of the Superintendent make any such deletion, amendment or variation which might affect the classification afforded the Series 48 Preferred Shares from time to time for capital adequacy purposes pursuant to the Bank Act or the Capital Guidelines.

12.	Approval of Holders of Series 48 Preferred Shares

Any approval given by the holders of Series 48 Preferred Shares will be deemed to have been sufficiently given if given by a resolution passed at a meeting of the holders of Series 48 Preferred Shares duly called and held on not less than 21 days’ notice at which the holders of at least one-third of the outstanding Series 48 Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting. If at the meeting the holders of at least one-third of the outstanding Series 48 Preferred Shares are not present or represented by proxy within 30 minutes after the time appointed for the meeting, the meeting will be adjourned to such date, not less than 21 days afterwards, and to such time and place as the chairman of the meeting may designate, and not less than 15 days’ written notice shall be given of the adjourned meeting. At the adjourned meeting, the holders of Series 48 Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed at the adjourned meeting by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting will constitute the approval of the holders of Series 48 Preferred Shares. On every poll taken at any meeting or adjourned meeting, every holder of Series 48 Preferred Shares will be entitled to one vote in respect of each Series 48 Preferred Share held. Subject to the foregoing, the formalities to be observed in respect of the giving of notice of any meeting or adjourned meeting and the conduct of any such meeting will be those from time to time as may be prescribed in the by-laws of the Bank with respect to meetings of shareholders or under the Bank Act.

13.	Registration of Series 48 Preferred Shares and Transfer, Redemption, Purchase and Exchanges Through the Book-Entry System

(1) Global Certificate. Subject to subsections 13(2) and (3) and notwithstanding any other provision of these Series 48 Preferred Shares Provisions, the Series 48 Preferred Shares will be represented in the form of a single fully-registered global certificate in the aggregate number of Series 48 Preferred Shares issued by the Bank and outstanding from time to time (the “Global Certificate”) held by, or on behalf of, the Depository as custodian of the Global Certificate for the Participants, and will be registered in the name of “CDS & Co.” (or such other name as the Depository may use from time to time as its nominee name for purposes of the Book-Entry System) and registrations of ownership, transfers, redemptions, purchases, surrenders and exchanges of Series 48 Preferred Shares will be made only through the Book-Entry System to another nominee of the Depository for the Series 48 Preferred Shares or to a successor Depository for the Series 48 Preferred Shares approved by the Bank or to a nominee of such successor Depository. Accordingly, subject to subsection 13(3), the beneficial owners of Series 48 Preferred Shares will not receive a certificate or other instrument from the Bank or the Depository evidencing their ownership of Series 48 Preferred Shares, and beneficial owners will not be shown on the records maintained by the Depository, except through a book-entry account of a Participant acting on behalf of a beneficial owner.

(2) Depository is Owner of Series 48 Preferred Shares. For purposes of these Series 48 Preferred Shares Provisions, as long as the Depository, or its nominee, is the registered holder of the Series 48 Preferred Shares:

(a)	the Depository, or its nominee, as the case may be, will be considered the sole owner of the Series 48 Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series 48 Preferred Shares, including payments of dividends or the Cash Redemption Price; and

(b)	the Bank, pursuant to the exercise by it of its right to redeem Series 48 Preferred Shares, will deliver or cause to be delivered to the Depository, or its nominee, for the benefit of the beneficial owners of the Series 48 Preferred Shares, the Cash Redemption Price against delivery, if applicable, to the Bank’s account with the Depository, or its nominee, of such holder’s Series 48 Preferred Shares.

(3) Termination of Book-Entry System. If at any time the Bank determines or the Depository notifies the Bank in writing that the Depository is no longer willing or able to discharge properly its responsibility as depository and, in either case, the Bank is unable to determine a qualified successor, or the Bank, at its option, elects, or is required by law, to terminate the Book-Entry System, subsections 13(1) and (2) will no longer be applicable to the Series 48 Preferred Shares. In that case, the Bank will execute and deliver certificates for the Series 48 Preferred Shares in definitive registered form equal to the aggregate number of Series 48 Preferred Shares represented by the Global Certificate in the Book-Entry System. On such exchange, the Transfer Agent will cancel the Global Certificate. Certificates for Series 48 Preferred Shares in definitive registered form issued in exchange for the Global Certificate will be registered in such names and in such number of Series 48 Preferred Shares as instructed in writing by the Depository to the Transfer Agent. The Transfer Agent will deliver or cause to be delivered such definitive certificates to the persons in whose names the Depository has so instructed.

14.	Notices

(1) Notice to the Bank. Subject to applicable law, any notice, request or other communication to be given to the Bank by a holder of Series 48 Preferred Shares must be in writing and will be valid and effective if given by mail (postage prepaid) or by electronic communication or by delivery to the registered office of the Bank and addressed to the attention of the Corporate Secretary. Any such notice, request or other communication, if given by mail, electronic communication or delivery, will be deemed to have been given and received only on actual receipt by the Bank.

(2) Presentation and Surrender of Certificates. Any presentation and surrender by a holder of Series 48 Preferred Shares to the Bank or the Transfer Agent of certificates representing Series 48 Preferred Shares in connection with the redemption of Series 48 Preferred Shares must be made by registered mail (postage prepaid) or by delivery to the registered office of the Bank or to such office of the Transfer Agent as may be specified by the Bank, in each case addressed to the attention of the Corporate Secretary. Any such presentation and surrender of certificates will be deemed to have been made and to be effective only on actual receipt by the Bank or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail will be at the sole risk of the holder mailing the same.

(3) Notice to Holders of Series 48 Preferred Shares. Subject to applicable law, any notice, request or other communication to be given to a holder of Series 48 Preferred Shares by or on behalf of the Bank must be in writing and will be valid and effective if given by ordinary unregistered first class mail (postage prepaid) or by electronic communication or by delivery to the address of the holder recorded in the securities register of the Bank or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, will be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by electronic communication or by delivery, will be deemed to have been given and received on the date of electronic communication or delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Series 48 Preferred Shares, or any defect in such notice, will not invalidate or otherwise alter or affect any action or proceeding to be taken by the Bank pursuant to that notice, request or other communication.

15.	Tax Election

The Bank will elect, in the manner and within the time provided under section 191.2 of the Tax Act or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax under Part VI.1 of the Tax Act at a rate such that holders of the Series 48 Preferred Shares will not be required to pay tax on dividends received (or deemed to be received) on the Series 48 Preferred Shares under section 187.2 of the Tax Act or any successor or replacement provision of similar effect. Nothing in this section will prevent the Bank from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or part of the Bank’s liability for tax under section 191.1 of such Act to that taxable Canadian corporation to the extent permitted by and in accordance with section 191.3 of such Act.

16.	Return of Unclaimed Funds to the Bank

The Bank shall have the right, with respect to any funds deposited by the Bank to any chartered bank or trust company in respect of amounts due to holders of Series 48 Preferred Shares, on or after the first anniversary date of the deposit of such funds to any chartered bank or trust company, to require that such chartered bank or trust company return to the Bank any funds which remain unclaimed by holders of the Series 48 Preferred Shares. If at any time following the return of the unclaimed funds to the Bank, either the Bank or the chartered bank or trust company receives a request from a holder of Series 48 Preferred Shares for the holder’s unclaimed entitlement to any amount due to the holder in respect of the holder’s Series 48 Preferred Shares, the Bank shall promptly arrange for the payment of such amount to the holder.

17.	Wire or Electronic Transfer of Funds

Notwithstanding any other right, privilege, restriction or condition attaching to the Series 48 Preferred Shares, the Bank may, at its option, make any payment due to a holder of Series 48 Preferred Shares hereunder by way of a wire or electronic transfer of funds to each registered holder of Series 48 Preferred Shares. In the event that a payment is made by way of a wire or electronic transfer of funds, the Bank shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Bank that a payment is to be made by way of a wire or electronic transfer of funds, the Bank shall notify each registered holder of Series 48 Preferred Shares at the address of such holder as it appears on the books of the Bank. Such notice by the Bank will request that each registered holder of Series 48 Preferred Shares provide the particulars of an account of such holder with a chartered bank in Canada to which the wire or electronic transfer of funds shall be directed. In the event that the Bank does not receive account particulars from a registered holder of Series 48 Preferred Shares prior to the date such payment is to be made, the Bank shall deposit the funds otherwise payable to such holder in a special account in trust for such holders. The making of a payment by way of a wire or electronic transfer of funds or, in the case where a registered holder of the Series 48 Preferred Shares has not provided the Bank with account particulars for a wire or electronic transfer of funds, the deposit by the Bank of the funds otherwise payable to such holder in a special account in trust for such holders, shall be deemed to constitute payment by the Bank on the date thereof and shall satisfy and discharge all liabilities of the Bank for such payment to the extent of the amount represented by such transfer.

Appendix G

NBC Preferred Shares into which Series 9 Preferred Shares are Exchangeable

NATIONAL BANK OF CANADA

First Preferred Shares Series 49 (Non-Viability Contingent Capital (NVCC))

The following are the rights, privileges, restrictions and conditions (the “Series 49 Preferred Shares Provisions”), in addition to those rights, privileges, restrictions and conditions attaching to the First Preferred Shares without nominal or par value (the “First Preferred Shares”) as a class, attaching to the non-cumulative 5-year rate reset First Preferred Shares Series 49 (Non-Viability Contingent Capital (NVCC)) (the “Series 49 Preferred Shares”) of the Bank.

1.	Interpretation

(1) Defined Terms. In these Series 49 Preferred Shares Provisions:

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the Fixed Rate Calculation Date plus 4.04%.

“Bank” means National Bank of Canada and its successors and assigns.

“Bank Act” means the Bank Act (Canada).

“Bank Rate” means the minimum rate at which the Bank of Canada extends short-term advances to members of the Canadian Payments Association.

“Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR<INDEX> page on that service) for purposes of displaying Government of Canada Bond yields.

“Board of Directors” means the board of directors of the Bank.

“Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

“Business Day” means a day other than a Saturday, a Sunday or any other day which is a statutory or civic holiday in Calgary, Alberta.

“Capital Guidelines” means the Canadian bank regulatory guidelines issued by the Superintendent or other governmental authority in Canada concerning the maintenance of adequate capital reserves by Canadian chartered banks, including the Bank, from time to time.

“Cash Redemption Price” has the meaning attributed to it in subsection 3(2).

“Common Share Reorganization” has the meaning attributed to it in subsection 10(1).

“Common Shares” means the common shares of the Bank, and any other securities into which those shares may be changed or for which those shares may be exchanged (whether or not the Bank is the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a capital reorganization, merger or amalgamation of the Bank or comparable transaction affecting the common shares of the Bank.

“Contingent Conversion” has the meaning attributed to it in subsection 9(1).

“Contingent Conversion Formula” means:

(Multiplier x Preferred Share Conversion Value) ÷ Conversion Price = number of Common Shares into which each Series 49 Preferred Share shall be converted

“Conversion Price” means the greater of (i) the Floor Price and (ii) the Current Market Price of the Common Shares.

“Conversion Privilege” has the meaning attributed to it in paragraph 8(1)(a).

“Corporate Secretary” means the corporate secretary of the Bank.

“Current Market Price” of the Common Shares means the volume-weighted average trading price of the Common Shares on the Toronto Stock Exchange or, if not then listed on that exchange, on another exchange or market chosen by the Board of Directors on which the Common Shares are then traded, for the ten (10) consecutive Trading Days ending on the day immediately prior to the date of the Contingent Conversion, or, if no such trading prices are available, “Current Market Price” shall be the Floor Price.

“Depository” means CDS Clearing and Depository Services Inc. and its nominees, or any successor carrying on the business as a depository, which is approved by the Bank pursuant to subsection 13(1).

“Dividend Payment Date” means the last day of each of the months of January, April, July and October in each year.

“Election Notice” has the meaning attributed to it in paragraph 8(3)(a).

“Equivalent Support” means a form of support that enhances the Bank’s risk-based capital ratios or is funding that is provided on terms other than normal terms and conditions, provided that, for greater certainty, and without limitation, Equivalent Support does not include:

(a)	Emergency Liquidity Assistance provided by the Bank of Canada at or above the Bank Rate;

(b)	open bank liquidity assistance provided by the Canada Deposit Insurance Corporation at or above its cost of funds; and

(c)	support, including conditional, limited guarantees, provided by the Canada Deposit Insurance Corporation to facilitate a transaction, including an acquisition or amalgamation.

“First Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series 49 Preferred Shares Provisions.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.

“Floor Price” means $5.00, as such value may be adjusted in accordance with Section 10.

“Global Certificate” has the meaning attributed to it in subsection 13(1).

“Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Bank, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.

“Ineligible Government Holder” means any person who is the federal or a provincial government in Canada or agent or agency thereof, or the government of a foreign country or any political subdivision of a foreign country, or any agent or agency of a foreign government, in each case to the extent that the recording in the Bank’s securities register of a transfer or issue of any share of the Bank to such person would cause the Bank to contravene the Bank Act.

“Ineligible Person” means any person whose address is in, or whom the Bank or its Transfer Agent has reason to believe is a resident of, any jurisdiction outside of Canada to the extent that the issuance or delivery by the Bank to such person of Series 50 Preferred Shares or Common Shares, as the case may be, upon the exercise of rights of conversion or upon a Contingent Conversion would require the Bank to take any action to comply with securities, banking or analogous laws of such jurisdiction.

“Initial Fixed Dividend Rate” means 7.651% per annum.

“Initial Fixed Rate Period” means the period commencing ●, 2025 [NTD: beginning of quarter during which the exchange occurs.] and ending on and including April 30, 2029.

“Multiplier” means 1.0.

“OSFI” means the Office of the Superintendent of Financial Institutions Canada.

“Participant” has the meaning attributed to it in subsection 13(1).

“Preferred Share Conversion Value” means $25.00 per Series 49 Preferred Share plus any declared but unpaid dividends in respect of such Series 49 Preferred Share.

“Redemption Date” has the meaning attributed to it in subsection 3(4).

“Redemption Notice” has the meaning attributed to it in subsection 3(4).

“Series 49 Conversion Date” has the meaning attributed to it in paragraph 8(1)(a).

“Series 49 Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series 49 Preferred Shares Provisions.

“Series 49 Preferred Shares Provisions” has the meaning attributed to it in the introductory paragraph to these terms and conditions attaching to the Series 49 Preferred Shares.

“Series 50 Preferred Shares” means the non-cumulative floating rate First Preferred Shares Series 50 (Non-Viability Contingent Capital (NVCC)) of the Bank.

“Significant Shareholder” means any person who beneficially owns, directly or indirectly, through entities controlled by such person or persons associated with or acting jointly or in concert with such person (as determined in accordance with the Bank Act), shares of any class of the Bank in excess of 10% of the total number of outstanding shares of that class in contravention of the Bank Act.

“Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing May 1, 2029 and ending on and including April 30, 2034, and for each succeeding Subsequent Fixed Rate Period, the period commencing on the date immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including April 30 in the fifth year thereafter.

“Superintendent” means the Superintendent of Financial Institutions and any successor appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada).

“Tax Act” means the Income Tax Act (Canada).

“Trading Day” means, with respect to any stock exchange or market, a day on which shares may be traded through the facilities of that stock exchange or market.

“Transfer Agent” means Computershare Trust Company of Canada, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series 49 Preferred Shares.

“Trigger Event” has the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2 – Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

(a)	the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

(b)	a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or Equivalent Support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

“Voting Rights” has the meaning attributed to it in Section 7.

(2) Ranking of Shares. The expressions “in priority to”, “on a parity with”, “ranking equally with”, “ranking prior to” and “ranking junior to” and similar expressions refer to the order of priority only in payment of dividends or in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of the assets of the Bank for the purpose of winding-up its affairs.

(3) Holder. References to a “holder” in relation to Series 49 Preferred Shares means a registered holder of those shares.

(4) References to Statutes. Reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute.

(5) Other Payment Matters.

(a)	If any date on which any dividend on the Series 49 Preferred Shares is payable or on or by which any other action is required to be taken by the Bank under these Series 49 Preferred Shares Provisions is not a Business Day, then the dividend will be payable, or such other action will be required to be taken, on or by the next day that is a Business Day.

(b)	In the event of the non-receipt of a cheque by a holder of Series 49 Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Bank, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Bank, will issue to the holder a replacement cheque for the amount of the original cheque.

(c)	The Bank will be entitled to deduct or withhold from any amount payable to a holder of Series 49 Preferred Shares under these Series 49 Preferred Shares Provisions any amount required or permitted by law to be deducted or withheld from that payment.

(6) Currency Conversion. If it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars.

2.	Dividends

(1) Payment of Dividends.

(a)	The holders of Series 49 Preferred Shares will be entitled to receive, and the Bank will pay on the Series 49 Preferred Shares, as and when declared by the Board of Directors, but subject to the provisions of the Bank Act, non-cumulative preferential cash dividends at the rates and times herein provided.

(b)	During the Initial Fixed Rate Period, dividends on the Series 49 Preferred Shares shall be payable quarterly at the Initial Fixed Dividend Rate. Accordingly, on each Dividend Payment Date during the Initial Fixed Rate Period, the dividend payable, if declared, shall be equal to $0.4781875 per share.

(c)	During each Subsequent Fixed Rate Period, dividends on the Series 49 Preferred Shares shall, if declared, be in the amount per share per annum determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00, payable quarterly on each Dividend Payment Date in each 12-month period.

(d)	The Bank shall, in respect of each Subsequent Fixed Rate Period, calculate on each Fixed Rate Calculation Date the Annual Fixed Dividend Rate for such Subsequent Fixed Rate Period and shall, on the Fixed Rate Calculation Date, give written notice thereof to the then holders of Series 49 Preferred Shares by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder. Each such determination by the Bank of the Annual Fixed Dividend Rate shall, in the absence of manifest error, be final and binding upon the Bank and upon all holders of Series 49 Preferred Shares.

(e)	If the Board of Directors does not declare the dividends, or any part thereof, on the Series 49 Preferred Shares on or before the Dividend Payment Date for a particular period or quarter, then the entitlement of the holders of the Series 49 Preferred Shares to receive such, or to any part thereof, for such period or quarter will be forever extinguished.

(2) Method of Payment. Dividends on the Series 49 Preferred Shares will be paid by cheque of the Bank, in lawful money of Canada payable at par at any branch in Canada of a chartered bank or trust company, in the amount of the applicable dividend, rounded to the nearest whole cent ($0.01), less any tax required or permitted by law to be deducted or withheld by the Bank. The mailing by ordinary unregistered first class prepaid mail of such a cheque to a holder of Series 49 Preferred Shares to the address of the holder as it appears on the register of holders, or if the address of any such holder does not so appear, then to the last known address of such holder, on or before the fifth Business Day before the Dividend Payment Date will be deemed to be payment and will satisfy and discharge all liabilities for dividends payable on that Dividend Payment Date to the extent of the amount represented by the cheque (plus any tax required to be deducted or withheld from the payment) unless such cheque is not paid on due presentation. Dividends represented by a cheque which has not been duly presented for payment within six years after it was issued or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable and set apart for payment will be forfeited to the Bank. The Bank may pay dividends in any other manner as it may agree with any particular holder.

3.	Redemption

(1) No Redemption Before April 30, 2029. The Bank may not redeem any Series 49 Preferred Shares before April 30, 2029.

(2) Redemption On and After April 30, 2029. Subject to the provisions of the Bank Act and to the prior consent of the Superintendent, on April 30, 2029 and on April 30 in every fifth year thereafter, the Bank, upon giving notice as hereinafter provided, may redeem all, or from time to time any part, of the outstanding Series 49 Preferred Shares, at the option of the Bank, without the consent of the holders of Series 49 Preferred Shares, to be stipulated in the notice hereinafter provided, by the payment of an amount in cash for each such share to be redeemed of $25.00 together with any declared and unpaid dividends to the date fixed for redemption (the “Cash Redemption Price”).

(3) Partial Redemptions. In the case of partial redemptions, Series 49 Preferred Shares to be redeemed will be redeemed pro rata (disregarding fractions) or in any other manner that the Board of Directors in its sole discretion may determine, subject to approval of the Superintendent.

(4) Notice of Redemption. The Bank will give to each holder of Series 49 Preferred Shares to be redeemed a notice in writing of the intention of the Bank to redeem such shares (the “Redemption Notice”). The Redemption Notice must be given at least 30 days but not more than 60 days before the Redemption Date. The Redemption Notice must set out the number of Series 49 Preferred Shares held by the person to whom it is addressed which are to be redeemed, the Cash Redemption Price and the date on which the redemption is to occur (the “Redemption Date”).

(5) Method of Payment. The Bank will pay or cause to be paid to the holders of the Series 49 Preferred Shares to be redeemed the Cash Redemption Price, together with payment of any fractional interest, as the case may be, less any tax required or permitted by law to be deducted or withheld by the Bank, on presentation and surrender at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario, or at any other place or places within Canada designated in the Redemption Notice, of the certificate or certificates for the Series 49 Preferred Shares so called for redemption, together with such other documents as may be reasonably required to effect a transfer of the Series 49 Preferred Shares. Payment will be made by cheque payable at par at any branch in Canada of a chartered bank or trust company. If only a part of the Series 49 Preferred Shares represented by any certificate are redeemed, a new certificate for the balance will be issued at the expense of the Bank. Subject to subsection 3(6), from and after the date specified in any Redemption Notice, the Series 49 Preferred Shares called for redemption will be deemed to be redeemed and the holders of those Series 49 Preferred Shares will cease to be entitled to dividends and will not be entitled to exercise any of the rights of shareholders in respect of those Series 49 Preferred Shares unless payment of the Cash Redemption Price is not duly made by the Bank on presentation and surrender of the certificate or certificates representing the Series 49 Preferred Shares.

(6) Deposit of Redemption Price. At any time after the Redemption Notice is given, the Bank will have the right to deposit the Cash Redemption Price of any or all Series 49 Preferred Shares called for redemption with the Bank or with any chartered bank or trust company in Canada named in the Redemption Notice, including the Transfer Agent, to the credit of a special account for the respective holders of those Series 49 Preferred Shares to be paid on surrender to the Bank or that chartered bank or trust company of the certificate or certificates representing those Series 49 Preferred Shares. Any such deposit will constitute payment and satisfaction of the Cash Redemption Price of the Series 49 Preferred Shares for which the deposit is made and the rights of the holders of those shares will be limited to receiving the proportion (less any tax required or permitted by law to be deducted or withheld) of the Cash Redemption Price so deposited applicable to those shares, without interest, on presentation and surrender of the certificate or certificates representing the Series 49 Preferred Shares being redeemed. The Bank will be entitled to any interest on such deposit.

4.	Purchase for Cancellation

Subject to Section 6 and the provisions of applicable securities law, the rules of the Toronto Stock Exchange and the Bank Act, including the requirement for prior approval of the Superintendent, the Bank may purchase for cancellation at any time all or from time to time any part of the Series 49 Preferred Shares then outstanding in the open market at the lowest price or prices at which in the opinion of the Board of Directors such shares are obtainable.

5.	Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of assets of the Bank for the purpose of winding up its affairs, provided that a Contingent Conversion has not occurred, the holders of the Series 49 Preferred Shares will be entitled to receive $25.00 for each Series 49 Preferred Share held by them, plus any dividends declared and unpaid to the date of distribution, before any amounts are paid or any assets of the Bank are distributed to the holders of the Bank’s Common Shares or any shares ranking junior to the Series 49 Preferred Shares. After payment of those amounts, the holders of the Series 49 Preferred Shares will not be entitled to share in any further distribution of the property or assets of the Bank. If a Contingent Conversion has occurred, all Series 49 Preferred Shares shall have been converted into Common Shares which will rank on a parity with all other Common Shares.

6.	Restrictions on Dividends and Retirement of Shares

As long as any Series 49 Preferred Shares are outstanding, the Bank will not at any time, without the approval of the holders of the Series 49 Preferred Shares given as provided in Section 12:

(a)	declare, pay or set apart for payment any dividend on the Common Shares or any other shares ranking junior to the Series 49 Preferred Shares (other than share dividends payable in the form of shares ranking junior to the Series 49 Preferred Shares);

(b)	redeem, purchase or otherwise retire any of the Common Shares or any other shares ranking junior to the Series 49 Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Series 49 Preferred Shares);

(c)	redeem, purchase or otherwise retire less than all the Series 49 Preferred Shares; or

(d)	except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of preferred shares of the Bank, redeem, purchase or otherwise retire any other shares ranking on a parity with the Series 49 Preferred Shares;

unless, in each case, all dividends on the Series 49 Preferred Shares up to and including those payable on the Dividend Payment Date for the last completed period for which dividends are payable and in respect of which the rights of holders have not been extinguished, and all dividends then accrued on all other shares ranking prior to or on a parity with the Series 49 Preferred Shares up to the immediately preceding respective date or dates for payment and in respect of which the rights of holders of those shares have not been extinguished, have been declared and paid or set apart for payment.

7.	Voting Rights

Subject to applicable law, holders of Series 49 Preferred Shares will not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Bank unless and until the first time at which the Board of Directors has not declared the dividend in full on the Series 49 Preferred Shares in any quarter. In that event, the holders will be entitled to receive notice of and to attend only a meeting of shareholders at which directors are to be elected and will have one vote for each Series 49 Preferred Shares held (the “Voting Rights”). The Voting Rights of the holders of the Series 49 Preferred Shares will cease on payment by the Bank of the first dividend on the Series 49 Preferred Shares to which the holders are entitled under these Series 49 Preferred Shares Provisions after the time the Voting Rights first arose until such time as the Bank may again fail to declare the dividend in full on the Series 49 Preferred Shares in any quarter, in which event the Voting Rights will become effective again and so on from time to time.

8.	Conversion of Series 49 Preferred Shares

(1) Conversion at the Option of the Holder

(a)	Holders of Series 49 Preferred Shares shall have the right, at their option, on April 30, 2029 and on April 30 in every fifth year thereafter (a “Series 49 Conversion Date”), to convert, subject to the terms and provisions hereof and to the provisions of the Bank Act, all or any Series 49 Preferred Shares registered in their name into Series 50 Preferred Shares on the basis of one (1) Series 50 Preferred Share for each Series 49 Preferred Share. The Bank shall give notice in writing to the then holders of the Series 49 Preferred Shares of the conversion privilege provided for herein (the “Conversion Privilege”) and such notice shall (i) set out the Series 49 Conversion Date, (ii) include instructions to such holders as to the method by which such Conversion Privilege may be exercised, as described in this Section 8 and (iii) be given at least 30 days and not more than 60 days prior to the applicable Series 49 Conversion Date. On the 30th day prior to the first day of the succeeding Subsequent Fixed Rate Period, the Bank shall give notice in writing to the then holders of the Series 49 Preferred Shares of the Annual Fixed Dividend Rate determined by the Bank for such Subsequent Fixed Rate Period and the Floating Quarterly Dividend Rate (as defined in the terms and conditions attaching to the Series 50 Preferred Shares) applicable to the Series 50 Preferred Shares for the next succeeding Quarterly Floating Rate Period (as defined in the terms and conditions attaching to the Series 50 Preferred Shares). Each such notice shall be given by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder.

(b)	If the Bank gives notice as provided in Section 3 to the holders of the Series 49 Preferred Shares of the redemption of all the Series 49 Preferred Shares, the Bank shall not be required to give notice as provided in this subsection 8(1) to the holders of the Series 49 Preferred Shares of an Annual Fixed Dividend Rate, a Floating Quarterly Dividend Rate applicable to the Series 50 Preferred Shares or of the Conversion Privilege and the right of any holder of Series 49 Preferred Shares to convert such Series 49 Preferred Shares as herein provided shall cease and terminate in that event.

(c)	Holders of Series 49 Preferred Shares shall not be entitled to convert their shares into Series 50 Preferred Shares on a Series 49 Conversion Date if the Bank determines that there would remain outstanding on the Series 49 Conversion Date less than 500,000 Series 50 Preferred Shares after taking into account all Series 49 Preferred Shares tendered for conversion into Series 50 Preferred Shares and all Series 50 Preferred Shares tendered for conversion into Series 49 Preferred Shares. The Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis, to all affected holders of Series 49 Preferred Shares at least seven (7) days prior to the applicable Series 49 Conversion Date and, subject to the provisions of Section 13, will issue and deliver, or cause to be delivered, prior to such Series 49 Conversion Date, at the expense of the Bank, to such holders of Series 49 Preferred Shares, who have surrendered for conversion any certificate or certificates representing Series 49 Preferred Shares, new certificates representing the Series 49 Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

(2) Automatic Conversion. If the Bank determines that there would remain outstanding on a Series 49 Conversion Date less than 500,000 Series 49 Preferred Shares after taking into account all Series 49 Preferred Shares tendered for conversion into Series 50 Preferred Shares and all Series 50 Preferred Shares tendered for conversion into Series 49 Preferred Shares, then, all, but not part, of the remaining outstanding Series 49 Preferred Shares shall automatically be converted into Series 50 Preferred Shares on the basis of one (1) Series 50 Preferred Share for each Series 49 Preferred Share on the applicable Series 49 Conversion Date and the Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis, to the holders of such remaining Series 49 Preferred Shares at least seven (7) days prior to the Series 49 Conversion Date.

(3) Manner of Exercise of Conversion Privilege

(a)	Subject to the provisions of Section 13, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than 30 days prior to a Series 49 Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding a Series 49 Conversion Date during usual business hours at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario at which the Series 49 Preferred Shares are transferable accompanied by: (1) payment or evidence of payment of the tax (if any) payable as provided in this subsection 8(3); and (2) the certificate or certificates representing the Series 49 Preferred Shares in respect of which the holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the holder, or his or her attorney duly authorized in writing; provided that in the Election Notice such holder may also elect to convert part only of the Series 49 Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Bank shall issue and deliver or cause to be delivered to such holder, at the expense of the Bank, a new certificate representing the Series 49 Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice shall be irrevocable once received by the Bank or its nominee

(b)	Subject to the provisions of Section 13, in the event the Bank is required to convert all remaining outstanding Series 49 Preferred Shares into Series 50 Preferred Shares on the applicable Series 49 Conversion Date as provided for in subsection 8(2), the Series 49 Preferred Shares in respect of which the holders have not previously elected to convert shall be converted on the Series 49 Conversion Date into Series 50 Preferred Shares and the holders thereof shall be deemed to be holders of Series 50 Preferred Shares at 5:00 p.m. (Toronto time) on the Series 49 Conversion Date and shall be entitled, upon surrender during usual business hours at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario at which the Series 49 Preferred Shares were transferable of the certificate or certificates representing Series 49 Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series 50 Preferred Shares in the manner and subject to the terms and provisions as provided in this subsection 8(3).

(c)	Subject to the provisions of Section 13, as promptly as practicable after the Series 49 Conversion Date, the Bank shall issue and deliver, or cause to be delivered to or upon the written order of the holder of the Series 49 Preferred Shares so surrendered, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such holder representing the number of fully-paid and non-assessable Series 50 Preferred Shares and the number of remaining Series 49 Preferred Shares, if any, to which such holder is entitled. Such conversion shall be deemed to have been made at 5:00 p.m. (Toronto time) on the Series 49 Conversion Date, so that the rights of the holder of such Series 49 Preferred Shares as the holder thereof shall cease at such time and the person or persons entitled to receive Series 50 Preferred Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Series 50 Preferred Shares at such time.

(d)	The holder of any Series 49 Preferred Share on the record date for any dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into Series 50 Preferred Shares after such record date and on or before the date of the payment of such dividend.

(e)	Subject to the provisions of Section 13, the issuance of certificates for the Series 50 Preferred Shares upon the conversion of Series 49 Preferred Shares shall be made without charge to the converting holders of Series 49 Preferred Shares for any fee or tax in respect of the issuance of such certificates or the Series 50 Preferred Shares represented thereby; provided, however, that the Bank shall not be required to pay any tax that may be imposed upon the person or persons to whom such Series 50 Preferred Shares are issued in respect of the issuance of such Series 50 Preferred Shares or the certificate therefor or any security transfer taxes, and the Bank shall not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series 49 Preferred Shares converted unless the person or persons requesting the issuance thereof shall have paid to the Bank the amount of any such security transfer tax or shall have established to the satisfaction of the Bank that such tax has been paid.

(4) The Bank reserves the right not to (i) deliver Series 50 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of that conversion, would become a Significant Shareholder or (ii) record in its securities register a transfer or issue of Series 50 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all of the relevant number of Series 50 Preferred Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Series 50 Preferred Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Series 50 Preferred Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Series 50 Preferred Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series 49 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

9.    Conversion into Common Shares Upon a Trigger Event

(1) Upon the occurrence of a Trigger Event, each Series 49 Preferred Share will be, and will be deemed, for all purposes, to be, automatically converted (a “Contingent Conversion”), without the consent of the holders thereof, into that number of fully-paid Common Shares determined by the Contingent Conversion Formula. In any case where the aggregate number of Common Shares to be issued to a holder of Series 49 Preferred Shares pursuant to this section includes a fraction of a Common Share, such number of Common Shares to be issued to such holder shall be rounded down to the nearest whole number of Common Shares and no cash payment shall be made in lieu of such fractional Common Share.

(2) Subject to subsection 9(3), as promptly as practicable after the occurrence of a Trigger Event, the Bank shall announce the Contingent Conversion by way of a press release and shall give notice of the Contingent Conversion in accordance with the provisions of paragraph 2(1)(d) to the then registered holders of the Series 49 Preferred Shares. As promptly as practicable after the Trigger Event, the Bank shall deliver or cause to be delivered certificates representing the Common Shares registered in the name of the holders of the Series 49 Preferred Shares, or as such holder shall have directed, on presentation and surrender at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario for the Series 49 Preferred Shares of the certificate or certificates for the Series 49 Preferred Shares. From and after the Trigger Event, the Series 49 Preferred Shares shall cease to be outstanding, the holders thereof shall cease to be entitled to dividends thereon, including any dividends declared but not paid prior to the Trigger Event, and any certificates representing the Series 49 Preferred Shares shall represent only the right to receive upon surrender of such certificate the applicable number of Common Shares specified in subsection 9(1) above. A Contingent Conversion shall be mandatory and binding upon both the Bank and all holders of the Series 49 Preferred Shares notwithstanding anything else including, without limitation: (a) any prior action to or in furtherance of redeeming, exchanging or converting the Series 49 Preferred Shares pursuant to the other terms and conditions herein; and (b) any delay in or impediment to the issuance or delivery of the Common Shares to the holders of the Series 49 Preferred Shares.

(3) Notwithstanding any other provision of this Section 9, upon a Contingent Conversion the Bank reserves the right not to (i) deliver Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of the Contingent Conversion, would become a Significant Shareholder, or (ii) record in its securities register a transfer or issue of Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all or the relevant number of Common Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Common Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Common Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Common Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series 49 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

10.	Adjustment of Floor Price

(1) If the Bank:

(a)	issues Common Shares or securities convertible into or exchangeable for Common Shares to the holders of all of the outstanding Common Shares as a stock dividend;

(b)	subdivides, re-divides or changes its outstanding Common Shares into a greater number of Common Shares; or

(c)	reduces, combines or consolidates its outstanding Common Shares into a smaller number of Common Shares,

(any of such events in paragraphs 10(1)(a) to (c), being called a “Common Share Reorganization”), then the Floor Price then in effect will be adjusted in accordance with the following sentence immediately on the effective date or record date, as the case may be, for the happening of the Common Share Reorganization on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization. Upon a Common Share Reorganization, the Floor Price shall be adjusted so that it will equal the price determined by multiplying the Floor Price in effect immediately prior to such effective date or record date by a fraction:

(i)	the numerator of which will be the total number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization; and

(ii)	the denominator of which will be the total number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number, without duplication, of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(2) In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank shall take all necessary action to ensure that the holders of Series 49 Preferred Shares, receive, pursuant to a Contingent Conversion, after such capital reorganization, consolidation, merger, amalgamation or comparable transaction, the number of shares or other securities that the holders of Series 49 Preferred Shares would have received if the Contingent Conversion occurred immediately prior to the record date of the capital reorganization, consolidation, merger, amalgamation or comparable transaction.

(3) In any case in which this Section 10 requires that an adjustment will become effective immediately after a record date for an event referred to herein, the Bank may defer, until the occurrence of such event, issuing to the holder of any Series 49 Preferred Shares upon a Contingent Conversion occurring after such record date and before the occurrence of such event, the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event, provided, however, that the Bank will deliver to such holder evidence of such holder’s right to receive such additional Common Shares upon the occurrence of such event and the right to receive any dividends or other distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the date of conversion or such later date on which such holder would, but for the provisions of this subsection 10(3), have become the holder of record of such additional Common Shares.

(4) For the purposes of this Section 10:

(a)	the adjustments provided for in this Section 10 are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following provisions of this subsection 10(4);

(b)	no adjustment in the Floor Price will be required unless the cumulative effect of such adjustment would result in a change of at least 1% in the prevailing Floor Price; provided, however, that any adjustments which, except for the provisions of this paragraph 10(4)(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

(c)	no adjustment in the Floor Price will be required upon the issuance from time to time of Common Shares pursuant to a Contingent Conversion or any stock option plan, share purchase plan or dividend reinvestment plan of the Bank, as such plans may be replaced, supplemented or further amended from time to time;

(d)	if at any time a dispute arises with respect to adjustments provided for in this Section 10, such dispute will be conclusively determined, subject to the consent if required, of the Toronto Stock Exchange and any other stock exchange on which the Common Shares are then listed, by the Bank’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the Board of Directors and any such determination will be binding upon the Bank, the holders of the Series 49 Preferred Shares and the other shareholders of the Bank; such auditors or accountants will be given access to all necessary records of the Bank; and

(e)	if the Bank sets a record date to take any other action and thereafter and before the taking of any action, the Bank abandons its plan to take such other action, then no adjustment in the Floor Price will be made.

(5) The Bank will from time to time, immediately after the occurrence of any event that requires an adjustment or readjustment as provided in this Section 10, deliver a certificate of the Bank to the transfer agent for the Series 49 Preferred Shares specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and the Transfer Agent will be entitled to act and rely upon such certificate of the Bank. Such certificate of the Bank and the amount of the adjustment specified therein will be conclusive and binding on all parties in interest. Until such certificate of the Bank is received by the Transfer Agent, the Transfer Agent may act and be protected in acting on the presumption that no adjustment has been made or is required. Except in respect of any subdivision, re-division, change, reduction, combination or consolidation of the Common Shares contemplated by paragraphs 10(1)(b) and 10(1)(c), the Bank will forthwith give notice to the holders of the Series 49 Preferred Shares specifying the event requiring such adjustment or readjustment and the amount thereof, including the resulting Floor Price.

11.	Issue of Additional Shares and Amendments to Series 49 Preferred Shares

(1) Issue of Additional Shares. The Bank may issue shares of any other series of preferred shares of the Bank ranking on a parity with the Series 49 Preferred Shares without authorization of the holders of Series 49 Preferred Shares, if at the date of such issuance all cumulative dividends up to and including the dividend payment for the last completed period for which such cumulative dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative First Preferred Shares then issued and outstanding and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of non-cumulative First Preferred Shares then issued and outstanding.

(2) Amendments to Series 49 Preferred Shares.

(a)	The Bank will not without, but may from time to time with, the approval of holders of the Series 49 Preferred Shares given as specified in Section 12, delete, amend or vary any of these Series 49 Preferred Shares Provisions.

(b)	In addition to the approval in paragraph 11(2)(a), the Bank will not without, but may from time to time with, the prior approval of the Superintendent make any such deletion, amendment or variation which might affect the classification afforded the Series 49 Preferred Shares from time to time for capital adequacy purposes pursuant to the Bank Act or the Capital Guidelines.

12.	Approval of Holders of Series 49 Preferred Shares

Any approval given by the holders of Series 49 Preferred Shares will be deemed to have been sufficiently given if given by a resolution passed at a meeting of the holders of Series 49 Preferred Shares duly called and held on not less than 21 days’ notice at which the holders of at least one-third of the outstanding Series 49 Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting. If at the meeting the holders of at least one-third of the outstanding Series 49 Preferred Shares are not present or represented by proxy within 30 minutes after the time appointed for the meeting, the meeting will be adjourned to such date, not less than 21 days afterwards, and to such time and place as the chairman of the meeting may designate, and not less than 15 days’ written notice shall be given of the adjourned meeting. At the adjourned meeting, the holders of Series 49 Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed at the adjourned meeting by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting will constitute the approval of the holders of Series 49 Preferred Shares. On every poll taken at any meeting or adjourned meeting, every holder of Series 49 Preferred Shares will be entitled to one vote in respect of each Series 49 Preferred Share held. Subject to the foregoing, the formalities to be observed in respect of the giving of notice of any meeting or adjourned meeting and the conduct of any such meeting will be those from time to time as may be prescribed in the by-laws of the Bank with respect to meetings of shareholders or under the Bank Act.

13.	Registration of Series 49 Preferred Shares and Transfer, Redemption, Purchase and Exchanges Through the Book-Entry System

(1) Global Certificate. Subject to subsections 13(2) and (3) and notwithstanding any other provision of these Series 49 Preferred Shares Provisions, the Series 49 Preferred Shares will be issued in the form of one or more fully-registered global certificates in the aggregate number of Series 49 Preferred Shares issued by the Bank and outstanding from time to time (the “Global Certificate”) held by, or on behalf of, the Depository as custodian of the Global Certificate for the participants (“Participants”) in the Book-Entry System, and will be registered in the name of “CDS & Co.” (or such other name as the Depository may use from time to time as its nominee name for purposes of the Book-Entry System) and registrations of ownership, transfers, redemptions, purchases, surrenders and exchanges of Series 49 Preferred Shares will be made only through the Book-Entry System to another nominee of the Depository for the Series 49 Preferred Shares or to a successor Depository for the Series 49 Preferred Shares approved by the Bank or to a nominee of such successor Depository. Accordingly, subject to subsection 13(3), the beneficial owners of Series 49 Preferred Shares will not receive a certificate or other instrument from the Bank or the Depository evidencing their ownership of Series 49 Preferred Shares, and beneficial owners will not be shown on the records maintained by the Depository, except through a book-entry account of a Participant acting on behalf of a beneficial owner.

(2) Depository is Owner of Series 49 Preferred Shares. For purposes of these Series 49 Preferred Shares Provisions, as long as the Depository, or its nominee, is the registered holder of the Series 49 Preferred Shares:

(a)	the Depository, or its nominee, as the case may be, will be considered the sole owner of the Series 49 Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series 49 Preferred Shares, including payments of dividends or the Cash Redemption Price; and

(b)	the Bank, pursuant to the exercise by it of its right to redeem Series 49 Preferred Shares, will deliver or cause to be delivered to the Depository, or its nominee, for the benefit of the beneficial owners of the Series 49 Preferred Shares, the Cash Redemption Price against delivery, if applicable, to the Bank’s account with the Depository, or its nominee, of such holder’s Series 49 Preferred Shares.

(3) Termination of Book-Entry System. If at any time the Bank determines or the Depository notifies the Bank in writing that the Depository is no longer willing or able to discharge properly its responsibility as depository and, in either case, the Bank is unable to determine a qualified successor, or the Bank, at its option, elects, or is required by law, to terminate the Book-Entry System, subsections 13(1) and (2) will no longer be applicable to the Series 49 Preferred Shares. In that case, the Bank will execute and deliver certificates for the Series 49 Preferred Shares in definitive registered form equal to the aggregate number of Series 49 Preferred Shares represented by the Global Certificate in the Book-Entry System. On such exchange, the Transfer Agent will cancel the Global Certificate. Certificates for Series 49 Preferred Shares in definitive registered form issued in exchange for the Global Certificate will be registered in such names and in such number of Series 49 Preferred Shares as instructed in writing by the Depository to the Transfer Agent. The Transfer Agent will deliver or cause to be delivered such definitive certificates to the persons in whose names the Depository has so instructed.

14.	Notices

(1) Notice to the Bank. Subject to applicable law, any notice, request or other communication to be given to the Bank by a holder of Series 49 Preferred Shares must be in writing and will be valid and effective if given by mail (postage prepaid) or by electronic communication or by delivery to the registered office of the Bank and addressed to the attention of the Corporate Secretary. Any such notice, request or other communication, if given by mail, electronic communication or delivery, will be deemed to have been given and received only on actual receipt by the Bank.

(2) Presentation and Surrender of Certificates. Any presentation and surrender by a holder of Series 49 Preferred Shares to the Bank or the Transfer Agent of certificates representing Series 49 Preferred Shares in connection with the redemption of Series 49 Preferred Shares must be made by registered mail (postage prepaid) or by delivery to the registered office of the Bank or to such office of the Transfer Agent as may be specified by the Bank, in each case addressed to the attention of the Corporate Secretary. Any such presentation and surrender of certificates will be deemed to have been made and to be effective only on actual receipt by the Bank or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail will be at the sole risk of the holder mailing the same.

(3) Notice to Holders of Series 49 Preferred Shares. Subject to applicable law, any notice, request or other communication to be given to a holder of Series 49 Preferred Shares by or on behalf of the Bank must be in writing and will be valid and effective if given by ordinary unregistered first class mail (postage prepaid) or by electronic communication or by delivery to the address of the holder recorded in the securities register of the Bank or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, will be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by electronic communication or by delivery, will be deemed to have been given and received on the date of electronic communication or delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Series 49 Preferred Shares, or any defect in such notice, will not invalidate or otherwise alter or affect any action or proceeding to be taken by the Bank pursuant to that notice, request or other communication.

15.	Tax Election

The Bank will elect, in the manner and within the time provided under section 191.2 of the Tax Act or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax under Part VI.1 of the Tax Act at a rate such that holders of the Series 49 Preferred Shares will not be required to pay tax on dividends received (or deemed to be received) on the Series 49 Preferred Shares under section 187.2 of the Tax Act or any successor or replacement provision of similar effect. Nothing in this section will prevent the Bank from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or part of the Bank’s liability for tax under section 191.1 of such Act to that taxable Canadian corporation to the extent permitted by and in accordance with section 191.3 of such Act.

16.	Return of Unclaimed Funds to the Bank

The Bank shall have the right, with respect to any funds deposited by the Bank to any chartered bank or trust company in respect of amounts due to holders of Series 49 Preferred Shares, on or after the first anniversary date of the deposit of such funds to any chartered bank or trust company, to require that such chartered bank or trust company return to the Bank any funds which remain unclaimed by holders of the Series 49 Preferred Shares. If at any time following the return of the unclaimed funds to the Bank, either the Bank or the chartered bank or trust company receives a request from a holder of Series 49 Preferred Shares for the holder’s unclaimed entitlement to any amount due to the holder in respect of the holder’s Series 49 Preferred Shares, the Bank shall promptly arrange for the payment of such amount to the holder.

17.	Wire or Electronic Transfer of Funds

Notwithstanding any other right, privilege, restriction or condition attaching to the Series 49 Preferred Shares, the Bank may, at its option, make any payment due to a holder of Series 49 Preferred Shares hereunder by way of a wire or electronic transfer of funds to each registered holder of Series 49 Preferred Shares. In the event that a payment is made by way of a wire or electronic transfer of funds, the Bank shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Bank that a payment is to be made by way of a wire or electronic transfer of funds, the Bank shall notify each registered holder of Series 49 Preferred Shares at the address of such holder as it appears on the books of the Bank. Such notice by the Bank will request that each registered holder of Series 49 Preferred Shares provide the particulars of an account of such holder with a chartered bank in Canada to which the wire or electronic transfer of funds shall be directed. In the event that the Bank does not receive account particulars from a registered holder of Series 49 Preferred Shares prior to the date such payment is to be made, the Bank shall deposit the funds otherwise payable to such holder in a special account in trust for such holders. The making of a payment by way of a wire or electronic transfer of funds or, in the case where a registered holder of the Series 49 Preferred Shares has not provided the Bank with account particulars for a wire or electronic transfer of funds, the deposit by the Bank of the funds otherwise payable to such holder in a special account in trust for such holders, shall be deemed to constitute payment by the Bank on the date thereof and shall satisfy and discharge all liabilities of the Bank for such payment to the extent of the amount represented by such transfer.

NATIONAL BANK OF CANADA

First Preferred Shares Series 50 (Non-Viability Contingent Capital (NVCC))

The following are the rights, privileges, restrictions and conditions (the “Series 50 Preferred Shares Provisions”), in addition to those rights, privileges, restrictions and conditions attaching to the First Preferred Shares without nominal or par value (the “First Preferred Shares”) as a class, attaching to the non-cumulative floating rate First Preferred Shares Series 50 (Non-Viability Contingent Capital (NVCC)) (the “Series 50 Preferred Shares”) of the Bank.

1.	Interpretation

(1) Defined Terms. In these Series 50 Preferred Shares Provisions:

“Annual Fixed Dividend Rate” has the meaning set forth in the terms and conditions relating to the Series 49 Preferred Shares.

“Basic Redemption Price” has the meaning attributed to it in subsection 3(3).

“Bank” means National Bank of Canada and its successors and assigns.

“Bank Act” means the Bank Act (Canada).

“Bank Rate” means the minimum rate at which the Bank of Canada extends short-term advances to members of the Canadian Payments Association.

“Board of Directors” means the board of directors of the Bank.

“Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

“Business Day” means a day other than a Saturday, a Sunday or any other day which is a statutory or civic holiday in Calgary, Alberta.

“Capital Guidelines” means the Canadian bank regulatory guidelines issued by the Superintendent or other governmental authority in Canada concerning the maintenance of adequate capital reserves by Canadian chartered banks, including the Bank, from time to time.

“Common Share Reorganization” has the meaning attributed to it in subsection 10(1).

“Common Shares” means the common shares of the Bank, and any other securities into which those shares may be changed or for which those shares may be exchanged (whether or not the Bank is the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a capital reorganization, merger or amalgamation of the Bank or comparable transaction affecting the common shares of the Bank.

“Contingent Conversion” has the meaning attributed to it in subsection 9(1).

“Contingent Conversion Formula” means:

(Multiplier x Preferred Share Conversion Value) ÷ Conversion Price = number of Common Shares into which each Series 50 Preferred Share shall be converted

“Conversion Price” means the greater of (i) the Floor Price and (ii) the Current Market Price of the Common Shares.

“Conversion Privilege” has the meaning attributed to it in paragraph 8(1)(a).

“Corporate Secretary” means the corporate secretary of the Bank.

“Current Market Price” of the Common Shares means the volume-weighted average trading price of the Common Shares on the Toronto Stock Exchange or, if not then listed on that exchange, on another exchange or market chosen by the Board of Directors on which the Common Shares are then traded, for the ten (10) consecutive Trading Days ending on the day immediately prior to the date of the Contingent Conversion, or, if no such trading prices are available, “Current Market Price” shall be the Floor Price.

“Depository” means CDS Clearing and Depository Services Inc. and its nominees, or any successor carrying on the business as a depository, which is approved by the Bank pursuant to subsection 13(1).

“Dividend Payment Date” means the last day of each of the months of January, April, July and October in each year.

“Election Notice” has the meaning attributed to it in paragraph 8(3)(a).

“Equivalent Support” means a form of support that enhances the Bank’s risk-based capital ratios or is funding that is provided on terms other than normal terms and conditions, provided that, for greater certainty, and without limitation, Equivalent Support does not include:

(a)	Emergency Liquidity Assistance provided by the Bank of Canada at or above the Bank Rate;

(b)	open bank liquidity assistance provided by the Canada Deposit Insurance Corporation at or above its cost of funds; and

(c)	support, including conditional, limited guarantees, provided by the Canada Deposit Insurance Corporation to facilitate a transaction, including an acquisition or amalgamation.

“Excluded Redemption Date” has the meaning attributed to it in subsection 3(3).

“First Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series 50 Preferred Shares Provisions.

“Fixed Rate Calculation Date” has the meaning set forth in the terms and conditions relating to the Series 49 Preferred Shares.

“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 4.04% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365).

“Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

“Floor Price” means $5.00, as such value may be adjusted in accordance with Section 10.

“Global Certificate” has the meaning attributed to it in subsection 13(1).

“Ineligible Government Holder” means any person who is the federal or a provincial government in Canada or agent or agency thereof, or the government of a foreign country or any political subdivision of a foreign country, or any agent or agency of a foreign government, in each case to the extent that the recording in the Bank’s securities register of a transfer or issue of any share of the Bank to such person would cause the Bank to contravene the Bank Act.

“Ineligible Person” means any person whose address is in, or whom the Bank or its Transfer Agent has reason to believe is a resident of, any jurisdiction outside of Canada to the extent that the issuance or delivery by the Bank to such person of Series 49 Preferred Shares or Common Shares, as the case may be, upon the exercise of rights of conversion or upon a Contingent Conversion would require the Bank to take any action to comply with securities, banking or analogous laws of such jurisdiction.

“Multiplier” means 1.0.

“OSFI” means the Office of the Superintendent of Financial Institutions Canada.

“Participant” has the meaning attributed to it in subsection 13(1).

“Preferred Share Conversion Value” means $25.00 per Series 50 Preferred Share plus any declared but unpaid dividends in respect of such Series 50 Preferred Share.

“Premium Redemption Price” has the meaning attributed to it in subsection 3(2).

“Quarterly Commencement Date” means the 1st day of each of February, May, August and November in each year.

“Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on May 1, 2029 and ending on and including July 31, 2029 and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date.

“Redemption Date” has the meaning attributed to it in subsection 3(5).

“Redemption Notice” has the meaning attributed to it in subsection 3(5).

“Series 49 Preferred Shares” means the non-cumulative 5-year rate reset First Preferred Shares Series 49 (Non-Viability Contingent Capital (NVCC)) of the Bank.

“Series 50 Conversion Date” has the meaning attributed to it in paragraph 8(1)(a).

“Series 50 Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series 50 Preferred Shares Provisions.

“Series 50 Preferred Shares Provisions” has the meaning attributed to it in the introductory paragraph to these terms and conditions attaching to the Series 50 Preferred Shares.

“Significant Shareholder” means any person who beneficially owns, directly or indirectly, through entities controlled by such person or persons associated with or acting jointly or in concert with such person (as determined in accordance with the Bank Act), shares of any class of the Bank in excess of 10% of the total number of outstanding shares of that class in contravention of the Bank Act.

“Subsequent Fixed Rate Period” has the meaning set forth in the terms and conditions relating to the Series 49 Preferred Shares.

“Superintendent” means the Superintendent of Financial Institutions and any successor appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada).

“Tax Act” means the Income Tax Act (Canada).

“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date, as posted on the Reuters page BOC BILL.

“Trading Day” means, with respect to any stock exchange or market, a day on which shares may be traded through the facilities of that stock exchange or market.

“Transfer Agent” means Computershare Trust Company of Canada, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series 50 Preferred Shares.

“Trigger Event” has the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2 – Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

(a)	the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

(b)	a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or Equivalent Support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

“Voting Rights” has the meaning attributed to it in Section 7.

(2) Ranking of Shares. The expressions “in priority to”, “on a parity with”, “ranking equally with”, “ranking prior to” and “ranking junior to” and similar expressions refer to the order of priority only in payment of dividends or in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of the assets of the Bank for the purpose of winding-up its affairs.

(3) Holder. References to a “holder” in relation to Series 50 Preferred Shares means a registered holder of those shares.

(4) References to Statutes. Reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute.

(5) Other Payment Matters.

(a)	If any date on which any dividend on the Series 50 Preferred Shares is payable or on or by which any other action is required to be taken by the Bank under these Series 50 Preferred Shares Provisions is not a Business Day, then the dividend will be payable, or such other action will be required to be taken, on or by the next day that is a Business Day.

(b)	In the event of the non-receipt of a cheque by a holder of Series 50 Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Bank, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Bank, will issue to the holder a replacement cheque for the amount of the original cheque.

(c)	The Bank will be entitled to deduct or withhold from any amount payable to a holder of Series 50 Preferred Shares under these Series 50 Preferred Shares Provisions any amount required or permitted by law to be deducted or withheld from that payment.

(6) Currency Conversion. If it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars.

2.	Dividends

(1) Payment of Dividends.

(a)	The holders of Series 50 Preferred Shares shall be entitled to receive and the Bank shall pay on the Series 50 Preferred Shares, as and when declared by the Board of Directors, but subject to the provisions of the Bank Act, non-cumulative preferential cash dividends payable quarterly at the Floating Quarterly Dividend Rate as calculated from time to time. Accordingly, on each Dividend Payment Date, the dividend payable on the Series 50 Preferred Shares, if declared, shall be in the amount per share determined by multiplying:

(i)	the product obtained by multiplying $25.00 by the Quarterly Floating Dividend Rate applicable to the Quarterly Floating Rate Period (as hereinafter defined) immediately preceding such Dividend Payment Date; by

(ii)	a fraction, the numerator of which is the actual number of days elapsed in such Quarterly Floating Rate Period and the denominator of which is 365.

(b)	The Bank shall, in respect of each Quarterly Floating Rate Period, calculate on each Floating Rate Calculation Date the Floating Quarterly Dividend Rate for such Quarterly Floating Rate Period and shall, on the Floating Rate Calculation Date, give written notice thereof to the then holders of Series 50 Preferred Shares by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder. Each such determination by the Bank of the Floating Quarterly Dividend Rate shall, in the absence of manifest error, be final and binding upon the Bank and upon all holders of Series 50 Preferred Shares.

(c)	If the Board of Directors does not declare the dividends, or any part thereof, on the Series 50 Preferred Shares on or before the Dividend Payment Date for a Quarterly Floating Rate Period, then the entitlement of the holders of the Series 50 Preferred Shares to receive such dividends, or to any part thereof, for such Quarterly Floating Rate Period will be forever extinguished.

(2) Method of Payment. Dividends on the Series 50 Preferred Shares will be paid by cheque of the Bank, in lawful money of Canada payable at par at any branch in Canada of a chartered bank or trust company, in the amount of the applicable dividend, rounded to the nearest whole cent ($0.01), less any tax required or permitted by law to be deducted or withheld by the Bank. The mailing by ordinary unregistered first class prepaid mail of such a cheque to a holder of Series 50 Preferred Shares to the address of the holder as it appears on the register of holders, or if the address of any such holder does not so appear, then to the last known address of such holder, on or before the fifth Business Day before the Dividend Payment Date will be deemed to be payment and will satisfy and discharge all liabilities for dividends payable on that Dividend Payment Date to the extent of the amount represented by the cheque (plus any tax required to be deducted or withheld from the payment) unless such cheque is not paid on due presentation. Dividends represented by a cheque which has not been duly presented for payment within six years after it was issued or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable and set apart for payment will be forfeited to the Bank. The Bank may pay dividends in any other manner as it may agree with any particular holder.

3.	Redemption

(1) No Redemption Before April 30, 2029. The Bank may not redeem any Series 50 Preferred Shares before April 30, 2029.

(2) Redemption On and After April 30, 2029. Subject to the provisions of the Bank Act and to the prior consent of the Superintendent, on April 30, 2029 or any other date after April 30, 2029, other than an Excluded Redemption Date, the Bank, upon giving notice as hereinafter provided, may redeem all, or from time to time any part, of the outstanding Series 50 Preferred Shares, at the option of the Bank, without the consent of the holders of Series 50 Preferred Shares, to be stipulated in the notice hereinafter provided, by the payment of an amount in cash for each such share to be redeemed of $25.50 together with any declared and unpaid dividends to the date fixed for redemption (the “Premium Redemption Price”).

(3) Redemption On and After April 30, 2034. On April 30, 2034 and on April 30 in every fifth year thereafter (each such date, an “Excluded Redemption Date”), the Bank, upon giving notice as hereinafter provided, may redeem all, or from time to time any part, of the outstanding Series 50 Preferred Shares, at the option of the Bank, without the consent of the holders of Series 50 Preferred Shares, to be stipulated in the notice hereinafter provided, by the payment of an amount in cash for each such share to be redeemed of $25.00 together with any declared and unpaid dividends to the date fixed for redemption (the “Basic Redemption Price”).

(4) Partial Redemptions. In the case of partial redemptions, Series 50 Preferred Shares to be redeemed will be redeemed pro rata (disregarding fractions) or in any other manner that the Board of Directors in its sole discretion may determine, subject to approval of the Superintendent.

(5) Notice of Redemption. The Bank will give to each holder of Series 50 Preferred Shares to be redeemed a notice in writing of the intention of the Bank to redeem such shares (the “Redemption Notice”). The Redemption Notice must be given at least 30 days but not more than 60 days before the Redemption Date. The Redemption Notice must set out the number of Series 50 Preferred Shares held by the person to whom it is addressed which are to be redeemed, the Basic Redemption Price or the Premium Redemption Price, as applicable, and the date on which the redemption is to occur (the “Redemption Date”).

(6) Method of Payment. The Bank will pay or cause to be paid to the holders of the Series 50 Preferred Shares to be redeemed the Basic Redemption Price or the Premium Redemption Price, as applicable, together with payment of any fractional interest, as the case may be, less any tax required or permitted by law to be deducted or withheld, on presentation and surrender at any principal office of the Transfer Agent, or at any other place or places within Canada designated in the Redemption Notice, of the certificate or certificates for the Series 50 Preferred Shares so called for redemption, together with such other documents as may be reasonably required to effect a transfer of the Series 50 Preferred Shares. Payment will be made by cheque payable at par at any branch in Canada of a chartered bank or trust company. If only a part of the Series 50 Preferred Shares represented by any certificate are redeemed, a new certificate for the balance will be issued at the expense of the Bank. Subject to subsection 3(7), from and after the date specified in any Redemption Notice, the Series 50 Preferred Shares called for redemption will be deemed to be redeemed and the holders of those Series 50 Preferred Shares will cease to be entitled to dividends and will not be entitled to exercise any of the rights of shareholders in respect of those Series 50 Preferred Shares unless payment of the Basic Redemption Price or the Premium Redemption Price, as applicable, is not duly made by the Bank on presentation and surrender of the certificate or certificates representing the Series 50 Preferred Shares.

(7) Deposit of Redemption Price. At any time after the Redemption Notice is given, the Bank will have the right to deposit the Basic Redemption Price or the Premium Redemption Price, as applicable, of any or all Series 50 Preferred Shares called for redemption with the Bank or with any chartered bank or trust company in Canada named in the Redemption Notice, including the Transfer Agent, to the credit of a special account for the respective holders of those Series 50 Preferred Shares to be paid on surrender to the Bank or that chartered bank or trust company of the certificate or certificates representing those Series 50 Preferred Shares. Any such deposit will constitute payment and satisfaction of the Basic Redemption Price or the Premium Redemption Price, as applicable, of the Series 50 Preferred Shares for which the deposit is made and the rights of the holders of those shares will be limited to receiving the proportion (less any tax required or permitted by law to be deducted or withheld) of the Basic Redemption Price or the Premium Redemption Price, as applicable, so deposited applicable to those shares, without interest, on presentation and surrender of the certificate or certificates representing the Series 50 Preferred Shares being redeemed. The Bank will be entitled to any interest on such deposit.

4.	Purchase for Cancellation

Subject to Section 6 and the provisions of applicable securities law, the rules of the Toronto Stock Exchange and the Bank Act, including the requirement for prior approval of the Superintendent, the Bank may purchase for cancellation at any time all or from time to time any part of the Series 50 Preferred Shares then outstanding in the open market at the lowest price or prices at which in the opinion of the Board of Directors such shares are obtainable.

5.	Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of assets of the Bank for the purpose of winding up its affairs, provided that a Contingent Conversion has not occurred, the holders of the Series 50 Preferred Shares will be entitled to receive $25.00 for each Series 50 Preferred Share held by them, plus any dividends declared and unpaid to the date of distribution, before any amounts are paid or any assets of the Bank are distributed to the holders of the Bank’s Common Shares or any shares ranking junior to the Series 50 Preferred Shares. After payment of those amounts, the holders of the Series 50 Preferred Shares will not be entitled to share in any further distribution of the property or assets of the Bank. If a Contingent Conversion has occurred, all Series 50 Preferred Shares shall have been converted into Common Shares which will rank on a parity with all other Common Shares.

6.	Restrictions on Dividends and Retirement of Shares

As long as any Series 50 Preferred Shares are outstanding, the Bank will not at any time, without the approval of the holders of the Series 50 Preferred Shares given as provided in Section 12:

(a)	declare, pay or set apart for payment any dividend on the Common Shares or any other shares ranking junior to the Series 50 Preferred Shares (other than share dividends payable in the form of shares ranking junior to the Series 50 Preferred Shares);

(b)	redeem, purchase or otherwise retire any of the Common Shares or any other shares ranking junior to the Series 50 Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Series 50 Preferred Shares);

(c)	redeem, purchase or otherwise retire less than all the Series 50 Preferred Shares; or

(d)	except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of preferred shares of the Bank, redeem, purchase or otherwise retire any other shares ranking on a parity with the Series 50 Preferred Shares;

unless, in each case, all dividends on the Series 50 Preferred Shares up to and including those payable on the Dividend Payment Date for the last completed period for which dividends are payable and in respect of which the rights of holders have not been extinguished, and all dividends then accrued on all other shares ranking prior to or on a parity with the Series 50 Preferred Shares up to the immediately preceding respective date or dates for payment and in respect of which the rights of holders of those shares have not been extinguished, have been declared and paid or set apart for payment.

7.	Voting Rights

Subject to applicable law, holders of Series 50 Preferred Shares will not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Bank unless and until the first time at which the Board of Directors has not declared the dividend in full on the Series 50 Preferred Shares in any Quarterly Floating Rate Period. In that event, the holders will be entitled to receive notice of and to attend only a meeting of shareholders at which directors are to be elected and will have one vote for each Series 50 Preferred Shares held (the “Voting Rights”). The Voting Rights of the holders of the Series 50 Preferred Shares will cease on payment by the Bank of the first dividend on the Series 50 Preferred Shares to which the holders are entitled under these Series 50 Preferred Shares Provisions after the time the Voting Rights first arose until such time as the Bank may again fail to declare the dividend in full on the Series 50 Preferred Shares in any Quarterly Floating Rate Period, in which event the Voting Rights will become effective again and so on from time to time.

8.	Conversion of Series 50 Preferred Shares

(1) Conversion at the Option of the Holder

(a)	Holders of Series 50 Preferred Shares shall have the right, at their option, on April 30, 2034 and on April 30 in every fifth year thereafter (a “Series 50 Conversion Date”), to convert, subject to the terms and provisions hereof and to the provisions of the Bank Act, all or any Series 50 Preferred Shares registered in their name into Series 49 Preferred Shares on the basis of one (1) Series 49 Preferred Share for each Series 50 Preferred Share. The Bank shall give notice in writing to the then holders of the Series 50 Preferred Shares of the conversion privilege provided for herein (the “Conversion Privilege”) and such notice shall (i) set out the applicable Series 50 Conversion Date, (ii) include instructions to such holders as to the method by which such Conversion Privilege may be exercised, as described in the Section 8 and (iii) be given at least 30 days and not more than 60 days prior to the applicable Series 50 Conversion Date. On the 30th day prior to the first day of the succeeding Subsequent Fixed Rate Period, the Bank shall give notice in writing to the then holders of the Series 50 Preferred Shares of the Annual Fixed Dividend Rate applicable to the Series 49 Preferred Shares determined by the Bank for such Subsequent Fixed Rate Period. Each such notice shall be given by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder.

(b)	If the Bank gives notice as provided in Section 3 to the holders of the Series 50 Preferred Shares of the redemption of all the Series 50 Preferred Shares, the Bank shall not be required to give notice as provided in this subsection 8(1) to the holders of the Series 50 Preferred Shares of an Annual Fixed Dividend Rate or of the Conversion Privilege and the right of any holder of Series 50 Preferred Shares to convert such Series 50 Preferred Shares as herein provided shall cease and terminate in that event.

(c)	Holders of Series 50 Preferred Shares shall not be entitled to convert their shares into Series 49 Preferred Shares on a Series 50 Conversion Date if the Bank determines that there would remain outstanding on the Series 50 Conversion Date less than 500,000 Series 49 Preferred Shares after taking into account all Series 50 Preferred Shares tendered for conversion into Series 49 Preferred Shares and all Series 49 Preferred Shares tendered for conversion into Series 50 Preferred Shares. The Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis, to all affected holders of Series 50 Preferred Shares at least seven (7) days prior to the applicable Series 50 Conversion Date and, subject to the provisions of Section 13, will issue and deliver, or cause to be delivered, prior to such Series 50 Conversion Date, at the expense of the Bank, to such holders of Series 50 Preferred Shares, who have surrendered for conversion any certificate or certificates representing Series 50 Preferred Shares, new certificates representing the Series 50 Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

(2) Automatic Conversion. If the Bank determines that there would remain outstanding on a Series 50 Conversion Date less than 500,000 Series 50 Preferred Shares after taking into account all Series 50 Preferred Shares tendered for conversion into Series 49 Preferred Shares and all Series 49 Preferred Shares tendered for conversion into Series 50 Preferred Shares, then, all, but not part, of the remaining outstanding Series 50 Preferred Shares shall automatically be converted into Series 49 Preferred Shares on the basis of one (1) Series 49 Preferred Share for each Series 50 Preferred Share on the applicable Series 50 Conversion Date and the Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis, to the holders of such remaining Series 50 Preferred Shares at least seven (7) days prior to the Series 49 Conversion Date.

(3) Manner of Exercise of Conversion Privilege

(a)	Subject to the provisions of Section 13, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than 30 days prior to a Series 50 Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding a Series 50 Conversion Date during usual business hours at any office of any transfer agent of the Bank at which the Series 50 Preferred Shares are transferable accompanied by: (1) payment or evidence of payment of the tax (if any) payable as provided in this subsection 8(3); and (2) the certificate or certificates representing the Series 50 Preferred Shares in respect of which the holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the holder, or his or her attorney duly authorized in writing; provided that in the Election Notice such holder may also elect to convert part only of the Series 50 Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Bank shall issue and deliver or cause to be delivered to such holder, at the expense of the Bank, a new certificate representing the Series 50 Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice shall be irrevocable once received by the Bank or its nominee.

(b)	Subject to the provisions of Section 13, in the event the Bank is required to convert all remaining outstanding Series 50 Preferred Shares into Series 49 Preferred Shares on the applicable Series 50 Conversion Date as provided for in subsection 8(2), the Series 50 Preferred Shares in respect of which the holders have not previously elected to convert shall be converted on the Series 50 Conversion Date into Series 49 Preferred Shares and the holders thereof shall be deemed to be holders of Series 50 Preferred Shares at 5:00 p.m. (Toronto time) on the Series 50 Conversion Date and shall be entitled, upon surrender during usual business hours at any office of any transfer agent of the Bank at which the Series 50 Preferred Shares were transferable of the certificate or certificates representing Series 50 Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series 49 Preferred Shares in the manner and subject to the terms and provisions as provided in this subsection 8(3).

(c)	Subject to the provisions of Section 13, as promptly as practicable after the Series 50 Conversion Date, the Bank shall issue and deliver, or cause to be delivered to or upon the written order of the holder of the Series 50 Preferred Shares so surrendered, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such holder representing the number of fully-paid and non-assessable Series 49 Preferred Shares and the number of remaining Series 50 Preferred Shares, if any, to which such holder is entitled. Such conversion shall be deemed to have been made at 5:00 p.m. (Toronto time) on the Series 50 Conversion Date, so that the rights of the holder of such Series 50 Preferred Shares as the holder thereof shall cease at such time and the person or persons entitled to receive Series 49 Preferred Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Series 49 Preferred Shares at such time.

(d)	The holder of any Series 50 Preferred Share on the record date for any dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into Series 49 Preferred Shares after such record date and on or before the date of the payment of such dividend.

(e)	Subject to the provisions of Section 13, the issuance of certificates for the Series 49 Preferred Shares upon the conversion of Series 50 Preferred Shares shall be made without charge to the converting holders of Series 50 Preferred Shares for any fee or tax in respect of the issuance of such certificates or the Series 49 Preferred Shares represented thereby; provided, however, that the Bank shall not be required to pay any tax that may be imposed upon the person or persons to whom such Series 49 Preferred Shares are issued in respect of the issuance of such Series 49 Preferred Shares or the certificate therefor or any security transfer taxes, and the Bank shall not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series 50 Preferred Shares converted unless the person or persons requesting the issuance thereof shall have paid to the Bank the amount of any such security transfer tax or shall have established to the satisfaction of the Bank that such tax has been paid.

(4) The Bank reserves the right not to (i) deliver Series 49 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of that conversion, would become a Significant Shareholder or (ii) record in its securities register a transfer or issue of Series 49 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all or the relevant number of Series 49 Preferred Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Series 49 Preferred Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Series 49 Preferred Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Series 49 Preferred Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series 50 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

9.	Conversion into Common Shares Upon a Trigger Event

(1) Upon the occurrence of a Trigger Event, each Series 50 Preferred Share will be, and will be deemed, for all purposes, to be, automatically converted (a “Contingent Conversion”), without the consent of the holders thereof, into that number of fully-paid Common Shares determined by the Contingent Conversion Formula. In any case where the aggregate number of Common Shares to be issued to a holder of Series 50 Preferred Shares pursuant to this section includes a fraction of a Common Share, such number of Common Shares to be issued to such holder shall be rounded down to the nearest whole number of Common Shares and no cash payment shall be made in lieu of such fractional Common Share.

(2) Subject to subsection 9(3), as promptly as practicable after the occurrence of a Trigger Event, the Bank shall announce the Contingent Conversion by way of a press release and shall give notice of the Contingent Conversion in accordance with the provisions of paragraph 2(1)(b) to the then registered holders of the Series 50 Preferred Shares. As promptly as practicable after the Trigger Event, the Bank shall deliver or cause to be delivered certificates representing the Common Shares registered in the name of the holders of the Series 50 Preferred Shares, or as such holder shall have directed, on presentation and surrender at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario for the Series 50 Preferred Shares of the certificate or certificates for the Series 50 Preferred Shares. From and after the Trigger Event, the Series 50 Preferred Shares shall cease to be outstanding, the holders thereof shall cease to be entitled to dividends thereon, including any dividends declared but not paid prior to the Trigger Event, and any certificates representing the Series 50 Preferred Shares shall represent only the right to receive upon surrender of such certificate the applicable number of Common Shares specified in subsection 9(1) above. A Contingent Conversion shall be mandatory and binding upon both the Bank and all holders of the Series 50 Preferred Shares notwithstanding anything else including, without limitation: (a) any prior action to or in furtherance of redeeming, exchanging or converting the Series 50 Preferred Shares pursuant to the other terms and conditions herein; and (b) any delay in or impediment to the issuance or delivery of the Common Shares to the holders of the Series 50 Preferred Shares.

(3) Notwithstanding any other provision of this Section 9, upon a Contingent Conversion the Bank reserves the right not to (i) deliver Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of the Contingent Conversion, would become a Significant Shareholder, or (ii) record in its securities register a transfer or issue of Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all or the relevant number of Common Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Common Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Common Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Common Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series 50 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

10.	Adjustment of Floor Price

(1) If the Bank:

(a)	issues Common Shares or securities convertible into or exchangeable for Common Shares to the holders of all of the outstanding Common Shares as a stock dividend;

(b)	subdivides, re-divides or changes its outstanding Common Shares into a greater number of Common Shares; or

(c)	reduces, combines or consolidates its outstanding Common Shares into a smaller number of Common Shares,

(any of such events in paragraphs 10(1)(a) to (c), being called a “Common Share Reorganization”), then the Floor Price then in effect will be adjusted in accordance with the following sentence immediately on the effective date or record date, as the case may be, for the happening of the Common Share Reorganization on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization. Upon a Common Share Reorganization, the Floor Price shall be adjusted so that it will equal the price determined by multiplying the Floor Price in effect immediately prior to such effective date or record date by a fraction:

(i)	the numerator of which will be the total number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization; and

(ii)	the denominator of which will be the total number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number, without duplication, of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(2) In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank shall take all necessary action to ensure that the holders of Series 50 Preferred Shares, receive, pursuant to a Contingent Conversion, after such capital reorganization, consolidation, merger, amalgamation or comparable transaction, the number of shares or other securities that the holders of Series 50 Preferred Shares would have received if the Contingent Conversion occurred immediately prior to the record date of the capital reorganization, consolidation, merger, amalgamation or comparable transaction.

(3) In any case in which this Section 10 requires that an adjustment will become effective immediately after a record date for an event referred to herein, the Bank may defer, until the occurrence of such event, issuing to the holder of any Series 50 Preferred Shares upon a Contingent Conversion occurring after such record date and before the occurrence of such event, the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event, provided, however, that the Bank will deliver to such holder evidence of such holder’s right to receive such additional Common Shares upon the occurrence of such event and the right to receive any dividends or other distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the date of conversion or such later date on which such holder would, but for the provisions of this subsection 10(3), have become the holder of record of such additional Common Shares.

(4) For the purposes of this Section 10:

(a)	the adjustments provided for in this Section 10 are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following provisions of this subsection 10(4);

(b)	no adjustment in the Floor Price will be required unless the cumulative effect of such adjustment would result in a change of at least 1% in the prevailing Floor Price; provided, however, that any adjustments which, except for the provisions of this paragraph 10(4)(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

(c)	no adjustment in the Floor Price will be required upon the issuance from time to time of Common Shares pursuant to a Contingent Conversion or any stock option plan, share purchase plan or dividend reinvestment plan of the Bank, as such plans may be replaced, supplemented or further amended from time to time;

(d)	if at any time a dispute arises with respect to adjustments provided for in this Section 10, such dispute will be conclusively determined, subject to the consent if required, of the Toronto Stock Exchange and any other stock exchange on which the Common Shares are then listed, by the Bank’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the Board of Directors and any such determination will be binding upon the Bank, the holders of the Series 50 Preferred Shares and the other shareholders of the Bank; such auditors or accountants will be given access to all necessary records of the Bank; and

(e)	if the Bank sets a record date to take any other action and thereafter and before the taking of any action, the Bank abandons its plan to take such other action, then no adjustment in the Floor Price will be made.

(5) The Bank will from time to time, immediately after the occurrence of any event that requires an adjustment or readjustment as provided in this Section 10, deliver a certificate of the Bank to the transfer agent for the Series 50 Preferred Shares specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and the Transfer Agent will be entitled to act and rely upon such certificate of the Bank. Such certificate of the Bank and the amount of the adjustment specified therein will be conclusive and binding on all parties in interest. Until such certificate of the Bank is received by the Transfer Agent, the Transfer Agent may act and be protected in acting on the presumption that no adjustment has been made or is required. Except in respect of any subdivision, re-division, change, reduction, combination or consolidation of the Common Shares contemplated by paragraphs 10(1)(b) and 10(1)(c), the Bank will forthwith give notice to the holders of the Series 50 Preferred Shares specifying the event requiring such adjustment or readjustment and the amount thereof, including the resulting Floor Price.

11.	Issue of Additional Shares and Amendments to Series 50 Preferred Shares

(1) Issue of Additional Shares. The Bank may issue shares of any other series of preferred shares of the Bank ranking on a parity with the Series 50 Preferred Shares without authorization of the holders of Series 50 Preferred Shares, if at the date of such issuance all cumulative dividends up to and including the dividend payment for the last completed period for which such cumulative dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative First Preferred Shares then issued and outstanding and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of non-cumulative First Preferred Shares then issued and outstanding.

(2) Amendments to Series 50 Preferred Shares.

(a)	The Bank will not without, but may from time to time with, the approval of holders of the Series 50 Preferred Shares given as specified in Section 12, delete, amend or vary any of these Series 50 Preferred Shares Provisions.

(b)	In addition to the approval in paragraph 11(2)(a), the Bank will not without, but may from time to time with, the prior approval of the Superintendent make any such deletion, amendment or variation which might affect the classification afforded the Series 50 Preferred Shares from time to time for capital adequacy purposes pursuant to the Bank Act or the Capital Guidelines.

12.	Approval of Holders of Series 50 Preferred Shares

Any approval given by the holders of Series 50 Preferred Shares will be deemed to have been sufficiently given if given by a resolution passed at a meeting of the holders of Series 50 Preferred Shares duly called and held on not less than 21 days’ notice at which the holders of at least one-third of the outstanding Series 50 Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting. If at the meeting the holders of at least one-third of the outstanding Series 50 Preferred Shares are not present or represented by proxy within 30 minutes after the time appointed for the meeting, the meeting will be adjourned to such date, not less than 21 days afterwards, and to such time and place as the chairman of the meeting may designate, and not less than 15 days’ written notice shall be given of the adjourned meeting. At the adjourned meeting, the holders of Series 50 Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed at the adjourned meeting by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting will constitute the approval of the holders of Series 50 Preferred Shares. On every poll taken at any meeting or adjourned meeting, every holder of Series 50 Preferred Shares will be entitled to one vote in respect of each Series 50 Preferred Share held. Subject to the foregoing, the formalities to be observed in respect of the giving of notice of any meeting or adjourned meeting and the conduct of any such meeting will be those from time to time as may be prescribed in the by-laws of the Bank with respect to meetings of shareholders or under the Bank Act.

13.	Registration of Series 50 Preferred Shares and Transfer, Redemption, Purchase and Exchanges Through the Book-Entry System

(1) Global Certificate. Subject to subsections 13(2) and (3) and notwithstanding any other provision of these Series 50 Preferred Shares Provisions, the Series 50 Preferred Shares will be represented in the form of a single fully-registered global certificate in the aggregate number of Series 50 Preferred Shares issued by the Bank and outstanding from time to time (the “Global Certificate”) held by, or on behalf of, the Depository as custodian of the Global Certificate for the Participants, and will be registered in the name of “CDS & Co.” (or such other name as the Depository may use from time to time as its nominee name for purposes of the Book-Entry System) and registrations of ownership, transfers, redemptions, purchases, surrenders and exchanges of Series 50 Preferred Shares will be made only through the Book-Entry System to another nominee of the Depository for the Series 50 Preferred Shares or to a successor Depository for the Series 50 Preferred Shares approved by the Bank or to a nominee of such successor Depository. Accordingly, subject to subsection 13(3), the beneficial owners of Series 50 Preferred Shares will not receive a certificate or other instrument from the Bank or the Depository evidencing their ownership of Series 50 Preferred Shares, and beneficial owners will not be shown on the records maintained by the Depository, except through a book-entry account of a Participant acting on behalf of a beneficial owner.

(2) Depository is Owner of Series 50 Preferred Shares. For purposes of these Series 50 Preferred Shares Provisions, as long as the Depository, or its nominee, is the registered holder of the Series 50 Preferred Shares:

(a)	the Depository, or its nominee, as the case may be, will be considered the sole owner of the Series 50 Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series 50 Preferred Shares, including payments of dividends or the Cash Redemption Price; and

(b)	the Bank, pursuant to the exercise by it of its right to redeem Series 50 Preferred Shares, will deliver or cause to be delivered to the Depository, or its nominee, for the benefit of the beneficial owners of the Series 50 Preferred Shares, the Cash Redemption Price against delivery, if applicable, to the Bank’s account with the Depository, or its nominee, of such holder’s Series 50 Preferred Shares.

(3) Termination of Book-Entry System. If at any time the Bank determines or the Depository notifies the Bank in writing that the Depository is no longer willing or able to discharge properly its responsibility as depository and, in either case, the Bank is unable to determine a qualified successor, or the Bank, at its option, elects, or is required by law, to terminate the Book-Entry System, subsections 13(1) and (2) will no longer be applicable to the Series 50 Preferred Shares. In that case, the Bank will execute and deliver certificates for the Series 50 Preferred Shares in definitive registered form equal to the aggregate number of Series 50 Preferred Shares represented by the Global Certificate in the Book-Entry System. On such exchange, the Transfer Agent will cancel the Global Certificate. Certificates for Series 50 Preferred Shares in definitive registered form issued in exchange for the Global Certificate will be registered in such names and in such number of Series 50 Preferred Shares as instructed in writing by the Depository to the Transfer Agent. The Transfer Agent will deliver or cause to be delivered such definitive certificates to the persons in whose names the Depository has so instructed.

14.	Notices

(1) Notice to the Bank. Subject to applicable law, any notice, request or other communication to be given to the Bank by a holder of Series 50 Preferred Shares must be in writing and will be valid and effective if given by mail (postage prepaid) or by electronic communication or by delivery to the registered office of the Bank and addressed to the attention of the Corporate Secretary. Any such notice, request or other communication, if given by mail, electronic communication or delivery, will be deemed to have been given and received only on actual receipt by the Bank.

(2) Presentation and Surrender of Certificates. Any presentation and surrender by a holder of Series 50 Preferred Shares to the Bank or the Transfer Agent of certificates representing Series 50 Preferred Shares in connection with the redemption of Series 50 Preferred Shares must be made by registered mail (postage prepaid) or by delivery to the registered office of the Bank or to such office of the Transfer Agent as may be specified by the Bank, in each case addressed to the attention of the Corporate Secretary. Any such presentation and surrender of certificates will be deemed to have been made and to be effective only on actual receipt by the Bank or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail will be at the sole risk of the holder mailing the same.

(3) Notice to Holders of Series 50 Preferred Shares. Subject to applicable law, any notice, request or other communication to be given to a holder of Series 50 Preferred Shares by or on behalf of the Bank must be in writing and will be valid and effective if given by ordinary unregistered first class mail (postage prepaid) or by electronic communication or by delivery to the address of the holder recorded in the securities register of the Bank or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, will be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by electronic communication or by delivery, will be deemed to have been given and received on the date of electronic communication or delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Series 50 Preferred Shares, or any defect in such notice, will not invalidate or otherwise alter or affect any action or proceeding to be taken by the Bank pursuant to that notice, request or other communication.

15.	Tax Election

The Bank will elect, in the manner and within the time provided under section 191.2 of the Tax Act or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax under Part VI.1 of the Tax Act at a rate such that holders of the Series 50 Preferred Shares will not be required to pay tax on dividends received (or deemed to be received) on the Series 50 Preferred Shares under section 187.2 of the Tax Act or any successor or replacement provision of similar effect. Nothing in this section will prevent the Bank from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or part of the Bank’s liability for tax under section 191.1 of such Act to that taxable Canadian corporation to the extent permitted by and in accordance with section 191.3 of such Act.

16.	Return of Unclaimed Funds to the Bank

The Bank shall have the right, with respect to any funds deposited by the Bank to any chartered bank or trust company in respect of amounts due to holders of Series 50 Preferred Shares, on or after the first anniversary date of the deposit of such funds to any chartered bank or trust company, to require that such chartered bank or trust company return to the Bank any funds which remain unclaimed by holders of the Series 50 Preferred Shares. If at any time following the return of the unclaimed funds to the Bank, either the Bank or the chartered bank or trust company receives a request from a holder of Series 50 Preferred Shares for the holder’s unclaimed entitlement to any amount due to the holder in respect of the holder’s Series 50 Preferred Shares, the Bank shall promptly arrange for the payment of such amount to the holder.

17.	Wire or Electronic Transfer of Funds

Notwithstanding any other right, privilege, restriction or condition attaching to the Series 50 Preferred Shares, the Bank may, at its option, make any payment due to a holder of Series 50 Preferred Shares hereunder by way of a wire or electronic transfer of funds to each registered holder of Series 50 Preferred Shares. In the event that a payment is made by way of a wire or electronic transfer of funds, the Bank shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Bank that a payment is to be made by way of a wire or electronic transfer of funds, the Bank shall notify each registered holder of Series 50 Preferred Shares at the address of such holder as it appears on the books of the Bank. Such notice by the Bank will request that each registered holder of Series 50 Preferred Shares provide the particulars of an account of such holder with a chartered bank in Canada to which the wire or electronic transfer of funds shall be directed. In the event that the Bank does not receive account particulars from a registered holder of Series 50 Preferred Shares prior to the date such payment is to be made, the Bank shall deposit the funds otherwise payable to such holder in a special account in trust for such holders. The making of a payment by way of a wire or electronic transfer of funds or, in the case where a registered holder of the Series 50 Preferred Shares has not provided the Bank with account particulars for a wire or electronic transfer of funds, the deposit by the Bank of the funds otherwise payable to such holder in a special account in trust for such holders, shall be deemed to constitute payment by the Bank on the date thereof and shall satisfy and discharge all liabilities of the Bank for such payment to the extent of the amount represented by such transfer.

Appendix H

Blackline of Series 47 NBC Preferred Shares and Series 48 NBC Preferred Shares to Series 5 Preferred Shares and Series 6 Preferred Shares

~~CANADIAN WESTERN~~NATIONAL BANK OF CANADA

First Preferred Shares Series ~~5~~47

The following are the rights, privileges, restrictions and conditions (the “Series ~~5~~47 Preferred Shares Provisions”), in addition to those rights, privileges, restrictions and conditions attaching to the ~~unlimited number of~~ First Preferred Shares without nominal or par value~~, provided that the maximum aggregate consideration for all outstanding First Preferred Shares at any time does not exceed $1,000,000,000, issuable in series~~ (the “First Preferred Shares”) as a class, attaching to the non-cumulative First Preferred Shares Series ~~5~~47 (Non-Viability Contingent Capital (NVCC)) (the “Series ~~5~~47 Preferred Shares”) of the Bank.

1. Interpretation

(1) Defined Terms. In these Series ~~5~~47 Preferred Shares Provisions:

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the Fixed Rate Calculation Date plus 2.76%.

“Bank” means ~~Canadian Western~~National Bank of Canada and its successors and assigns.

“Bank Act” means the Bank Act (Canada).

“Bank Rate” means the minimum rate at which the Bank of Canada extends short-term advances to members of the Canadian Payments Association.

“Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR<INDEX> page on that service) for purposes of displaying Government of Canada Bond yields.

“Board of Directors” means the board of directors of the Bank.

“Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

“Business Day” means a day other than a Saturday, a Sunday or any other day which is a statutory or civic holiday in Calgary, Alberta.

“Capital Guidelines” means the Canadian bank regulatory guidelines issued by the Superintendent or other governmental authority in Canada concerning the maintenance of adequate capital reserves by Canadian chartered banks, including the Bank, from time to time.

“Cash Redemption Price” has the meaning attributed to it in subsection 3(2).

~~“Class A Shares” means the Class A Shares of the Bank, and any other securities into which those shares may be changed or for which those shares may be exchanged (whether or not the Bank is the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a capital reorganization, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares of the Bank.~~

“Common Share Reorganization” has the meaning attributed to it in subsection 10(1).

“Common Shares” means the common shares of the Bank, and any other securities into which those shares may be changed or for which those shares may be exchanged (whether or not the Bank is the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a capital reorganization, merger or amalgamation of the Bank or comparable transaction affecting the common shares of the Bank.

“Contingent Conversion” has the meaning attributed to it in subsection 9(1).

“Contingent Conversion Formula” means:

(Multiplier x Preferred Share Conversion Value) ÷ Conversion Price = number of Common Shares into which each Series ~~5~~47 Preferred Share shall be converted

“Conversion Price” means the greater of (i) the Floor Price and (ii) the Current Market Price of the Common Shares.

“Conversion Privilege” has the meaning attributed to it in paragraph 8(1)(a).

“Corporate Secretary” means the corporate secretary of the Bank.

“Current Market Price” of the Common Shares means the volume-weighted average trading price of the Common Shares on the Toronto Stock Exchange or, if not then listed on that exchange, on another exchange or market chosen by the Board of Directors on which the Common Shares are then traded, for the ten (10) consecutive Trading Days ending on the day immediately prior to the date of the Contingent Conversion, or, if no such trading prices are available, “Current Market Price” shall be the fair value of the Common Shares as reasonably determined by the Board of Directors.

“Depository” means CDS Clearing and Depository Services Inc. and its nominees, or any successor carrying on the business as a depository, which is approved by the Bank pursuant to subsection 13(1).

“Dividend Payment Date” means the last day of each of the months of January, April, July and October in each year.

“Election Notice” has the meaning attributed to it in paragraph 8(3)(a).

“Equivalent Support” means a form of support that enhances the Bank’s risk-based capital ratios or is funding that is provided on terms other than normal terms and conditions, provided that, for greater certainty, and without limitation, Equivalent Support does not include:

(a)	Emergency Liquidity Assistance provided by the Bank of Canada at or above the Bank Rate;

(b)	open bank liquidity assistance provided by the Canada Deposit Insurance Corporation at or above its cost of funds; and

(c)	support, including conditional, limited guarantees, provided by the Canada Deposit Insurance Corporation to facilitate a transaction, including an acquisition or amalgamation.

“First Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series ~~5~~47 Preferred Shares Provisions.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.

“Floor Price” means $5.00, as such value may be adjusted in accordance with Section 10.

“Global Certificate” has the meaning attributed to it in subsection 13(1).

“Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Bank, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.

“Ineligible Government Holder” means any person who is the federal or a provincial government in Canada or agent or agency thereof, or the government of a foreign country or any political subdivision of a foreign country, or any agent or agency of a foreign government, in each case to the extent that the recording in the Bank’s securities register of a transfer or issue of any share of the Bank to such person would cause the Bank to contravene the Bank Act.

“Ineligible Person” means any person whose address is in, or whom the Bank or its Transfer Agent has reason to believe is a resident of, any jurisdiction outside of Canada to the extent that the issuance or delivery by the Bank to such person of Series ~~6~~48 Preferred Shares or Common Shares, as the case may be, upon the exercise of rights of conversion or upon a Contingent Conversion (i) would require the Bank to take any action to comply with securities, banking or analogous laws of such jurisdiction or (ii) would give rise to a liability for withholding tax in connection with such issuance or delivery.

“Initial Fixed Dividend Rate” means ~~4.40~~6.371% per annum.

“Initial Fixed Rate Period” means the period commencing ~~February 10, 2014~~●, 2025 [NTD: beginning of quarter during which the exchange occurs.] and ending on and including April 30, ~~2019~~2029.

“Multiplier” means 1.0.

“OSFI” means the Office of the Superintendent of Financial Institutions Canada.

“Participant” has the meaning attributed to it in subsection 13(1).

“Preferred Share Conversion Value” means the par amount of $25.00 per Series ~~5~~47 Preferred Share plus any declared but unpaid dividends in respect of such Series ~~5~~47 Preferred Share.

“Redemption Date” has the meaning attributed to it in subsection 3(4).

“Redemption Notice” has the meaning attributed to it in subsection 3(4).

“Series ~~5~~47 Conversion Date” has the meaning attributed to it in paragraph 8(1)(a).

“Series ~~5~~47 Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series ~~5~~47 Preferred Shares Provisions.

“Series ~~5~~47 Preferred Shares Provisions” has the meaning attributed to it in the introductory paragraph to these terms and conditions attaching to the Series ~~5~~47 Preferred Shares.

“Series ~~6~~48 Preferred Shares” means the non-cumulative First Preferred Shares Series ~~6~~48 of the Bank.

“Significant Shareholder” means any person who beneficially owns, directly or indirectly, through entities controlled by such person or persons associated with or acting jointly or in concert with such person (as determined in accordance with the Bank Act), shares of any class of the Bank in excess of 10% of the total number of outstanding shares of that class in contravention of the Bank Act.

“Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing May 1, ~~2019~~2029 and ending on and including April 30, ~~2024~~2034, and for each succeeding Subsequent Fixed Rate Period, the period commencing on the date immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including April 30 in the fifth year thereafter.

“Superintendent” means the Superintendent of Financial Institutions and any successor appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada).

“Tax Act” means the Income Tax Act (Canada).

“Trading Day” means, with respect to any stock exchange or market, a day on which shares may be traded through the facilities of that stock exchange or market.

“Transfer Agent” means ~~Valiant~~Computershare Trust Company of Canada, a trust company existing under the laws of ~~Alberta~~Canada, or such other person as from time to time may be the registrar and transfer agent for the Series ~~5~~47 Preferred Shares.

“Trigger Event” has the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2 ─ Definition of Capital, effective ~~January 2013~~November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

(a)	the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of the Series ~~5~~47 Preferred Shares and all other contingent instruments issued by the Bank and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

(b)	a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or Equivalent Support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

“Voting Rights” has the meaning attributed to it in Section 7.

(2) Ranking of Shares. The expressions “in priority to”, “on a parity with”, “ranking equally with”, “ranking prior to” and “ranking junior to” and similar expressions refer to the order of priority only in payment of dividends or in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of the assets of the Bank for the purpose of winding-up its affairs.

(3) Holder. References to a “holder” in relation to Series ~~5~~47 Preferred Shares means a registered holder of those shares.

(4) References to Statutes. Reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute.

(5) Other Payment Matters.

(a)	If any date on which any dividend on the Series ~~5~~47 Preferred Shares is payable or on or by which any other action is required to be taken by the Bank under these Series ~~5~~47 Preferred Shares Provisions is not a Business Day, then the dividend will be payable, or such other action will be required to be taken, on or by the next day that is a Business Day.

(b)	In the event of the non-receipt of a cheque by a holder of Series ~~5~~47 Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Bank, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Bank, will issue to the holder a replacement cheque for the amount of the original cheque.

(c)	The Bank will be entitled to deduct or withhold from any amount payable to a holder of Series ~~5~~47 Preferred Shares under these Series ~~5~~47 Preferred Shares Provisions any amount required or permitted by law to be deducted or withheld from that payment.

(6) Currency Conversion. If it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars.

2. Dividends

(1) Payment of Dividends.

(a)	The holders of Series ~~5~~47 Preferred Shares will be entitled to receive, and the Bank will pay on the Series ~~5~~47 Preferred Shares, as and when declared by the Board of Directors, but subject to the provisions of the Bank Act, non-cumulative preferential cash dividends at the rates and times herein provided.

(b)	During the Initial Fixed Rate Period, dividends on the Series ~~5~~47 Preferred Shares shall be payable quarterly at the Initial Fixed Dividend Rate. Accordingly, on each Dividend Payment Date during the Initial Fixed Rate Period, ~~other than April 30, 2014,~~ the dividend payable, if declared, shall be equal to $~~1.100~~0.3981875 per share. ~~The first of such dividends, if declared, shall be paid on April 30, 2014 and shall be $0.2381 per share.~~

(c)	During each Subsequent Fixed Rate Period, dividends on the Series ~~5~~47 Preferred Shares shall, if declared, be in the amount per share per annum determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00, payable quarterly on each Dividend Payment Date in each 12-month period.

(d)	The Bank shall, in respect of each Subsequent Fixed Rate Period, calculate on each Fixed Rate Calculation Date the Annual Fixed Dividend Rate for such Subsequent Fixed Rate Period and shall, on the Fixed Rate Calculation Date, give written notice thereof to the then holders of Series ~~5~~47 Preferred Shares by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder. Each such determination by the Bank of the Annual Fixed Dividend Rate shall, in the absence of manifest error, be final and binding upon the Bank and upon all holders of Series ~~5~~47 Preferred Shares.

(e)	If the Board of Directors does not declare the dividends, or any part thereof, on the Series ~~5~~47 Preferred Shares on or before the Dividend Payment Date for a particular period or quarter, then the entitlement of the holders of the Series ~~5~~47 Preferred Shares to receive such, or to any part thereof, for such period or quarter will be forever extinguished.

(2) Method of Payment. Dividends on the Series ~~5~~47 Preferred Shares will be paid by cheque of the Bank, in lawful money of Canada payable at par at any branch in Canada of a chartered bank or trust company, in the amount of the applicable dividend, rounded to the nearest whole cent ($0.01), less any tax required or permitted by law to be deducted or withheld by the Bank. The mailing by ordinary unregistered first class prepaid mail of such a cheque to a holder of Series ~~5~~47 Preferred Shares to the address of the holder as it appears on the register of holders, or if the address of any such holder does not so appear, then to the last known address of such holder, on or before the fifth Business Day before the Dividend Payment Date will be deemed to be payment and will satisfy and discharge all liabilities for dividends payable on that Dividend Payment Date to the extent of the amount represented by the cheque (plus any tax required to be deducted or withheld from the payment) unless such cheque is not paid on due presentation. Dividends represented by a cheque which has not been duly presented for payment within six years after it was issued or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable and set apart for payment will be forfeited to the Bank. The Bank may pay dividends in any other manner as it may agree with any particular holder.

3. Redemption

(1) No Redemption Before April 30, ~~2019~~ 2029.  The Bank may not redeem any Series ~~5~~47 Preferred Shares before April 30, ~~2019~~ 2029.

(2) Redemption On and After April 30, ~~2019~~ 2029. Subject to the provisions of the Bank Act and to the prior consent of the Superintendent, on April 30, ~~2019~~2029 and on April 30 in every fifth year thereafter, the Bank, upon giving notice as hereinafter provided, may redeem all, or from time to time any part, of the outstanding Series ~~5~~47 Preferred Shares, at the option of the Bank, without the consent of the holders of Series ~~5~~47 Preferred Shares, to be stipulated in the notice hereinafter provided, by the payment of an amount in cash for each such share to be redeemed of $25.00 together with any declared and unpaid dividends to the date fixed for redemption (the “Cash Redemption Price”).

(3) Partial Redemptions. In the case of partial redemptions, Series ~~5~~47 Preferred Shares to be redeemed will be redeemed pro rata (disregarding fractions) or in any other manner that the Board of Directors in its sole discretion may determine, subject to approval of the Superintendent.

(4) Notice of Redemption. The Bank will give to each holder of Series ~~5~~47 Preferred Shares to be redeemed a notice in writing of the intention of the Bank to redeem such shares (the “Redemption Notice”). The Redemption Notice must be given at least 30 days but not more than 60 days before the Redemption Date. The Redemption Notice must set out the number of Series ~~5~~47 Preferred Shares held by the person to whom it is addressed which are to be redeemed, the Cash Redemption Price and the date on which the redemption is to occur (the “Redemption Date”).

(5) Method of Payment. The Bank will pay or cause to be paid to the holders of the Series ~~5~~47 Preferred Shares to be redeemed the Cash Redemption Price, together with payment of any fractional interest, as the case may be, less any tax required or permitted by law to be deducted or withheld by the Bank, on presentation and surrender at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario, or at any other place or places within Canada designated in the Redemption Notice, of the certificate or certificates for the Series ~~5~~47 Preferred Shares so called for redemption, together with such other documents as may be reasonably required to effect a transfer of the Series ~~5~~47 Preferred Shares. Payment will be made by cheque payable at par at any branch in Canada of a chartered bank or trust company. If only a part of the Series ~~5~~47 Preferred Shares represented by any certificate are redeemed, a new certificate for the balance will be issued at the expense of the Bank. Subject to subsection 3(6), from and after the date specified in any Redemption Notice, the Series ~~5~~47 Preferred Shares called for redemption will be deemed to be redeemed and the holders of those Series ~~5~~47 Preferred Shares will cease to be entitled to dividends and will not be entitled to exercise any of the rights of shareholders in respect of those Series ~~5~~47 Preferred Shares unless payment of the Cash Redemption Price is not duly made by the Bank on presentation and surrender of the certificate or certificates representing the Series ~~5~~47 Preferred Shares.

(6) Deposit of Redemption Price. At any time after the Redemption Notice is given, the Bank will have the right to deposit the Cash Redemption Price of any or all Series ~~5~~47 Preferred Shares called for redemption with the Bank or with any chartered bank or trust company in Canada named in the Redemption Notice, including the Transfer Agent, to the credit of a special account for the respective holders of those Series ~~5~~47 Preferred Shares to be paid on surrender to the Bank or that chartered bank or trust company of the certificate or certificates representing those Series ~~5~~47 Preferred Shares. Any such deposit will constitute payment and satisfaction of the Cash Redemption Price of the Series ~~5~~47 Preferred Shares for which the deposit is made and the rights of the holders of those shares will be limited to receiving the proportion (less any tax required or permitted by law to be deducted or withheld) of the Cash Redemption Price so deposited applicable to those shares, without interest, on presentation and surrender of the certificate or certificates representing the Series ~~5~~47 Preferred Shares being redeemed. The Bank will be entitled to any interest on such deposit.

4. Purchase for Cancellation

Subject to Section 6 and the provisions of applicable securities law, the rules of the Toronto Stock Exchange and the Bank Act, including the requirement for prior approval of the Superintendent, the Bank may purchase for cancellation at any time all or from time to time any part of the Series ~~5~~47 Preferred Shares then outstanding in the open market at the lowest price or prices at which in the opinion of the Board of Directors such shares are obtainable.

5. Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of assets of the Bank for the purpose of winding up its affairs, provided that a Contingent Conversion has not occurred, the holders of the Series ~~5~~47 Preferred Shares will be entitled to receive $25.00 for each Series ~~5~~47 Preferred Share held by them, plus any dividends declared and unpaid to the date of distribution, before any amounts are paid or any assets of the Bank are distributed to the holders of the Bank’s Common Shares or any shares ranking junior to the Series ~~5~~47 Preferred Shares ~~(but not the Class A Shares)~~. After payment of those amounts, the holders of the Series ~~5~~47 Preferred Shares will not be entitled to share in any further distribution of the property or assets of the Bank. If a Contingent Conversion has occurred, all Series ~~5~~47 Preferred Shares shall have been converted into Common Shares which will rank on a parity with all other Common Shares.

6. Restrictions on Dividends and Retirement of Shares

As long as any Series ~~5~~47 Preferred Shares are outstanding, the Bank will not at any time, without the approval of the holders of the Series ~~5~~47 Preferred Shares given as provided in Section 12:

(a)	declare, pay or set apart for payment any dividend on the Common Shares or any other shares ranking junior to the Series ~~5~~47 Preferred Shares (other than share dividends payable in the form of shares ranking junior to the Series ~~5~~47 Preferred Shares ~~and dividends payable on the Class A Shares~~);

(b)	redeem, purchase or otherwise retire any of the Common Shares or any other shares ranking junior to the Series ~~5~~47 Preferred Shares (~~but not Class A Shares~~ and except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Series ~~5~~47 Preferred Shares);

(c)	redeem, purchase or otherwise retire less than all the Series ~~5~~47 Preferred Shares; or

(d)	except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of preferred shares of the Bank, redeem, purchase or otherwise retire any other shares ranking on a parity with the Series ~~5~~47 Preferred Shares;

unless, in each case, all dividends on the Series ~~5~~47 Preferred Shares up to and including those payable on the Dividend Payment Date for the last completed period for which dividends are payable and in respect of which the rights of holders have not been extinguished, and all dividends then accrued on all other shares ranking prior to or on a parity with the Series ~~5~~47 Preferred Shares up to the immediately preceding respective date or dates for payment and in respect of which the rights of holders of those shares have not been extinguished, have been declared and paid or set apart for payment.

7. Voting Rights

Subject to applicable law, holders of Series ~~5~~47 Preferred Shares will not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Bank unless and until the first time at which the Board of Directors has not declared the dividend in full on the Series ~~5~~47 Preferred Shares in any quarter. In that event, the holders will be entitled to receive notice of and to attend only a meeting of shareholders at which directors are to be elected and will have one vote for each Series ~~5~~47 Preferred Shares held (the “Voting Rights”). The Voting Rights of the holders of the Series ~~5~~47 Preferred Shares will cease on payment by the Bank of the first dividend on the Series ~~5~~47 Preferred Shares to which the holders are entitled under these Series ~~5~~47 Preferred Shares Provisions after the time the Voting Rights first arose until such time as the Bank may again fail to declare the dividend in full on the Series ~~5~~47 Preferred Shares in any quarter, in which event the Voting Rights will become effective again and so on from time to time.

8. Conversion of Series ~~5~~47 Preferred Shares

(1) Conversion at the Option of the Holder

(a)	Holders of Series ~~5~~47 Preferred Shares shall have the right, at their option, on April 30, ~~2019~~2029 and on April 30 in every fifth year thereafter (a “Series ~~5~~47 Conversion Date”), to convert, subject to the terms and provisions hereof and to the provisions of the Bank Act, all or any Series ~~5~~47 Preferred Shares registered in their name into Series ~~6~~48 Preferred Shares on the basis of one (1) Series ~~6~~48 Preferred Share for each Series ~~5~~47 Preferred Share. The Bank shall give notice in writing to the then holders of the Series ~~5~~47 Preferred Shares of the conversion privilege provided for herein (the “Conversion Privilege”) and such notice shall (i) set out the Series ~~5~~47 Conversion Date, (ii) include instructions to such holders as to the method by which such Conversion Privilege may be exercised, as described in this Section 8 and (iii) be given at least 30 days and not more than 60 days prior to the applicable Series ~~5~~47 Conversion Date. On the 30th day prior to each Series ~~5~~47 Conversion Date, the Bank shall give notice in writing to the then holders of the Series ~~5~~47 Preferred Shares of the Annual Fixed Dividend Rate determined by the Bank for the succeeding Subsequent Fixed Rate Period and the Floating Quarterly Dividend Rate (as defined in the terms and conditions attaching to the Series ~~6~~48 Preferred Shares) applicable to the Series ~~6~~48 Preferred Shares for the next succeeding Quarterly Floating Rate Period (as defined in the terms and conditions attaching to the Series ~~6~~48 Preferred Shares). Each such notice shall be given by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder.

(b)	If the Bank gives notice as provided in Section 3 to the holders of the Series ~~5~~47 Preferred Shares of the redemption of all the Series ~~5~~47 Preferred Shares, the Bank shall not be required to give notice as provided in this subsection 8(1) to the holders of the Series ~~5~~47 Preferred Shares of an Annual Fixed Dividend Rate, a Floating Quarterly Dividend Rate applicable to the Series 648 Preferred Shares or of the Conversion Privilege and the right of any holder of Series ~~5~~47 Preferred Shares to convert such Series 547 Preferred Shares as herein provided shall cease and terminate in that event.

(c)	Holders of Series ~~5~~47 Preferred Shares shall not be entitled to convert their shares into Series ~~6~~48 Preferred Shares on a Series ~~5~~47 Conversion Date if the Bank determines that there would remain outstanding on the Series ~~5~~47 Conversion Date less than 500,000 Series ~~6~~48 Preferred Shares after taking into account all Series ~~5~~47 Preferred Shares tendered for conversion into Series ~~6~~48 Preferred Shares and all Series ~~6~~48 Preferred Shares tendered for conversion into Series ~~5~~47 Preferred Shares. The Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis, to all affected holders of Series ~~5~~47 Preferred Shares at least seven (7) days prior to the applicable Series ~~5~~47 Conversion Date and, subject to the provisions of Section 13, will issue and deliver, or cause to be delivered, prior to such Series ~~5~~47 Conversion Date, at the expense of the Bank, to such holders of Series ~~5~~47 Preferred Shares, who have surrendered for conversion any certificate or certificates representing Series ~~5~~47 Preferred Shares, new certificates representing the Series ~~5~~47 Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

(2) Automatic Conversion. If the Bank determines that there would remain outstanding on a Series ~~5~~47 Conversion Date less than 500,000 Series ~~5~~47 Preferred Shares after taking into account all Series ~~5~~47 Preferred Shares tendered for conversion into Series ~~6~~48 Preferred Shares and all Series ~~6~~48 Preferred Shares tendered for conversion into Series ~~5~~47 Preferred Shares, then, all, but not part, of the remaining outstanding Series ~~5~~47 Preferred Shares shall automatically be converted into Series ~~6~~48 Preferred Shares on the basis of one (1) Series ~~6~~48 Preferred Share for each Series ~~5~~47 Preferred Share on the applicable Series ~~5~~47 Conversion Date and the Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis , to the holders of such remaining Series ~~5~~47 Preferred Shares at least seven (7) days prior to the Series ~~5~~47 Conversion Date.

(3) Manner of Exercise of Conversion Privilege

(a)	Subject to the provisions of Section 13, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than 30 days prior to a Series ~~5~~47 Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding a Series ~~5~~47 Conversion Date during usual business hours at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario at which the Series ~~5~~47 Preferred Shares are transferable accompanied by: (1) payment or evidence of payment of the tax (if any) payable as provided in this subsection 8(3); and (2) the certificate or certificates representing the Series ~~5~~47 Preferred Shares in respect of which the holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the holder, or his or her attorney duly authorized in writing; provided that in the Election Notice such holder may also elect to convert part only of the Series ~~5~~47 Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Bank shall issue and deliver or cause to be delivered to such holder, at the expense of the Bank, a new certificate representing the Series ~~5~~47 Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice shall be irrevocable once received by the Bank or its nominee

(b)	Subject to the provisions of Section 13, in the event the Bank is required to convert all remaining outstanding Series ~~5~~47 Preferred Shares into Series ~~6~~48 Preferred Shares on the applicable Series ~~5~~47 Conversion Date as provided for in subsection 8(2), the Series ~~5~~47 Preferred Shares in respect of which the holders have not previously elected to convert shall be converted on the Series ~~5~~47 Conversion Date into Series ~~6~~48 Preferred Shares and the holders thereof shall be deemed to be holders of Series ~~6~~48 Preferred Shares at 5:00 p.m. (Toronto time) on the Series ~~5~~47 Conversion Date and shall be entitled, upon surrender during usual business hours at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario at which the Series ~~5~~47 Preferred Shares were transferable of the certificate or certificates representing Series ~~5~~47 Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series ~~6~~48 Preferred Shares in the manner and subject to the terms and provisions as provided in this subsection 8(3).

(c)	Subject to the provisions of Section 13, as promptly as practicable after the Series ~~5~~47 Conversion Date, the Bank shall issue and deliver, or cause to be delivered to or upon the written order of the holder of the Series ~~5~~47 Preferred Shares so surrendered, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such holder representing the number of fully-paid and non-assessable Series ~~6~~48 Preferred Shares and the number of remaining Series ~~5~~47 Preferred Shares, if any, to which such holder is entitled. Such conversion shall be deemed to have been made at 5:00 p.m. (Toronto time) on the Series ~~5~~47 Conversion Date, so that the rights of the holder of such Series ~~5~~47 Preferred Shares as the holder thereof shall cease at such time and the person or persons entitled to receive Series ~~6~~48 Preferred Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Series ~~6~~48 Preferred Shares at such time.

(d)	The holder of any Series ~~5~~47 Preferred Share on the record date for any dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into Series ~~6~~48 Preferred Shares after such record date and on or before the date of the payment of such dividend.

(e)	Subject to the provisions of Section 13, the issuance of certificates for the Series ~~6~~48 Preferred Shares upon the conversion of Series ~~5~~47 Preferred Shares shall be made without charge to the converting holders of Series ~~5~~47 Preferred Shares for any fee or tax in respect of the issuance of such certificates or the Series ~~6~~48 Preferred Shares represented thereby; provided, however, that the Bank shall not be required to pay any tax that may be imposed upon the person or persons to whom such Series ~~6~~48 Preferred Shares are issued in respect of the issuance of such Series ~~6~~48 Preferred Shares or the certificate therefor or any security transfer taxes, and the Bank shall not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series ~~5~~47 Preferred Shares converted unless the person or persons requesting the issuance thereof shall have paid to the Bank the amount of any such security transfer tax or shall have established to the satisfaction of the Bank that such tax has been paid.

(4) Upon exercise of the Conversion Privilege by a holder of Series ~~5~~47 Preferred Shares, or upon an automatic conversion, pursuant to subsection 8(2), of Series ~~5~~47 Preferred Shares of a holder, whose address is in, or whom the Bank or the Transfer Agent has reason to believe is a resident of, the United States of America, its territories or possessions or other jurisdiction (other than Canada), the laws of which would require the Bank to comply with the registration, prospectus, filing or other similar requirements under the applicable securities laws of such jurisdiction, the Bank reserves the right not to issue Series ~~6~~48 Preferred Shares to any such holder.

(5) The Bank reserves the right not to (i) deliver Series ~~6~~48 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of that conversion, would become a Significant Shareholder or (ii) record in its securities register a transfer or issue of Series ~~6~~48 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all of the relevant number of Series ~~6~~48 Preferred Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Series ~~6~~48 Preferred Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Series ~~6~~48 Preferred Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Series ~~6~~48 Preferred Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series ~~5~~47 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

9. Conversion into Common Shares Upon a Trigger Event

(1) Upon the occurrence of a Trigger Event, each Series ~~5~~47 Preferred Share will be, and will be deemed, for all purposes, to be, automatically converted (a “Contingent Conversion”), without the consent of the holders thereof, into that number of fully-paid Common Shares determined by the Contingent Conversion Formula. In any case where the aggregate number of Common Shares to be issued to a holder of Series ~~5~~47 Preferred Shares pursuant to this section includes a fraction of a Common Share, such number of Common Shares to be issued to such holder shall be rounded down to the nearest whole number of Common Shares and no cash payment shall be made in lieu of such fractional Common Share.

(2) Subject to subsection 9(3), as promptly as practicable after the occurrence of a Trigger Event, the Bank shall announce the Contingent Conversion by way of a press release and shall give notice of the Contingent Conversion in accordance with the provisions of paragraph 2(1)(d) to the then registered holders of the Series ~~5~~47 Preferred Shares. As promptly as practicable after the Trigger Event, the Bank shall deliver or cause to be delivered certificates representing the Common Shares registered in the name of the holders of the Series ~~5~~47 Preferred Shares, or as such holder shall have directed, on presentation and surrender at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario for the Series ~~5~~47 Preferred Shares of the certificate or certificates for the Series ~~5~~47 Preferred Shares. From and after the Trigger Event, the Series ~~5~~47 Preferred Shares shall cease to be outstanding, the holders thereof shall cease to be entitled to dividends thereon, including any dividends declared but not paid prior to the Trigger Event, and any certificates representing the Series ~~5~~47 Preferred Shares shall represent only the right to receive upon surrender of such certificate the applicable number of Common Shares specified in subsection 9(1) above. A Contingent Conversion shall be mandatory and binding upon both the Bank and all holders of the Series ~~5~~47 Preferred Shares notwithstanding anything else including, without limitation: (a) any prior action to or in furtherance of redeeming, exchanging or converting the Series ~~5~~47 Preferred Shares pursuant to the other terms and conditions herein; and (b) any delay in or impediment to the issuance or delivery of the Common Shares to the holders of the Series ~~5~~47 Preferred Shares.

(3) Notwithstanding any other provision of this Section 9, upon a Contingent Conversion the Bank reserves the right not to (i) deliver Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of the Contingent Conversion, would become a Significant Shareholder, or (ii) record in its securities register a transfer or issue of Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all or the relevant number of Common Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Common Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Common Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Common Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series ~~5~~47 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

10. Adjustment of Floor Price

(1) If the Bank:

(a)	issues Common Shares or securities convertible into or exchangeable for Common Shares to the holders of all or substantially all of the outstanding Common Shares as a stock dividend;

(b)	subdivides, re-divides or changes its outstanding Common Shares into a greater number of Common Shares; or

(c)	reduces, combines or consolidates its outstanding Common Shares into a smaller number of Common Shares,

(any of such events in paragraphs 10(1)(a) to (c), being called a “Common Share Reorganization”), then the Floor Price then in effect will be adjusted in accordance with the following sentence immediately on the effective date or record date, as the case may be, for the happening of the Common Share Reorganization on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization. Upon a Common Share Reorganization, the Floor Price shall be adjusted so that it will equal the price determined by multiplying the Floor Price in effect immediately prior to such effective date or record date by a fraction:

(i)	the numerator of which will be the total number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization; and

(ii)	the denominator of which will be the total number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number, without duplication, of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(2) In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank shall take all necessary action to ensure that the holders of Series ~~5~~47 Preferred Shares, receive, pursuant to a Contingent Conversion, after such capital reorganization, consolidation, merger, amalgamation or comparable transaction, the number of shares or other securities that the holders of Series ~~5~~47 Preferred Shares would have received if the Contingent Conversion occurred immediately prior to the record date of the capital reorganization, consolidation, merger, amalgamation or comparable transaction.

(3) In any case in which this Section 10 requires that an adjustment will become effective immediately after a record date for an event referred to herein, the Bank may defer, until the occurrence of such event, issuing to the holder of any Series ~~5~~47 Preferred Shares upon a Contingent Conversion occurring after such record date and before the occurrence of such event, the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event, provided, however, that the Bank will deliver to such holder evidence of such holder’s right to receive such additional Common Shares upon the occurrence of such event and the right to receive any dividends or other distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the date of conversion or such later date on which such holder would, but for the provisions of this subsection 10(3), have become the holder of record of such additional Common Shares.

(4) For the purposes of this Section 10:

(a)	the adjustments provided for in this Section 10 are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following provisions of this subsection 10(4);

(b)	no adjustment in the Floor Price will be required unless the cumulative effect of such adjustment would result in a change of at least 1% in the prevailing Floor Price; provided, however, that any adjustments which, except for the provisions of this paragraph 10(4)(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

(c)	no adjustment in the Floor Price will be required upon the issuance from time to time of Common Shares pursuant to a Contingent Conversion or any stock option plan, share purchase plan or dividend reinvestment plan of the Bank, as such plans may be replaced, supplemented or further amended from time to time;

(d)	if at any time a dispute arises with respect to adjustments provided for in this Section 10, such dispute will be conclusively determined, subject to the consent if required, of the Toronto Stock Exchange and any other stock exchange on which the Common Shares are then listed, by the Bank’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the Board of Directors and any such determination will be binding upon the Bank, the holders of the Series ~~5~~47 Preferred Shares and the other shareholders of the Bank; such auditors or accountants will be given access to all necessary records of the Bank; and

(e)	if the Bank sets a record date to take any other action and thereafter and before the taking of any action, the Bank abandons its plan to take such other action, then no adjustment in the Floor Price will be made.

(5) The Bank will from time to time, immediately after the occurrence of any event that requires an adjustment or readjustment as provided in this Section 10, deliver a certificate of the Bank to the transfer agent for the Series ~~5~~47 Preferred Shares specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and the Transfer Agent will be entitled to act and rely upon such certificate of the Bank. Such certificate of the Bank and the amount of the adjustment specified therein will be conclusive and binding on all parties in interest. Until such certificate of the Bank is received by the Transfer Agent, the Transfer Agent may act and be protected in acting on the presumption that no adjustment has been made or is required. Except in respect of any subdivision, re-division, change, reduction, combination or consolidation of the Common Shares contemplated by paragraphs 10(1)(b) and 10(1)(c), the Bank will forthwith give notice to the holders of the Series ~~5~~47 Preferred Shares specifying the event requiring such adjustment or readjustment and the amount thereof, including the resulting Floor Price.

11. Issue of Additional Shares and Amendments to Series ~~5~~47 Preferred Shares

(1) Issue of Additional Shares. The Bank may issue shares of any other series of preferred shares of the Bank ranking on a parity with the Series ~~5~~47 Preferred Shares without authorization of the holders of Series ~~5~~47 Preferred Shares, if at the date of such issuance all cumulative dividends up to and including the dividend payment for the last completed period for which such cumulative dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative First Preferred Shares then issued and outstanding and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of non-cumulative First Preferred Shares then issued and outstanding.

(2) Amendments to Series ~~5~~47 Preferred Shares.

(a)	The Bank will not without, but may from time to time with, the approval of holders of the Series ~~5~~47 Preferred Shares given as specified in Section 12, delete, amend or vary any of these Series ~~5~~47 Preferred Shares Provisions.

(b)	In addition to the approval in paragraph 11(2)(a), the Bank will not without, but may from time to time with, the prior approval of the Superintendent make any such deletion, amendment or variation which might affect the classification afforded the Series ~~5~~47 Preferred Shares from time to time for capital adequacy purposes pursuant to the Bank Act or the Capital Guidelines.

12. Approval of Holders of Series ~~5~~47 Preferred Shares

Any approval given by the holders of Series ~~5~~47 Preferred Shares will be deemed to have been sufficiently given if given by a resolution passed at a meeting of the holders of Series ~~5~~47 Preferred Shares duly called and held on not less than 21 days’ notice at which the holders of at least one-third of the outstanding Series ~~5~~47 Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting. If at the meeting the holders of at least one-third of the outstanding Series ~~5~~47 Preferred Shares are not present or represented by proxy within 30 minutes after the time appointed for the meeting, the meeting will be adjourned to such date, not less than 21 days afterwards, and to such time and place as the chairman of the meeting may designate, and not less than 15 days’ written notice shall be given of the adjourned meeting. At the adjourned meeting, the holders of Series ~~5~~47 Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed at the adjourned meeting by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting will constitute the approval of the holders of Series ~~5~~47 Preferred Shares. On every poll taken at any meeting or adjourned meeting, every holder of Series ~~5~~47 Preferred Shares will be entitled to one vote in respect of each Series ~~5~~47 Preferred Share held. Subject to the foregoing, the formalities to be observed in respect of the giving of notice of any meeting or adjourned meeting and the conduct of any such meeting will be those from time to time as may be prescribed in the by-laws of the Bank with respect to meetings of shareholders or under the Bank Act.

13. Registration of Series ~~5~~47 Preferred Shares and Transfer, Redemption, Purchase and Exchanges Through the Book-Entry System

(1) Global Certificate. Subject to subsections 13(2) and (3) and notwithstanding any other provision of these Series ~~5~~47 Preferred Shares Provisions, the Series ~~5~~47 Preferred Shares will be issued in the form of one or more fully-registered global certificates in the aggregate number of Series ~~5~~47 Preferred Shares issued by the Bank and outstanding from time to time (the “Global Certificate”) held by, or on behalf of, the Depository as custodian of the Global Certificate for the participants (“Participants”) in the Book-Entry System, and will be registered in the name of “CDS & Co.” (or such other name as the Depository may use from time to time as its nominee name for purposes of the Book-Entry System) and registrations of ownership, transfers, redemptions, purchases, surrenders and exchanges of Series ~~5~~47 Preferred Shares will be made only through the Book-Entry System to another nominee of the Depository for the Series ~~5~~47 Preferred Shares or to a successor Depository for the Series ~~5~~47 Preferred Shares approved by the Bank or to a nominee of such successor Depository. Accordingly, subject to subsection 13(3), the beneficial owners of Series ~~5~~47 Preferred Shares will not receive a certificate or other instrument from the Bank or the Depository evidencing their ownership of Series ~~5~~47 Preferred Shares, and beneficial owners will not be shown on the records maintained by the Depository, except through a book-entry account of a Participant acting on behalf of a beneficial owner.

(2) Depository is Owner of Series ~~5~~47 Preferred Shares. For purposes of these Series ~~5~~47 Preferred Shares Provisions, as long as the Depository, or its nominee, is the registered holder of the Series ~~5~~47 Preferred Shares:

(a)	the Depository, or its nominee, as the case may be, will be considered the sole owner of the Series ~~5~~47 Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series ~~5~~47 Preferred Shares, including payments of dividends or the Cash Redemption Price; and

(b)	the Bank, pursuant to the exercise by it of its right to redeem Series ~~5~~47 Preferred Shares, will deliver or cause to be delivered to the Depository, or its nominee, for the benefit of the beneficial owners of the Series ~~5~~47 Preferred Shares, the Cash Redemption Price against delivery, if applicable, to the Bank’s account with the Depository, or its nominee, of such holder’s Series ~~5~~47 Preferred Shares.

(3) Termination of Book-Entry System. If at any time the Bank determines or the Depository notifies the Bank in writing that the Depository is no longer willing or able to discharge properly its responsibility as depository and, in either case, the Bank is unable to determine a qualified successor, or the Bank, at its option, elects, or is required by law, to terminate the Book-Entry System, subsections 13(1) and (2) will no longer be applicable to the Series ~~5~~47 Preferred Shares. In that case, the Bank will execute and deliver certificates for the Series ~~5~~47 Preferred Shares in definitive registered form equal to the aggregate number of Series ~~5~~47 Preferred Shares represented by the Global Certificate in the Book-Entry System. On such exchange, the Transfer Agent will cancel the Global Certificate. Certificates for Series ~~5~~47 Preferred Shares in definitive registered form issued in exchange for the Global Certificate will be registered in such names and in such number of Series ~~5~~47 Preferred Shares as instructed in writing by the Depository to the Transfer Agent. The Transfer Agent will deliver or cause to be delivered such definitive certificates to the persons in whose names the Depository has so instructed.

14. Notices

(1) Notice to the Bank. Subject to applicable law, any notice, request or other communication to be given to the Bank by a holder of Series ~~5~~47 Preferred Shares must be in writing and will be valid and effective if given by mail (postage prepaid) or by electronic communication or by delivery to the registered office of the Bank and addressed to the attention of the Corporate Secretary. Any such notice, request or other communication, if given by mail, electronic communication or delivery, will be deemed to have been given and received only on actual receipt by the Bank.

(2) Presentation and Surrender of Certificates. Any presentation and surrender by a holder of Series ~~5~~47 Preferred Shares to the Bank or the Transfer Agent of certificates representing Series ~~5~~47 Preferred Shares in connection with the redemption of Series ~~5~~47 Preferred Shares must be made by registered mail (postage prepaid) or by delivery to the registered office of the Bank or to such office of the Transfer Agent as may be specified by the Bank, in each case addressed to the attention of the Corporate Secretary. Any such presentation and surrender of certificates will be deemed to have been made and to be effective only on actual receipt by the Bank or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail will be at the sole risk of the holder mailing the same.

(3) Notice to Holders of Series ~~5~~47 Preferred Shares. Subject to applicable law, any notice, request or other communication to be given to a holder of Series ~~5~~47 Preferred Shares by or on behalf of the Bank must be in writing and will be valid and effective if given by ordinary unregistered first class mail (postage prepaid) or by electronic communication or by delivery to the address of the holder recorded in the securities register of the Bank or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, will be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by electronic communication or by delivery, will be deemed to have been given and received on the date of electronic communication or delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Series ~~5~~47 Preferred Shares, or any defect in such notice, will not invalidate or otherwise alter or affect any action or proceeding to be taken by the Bank pursuant to that notice, request or other communication.

15. Tax Election

The Bank will elect, in the manner and within the time provided under section 191.2 of the Tax Act or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax under Part VI.1 of the Tax Act at a rate such that holders of the Series ~~5~~47 Preferred Shares will not be required to pay tax on dividends received (or deemed to be received) on the Series ~~5~~47 Preferred Shares under section 187.2 of the Tax Act or any successor or replacement provision of similar effect. Nothing in this section will prevent the Bank from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or part of the Bank’s liability for tax under section 191.1 of such Act to that taxable Canadian corporation to the extent permitted by and in accordance with section 191.3 of such Act.

16. Return of Unclaimed Funds to the Bank

The Bank shall have the right, with respect to any funds deposited by the Bank to any chartered bank or trust company in respect of amounts due to holders of Series ~~5~~47 Preferred Shares, on or after the first anniversary date of the deposit of such funds to any chartered bank or trust company, to require that such chartered bank or trust company return to the Bank any funds which remain unclaimed by holders of the Series ~~5~~47 Preferred Shares. If at any time following the return of the unclaimed funds to the Bank, either the Bank or the chartered bank or trust company receives a request from a holder of Series ~~5~~47 Preferred Shares for the holder’s unclaimed entitlement to any amount due to the holder in respect of the holder’s Series ~~5~~47 Preferred Shares, the Bank shall promptly arrange for the payment of such amount to the holder.

17. Wire or Electronic Transfer of Funds

Notwithstanding any other right, privilege, restriction or condition attaching to the Series ~~5~~47 Preferred Shares, the Bank may, at its option, make any payment due to a holder of Series ~~5~~47 Preferred Shares hereunder by way of a wire or electronic transfer of funds to each registered holder of Series ~~5~~47 Preferred Shares. In the event that a payment is made by way of a wire or electronic transfer of funds, the Bank shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Bank that a payment is to be made by way of a wire or electronic transfer of funds, the Bank shall notify each registered holder of Series ~~5~~47 Preferred Shares at the address of such holder as it appears on the books of the Bank. Such notice by the Bank will request that each registered holder of Series ~~5~~47 Preferred Shares provide the particulars of an account of such holder with a chartered bank in Canada to which the wire or electronic transfer of funds shall be directed. In the event that the Bank does not receive account particulars from a registered holder of Series ~~5~~47 Preferred Shares prior to the date such payment is to be made, the Bank shall deposit the funds otherwise payable to such holder in a special account in trust for such holders. The making of a payment by way of a wire or electronic transfer of funds or, in the case where a registered holder of the Series ~~5~~47 Preferred Shares has not provided the Bank with account particulars for a wire or electronic transfer of funds, the deposit by the Bank of the funds otherwise payable to such holder in a special account in trust for such holders, shall be deemed to constitute payment by the Bank on the date thereof and shall satisfy and discharge all liabilities of the Bank for such payment to the extent of the amount represented by such transfer.

~~CANADIAN WESTERN~~NATIONAL BANK OF CANADA

First Preferred Shares Series ~~6~~48

The following are the rights, privileges, restrictions and conditions (the “Series ~~6~~48 Preferred Shares Provisions”), in addition to those rights, privileges, restrictions and conditions attaching to the ~~unlimited number of~~ First Preferred Shares without nominal or par value~~, provided that the maximum aggregate consideration for all outstanding First Preferred Shares at any time does not exceed $1,000,000,000, issuable in series~~ (the “First Preferred Shares”) as a class, attaching to the non-cumulative First Preferred Shares Series ~~6~~48 (Non-Viability Contingent Capital (NVCC)) (the “Series ~~6~~48 Preferred Shares”) of the Bank.

1. Interpretation

(1) Defined Terms. In these Series ~~6~~48 Preferred Shares Provisions:

“Annual Fixed Dividend Rate” has the meaning set forth in the terms and conditions relating to the Series ~~5~~47 Preferred Shares.

“Basic Redemption Price” has the meaning attributed to it in subsection 3(3).

“Bank” means ~~Canadian Western~~National Bank of Canada and its successors and assigns.

“Bank Act” means the Bank Act (Canada).

“Bank Rate” means the minimum rate at which the Bank of Canada extends short-term advances to members of the Canadian Payments Association.

“Board of Directors” means the board of directors of the Bank.

“Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

“Business Day” means a day other than a Saturday, a Sunday or any other day which is a statutory or civic holiday in Calgary, Alberta.

“Capital Guidelines” means the Canadian bank regulatory guidelines issued by the Superintendent or other governmental authority in Canada concerning the maintenance of adequate capital reserves by Canadian chartered banks, including the Bank, from time to time.

~~“Class A Shares” means the Class A Shares of the Bank, and any other securities into which those shares may be changed or for which those shares may be exchanged (whether or not the Bank is the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a capital reorganization, merger or amalgamation of the Bank or comparable transaction affecting the common shares of the Bank.~~

“Common Share Reorganization” has the meaning attributed to it in subsection 10(1).

“Common Shares” means the common shares of the Bank, and any other securities into which those shares may be changed or for which those shares may be exchanged (whether or not the Bank is the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a capital reorganization, merger or amalgamation of the Bank or comparable transaction affecting the common shares of the Bank.

“Contingent Conversion” has the meaning attributed to it in subsection 9(1).

“Contingent Conversion Formula” means:

(Multiplier x Preferred Share Conversion Value) ÷ Conversion Price = number of Common Shares into which each Series ~~6~~48 Preferred Share shall be converted

“Conversion Price” means the greater of (i) the Floor Price and (ii) the Current Market Price of the Common Shares.

“Conversion Privilege” has the meaning attributed to it in paragraph 8(1)(a).

“Corporate Secretary” means the corporate secretary of the Bank.

“Current Market Price” of the Common Shares means the volume-weighted average trading price of the Common Shares on the Toronto Stock Exchange or, if not then listed on that exchange, on another exchange or market chosen by the Board of Directors on which the Common Shares are then traded, for the ten (10) consecutive Trading Days ending on the day immediately prior to the date of the Contingent Conversion, or, if no such trading prices are available, “Current Market Price” shall be the fair value of the Common Shares as reasonably determined by the Board of Directors.

“Depository” means CDS Clearing and Depository Services Inc. and its nominees, or any successor carrying on the business as a depository, which is approved by the Bank pursuant to subsection 13(1).

“Dividend Payment Date” means the last day of each of the months of January, April, July and October in each year.

“Election Notice” has the meaning attributed to it in paragraph 8(3)(a).

“Equivalent Support” means a form of support that enhances the Bank’s risk-based capital ratios or is funding that is provided on terms other than normal terms and conditions, provided that, for greater certainty, and without limitation, Equivalent Support does not include:

(a)	Emergency Liquidity Assistance provided by the Bank of Canada at or above the Bank Rate;

(b)	open bank liquidity assistance provided by the Canada Deposit Insurance Corporation at or above its cost of funds; and

(c)	support, including conditional, limited guarantees, provided by the Canada Deposit Insurance Corporation to facilitate a transaction, including an acquisition or amalgamation.

“Excluded Redemption Date” has the meaning attributed to it in subsection 3(3).

“First Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series ~~6~~48 Preferred Shares Provisions.

“Fixed Rate Calculation Date” has the meaning set forth in the terms and conditions relating to the Series ~~5~~47 Preferred Shares.

“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 2.76% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365).

“Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

“Floor Price” means $5.00, as such value may be adjusted in accordance with Section 10.

“Global Certificate” has the meaning attributed to it in subsection 13(1).

“Ineligible Government Holder” means any person who is the federal or a provincial government in Canada or agent or agency thereof, or the government of a foreign country or any political subdivision of a foreign country, or any agent or agency of a foreign government, in each case to the extent that the recording in the Bank’s securities register of a transfer or issue of any share of the Bank to such person would cause the Bank to contravene the Bank Act.

“Ineligible Person” means any person whose address is in, or whom the Bank or its Transfer Agent has reason to believe is a resident of, any jurisdiction outside of Canada to the extent that the issuance or delivery by the Bank to such person of Series ~~5~~47 Preferred Shares or Common Shares, as the case may be, upon the exercise of rights of conversion or upon a Contingent Conversion (i) would require the Bank to take any action to comply with securities, banking or analogous laws of such jurisdiction or (ii) would give rise to a liability for withholding tax in connection with such issuance or delivery.

“Multiplier” means 1.0.

“OSFI” means the Office of the Superintendent of Financial Institutions Canada.

“Participant” has the meaning attributed to it in subsection 13(1).

“Preferred Share Conversion Value” means the par amount of $25.00 per Series ~~6~~48 Preferred Share plus any declared but unpaid dividends in respect of such Series ~~6~~48 Preferred Share.

“Premium Redemption Price” has the meaning attributed to it in subsection 3(2).

“Quarterly Commencement Date” means the 1st day of each of February, May, August and November in each year.

“Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on May 1, ~~2019~~2029 and ending on and including July 31, ~~2019~~2029 and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date.

“Redemption Date” has the meaning attributed to it in subsection 3(5).

“Redemption Notice” has the meaning attributed to it in subsection 3(5).

“Series ~~5~~47 Preferred Shares” means the non-cumulative First Preferred Shares Series ~~5~~47 of the Bank.

“Series ~~6~~48 Conversion Date” has the meaning attributed to it in paragraph 8(1)(a).

“Series ~~6~~48 Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series ~~6~~48 Preferred Shares Provisions.

“Series ~~6~~48 Preferred Shares Provisions” has the meaning attributed to it in the introductory paragraph to these terms and conditions attaching to the Series ~~6~~48 Preferred Shares.

“Significant Shareholder” means any person who beneficially owns, directly or indirectly, through entities controlled by such person or persons associated with or acting jointly or in concert with such person (as determined in accordance with the Bank Act), shares of any class of the Bank in excess of 10% of the total number of outstanding shares of that class in contravention of the Bank Act.

“Subsequent Fixed Rate Period” has the meaning set forth in the terms and conditions relating to the Series ~~5~~47 Preferred Shares.

“Superintendent” means the Superintendent of Financial Institutions and any successor appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada).

“Tax Act” means the Income Tax Act (Canada).

“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date, as posted on the Reuters page BOC BILL.

“Trading Day” means, with respect to any stock exchange or market, a day on which shares may be traded through the facilities of that stock exchange or market.

“Transfer Agent” means ~~Valiant~~Computershare Trust Company of Canada, a trust company existing under the laws of ~~Alberta~~Canada, or such other person as from time to time may be the registrar and transfer agent for the Series ~~6~~48 Preferred Shares.

“Trigger Event” has the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2 ─ Definition of Capital, effective ~~January 2013~~November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

(a)	the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of the Series ~~6~~48 Preferred Shares and all other contingent instruments issued by the Bank and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

(b)	a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or Equivalent Support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

“Voting Rights” has the meaning attributed to it in Section 7.

(2) Ranking of Shares. The expressions “in priority to”, “on a parity with”, “ranking equally with”, “ranking prior to” and “ranking junior to” and similar expressions refer to the order of priority only in payment of dividends or in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of the assets of the Bank for the purpose of winding-up its affairs.

(3) Holder. References to a “holder” in relation to Series ~~6~~48 Preferred Shares means a registered holder of those shares.

(4) References to Statutes. Reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute.

(5) Other Payment Matters.

(a)	If any date on which any dividend on the Series ~~6~~48 Preferred Shares is payable or on or by which any other action is required to be taken by the Bank under these Series ~~6~~48 Preferred Shares Provisions is not a Business Day, then the dividend will be payable, or such other action will be required to be taken, on or by the next day that is a Business Day.

(b)	In the event of the non-receipt of a cheque by a holder of Series ~~6~~48 Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Bank, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Bank, will issue to the holder a replacement cheque for the amount of the original cheque.

(c)	The Bank will be entitled to deduct or withhold from any amount payable to a holder of Series ~~6~~48 Preferred Shares under these Series ~~6~~48 Preferred Shares Provisions any amount required or permitted by law to be deducted or withheld from that payment.

(6) Currency Conversion. If it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars.

2. Dividends

(1) Payment of Dividends.

(a)	The holders of Series ~~6~~48 Preferred Shares shall be entitled to receive and the Bank shall pay on the Series ~~6~~48 Preferred Shares, as and when declared by the Board of Directors, but subject to the provisions of the Bank Act, non-cumulative preferential cash dividends payable quarterly at the Floating Quarterly Dividend Rate as calculated from time to time. Accordingly, on each Dividend Payment Date, the dividend payable on the Series ~~6~~48 Preferred Shares, if declared, shall be in the amount per share determined by multiplying:

(i)	the product obtained by multiplying $25.00 by the Quarterly Floating Dividend Rate applicable to the Quarterly Floating Rate Period (as hereinafter defined) immediately preceding such Dividend Payment Date; by

(ii)	a fraction, the numerator of which is the actual number of days elapsed in such Quarterly Floating Rate Period and the denominator of which is 365.

(b)	The Bank shall, in respect of each Quarterly Floating Rate Period, calculate on each Floating Rate Calculation Date the Floating Quarterly Dividend Rate for such Quarterly Floating Rate Period and shall, on the Floating Rate Calculation Date, give written notice thereof to the then holders of Series ~~6~~48 Preferred Shares by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder. Each such determination by the Bank of the Floating Quarterly Dividend Rate shall, in the absence of manifest error, be final and binding upon the Bank and upon all holders of Series ~~6~~48 Preferred Shares.

(c)	If the Board of Directors does not declare the dividends, or any part thereof, on the Series ~~6~~48 Preferred Shares on or before the Dividend Payment Date for a Quarterly Floating Rate Period, then the entitlement of the holders of the Series ~~6~~48 Preferred Shares to receive such dividends, or to any part thereof, for such Quarterly Floating Rate Period will be forever extinguished.

(2) Method of Payment. Dividends on the Series ~~6~~48 Preferred Shares will be paid by cheque of the Bank, in lawful money of Canada payable at par at any branch in Canada of a chartered bank or trust company, in the amount of the applicable dividend, rounded to the nearest whole cent ($0.01), less any tax required or permitted by law to be deducted or withheld by the Bank. The mailing by ordinary unregistered first class prepaid mail of such a cheque to a holder of Series ~~6~~48 Preferred Shares to the address of the holder as it appears on the register of holders, or if the address of any such holder does not so appear, then to the last known address of such holder, on or before the fifth Business Day before the Dividend Payment Date will be deemed to be payment and will satisfy and discharge all liabilities for dividends payable on that Dividend Payment Date to the extent of the amount represented by the cheque (plus any tax required to be deducted or withheld from the payment) unless such cheque is not paid on due presentation. Dividends represented by a cheque which has not been duly presented for payment within six years after it was issued or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable and set apart for payment will be forfeited to the Bank. The Bank may pay dividends in any other manner as it may agree with any particular holder.

3. Redemption

(1) No Redemption Before April 30, ~~2019~~ 2029.  The Bank may not redeem any Series ~~6~~ 48 Preferred Shares before April 30, ~~2019~~ 2029.

(2) Redemption On and After April 30, ~~2019~~ 2029. Subject to the provisions of the Bank Act and to the prior consent of the Superintendent, on April 30, ~~2019~~2029 or any other date after April 30, ~~2019~~2029, other than an Excluded Redemption Date, the Bank, upon giving notice as hereinafter provided, may redeem all, or from time to time any part, of the outstanding Series ~~6~~48 Preferred Shares, at the option of the Bank, without the consent of the holders of Series ~~6~~48 Preferred Shares, to be stipulated in the notice hereinafter provided, by the payment of an amount in cash for each such share to be redeemed of $25.50 together with any declared and unpaid dividends to the date fixed for redemption (the “Premium Redemption Price”).

(3) Redemption On and After April 30, ~~2024~~2034. On April 30, ~~2024~~2034 and on April 30 in every fifth year thereafter (each such date, an “Excluded Redemption Date”), the Bank, upon giving notice as hereinafter provided, may redeem all, or from time to time any part, of the outstanding Series ~~6~~48 Preferred Shares, at the option of the Bank, without the consent of the holders of Series ~~6~~48 Preferred Shares, to be stipulated in the notice hereinafter provided, by the payment of an amount in cash for each such share to be redeemed of $25.00 together with any declared and unpaid dividends to the date fixed for redemption (the “Basic Redemption Price”).

(4) Partial Redemptions. In the case of partial redemptions, Series ~~6~~48 Preferred Shares to be redeemed will be redeemed pro rata (disregarding fractions) or in any other manner that the Board of Directors in its sole discretion may determine, subject to approval of the Superintendent.

(5) Notice of Redemption. The Bank will give to each holder of Series ~~6~~48 Preferred Shares to be redeemed a notice in writing of the intention of the Bank to redeem such shares (the “Redemption Notice”). The Redemption Notice must be given at least 30 days but not more than 60 days before the Redemption Date. The Redemption Notice must set out the number of Series ~~6~~48 Preferred Shares held by the person to whom it is addressed which are to be redeemed, the Basic Redemption Price or the Premium Redemption Price, as applicable, and the date on which the redemption is to occur (the “Redemption Date”).

(6) Method of Payment. The Bank will pay or cause to be paid to the holders of the Series ~~6~~48 Preferred Shares to be redeemed the Basic Redemption Price or the Premium Redemption Price, as applicable, together with payment of any fractional interest, as the case may be, less any tax required or permitted by law to be deducted or withheld, on presentation and surrender at any principal office of the Transfer Agent, or at any other place or places within Canada designated in the Redemption Notice, of the certificate or certificates for the Series ~~6~~48 Preferred Shares so called for redemption, together with such other documents as may be reasonably required to effect a transfer of the Series ~~6~~48 Preferred Shares. Payment will be made by cheque payable at par at any branch in Canada of a chartered bank or trust company. If only a part of the Series ~~6~~48 Preferred Shares represented by any certificate are redeemed, a new certificate for the balance will be issued at the expense of the Bank. Subject to subsection 3(7), from and after the date specified in any Redemption Notice, the Series ~~6~~48 Preferred Shares called for redemption will be deemed to be redeemed and the holders of those Series ~~6~~48 Preferred Shares will cease to be entitled to dividends and will not be entitled to exercise any of the rights of shareholders in respect of those Series ~~6~~48 Preferred Shares unless payment of the Basic Redemption Price or the Premium Redemption Price, as applicable, is not duly made by the Bank on presentation and surrender of the certificate or certificates representing the Series ~~6~~48 Preferred Shares.

(7) Deposit of Redemption Price. At any time after the Redemption Notice is given, the Bank will have the right to deposit the Basic Redemption Price or the Premium Redemption Price, as applicable, of any or all Series ~~6~~48 Preferred Shares called for redemption with the Bank or with any chartered bank or trust company in Canada named in the Redemption Notice, including the Transfer Agent, to the credit of a special account for the respective holders of those Series ~~6~~48 Preferred Shares to be paid on surrender to the Bank or that chartered bank or trust company of the certificate or certificates representing those Series ~~6~~48 Preferred Shares. Any such deposit will constitute payment and satisfaction of the Basic Redemption Price or the Premium Redemption Price, as applicable, of the Series ~~6~~48 Preferred Shares for which the deposit is made and the rights of the holders of those shares will be limited to receiving the proportion (less any tax required or permitted by law to be deducted or withheld) of the Basic Redemption Price or the Premium Redemption Price, as applicable, so deposited applicable to those shares, without interest, on presentation and surrender of the certificate or certificates representing the Series ~~6~~48 Preferred Shares being redeemed. The Bank will be entitled to any interest on such deposit.

4. Purchase for Cancellation

Subject to Section 6 and the provisions of applicable securities law, the rules of the Toronto Stock Exchange and the Bank Act, including the requirement for prior approval of the Superintendent, the Bank may purchase for cancellation at any time all or from time to time any part of the Series ~~6~~48 Preferred Shares then outstanding in the open market at the lowest price or prices at which in the opinion of the Board of Directors such shares are obtainable.

5. Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of assets of the Bank for the purpose of winding up its affairs, provided that a Contingent Conversion has not occurred, the holders of the Series ~~6~~48 Preferred Shares will be entitled to receive $25.00 for each Series ~~6~~48 Preferred Share held by them, plus any dividends declared and unpaid to the date of distribution, before any amounts are paid or any assets of the Bank are distributed to the holders of the Bank’s Common Shares or any shares ranking junior to the Series ~~6~~48 Preferred Shares ~~(but not the Class A Shares)~~. After payment of those amounts, the holders of the Series ~~6~~48 Preferred Shares will not be entitled to share in any further distribution of the property or assets of the Bank. If a Contingent Conversion has occurred, all Series ~~6~~48 Preferred Shares shall have been converted into Common Shares which will rank on a parity with all other Common Shares.

6. Restrictions on Dividends and Retirement of Shares

As long as any Series ~~6~~48 Preferred Shares are outstanding, the Bank will not at any time, without the approval of the holders of the Series ~~6~~48 Preferred Shares given as provided in Section 12:

(a)	declare, pay or set apart for payment any dividend on the Common Shares or any other shares ranking junior to the Series ~~6~~48 Preferred Shares (other than share dividends payable in the form of shares ranking junior to the Series ~~6~~48 Preferred Shares ~~and dividends payable on the Class A Shares~~);

(b)	redeem, purchase or otherwise retire any of the Common Shares or any other shares ranking junior to the Series ~~6~~48 Preferred Shares (~~but not Class A Shares~~ and except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Series ~~6~~48 Preferred Shares);

(c)	redeem, purchase or otherwise retire less than all the Series ~~6~~48 Preferred Shares; or

(d)	except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of preferred shares of the Bank, redeem, purchase or otherwise retire any other shares ranking on a parity with the Series ~~6~~48 Preferred Shares;

unless, in each case, all dividends on the Series ~~6~~48 Preferred Shares up to and including those payable on the Dividend Payment Date for the last completed period for which dividends are payable and in respect of which the rights of holders have not been extinguished, and all dividends then accrued on all other shares ranking prior to or on a parity with the Series ~~6~~48 Preferred Shares up to the immediately preceding respective date or dates for payment and in respect of which the rights of holders of those shares have not been extinguished, have been declared and paid or set apart for payment.

7. Voting Rights

Subject to applicable law, holders of Series ~~6~~48 Preferred Shares will not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Bank unless and until the first time at which the Board of Directors has not declared the dividend in full on the Series ~~6~~48 Preferred Shares in any Quarterly Floating Rate Period. In that event, the holders will be entitled to receive notice of and to attend only a meeting of shareholders at which directors are to be elected and will have one vote for each Series ~~6~~48 Preferred Shares held (the “Voting Rights”). The Voting Rights of the holders of the Series ~~6~~48 Preferred Shares will cease on payment by the Bank of the first dividend on the Series ~~6~~48 Preferred Shares to which the holders are entitled under these Series ~~6~~48 Preferred Shares Provisions after the time the Voting Rights first arose until such time as the Bank may again fail to declare the dividend in full on the Series ~~6~~48 Preferred Shares in any Quarterly Floating Rate Period, in which event the Voting Rights will become effective again and so on from time to time.

8. Conversion of Series ~~6~~48 Preferred Shares

(1) Conversion at the Option of the Holder

(a)	Holders of Series ~~6~~48 Preferred Shares shall have the right, at their option, on April 30, ~~2024~~2034 and on April 30 in every fifth year thereafter (a “Series ~~6~~48 Conversion Date”), to convert, subject to the terms and provisions hereof and to the provisions of the Bank Act, all or any Series ~~6~~48 Preferred Shares registered in their name into Series ~~5~~47 Preferred Shares on the basis of one (1) Series ~~5~~47 Preferred Share for each Series ~~6~~48 Preferred Share. The Bank shall give notice in writing to the then holders of the Series ~~6~~48 Preferred Shares of the conversion privilege provided for herein (the “Conversion Privilege”) and such notice shall (i) set out the applicable Series ~~6~~48 Conversion Date, (ii) include instructions to such holders as to the method by which such Conversion Privilege may be exercised, as described in the Section 8 and (iii) be given at least 30 days and not more than 60 days prior to the applicable Series ~~6~~48 Conversion Date. On the 30th day prior to each Series ~~6~~48 Conversion Date, the Bank shall give notice in writing to the then holders of the Series ~~6~~48 Preferred Shares of the Annual Fixed Dividend Rate applicable to the Series ~~5~~47 Preferred Shares determined by the Bank for the succeeding Subsequent Fixed Rate Period. Each such notice shall be given by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder.

(b)	If the Bank gives notice as provided in Section 3 to the holders of the Series ~~6~~48 Preferred Shares of the redemption of all the Series ~~6~~48 Preferred Shares, the Bank shall not be required to give notice as provided in this subsection 8(1) to the holders of the Series ~~6~~48 Preferred Shares of an Annual Fixed Dividend Rate or of the Conversion Privilege and the right of any holder of Series ~~6~~48 Preferred Shares to convert such Series ~~6~~48 Preferred Shares as herein provided shall cease and terminate in that event.

(c)	Holders of Series ~~6~~48 Preferred Shares shall not be entitled to convert their shares into Series ~~5~~47 Preferred Shares on a Series ~~6~~48 Conversion Date if the Bank determines that there would remain outstanding on the Series ~~6~~48 Conversion Date less than 500,000 Series ~~5~~47 Preferred Shares after taking into account all Series ~~6~~48 Preferred Shares tendered for conversion into Series ~~5~~47 Preferred Shares and all Series ~~5~~47 Preferred Shares tendered for conversion into Series ~~6~~48 Preferred Shares. The Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis, to all affected holders of Series ~~6~~48 Preferred Shares at least seven (7) days prior to the applicable Series ~~6~~48 Conversion Date and, subject to the provisions of Section 13, will issue and deliver, or cause to be delivered, prior to such Series ~~6~~48 Conversion Date, at the expense of the Bank, to such holders of Series ~~6~~48 Preferred Shares, who have surrendered for conversion any certificate or certificates representing Series ~~6~~48 Preferred Shares, new certificates representing the Series ~~6~~48 Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

(2) Automatic Conversion. If the Bank determines that there would remain outstanding on a Series ~~6~~48 Conversion Date less than 500,000 Series ~~6~~48 Preferred Shares after taking into account all Series ~~6~~48 Preferred Shares tendered for conversion into Series ~~5~~47 Preferred Shares and all Series ~~5~~47 Preferred Shares tendered for conversion into Series ~~6~~48 Preferred Shares, then, all, but not part, of the remaining outstanding Series ~~6~~48 Preferred Shares shall automatically be converted into Series ~~5~~47 Preferred Shares on the basis of one (1) Series ~~5~~47 Preferred Share for each Series ~~6~~48 Preferred Share on the applicable Series ~~6~~48 Conversion Date and the Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis , to the holders of such remaining Series ~~6~~48 Preferred Shares at least seven (7) days prior to the Series ~~5~~47 Conversion Date.

(3) Manner of Exercise of Conversion Privilege

(a)	Subject to the provisions of Section 13, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than 30 days prior to a Series ~~6~~48 Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding a Series ~~6~~48 Conversion Date during usual business hours at any office of any transfer agent of the Bank at which the Series ~~6~~48 Preferred Shares are transferable accompanied by: (1) payment or evidence of payment of the tax (if any) payable as provided in this subsection 8(3); and (2) the certificate or certificates representing the Series ~~6~~48 Preferred Shares in respect of which the holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the holder, or his or her attorney duly authorized in writing; provided that in the Election Notice such holder may also elect to convert part only of the Series ~~6~~48 Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Bank shall issue and deliver or cause to be delivered to such holder, at the expense of the Bank, a new certificate representing the Series ~~6~~48 Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice shall be irrevocable once received by the Bank or its nominee.

(b)	Subject to the provisions of Section 13, in the event the Bank is required to convert all remaining outstanding Series ~~6~~48 Preferred Shares into Series ~~5~~47 Preferred Shares on the applicable Series ~~6~~48 Conversion Date as provided for in subsection 8(2), the Series ~~6~~48 Preferred Shares in respect of which the holders have not previously elected to convert shall be converted on the Series ~~6~~48 Conversion Date into Series ~~5~~47 Preferred Shares and the holders thereof shall be deemed to be holders of Series ~~6~~48 Preferred Shares at 5:00 p.m. (Toronto time) on the Series ~~6~~48 Conversion Date and shall be entitled, upon surrender during usual business hours at any office of any transfer agent of the Bank at which the Series ~~6~~48 Preferred Shares were transferable of the certificate or certificates representing Series ~~6~~48 Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series ~~5~~47 Preferred Shares in the manner and subject to the terms and provisions as provided in this subsection 8(3).

(c)	Subject to the provisions of Section 13, as promptly as practicable after the Series ~~6~~48 Conversion Date, the Bank shall issue and deliver, or cause to be delivered to or upon the written order of the holder of the Series ~~6~~48 Preferred Shares so surrendered, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such holder representing the number of fully-paid and non-assessable Series ~~5~~47 Preferred Shares and the number of remaining Series ~~6~~48 Preferred Shares, if any, to which such holder is entitled. Such conversion shall be deemed to have been made at 5:00 p.m. (Toronto time) on the Series ~~6~~48 Conversion Date, so that the rights of the holder of such Series ~~6~~48 Preferred Shares as the holder thereof shall cease at such time and the person or persons entitled to receive Series ~~5~~47 Preferred Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Series ~~5~~47 Preferred Shares at such time.

(d)	The holder of any Series ~~6~~48 Preferred Share on the record date for any dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into Series ~~5~~47 Preferred Shares after such record date and on or before the date of the payment of such dividend.

(e)	Subject to the provisions of Section 13, the issuance of certificates for the Series ~~5~~47 Preferred Shares upon the conversion of Series ~~6~~48 Preferred Shares shall be made without charge to the converting holders of Series ~~6~~48 Preferred Shares for any fee or tax in respect of the issuance of such certificates or the Series ~~5~~47 Preferred Shares represented thereby; provided, however, that the Bank shall not be required to pay any tax that may be imposed upon the person or persons to whom such Series ~~5~~47 Preferred Shares are issued in respect of the issuance of such Series ~~5~~47 Preferred Shares or the certificate therefor or any security transfer taxes, and the Bank shall not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series ~~6~~48 Preferred Shares converted unless the person or persons requesting the issuance thereof shall have paid to the Bank the amount of any such security transfer tax or shall have established to the satisfaction of the Bank that such tax has been paid.

(4) Upon exercise of the Conversion Privilege by a holder of Series ~~6~~48 Preferred Shares, or upon an automatic conversion, pursuant to subsection 8(2), of Series ~~6~~48 Preferred Shares of a holder, whose address is in, or whom the Bank or the Transfer Agent has reason to believe is a resident of, the United States of America, its territories or possessions or other jurisdiction (other than Canada), the laws of which would require the Bank to comply with the registration, prospectus, filing or other similar requirements under the applicable securities laws of such jurisdiction, the Bank reserves the right not to issue Series ~~5~~47 Preferred Shares to any such holder.

(5) The Bank reserves the right not to (i) deliver Series ~~5~~47 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of that conversion, would become a Significant Shareholder or (ii) record in its securities register a transfer or issue of Series ~~5~~47 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all or the relevant number of Series ~~5~~47 Preferred Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Series ~~5~~47 Preferred Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Series ~~5~~47 Preferred Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Series ~~5~~47 Preferred Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series ~~6~~48 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

9. Conversion into Common Shares Upon a Trigger Event

(1) Upon the occurrence of a Trigger Event, each Series ~~6~~48 Preferred Share will be, and will be deemed, for all purposes, to be, automatically converted (a “Contingent Conversion”), without the consent of the holders thereof, into that number of fully-paid Common Shares determined by the Contingent Conversion Formula. In any case where the aggregate number of Common Shares to be issued to a holder of Series ~~6~~48 Preferred Shares pursuant to this section includes a fraction of a Common Share, such number of Common Shares to be issued to such holder shall be rounded down to the nearest whole number of Common Shares and no cash payment shall be made in lieu of such fractional Common Share.

(2) Subject to subsection 9(3), as promptly as practicable after the occurrence of a Trigger Event, the Bank shall announce the Contingent Conversion by way of a press release and shall give notice of the Contingent Conversion in accordance with the provisions of paragraph 2(1)(b) to the then registered holders of the Series ~~6~~48 Preferred Shares. As promptly as practicable after the Trigger Event, the Bank shall deliver or cause to be delivered certificates representing the Common Shares registered in the name of the holders of the Series ~~6~~48 Preferred Shares, or as such holder shall have directed, on presentation and surrender at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario for the Series ~~6~~48 Preferred Shares of the certificate or certificates for the Series ~~6~~48 Preferred Shares. From and after the Trigger Event, the Series ~~6~~48 Preferred Shares shall cease to be outstanding, the holders thereof shall cease to be entitled to dividends thereon, including any dividends declared but not paid prior to the Trigger Event, and any certificates representing the Series ~~6~~48 Preferred Shares shall represent only the right to receive upon surrender of such certificate the applicable number of Common Shares specified in subsection 9(1) above. A Contingent Conversion shall be mandatory and binding upon both the Bank and all holders of the Series ~~6~~48 Preferred Shares notwithstanding anything else including, without limitation: (a) any prior action to or in furtherance of redeeming, exchanging or converting the Series ~~6~~48 Preferred Shares pursuant to the other terms and conditions herein; and (b) any delay in or impediment to the issuance or delivery of the Common Shares to the holders of the Series ~~6~~48 Preferred Shares.

(3) Notwithstanding any other provision of this Section 9, upon a Contingent Conversion the Bank reserves the right not to (i) deliver Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of the Contingent Conversion, would become a Significant Shareholder, or (ii) record in its securities register a transfer or issue of Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all or the relevant number of Common Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Common Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Common Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Common Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series ~~6~~48 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

10. Adjustment of Floor Price

(1) If the Bank:

(a)	issues Common Shares or securities convertible into or exchangeable for Common Shares to the holders of all or substantially all of the outstanding Common Shares as a stock dividend;

(b)	subdivides, re-divides or changes its outstanding Common Shares into a greater number of Common Shares; or

(c)	reduces, combines or consolidates its outstanding Common Shares into a smaller number of Common Shares,

(any of such events in paragraphs 10(1)(a) to (c), being called a “Common Share Reorganization”), then the Floor Price then in effect will be adjusted in accordance with the following sentence immediately on the effective date or record date, as the case may be, for the happening of the Common Share Reorganization on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization. Upon a Common Share Reorganization, the Floor Price shall be adjusted so that it will equal the price determined by multiplying the Floor Price in effect immediately prior to such effective date or record date by a fraction:

(i)	the numerator of which will be the total number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization; and

(ii)	the denominator of which will be the total number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number, without duplication, of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(2) In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank shall take all necessary action to ensure that the holders of Series ~~6~~48 Preferred Shares, receive, pursuant to a Contingent Conversion, after such capital reorganization, consolidation, merger, amalgamation or comparable transaction, the number of shares or other securities that the holders of Series ~~6~~48 Preferred Shares would have received if the Contingent Conversion occurred immediately prior to the record date of the capital reorganization, consolidation, merger, amalgamation or comparable transaction.

(3) In any case in which this Section 10 requires that an adjustment will become effective immediately after a record date for an event referred to herein, the Bank may defer, until the occurrence of such event, issuing to the holder of any Series ~~6~~48 Preferred Shares upon a Contingent Conversion occurring after such record date and before the occurrence of such event, the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event, provided, however, that the Bank will deliver to such holder evidence of such holder’s right to receive such additional Common Shares upon the occurrence of such event and the right to receive any dividends or other distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the date of conversion or such later date on which such holder would, but for the provisions of this subsection 10(3), have become the holder of record of such additional Common Shares.

(4) For the purposes of this Section 10:

(a)	the adjustments provided for in this Section 10 are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following provisions of this subsection 10(4);

(b)	no adjustment in the Floor Price will be required unless the cumulative effect of such adjustment would result in a change of at least 1% in the prevailing Floor Price; provided, however, that any adjustments which, except for the provisions of this paragraph 10(4)(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

(c)	no adjustment in the Floor Price will be required upon the issuance from time to time of Common Shares pursuant to a Contingent Conversion or any stock option plan, share purchase plan or dividend reinvestment plan of the Bank, as such plans may be replaced, supplemented or further amended from time to time;

(d)	if at any time a dispute arises with respect to adjustments provided for in this Section 10, such dispute will be conclusively determined, subject to the consent if required, of the Toronto Stock Exchange and any other stock exchange on which the Common Shares are then listed, by the Bank’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the Board of Directors and any such determination will be binding upon the Bank, the holders of the Series ~~6~~48 Preferred Shares and the other shareholders of the Bank; such auditors or accountants will be given access to all necessary records of the Bank; and

(e)	if the Bank sets a record date to take any other action and thereafter and before the taking of any action, the Bank abandons its plan to take such other action, then no adjustment in the Floor Price will be made.

(5) The Bank will from time to time, immediately after the occurrence of any event that requires an adjustment or readjustment as provided in this Section 10, deliver a certificate of the Bank to the transfer agent for the Series ~~6~~48 Preferred Shares specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and the Transfer Agent will be entitled to act and rely upon such certificate of the Bank. Such certificate of the Bank and the amount of the adjustment specified therein will be conclusive and binding on all parties in interest. Until such certificate of the Bank is received by the Transfer Agent, the Transfer Agent may act and be protected in acting on the presumption that no adjustment has been made or is required. Except in respect of any subdivision, re-division, change, reduction, combination or consolidation of the Common Shares contemplated by paragraphs 10(1)(b) and 10(1)(c), the Bank will forthwith give notice to the holders of the Series ~~6~~48 Preferred Shares specifying the event requiring such adjustment or readjustment and the amount thereof, including the resulting Floor Price.

11. Issue of Additional Shares and Amendments to Series ~~6~~48 Preferred Shares

(1) Issue of Additional Shares. The Bank may issue shares of any other series of preferred shares of the Bank ranking on a parity with the Series ~~6~~48 Preferred Shares without authorization of the holders of Series ~~6~~48 Preferred Shares, if at the date of such issuance all cumulative dividends up to and including the dividend payment for the last completed period for which such cumulative dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative First Preferred Shares then issued and outstanding and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of non-cumulative First Preferred Shares then issued and outstanding.

(2) Amendments to Series ~~6~~48 Preferred Shares.

(a)	The Bank will not without, but may from time to time with, the approval of holders of the Series ~~6~~48 Preferred Shares given as specified in Section 12, delete, amend or vary any of these Series ~~6~~48 Preferred Shares Provisions.

(b)	In addition to the approval in paragraph 11(2)(a), the Bank will not without, but may from time to time with, the prior approval of the Superintendent make any such deletion, amendment or variation which might affect the classification afforded the Series ~~6~~48 Preferred Shares from time to time for capital adequacy purposes pursuant to the Bank Act or the Capital Guidelines.

12. Approval of Holders of Series ~~6~~48 Preferred Shares

Any approval given by the holders of Series ~~6~~48 Preferred Shares will be deemed to have been sufficiently given if given by a resolution passed at a meeting of the holders of Series ~~6~~48 Preferred Shares duly called and held on not less than 21 days’ notice at which the holders of at least one-third of the outstanding Series ~~6~~48 Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting. If at the meeting the holders of at least one-third of the outstanding Series ~~6~~48 Preferred Shares are not present or represented by proxy within 30 minutes after the time appointed for the meeting, the meeting will be adjourned to such date, not less than 21 days afterwards, and to such time and place as the chairman of the meeting may designate, and not less than 15 days’ written notice shall be given of the adjourned meeting. At the adjourned meeting, the holders of Series ~~6~~48 Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed at the adjourned meeting by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting will constitute the approval of the holders of Series ~~6~~48 Preferred Shares. On every poll taken at any meeting or adjourned meeting, every holder of Series ~~6~~48 Preferred Shares will be entitled to one vote in respect of each Series ~~6~~48 Preferred Share held. Subject to the foregoing, the formalities to be observed in respect of the giving of notice of any meeting or adjourned meeting and the conduct of any such meeting will be those from time to time as may be prescribed in the by-laws of the Bank with respect to meetings of shareholders or under the Bank Act.

13. Registration of Series ~~6~~48 Preferred Shares and Transfer, Redemption, Purchase and Exchanges Through the Book-Entry System

(1) Global Certificate. Subject to subsections 13(2) and (3) and notwithstanding any other provision of these Series ~~6~~48 Preferred Shares Provisions, the Series ~~6~~48 Preferred Shares will be represented in the form of a single fully-registered global certificate in the aggregate number of Series ~~6~~48 Preferred Shares issued by the Bank and outstanding from time to time (the “Global Certificate”) held by, or on behalf of, the Depository as custodian of the Global Certificate for the Participants, and will be registered in the name of “CDS & Co.” (or such other name as the Depository may use from time to time as its nominee name for purposes of the Book-Entry System) and registrations of ownership, transfers, redemptions, purchases, surrenders and exchanges of Series ~~6~~48 Preferred Shares will be made only through the Book-Entry System to another nominee of the Depository for the Series ~~6~~48 Preferred Shares or to a successor Depository for the Series ~~6~~48 Preferred Shares approved by the Bank or to a nominee of such successor Depository. Accordingly, subject to subsection 13(3), the beneficial owners of Series ~~6~~48 Preferred Shares will not receive a certificate or other instrument from the Bank or the Depository evidencing their ownership of Series ~~6~~48 Preferred Shares, and beneficial owners will not be shown on the records maintained by the Depository, except through a book-entry account of a Participant acting on behalf of a beneficial owner.

(2) Depository is Owner of Series ~~6~~48 Preferred Shares. For purposes of these

Series ~~6~~48 Preferred Shares Provisions, as long as the Depository, or its nominee, is the registered holder of the Series ~~6~~48 Preferred Shares:

(a)	the Depository, or its nominee, as the case may be, will be considered the sole owner of the Series ~~6~~48 Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series ~~6~~48 Preferred Shares, including payments of dividends or the Cash Redemption Price; and

(b)	the Bank, pursuant to the exercise by it of its right to redeem Series ~~6~~48 Preferred Shares, will deliver or cause to be delivered to the Depository, or its nominee, for the benefit of the beneficial owners of the Series ~~6~~48 Preferred Shares, the Cash Redemption Price against delivery, if applicable, to the Bank’s account with the Depository, or its nominee, of such holder’s Series ~~6~~48 Preferred Shares.

(3) Termination of Book-Entry System. If at any time the Bank determines or the Depository notifies the Bank in writing that the Depository is no longer willing or able to discharge properly its responsibility as depository and, in either case, the Bank is unable to determine a qualified successor, or the Bank, at its option, elects, or is required by law, to terminate the Book-Entry System, subsections 13(1) and (2) will no longer be applicable to the Series ~~6~~48 Preferred Shares. In that case, the Bank will execute and deliver certificates for the Series ~~6~~48 Preferred Shares in definitive registered form equal to the aggregate number of Series ~~6~~48 Preferred Shares represented by the Global Certificate in the Book-Entry System. On such exchange, the Transfer Agent will cancel the Global Certificate. Certificates for Series ~~6~~48 Preferred Shares in definitive registered form issued in exchange for the Global Certificate will be registered in such names and in such number of Series ~~6~~48 Preferred Shares as instructed in writing by the Depository to the Transfer Agent. The Transfer Agent will deliver or cause to be delivered such definitive certificates to the persons in whose names the Depository has so instructed.

14. Notices

(1) Notice to the Bank. Subject to applicable law, any notice, request or other communication to be given to the Bank by a holder of Series ~~6~~48 Preferred Shares must be in writing and will be valid and effective if given by mail (postage prepaid) or by electronic communication or by delivery to the registered office of the Bank and addressed to the attention of the Corporate Secretary. Any such notice, request or other communication, if given by mail, electronic communication or delivery, will be deemed to have been given and received only on actual receipt by the Bank.

(2) Presentation and Surrender of Certificates. Any presentation and surrender by a holder of Series ~~6~~48 Preferred Shares to the Bank or the Transfer Agent of certificates representing Series ~~6~~48 Preferred Shares in connection with the redemption of Series ~~6~~48 Preferred Shares must be made by registered mail (postage prepaid) or by delivery to the registered office of the Bank or to such office of the Transfer Agent as may be specified by the Bank, in each case addressed to the attention of the Corporate Secretary. Any such presentation and surrender of certificates will be deemed to have been made and to be effective only on actual receipt by the Bank or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail will be at the sole risk of the holder mailing the same.

(3) Notice to Holders of Series ~~6~~48 Preferred Shares. Subject to applicable law, any notice, request or other communication to be given to a holder of Series ~~6~~48 Preferred Shares by or on behalf of the Bank must be in writing and will be valid and effective if given by ordinary unregistered first class mail (postage prepaid) or by electronic communication or by delivery to the address of the holder recorded in the securities register of the Bank or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, will be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by electronic communication or by delivery, will be deemed to have been given and received on the date of electronic communication or delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Series ~~6~~48 Preferred Shares, or any defect in such notice, will not invalidate or otherwise alter or affect any action or proceeding to be taken by the Bank pursuant to that notice, request or other communication.

15. Tax Election

The Bank will elect, in the manner and within the time provided under section 191.2 of the Tax Act or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax under Part VI.1 of the Tax Act at a rate such that holders of the Series ~~6~~48 Preferred Shares will not be required to pay tax on dividends received (or deemed to be received) on the Series ~~6~~48 Preferred Shares under section 187.2 of the Tax Act or any successor or replacement provision of similar effect. Nothing in this section will prevent the Bank from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or part of the Bank’s liability for tax under section 191.1 of such Act to that taxable Canadian corporation to the extent permitted by and in accordance with section 191.3 of such Act.

16. Return of Unclaimed Funds to the Bank

The Bank shall have the right, with respect to any funds deposited by the Bank to any chartered bank or trust company in respect of amounts due to holders of Series ~~6~~48 Preferred Shares, on or after the first anniversary date of the deposit of such funds to any chartered bank or trust company, to require that such chartered bank or trust company return to the Bank any funds which remain unclaimed by holders of the Series ~~6~~48 Preferred Shares. If at any time following the return of the unclaimed funds to the Bank, either the Bank or the chartered bank or trust company receives a request from a holder of Series ~~6~~48 Preferred Shares for the holder’s unclaimed entitlement to any amount due to the holder in respect of the holder’s Series ~~6~~48 Preferred Shares, the Bank shall promptly arrange for the payment of such amount to the holder.

17. Wire or Electronic Transfer of Funds

Notwithstanding any other right, privilege, restriction or condition attaching to the Series ~~6~~48 Preferred Shares, the Bank may, at its option, make any payment due to a holder of Series ~~6~~48 Preferred Shares hereunder by way of a wire or electronic transfer of funds to each registered holder of Series ~~6~~48 Preferred Shares. In the event that a payment is made by way of a wire or electronic transfer of funds, the Bank shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Bank that a payment is to be made by way of a wire or electronic transfer of funds, the Bank shall notify each registered holder of Series ~~6~~48 Preferred Shares at the address of such holder as it appears on the books of the Bank. Such notice by the Bank will request that each registered holder of Series ~~6~~48 Preferred Shares provide the particulars of an account of such holder with a chartered bank in Canada to which the wire or electronic transfer of funds shall be directed. In the event that the Bank does not receive account particulars from a registered holder of Series ~~6~~48 Preferred Shares prior to the date such payment is to be made, the Bank shall deposit the funds otherwise payable to such holder in a special account in trust for such holders. The making of a payment by way of a wire or electronic transfer of funds or, in the case where a registered holder of the Series ~~6~~48 Preferred Shares has not provided the Bank with account particulars for a wire or electronic transfer of funds, the deposit by the Bank of the funds otherwise payable to such holder in a special account in trust for such holders, shall be deemed to constitute payment by the Bank on the date thereof and shall satisfy and discharge all liabilities of the Bank for such payment to the extent of the amount represented by such transfer.

Appendix I

Blackline of Series 49 NBC Preferred Shares and Series 50 NBC Preferred Shares to Series 9 Preferred Shares and Series 10 Preferred Shares

~~CANADIAN WESTERN~~NATIONAL BANK OF CANADA

First Preferred Shares Series ~~9~~49 (Non-Viability Contingent Capital (NVCC))

The following are the rights, privileges, restrictions and conditions (the “Series ~~9~~49 Preferred Shares Provisions”), in addition to those rights, privileges, restrictions and conditions attaching to the ~~unlimited number of~~ First Preferred Shares without nominal or par value~~, provided that the maximum aggregate consideration for all outstanding First Preferred Shares at any time does not exceed $1,000,000,000, issuable in series~~ (the “First Preferred Shares”) as a class, attaching to the non-cumulative 5-year rate reset First Preferred Shares Series ~~9~~49 (Non-Viability Contingent Capital (NVCC)) (the “Series ~~9~~49 Preferred Shares”) of the Bank.

1. Interpretation

(1) Defined Terms. In these Series ~~9~~49 Preferred Shares Provisions:

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the Fixed Rate Calculation Date plus 4.04%.

“Bank” means ~~Canadian Western~~National Bank of Canada and its successors and assigns.

“Bank Act” means the Bank Act (Canada).

“Bank Rate” means the minimum rate at which the Bank of Canada extends short-term advances to members of the Canadian Payments Association.

“Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR<INDEX> page on that service) for purposes of displaying Government of Canada Bond yields.

“Board of Directors” means the board of directors of the Bank.

“Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

“Business Day” means a day other than a Saturday, a Sunday or any other day which is a statutory or civic holiday in Calgary, Alberta.

“Capital Guidelines” means the Canadian bank regulatory guidelines issued by the Superintendent or other governmental authority in Canada concerning the maintenance of adequate capital reserves by Canadian chartered banks, including the Bank, from time to time.

“Cash Redemption Price” has the meaning attributed to it in subsection 3(2).

~~“Class A Shares” means the Class A Shares of the Bank, and any other securities into which those shares may be changed or for which those shares may be exchanged (whether or not the Bank is the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a capital reorganization, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares of the Bank.~~

“Common Share Reorganization” has the meaning attributed to it in subsection 10(1).

“Common Shares” means the common shares of the Bank, and any other securities into which those shares may be changed or for which those shares may be exchanged (whether or not the Bank is the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a capital reorganization, merger or amalgamation of the Bank or comparable transaction affecting the common shares of the Bank.

“Contingent Conversion” has the meaning attributed to it in subsection 9(1).

“Contingent Conversion Formula” means:

(Multiplier x Preferred Share Conversion Value) ÷ Conversion Price = number of Common Shares into which each Series ~~9~~49 Preferred Share shall be converted

“Conversion Price” means the greater of (i) the Floor Price and (ii) the Current Market Price of the Common Shares.

“Conversion Privilege” has the meaning attributed to it in paragraph 8(1)(a).

“Corporate Secretary” means the corporate secretary of the Bank.

“Current Market Price” of the Common Shares means the volume-weighted average trading price of the Common Shares on the Toronto Stock Exchange or, if not then listed on that exchange, on another exchange or market chosen by the Board of Directors on which the Common Shares are then traded, for the ten (10) consecutive Trading Days ending on the day immediately prior to the date of the Contingent Conversion, or, if no such trading prices are available, “Current Market Price” shall be the Floor Price.

“Depository” means CDS Clearing and Depository Services Inc. and its nominees, or any successor carrying on the business as a depository, which is approved by the Bank pursuant to subsection 13(1).

“Dividend Payment Date” means the last day of each of the months of January, April, July and October in each year.

“Election Notice” has the meaning attributed to it in paragraph 8(3)(a).

“Equivalent Support” means a form of support that enhances the Bank’s risk-based capital ratios or is funding that is provided on terms other than normal terms and conditions, provided that, for greater certainty, and without limitation, Equivalent Support does not include:

(a)	Emergency Liquidity Assistance provided by the Bank of Canada at or above the Bank Rate;

(b)	open bank liquidity assistance provided by the Canada Deposit Insurance Corporation at or above its cost of funds; and

(c)	support, including conditional, limited guarantees, provided by the Canada Deposit Insurance Corporation to facilitate a transaction, including an acquisition or amalgamation.

“First Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series ~~9~~49 Preferred Shares Provisions.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.

“Floor Price” means $5.00, as such value may be adjusted in accordance with Section 10.

“Global Certificate” has the meaning attributed to it in subsection 13(1).

“Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Bank, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.

“Ineligible Government Holder” means any person who is the federal or a provincial government in Canada or agent or agency thereof, or the government of a foreign country or any political subdivision of a foreign country, or any agent or agency of a foreign government, in each case to the extent that the recording in the Bank’s securities register of a transfer or issue of any share of the Bank to such person would cause the Bank to contravene the Bank Act.

“Ineligible Person” means any person whose address is in, or whom the Bank or its Transfer Agent has reason to believe is a resident of, any jurisdiction outside of Canada to the extent that the issuance or delivery by the Bank to such person of Series ~~10~~50 Preferred Shares or Common Shares, as the case may be, upon the exercise of rights of conversion or upon a Contingent Conversion would require the Bank to take any action to comply with securities, banking or analogous laws of such jurisdiction.

“Initial Fixed Dividend Rate” means ~~6.00~~7.651% per annum.

“Initial Fixed Rate Period” means the period commencing ~~January 29, 2019~~●, 2025 [NTD: beginning of quarter during which the exchange occurs.] and ending on and including April 30, ~~2024~~2029.

“Multiplier” means 1.0.

“OSFI” means the Office of the Superintendent of Financial Institutions Canada.

“Participant” has the meaning attributed to it in subsection 13(1).

“Preferred Share Conversion Value” means $25.00 per Series ~~9~~49 Preferred Share plus any declared but unpaid dividends in respect of such Series ~~9~~49 Preferred Share.

“Redemption Date” has the meaning attributed to it in subsection 3(4).

“Redemption Notice” has the meaning attributed to it in subsection 3(4).

“Series ~~9~~49 Conversion Date” has the meaning attributed to it in paragraph 8(1)(a).

“Series ~~9~~49 Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series ~~9~~49 Preferred Shares Provisions.

“Series ~~9~~49 Preferred Shares Provisions” has the meaning attributed to it in the introductory paragraph to these terms and conditions attaching to the Series ~~9~~49 Preferred Shares.

“Series ~~10~~50 Preferred Shares” means the non-cumulative floating rate First Preferred Shares Series ~~10~~50 (Non-Viability Contingent Capital (NVCC)) of the Bank.

“Significant Shareholder” means any person who beneficially owns, directly or indirectly, through entities controlled by such person or persons associated with or acting jointly or in concert with such person (as determined in accordance with the Bank Act), shares of any class of the Bank in excess of 10% of the total number of outstanding shares of that class in contravention of the Bank Act.

“Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing May 1, ~~2024~~2029 and ending on and including April 30, ~~2029~~2034, and for each succeeding Subsequent Fixed Rate Period, the period commencing on the date immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including April 30 in the fifth year thereafter.

“Superintendent” means the Superintendent of Financial Institutions and any successor appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada).

“Tax Act” means the Income Tax Act (Canada).

“Trading Day” means, with respect to any stock exchange or market, a day on which shares may be traded through the facilities of that stock exchange or market.

“Transfer Agent” means Computershare Trust Company of Canada, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series ~~9~~49 Preferred Shares.

“Trigger Event” has the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2 ─ Definition of Capital, effective November ~~2018~~2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

(a)	the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

(b)	a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or Equivalent Support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

“Voting Rights” has the meaning attributed to it in Section 7.

(2) Ranking of Shares. The expressions “in priority to”, “on a parity with”, “ranking equally with”, “ranking prior to” and “ranking junior to” and similar expressions refer to the order of priority only in payment of dividends or in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of the assets of the Bank for the purpose of winding-up its affairs.

(3) Holder. References to a “holder” in relation to Series ~~9~~49 Preferred Shares means a registered holder of those shares.

(4) References to Statutes. Reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute.

(5) Other Payment Matters.

(a)	If any date on which any dividend on the Series ~~9~~49 Preferred Shares is payable or on or by which any other action is required to be taken by the Bank under these Series ~~9~~49 Preferred Shares Provisions is not a Business Day, then the dividend will be payable, or such other action will be required to be taken, on or by the next day that is a Business Day.

(b)	In the event of the non-receipt of a cheque by a holder of Series ~~9~~49 Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Bank, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Bank, will issue to the holder a replacement cheque for the amount of the original cheque.

(c)	The Bank will be entitled to deduct or withhold from any amount payable to a holder of Series ~~9~~49 Preferred Shares under these Series ~~9~~49 Preferred Shares Provisions any amount required or permitted by law to be deducted or withheld from that payment.

(6) Currency Conversion. If it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars.

2. Dividends

(1) Payment of Dividends.

(a)	The holders of Series ~~9~~49 Preferred Shares will be entitled to receive, and the Bank will pay on the Series ~~9~~49 Preferred Shares, as and when declared by the Board of Directors, but subject to the provisions of the Bank Act, non-cumulative preferential cash dividends at the rates and times herein provided.

(b)	During the Initial Fixed Rate Period, dividends on the Series ~~9~~49 Preferred Shares shall be payable quarterly at the Initial Fixed Dividend Rate. Accordingly, on each Dividend Payment Date during the Initial Fixed Rate Period, ~~other than April 30, 2019,~~ the dividend payable, if declared, shall be equal to $~~0.375~~0.4781875 per share. ~~The first of such dividends, if declared, shall be paid on April 30, 2019 and shall be $0.3832 per share.~~

(c)	During each Subsequent Fixed Rate Period, dividends on the Series ~~9~~49 Preferred Shares shall, if declared, be in the amount per share per annum determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00, payable quarterly on each Dividend Payment Date in each 12-month period.

(d)	The Bank shall, in respect of each Subsequent Fixed Rate Period, calculate on each Fixed Rate Calculation Date the Annual Fixed Dividend Rate for such Subsequent Fixed Rate Period and shall, on the Fixed Rate Calculation Date, give written notice thereof to the then holders of Series ~~9~~49 Preferred Shares by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder. Each such determination by the Bank of the Annual Fixed Dividend Rate shall, in the absence of manifest error, be final and binding upon the Bank and upon all holders of Series ~~9~~49 Preferred Shares.

(e)	If the Board of Directors does not declare the dividends, or any part thereof, on the Series ~~9~~49 Preferred Shares on or before the Dividend Payment Date for a particular period or quarter, then the entitlement of the holders of the Series ~~9~~49 Preferred Shares to receive such, or to any part thereof, for such period or quarter will be forever extinguished.

(2) Method of Payment. Dividends on the Series ~~9~~49 Preferred Shares will be paid by cheque of the Bank, in lawful money of Canada payable at par at any branch in Canada of a chartered bank or trust company, in the amount of the applicable dividend, rounded to the nearest whole cent ($0.01), less any tax required or permitted by law to be deducted or withheld by the Bank. The mailing by ordinary unregistered first class prepaid mail of such a cheque to a holder of Series ~~9~~49 Preferred Shares to the address of the holder as it appears on the register of holders, or if the address of any such holder does not so appear, then to the last known address of such holder, on or before the fifth Business Day before the Dividend Payment Date will be deemed to be payment and will satisfy and discharge all liabilities for dividends payable on that Dividend Payment Date to the extent of the amount represented by the cheque (plus any tax required to be deducted or withheld from the payment) unless such cheque is not paid on due presentation. Dividends represented by a cheque which has not been duly presented for payment within six years after it was issued or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable and set apart for payment will be forfeited to the Bank. The Bank may pay dividends in any other manner as it may agree with any particular holder.

3. Redemption

(1) No Redemption Before April 30, ~~2024~~2029.  The Bank may not redeem any Series ~~9~~49 Preferred Shares before April 30, ~~2024~~2029.

(2) Redemption On and After April 30, ~~2024~~2029. Subject to the provisions of the

Bank Act and to the prior consent of the Superintendent, on April 30, ~~2024~~2029 and on April 30 in every fifth year thereafter, the Bank, upon giving notice as hereinafter provided, may redeem all, or from time to time any part, of the outstanding Series ~~9~~49 Preferred Shares, at the option of the Bank, without the consent of the holders of Series ~~9~~49 Preferred Shares, to be stipulated in the notice hereinafter provided, by the payment of an amount in cash for each such share to be redeemed of $25.00 together with any declared and unpaid dividends to the date fixed for redemption (the “Cash Redemption Price”).

(3) Partial Redemptions. In the case of partial redemptions, Series ~~9~~49 Preferred Shares to be redeemed will be redeemed pro rata (disregarding fractions) or in any other manner that the Board of Directors in its sole discretion may determine, subject to approval of the Superintendent.

(4) Notice of Redemption. The Bank will give to each holder of Series ~~9~~49 Preferred Shares to be redeemed a notice in writing of the intention of the Bank to redeem such shares (the “Redemption Notice”). The Redemption Notice must be given at least 30 days but not more than 60 days before the Redemption Date. The Redemption Notice must set out the number of Series ~~9~~49 Preferred Shares held by the person to whom it is addressed which are to be redeemed, the Cash Redemption Price and the date on which the redemption is to occur (the “Redemption Date”).

(5) Method of Payment. The Bank will pay or cause to be paid to the holders of the Series ~~9~~49 Preferred Shares to be redeemed the Cash Redemption Price, together with payment of any fractional interest, as the case may be, less any tax required or permitted by law to be deducted or withheld by the Bank, on presentation and surrender at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario, or at any other place or places within Canada designated in the Redemption Notice, of the certificate or certificates for the Series ~~9~~49 Preferred Shares so called for redemption, together with such other documents as may be reasonably required to effect a transfer of the Series ~~9~~49 Preferred Shares. Payment will be made by cheque payable at par at any branch in Canada of a chartered bank or trust company. If only a part of the Series ~~9~~49 Preferred Shares represented by any certificate are redeemed, a new certificate for the balance will be issued at the expense of the Bank. Subject to subsection 3(6), from and after the date specified in any Redemption Notice, the Series ~~9~~49 Preferred Shares called for redemption will be deemed to be redeemed and the holders of those Series ~~9~~49 Preferred Shares will cease to be entitled to dividends and will not be entitled to exercise any of the rights of shareholders in respect of those Series ~~9~~49 Preferred Shares unless payment of the Cash Redemption Price is not duly made by the Bank on presentation and surrender of the certificate or certificates representing the Series ~~9~~49 Preferred Shares.

(6) Deposit of Redemption Price. At any time after the Redemption Notice is given, the Bank will have the right to deposit the Cash Redemption Price of any or all Series ~~9~~49 Preferred Shares called for redemption with the Bank or with any chartered bank or trust company in Canada named in the Redemption Notice, including the Transfer Agent, to the credit of a special account for the respective holders of those Series ~~9~~49 Preferred Shares to be paid on surrender to the Bank or that chartered bank or trust company of the certificate or certificates representing those Series ~~9~~49 Preferred Shares. Any such deposit will constitute payment and satisfaction of the Cash Redemption Price of the Series ~~9~~49 Preferred Shares for which the deposit is made and the rights of the holders of those shares will be limited to receiving the proportion (less any tax required or permitted by law to be deducted or withheld) of the Cash Redemption Price so deposited applicable to those shares, without interest, on presentation and surrender of the certificate or certificates representing the Series ~~9~~49 Preferred Shares being redeemed. The Bank will be entitled to any interest on such deposit.

4. Purchase for Cancellation

Subject to Section 6 and the provisions of applicable securities law, the rules of the Toronto Stock Exchange and the Bank Act, including the requirement for prior approval of the Superintendent, the Bank may purchase for cancellation at any time all or from time to time any part of the Series ~~9~~49 Preferred Shares then outstanding in the open market at the lowest price or prices at which in the opinion of the Board of Directors such shares are obtainable.

5. Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of assets of the Bank for the purpose of winding up its affairs, provided that a Contingent Conversion has not occurred, the holders of the Series ~~9~~49 Preferred Shares will be entitled to receive $25.00 for each Series ~~9~~49 Preferred Share held by them, plus any dividends declared and unpaid to the date of distribution, before any amounts are paid or any assets of the Bank are distributed to the holders of the Bank’s Common Shares or any shares ranking junior to the Series ~~9~~49 Preferred Shares (but not the Class A Shares). After payment of those amounts, the holders of the Series ~~9~~49 Preferred Shares will not be entitled to share in any further distribution of the property or assets of the Bank. If a Contingent Conversion has occurred, all Series ~~9~~49 Preferred Shares shall have been converted into Common Shares which will rank on a parity with all other Common Shares.

6. Restrictions on Dividends and Retirement of Shares

As long as any Series ~~9~~49 Preferred Shares are outstanding, the Bank will not at any time, without the approval of the holders of the Series ~~9~~49 Preferred Shares given as provided in Section 12:

(a)	declare, pay or set apart for payment any dividend on the Common Shares or any other shares ranking junior to the Series ~~9~~49 Preferred Shares (other than share dividends payable in the form of shares ranking junior to the Series ~~9~~49 Preferred Shares ~~and dividends payable on the Class A Shares~~);

(b)	redeem, purchase or otherwise retire any of the Common Shares or any other shares ranking junior to the Series ~~9~~49 Preferred Shares (~~but not Class A Shares and~~ except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Series ~~9~~49 Preferred Shares);

(c)	redeem, purchase or otherwise retire less than all the Series ~~9~~49 Preferred Shares; or

(d)	except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of preferred shares of the Bank, redeem, purchase or otherwise retire any other shares ranking on a parity with the Series ~~9~~49 Preferred Shares;

unless, in each case, all dividends on the Series ~~9~~49 Preferred Shares up to and including those payable on the Dividend Payment Date for the last completed period for which dividends are payable and in respect of which the rights of holders have not been extinguished, and all dividends then accrued on all other shares ranking prior to or on a parity with the Series ~~9~~49 Preferred Shares up to the immediately preceding respective date or dates for payment and in respect of which the rights of holders of those shares have not been extinguished, have been declared and paid or set apart for payment.

7. Voting Rights

Subject to applicable law, holders of Series ~~9~~49 Preferred Shares will not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Bank unless and until the first time at which the Board of Directors has not declared the dividend in full on the Series ~~9~~49 Preferred Shares in any quarter. In that event, the holders will be entitled to receive notice of and to attend only a meeting of shareholders at which directors are to be elected and will have one vote for each Series ~~9~~49 Preferred Shares held (the “Voting Rights”). The Voting Rights of the holders of the Series ~~9~~49 Preferred Shares will cease on payment by the Bank of the first dividend on the Series ~~9~~49 Preferred Shares to which the holders are entitled under these Series ~~9~~49 Preferred Shares Provisions after the time the Voting Rights first arose until such time as the Bank may again fail to declare the dividend in full on the Series ~~9~~49 Preferred Shares in any quarter, in which event the Voting Rights will become effective again and so on from time to time.

8. Conversion of Series ~~9~~49 Preferred Shares

(1) Conversion at the Option of the Holder

(a)	Holders of Series ~~9~~49 Preferred Shares shall have the right, at their option, on April 30, ~~2024~~2029 and on April 30 in every fifth year thereafter (a “Series ~~9~~49 Conversion Date”), to convert, subject to the terms and provisions hereof and to the provisions of the Bank Act, all or any Series ~~9~~49 Preferred Shares registered in their name into Series ~~10~~50 Preferred Shares on the basis of one (1) Series ~~10~~50 Preferred Share for each Series ~~9~~49 Preferred Share. The Bank shall give notice in writing to the then holders of the Series ~~9~~49 Preferred Shares of the conversion privilege provided for herein (the “Conversion Privilege”) and such notice shall (i) set out the Series ~~9~~49 Conversion Date, (ii) include instructions to such holders as to the method by which such Conversion Privilege may be exercised, as described in this Section 8 and (iii) be given at least 30 days and not more than 60 days prior to the applicable Series ~~9~~49 Conversion Date. On the 30th day prior to the first day of the succeeding Subsequent Fixed Rate Period, the Bank shall give notice in writing to the then holders of the Series ~~9~~49 Preferred Shares of the Annual Fixed Dividend Rate determined by the Bank for such Subsequent Fixed Rate Period and the Floating Quarterly Dividend Rate (as defined in the terms and conditions attaching to the Series ~~10~~50 Preferred Shares) applicable to the Series ~~10~~50 Preferred Shares for the next succeeding Quarterly Floating Rate Period (as defined in the terms and conditions attaching to the Series ~~10~~50 Preferred Shares). Each such notice shall be given by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder.

(b)	If the Bank gives notice as provided in Section 3 to the holders of the Series ~~9~~49 Preferred Shares of the redemption of all the Series ~~9~~49 Preferred Shares, the Bank shall not be required to give notice as provided in this subsection 8(1) to the holders of the Series ~~9~~49 Preferred Shares of an Annual Fixed Dividend Rate, a Floating Quarterly Dividend Rate applicable to the Series ~~10~~50 Preferred Shares or of the Conversion Privilege and the right of any holder of Series ~~9~~49 Preferred Shares to convert such Series ~~9~~49 Preferred Shares as herein provided shall cease and terminate in that event.

(c)	Holders of Series ~~9~~49 Preferred Shares shall not be entitled to convert their shares into Series ~~10~~50 Preferred Shares on a Series ~~9~~49 Conversion Date if the Bank determines that there would remain outstanding on the Series ~~9~~49 Conversion Date less than 500,000 Series ~~10~~50 Preferred Shares after taking into account all Series ~~9~~49 Preferred Shares tendered for conversion into Series ~~10~~50 Preferred Shares and all Series ~~10~~50 Preferred Shares tendered for conversion into Series ~~9~~49 Preferred Shares. The Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis, to all affected holders of Series ~~9~~49 Preferred Shares at least seven (7) days prior to the applicable Series ~~9~~49 Conversion Date and, subject to the provisions of Section 13, will issue and deliver, or cause to be delivered, prior to such Series ~~9~~49 Conversion Date, at the expense of the Bank, to such holders of Series ~~9~~49 Preferred Shares, who have surrendered for conversion any certificate or certificates representing Series ~~9~~49 Preferred Shares, new certificates representing the Series ~~9~~49 Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

(2) Automatic Conversion. If the Bank determines that there would remain outstanding on a Series ~~9~~49 Conversion Date less than 500,000 Series ~~9~~49 Preferred Shares after taking into account all Series ~~9~~49 Preferred Shares tendered for conversion into Series ~~10~~50 Preferred Shares and all Series ~~10~~50 Preferred Shares tendered for conversion into Series ~~9~~49 Preferred Shares, then, all, but not part, of the remaining outstanding Series ~~9~~49 Preferred Shares shall automatically be converted into Series ~~10~~50 Preferred Shares on the basis of one (1) Series ~~10~~50 Preferred Share for each Series ~~9~~49 Preferred Share on the applicable Series ~~9~~49 Conversion Date and the Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis, to the holders of such remaining Series ~~9~~49 Preferred Shares at least seven (7) days prior to the Series ~~9~~49 Conversion Date.

(3) Manner of Exercise of Conversion Privilege

(a)	Subject to the provisions of Section 13, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than 30 days prior to a Series ~~9~~49 Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding a Series ~~9~~49 Conversion Date during usual business hours at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario at which the Series ~~9~~49 Preferred Shares are transferable accompanied by: (1) payment or evidence of payment of the tax (if any) payable as provided in this subsection 8(3); and (2) the certificate or certificates representing the Series ~~9~~49 Preferred Shares in respect of which the holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the holder, or his or her attorney duly authorized in writing; provided that in the Election Notice such holder may also elect to convert part only of the Series ~~9~~49 Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Bank shall issue and deliver or cause to be delivered to such holder, at the expense of the Bank, a new certificate representing the Series ~~9~~49 Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice shall be irrevocable once received by the Bank or its nominee

(b)	Subject to the provisions of Section 13, in the event the Bank is required to convert all remaining outstanding Series ~~9~~49 Preferred Shares into Series ~~10~~50 Preferred Shares on the applicable Series ~~9~~49 Conversion Date as provided for in subsection 8(2), the Series ~~9~~49 Preferred Shares in respect of which the holders have not previously elected to convert shall be converted on the Series ~~9~~49 Conversion Date into Series ~~10~~50 Preferred Shares and the holders thereof shall be deemed to be holders of Series ~~10~~50 Preferred Shares at 5:00 p.m. (Toronto time) on the Series ~~9~~49 Conversion Date and shall be entitled, upon surrender during usual business hours at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario at which the Series ~~9~~49 Preferred Shares were transferable of the certificate or certificates representing Series ~~9~~49 Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series ~~10~~50 Preferred Shares in the manner and subject to the terms and provisions as provided in this subsection 8(3).

(c)	Subject to the provisions of Section 13, as promptly as practicable after the Series ~~9~~49 Conversion Date, the Bank shall issue and deliver, or cause to be delivered to or upon the written order of the holder of the Series ~~9~~49 Preferred Shares so surrendered, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such holder representing the number of fully-paid and non-assessable Series ~~10~~50 Preferred Shares and the number of remaining Series ~~9~~49 Preferred Shares, if any, to which such holder is entitled. Such conversion shall be deemed to have been made at 5:00 p.m. (Toronto time) on the Series ~~9~~49 Conversion Date, so that the rights of the holder of such Series ~~9~~49 Preferred Shares as the holder thereof shall cease at such time and the person or persons entitled to receive Series ~~10~~50 Preferred Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Series ~~10~~50 Preferred Shares at such time.

(d)	The holder of any Series ~~9~~49 Preferred Share on the record date for any dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into Series ~~10~~50 Preferred Shares after such record date and on or before the date of the payment of such dividend.

(e)	Subject to the provisions of Section 13, the issuance of certificates for the Series ~~10~~50 Preferred Shares upon the conversion of Series ~~9~~49 Preferred Shares shall be made without charge to the converting holders of Series ~~9~~49 Preferred Shares for any fee or tax in respect of the issuance of such certificates or the Series ~~10~~50 Preferred Shares represented thereby; provided, however, that the Bank shall not be required to pay any tax that may be imposed upon the person or persons to whom such Series ~~10~~50 Preferred Shares are issued in respect of the issuance of such Series ~~10~~50 Preferred Shares or the certificate therefor or any security transfer taxes, and the Bank shall not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series ~~9~~49 Preferred Shares converted unless the person or persons requesting the issuance thereof shall have paid to the Bank the amount of any such security transfer tax or shall have established to the satisfaction of the Bank that such tax has been paid.

(4) The Bank reserves the right not to (i) deliver Series ~~10~~50 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of that conversion, would become a Significant Shareholder or (ii) record in its securities register a transfer or issue of Series ~~10~~50 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all of the relevant number of Series ~~10~~50 Preferred Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Series ~~10~~50 Preferred Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Series ~~10~~50 Preferred Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Series ~~10~~50 Preferred Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series ~~9~~49 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

9. Conversion into Common Shares Upon a Trigger Event

(1) Upon the occurrence of a Trigger Event, each Series ~~9~~49 Preferred Share will be, and will be deemed, for all purposes, to be, automatically converted (a “Contingent Conversion”), without the consent of the holders thereof, into that number of fully-paid Common Shares determined by the Contingent Conversion Formula. In any case where the aggregate number of Common Shares to be issued to a holder of Series ~~9~~49 Preferred Shares pursuant to this section includes a fraction of a Common Share, such number of Common Shares to be issued to such holder shall be rounded down to the nearest whole number of Common Shares and no cash payment shall be made in lieu of such fractional Common Share.

(2) Subject to subsection 9(3), as promptly as practicable after the occurrence of a Trigger Event, the Bank shall announce the Contingent Conversion by way of a press release and shall give notice of the Contingent Conversion in accordance with the provisions of paragraph 2(1)(d) to the then registered holders of the Series ~~9~~49 Preferred Shares. As promptly as practicable after the Trigger Event, the Bank shall deliver or cause to be delivered certificates representing the Common Shares registered in the name of the holders of the Series ~~9~~49 Preferred Shares, or as such holder shall have directed, on presentation and surrender at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario for the Series ~~9~~49 Preferred Shares of the certificate or certificates for the Series ~~9~~49 Preferred Shares. From and after the Trigger Event, the Series ~~9~~49 Preferred Shares shall cease to be outstanding, the holders thereof shall cease to be entitled to dividends thereon, including any dividends declared but not paid prior to the Trigger Event, and any certificates representing the Series ~~9~~49 Preferred Shares shall represent only the right to receive upon surrender of such certificate the applicable number of Common Shares specified in subsection 9(1) above. A Contingent Conversion shall be mandatory and binding upon both the Bank and all holders of the Series ~~9~~49 Preferred Shares notwithstanding anything else including, without limitation: (a) any prior action to or in furtherance of redeeming, exchanging or converting the Series ~~9~~49 Preferred Shares pursuant to the other terms and conditions herein; and (b) any delay in or impediment to the issuance or delivery of the Common Shares to the holders of the Series ~~9~~49 Preferred Shares.

(3) Notwithstanding any other provision of this Section 9, upon a Contingent Conversion the Bank reserves the right not to (i) deliver Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of the Contingent Conversion, would become a Significant Shareholder, or (ii) record in its securities register a transfer or issue of Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all or the relevant number of Common Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Common Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Common Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Common Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series ~~9~~49 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

10. Adjustment of Floor Price

(1) If the Bank:

(a)	issues Common Shares or securities convertible into or exchangeable for Common Shares to the holders of all of the outstanding Common Shares as a stock dividend;

(b)	subdivides, re-divides or changes its outstanding Common Shares into a greater number of Common Shares; or

(c)	reduces, combines or consolidates its outstanding Common Shares into a smaller number of Common Shares,

(any of such events in paragraphs 10(1)(a) to (c), being called a “Common Share Reorganization”), then the Floor Price then in effect will be adjusted in accordance with the following sentence immediately on the effective date or record date, as the case may be, for the happening of the Common Share Reorganization on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization. Upon a Common Share Reorganization, the Floor Price shall be adjusted so that it will equal the price determined by multiplying the Floor Price in effect immediately prior to such effective date or record date by a fraction:

(i)	the numerator of which will be the total number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization; and

(ii)	the denominator of which will be the total number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number, without duplication, of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(2) In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank shall take all necessary action to ensure that the holders of Series ~~9~~49 Preferred Shares, receive, pursuant to a Contingent Conversion, after such capital reorganization, consolidation, merger, amalgamation or comparable transaction, the number of shares or other securities that the holders of Series ~~9~~49 Preferred Shares would have received if the Contingent Conversion occurred immediately prior to the record date of the capital reorganization, consolidation, merger, amalgamation or comparable transaction.

(3) In any case in which this Section 10 requires that an adjustment will become effective immediately after a record date for an event referred to herein, the Bank may defer, until the occurrence of such event, issuing to the holder of any Series ~~9~~49 Preferred Shares upon a Contingent Conversion occurring after such record date and before the occurrence of such event, the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event, provided, however, that the Bank will deliver to such holder evidence of such holder’s right to receive such additional Common Shares upon the occurrence of such event and the right to receive any dividends or other distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the date of conversion or such later date on which such holder would, but for the provisions of this subsection 10(3), have become the holder of record of such additional Common Shares.

(4)       For the purposes of this Section 10:

(a)	the adjustments provided for in this Section 10 are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following provisions of this subsection 10(4);

(b)	no adjustment in the Floor Price will be required unless the cumulative effect of such adjustment would result in a change of at least 1% in the prevailing Floor Price; provided, however, that any adjustments which, except for the provisions of this paragraph 10(4)(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

(c)	no adjustment in the Floor Price will be required upon the issuance from time to time of Common Shares pursuant to a Contingent Conversion or any stock option plan, share purchase plan or dividend reinvestment plan of the Bank, as such plans may be replaced, supplemented or further amended from time to time;

(d)	if at any time a dispute arises with respect to adjustments provided for in this Section 10, such dispute will be conclusively determined, subject to the consent if required, of the Toronto Stock Exchange and any other stock exchange on which the Common Shares are then listed, by the Bank’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the Board of Directors and any such determination will be binding upon the Bank, the holders of the Series ~~9~~49 Preferred Shares and the other shareholders of the Bank; such auditors or accountants will be given access to all necessary records of the Bank; and

(e)	if the Bank sets a record date to take any other action and thereafter and before the taking of any action, the Bank abandons its plan to take such other action, then no adjustment in the Floor Price will be made.

(5) The Bank will from time to time, immediately after the occurrence of any event that requires an adjustment or readjustment as provided in this Section 10, deliver a certificate of the Bank to the transfer agent for the Series ~~9~~49 Preferred Shares specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and the Transfer Agent will be entitled to act and rely upon such certificate of the Bank. Such certificate of the Bank and the amount of the adjustment specified therein will be conclusive and binding on all parties in interest. Until such certificate of the Bank is received by the Transfer Agent, the Transfer Agent may act and be protected in acting on the presumption that no adjustment has been made or is required. Except in respect of any subdivision, re-division, change, reduction, combination or consolidation of the Common Shares contemplated by paragraphs 10(1)(b) and 10(1)(c), the Bank will forthwith give notice to the holders of the Series ~~9~~49 Preferred Shares specifying the event requiring such adjustment or readjustment and the amount thereof, including the resulting Floor Price.

11. Issue of Additional Shares and Amendments to Series ~~9~~49 Preferred Shares

(1) Issue of Additional Shares. The Bank may issue shares of any other series of preferred shares of the Bank ranking on a parity with the Series ~~9~~49 Preferred Shares without authorization of the holders of Series ~~9~~49 Preferred Shares, if at the date of such issuance all cumulative dividends up to and including the dividend payment for the last completed period for which such cumulative dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative First Preferred Shares then issued and outstanding and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of non-cumulative First Preferred Shares then issued and outstanding.

(2) Amendments to Series ~~9~~49 Preferred Shares.

(a)	The Bank will not without, but may from time to time with, the approval of holders of the Series ~~9~~49 Preferred Shares given as specified in Section 12, delete, amend or vary any of these Series ~~9~~49 Preferred Shares Provisions.

(b)	In addition to the approval in paragraph 11(2)(a), the Bank will not without, but may from time to time with, the prior approval of the Superintendent make any such deletion, amendment or variation which might affect the classification afforded the Series ~~9~~49 Preferred Shares from time to time for capital adequacy purposes pursuant to the Bank Act or the Capital Guidelines.

12. Approval of Holders of Series ~~9~~49 Preferred Shares

Any approval given by the holders of Series ~~9~~49 Preferred Shares will be deemed to have been sufficiently given if given by a resolution passed at a meeting of the holders of Series ~~9~~49 Preferred Shares duly called and held on not less than 21 days’ notice at which the holders of at least one-third of the outstanding Series ~~9~~49 Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting. If at the meeting the holders of at least one-third of the outstanding Series ~~9~~49 Preferred Shares are not present or represented by proxy within 30 minutes after the time appointed for the meeting, the meeting will be adjourned to such date, not less than 21 days afterwards, and to such time and place as the chairman of the meeting may designate, and not less than 15 days’ written notice shall be given of the adjourned meeting. At the adjourned meeting, the holders of Series ~~9~~49 Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed at the adjourned meeting by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting will constitute the approval of the holders of Series ~~9~~49 Preferred Shares. On every poll taken at any meeting or adjourned meeting, every holder of Series ~~9~~49 Preferred Shares will be entitled to one vote in respect of each Series ~~9~~49 Preferred Share held. Subject to the foregoing, the formalities to be observed in respect of the giving of notice of any meeting or adjourned meeting and the conduct of any such meeting will be those from time to time as may be prescribed in the by-laws of the Bank with respect to meetings of shareholders or under the Bank Act.

13. Registration of Series ~~9~~49 Preferred Shares and Transfer, Redemption, Purchase and Exchanges Through the Book-Entry System

(1) Global Certificate. Subject to subsections 13(2) and (3) and notwithstanding any other provision of these Series ~~9~~49 Preferred Shares Provisions, the Series ~~9~~49 Preferred Shares will be issued in the form of one or more fully-registered global certificates in the aggregate number of Series ~~9~~49 Preferred Shares issued by the Bank and outstanding from time to time (the “Global Certificate”) held by, or on behalf of, the Depository as custodian of the Global Certificate for the participants (“Participants”) in the Book-Entry System, and will be registered in the name of “CDS & Co.” (or such other name as the Depository may use from time to time as its nominee name for purposes of the Book-Entry System) and registrations of ownership, transfers, redemptions, purchases, surrenders and exchanges of Series ~~9~~49 Preferred Shares will be made only through the Book-Entry System to another nominee of the Depository for the Series ~~9~~49 Preferred Shares or to a successor Depository for the Series ~~9~~49 Preferred Shares approved by the Bank or to a nominee of such successor Depository. Accordingly, subject to subsection 13(3), the beneficial owners of Series ~~9~~49 Preferred Shares will not receive a certificate or other instrument from the Bank or the Depository evidencing their ownership of Series ~~9~~49 Preferred Shares, and beneficial owners will not be shown on the records maintained by the Depository, except through a book-entry account of a Participant acting on behalf of a beneficial owner.

(2) Depository is Owner of Series ~~9~~49 Preferred Shares. For purposes of these

Series ~~9~~49 Preferred Shares Provisions, as long as the Depository, or its nominee, is the registered holder of the Series ~~9~~49 Preferred Shares:

(a)	the Depository, or its nominee, as the case may be, will be considered the sole owner of the Series ~~9~~49 Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series ~~9~~49 Preferred Shares, including payments of dividends or the Cash Redemption Price; and

(b)	the Bank, pursuant to the exercise by it of its right to redeem Series ~~9~~49 Preferred Shares, will deliver or cause to be delivered to the Depository, or its nominee, for the benefit of the beneficial owners of the Series ~~9~~49 Preferred Shares, the Cash Redemption Price against delivery, if applicable, to the Bank’s account with the Depository, or its nominee, of such holder’s Series ~~9~~49 Preferred Shares.

(3) Termination of Book-Entry System. If at any time the Bank determines or the Depository notifies the Bank in writing that the Depository is no longer willing or able to discharge properly its responsibility as depository and, in either case, the Bank is unable to determine a qualified successor, or the Bank, at its option, elects, or is required by law, to terminate the Book-Entry System, subsections 13(1) and (2) will no longer be applicable to the Series ~~9~~49 Preferred Shares. In that case, the Bank will execute and deliver certificates for the Series ~~9~~49 Preferred Shares in definitive registered form equal to the aggregate number of Series ~~9~~49 Preferred Shares represented by the Global Certificate in the Book-Entry System. On such exchange, the Transfer Agent will cancel the Global Certificate. Certificates for Series ~~9~~49 Preferred Shares in definitive registered form issued in exchange for the Global Certificate will be registered in such names and in such number of Series ~~9~~49 Preferred Shares as instructed in writing by the Depository to the Transfer Agent. The Transfer Agent will deliver or cause to be delivered such definitive certificates to the persons in whose names the Depository has so instructed.

14. Notices

(1) Notice to the Bank. Subject to applicable law, any notice, request or other communication to be given to the Bank by a holder of Series ~~9~~49 Preferred Shares must be in writing and will be valid and effective if given by mail (postage prepaid) or by electronic communication or by delivery to the registered office of the Bank and addressed to the attention of the Corporate Secretary. Any such notice, request or other communication, if given by mail, electronic communication or delivery, will be deemed to have been given and received only on actual receipt by the Bank.

(2)       Presentation and Surrender of Certificates. Any presentation and surrender by a holder of Series ~~9~~49 Preferred Shares to the Bank or the Transfer Agent of certificates representing Series ~~9~~49 Preferred Shares in connection with the redemption of Series ~~9~~49 Preferred Shares must be made by registered mail (postage prepaid) or by delivery to the registered office of the Bank or to such office of the Transfer Agent as may be specified by the Bank, in each case addressed to the attention of the Corporate Secretary. Any such presentation and surrender of certificates will be deemed to have been made and to be effective only on actual receipt by the Bank or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail will be at the sole risk of the holder mailing the same.

(3) Notice to Holders of Series ~~9~~49 Preferred Shares. Subject to applicable law, any notice, request or other communication to be given to a holder of Series ~~9~~49 Preferred Shares by or on behalf of the Bank must be in writing and will be valid and effective if given by ordinary unregistered first class mail (postage prepaid) or by electronic communication or by delivery to the address of the holder recorded in the securities register of the Bank or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, will be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by electronic communication or by delivery, will be deemed to have been given and received on the date of electronic communication or delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Series ~~9~~49 Preferred Shares, or any defect in such notice, will not invalidate or otherwise alter or affect any action or proceeding to be taken by the Bank pursuant to that notice, request or other communication.

15. Tax Election

The Bank will elect, in the manner and within the time provided under section 191.2 of the Tax Act or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax under Part VI.1 of the Tax Act at a rate such that holders of the Series ~~9~~49 Preferred Shares will not be required to pay tax on dividends received (or deemed to be received) on the Series ~~9~~49 Preferred Shares under section 187.2 of the Tax Act or any successor or replacement provision of similar effect. Nothing in this section will prevent the Bank from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or part of the Bank’s liability for tax under section 191.1 of such Act to that taxable Canadian corporation to the extent permitted by and in accordance with section 191.3 of such Act.

16. Return of Unclaimed Funds to the Bank

The Bank shall have the right, with respect to any funds deposited by the Bank to any chartered bank or trust company in respect of amounts due to holders of Series ~~9~~49 Preferred Shares, on or after the first anniversary date of the deposit of such funds to any chartered bank or trust company, to require that such chartered bank or trust company return to the Bank any funds which remain unclaimed by holders of the Series ~~9~~49 Preferred Shares. If at any time following the return of the unclaimed funds to the Bank, either the Bank or the chartered bank or trust company receives a request from a holder of Series ~~9~~49 Preferred Shares for the holder’s unclaimed entitlement to any amount due to the holder in respect of the holder’s Series ~~9~~49 Preferred Shares, the Bank shall promptly arrange for the payment of such amount to the holder.

17. Wire or Electronic Transfer of Funds

Notwithstanding any other right, privilege, restriction or condition attaching to the Series ~~9~~49 Preferred Shares, the Bank may, at its option, make any payment due to a holder of Series ~~9~~49 Preferred Shares hereunder by way of a wire or electronic transfer of funds to each registered holder of Series ~~9~~49 Preferred Shares. In the event that a payment is made by way of a wire or electronic transfer of funds, the Bank shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Bank that a payment is to be made by way of a wire or electronic transfer of funds, the Bank shall notify each registered holder of Series ~~9~~49 Preferred Shares at the address of such holder as it appears on the books of the Bank. Such notice by the Bank will request that each registered holder of Series ~~9~~49 Preferred Shares provide the particulars of an account of such holder with a chartered bank in Canada to which the wire or electronic transfer of funds shall be directed. In the event that the Bank does not receive account particulars from a registered holder of Series ~~9~~49 Preferred Shares prior to the date such payment is to be made, the Bank shall deposit the funds otherwise payable to such holder in a special account in trust for such holders. The making of a payment by way of a wire or electronic transfer of funds or, in the case where a registered holder of the Series ~~9~~49 Preferred Shares has not provided the Bank with account particulars for a wire or electronic transfer of funds, the deposit by the Bank of the funds otherwise payable to such holder in a special account in trust for such holders, shall be deemed to constitute payment by the Bank on the date thereof and shall satisfy and discharge all liabilities of the Bank for such payment to the extent of the amount represented by such transfer.

~~CANADIAN WESTERN~~NATIONAL BANK OF CANADA

First Preferred Shares Series ~~10~~50 (Non-Viability Contingent Capital (NVCC))

The following are the rights, privileges, restrictions and conditions (the “Series ~~10~~50 Preferred Shares Provisions”), in addition to those rights, privileges, restrictions and conditions attaching to the ~~unlimited number of~~ First Preferred Shares without nominal or par value~~, provided that the maximum aggregate consideration for all outstanding First Preferred Shares at any time does not exceed $1,000,000,000, issuable in series~~ (the “First Preferred Shares”) as a class, attaching to the non-cumulative floating rate First Preferred Shares Series ~~10~~50 (Non-Viability Contingent Capital (NVCC)) (the “Series ~~10~~50 Preferred Shares”) of the Bank.

1. Interpretation

(1) Defined Terms. In these Series ~~10~~50 Preferred Shares Provisions:

“Annual Fixed Dividend Rate” has the meaning set forth in the terms and conditions relating to the Series ~~9~~49 Preferred Shares.

“Basic Redemption Price” has the meaning attributed to it in subsection 3(3).

“Bank” means ~~Canadian Western~~National Bank of Canada and its successors and assigns.

“Bank Act” means the Bank Act (Canada).

“Bank Rate” means the minimum rate at which the Bank of Canada extends short-term advances to members of the Canadian Payments Association.

“Board of Directors” means the board of directors of the Bank.

“Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

“Business Day” means a day other than a Saturday, a Sunday or any other day which is a statutory or civic holiday in Calgary, Alberta.

“Capital Guidelines” means the Canadian bank regulatory guidelines issued by the Superintendent or other governmental authority in Canada concerning the maintenance of adequate capital reserves by Canadian chartered banks, including the Bank, from time to time.

~~“Class A Shares” means the Class A Shares of the Bank, and any other securities into which those shares may be changed or for which those shares may be exchanged (whether or not the Bank is the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a capital reorganization, merger or amalgamation of the Bank or comparable transaction affecting the common shares of the Bank.~~

“Common Share Reorganization” has the meaning attributed to it in subsection 10(1).

“Common Shares” means the common shares of the Bank, and any other securities into which those shares may be changed or for which those shares may be exchanged (whether or not the Bank is the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a capital reorganization, merger or amalgamation of the Bank or comparable transaction affecting the common shares of the Bank.

“Contingent Conversion” has the meaning attributed to it in subsection 9(1).

“Contingent Conversion Formula” means:

(Multiplier x Preferred Share Conversion Value) ÷ Conversion Price = number of Common Shares into which each Series ~~10~~50 Preferred Share shall be converted

“Conversion Price” means the greater of (i) the Floor Price and (ii) the Current Market Price of the Common Shares.

“Conversion Privilege” has the meaning attributed to it in paragraph 8(1)(a).

“Corporate Secretary” means the corporate secretary of the Bank.

“Current Market Price” of the Common Shares means the volume-weighted average trading price of the Common Shares on the Toronto Stock Exchange or, if not then listed on that exchange, on another exchange or market chosen by the Board of Directors on which the Common Shares are then traded, for the ten (10) consecutive Trading Days ending on the day immediately prior to the date of the Contingent Conversion, or, if no such trading prices are available, “Current Market Price” shall be the Floor Price.

“Depository” means CDS Clearing and Depository Services Inc. and its nominees, or any successor carrying on the business as a depository, which is approved by the Bank pursuant to subsection 13(1).

“Dividend Payment Date” means the last day of each of the months of January, April, July and October in each year.

“Election Notice” has the meaning attributed to it in paragraph 8(3)(a).

“Equivalent Support” means a form of support that enhances the Bank’s risk-based capital ratios or is funding that is provided on terms other than normal terms and conditions, provided that, for greater certainty, and without limitation, Equivalent Support does not include:

(a)	Emergency Liquidity Assistance provided by the Bank of Canada at or above the Bank Rate;

(b)	open bank liquidity assistance provided by the Canada Deposit Insurance Corporation at or above its cost of funds; and

(c)	support, including conditional, limited guarantees, provided by the Canada Deposit Insurance Corporation to facilitate a transaction, including an acquisition or amalgamation.

“Excluded Redemption Date” has the meaning attributed to it in subsection 3(3).

“First Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series ~~10~~50 Preferred Shares Provisions.

“Fixed Rate Calculation Date” has the meaning set forth in the terms and conditions relating to the Series ~~9~~49 Preferred Shares.

“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 4.04% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365).

“Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

“Floor Price” means $5.00, as such value may be adjusted in accordance with Section 10.

“Global Certificate” has the meaning attributed to it in subsection 13(1).

“Ineligible Government Holder” means any person who is the federal or a provincial government in Canada or agent or agency thereof, or the government of a foreign country or any political subdivision of a foreign country, or any agent or agency of a foreign government, in each case to the extent that the recording in the Bank’s securities register of a transfer or issue of any share of the Bank to such person would cause the Bank to contravene the Bank Act.

“Ineligible Person” means any person whose address is in, or whom the Bank or its Transfer Agent has reason to believe is a resident of, any jurisdiction outside of Canada to the extent that the issuance or delivery by the Bank to such person of Series ~~9~~49 Preferred Shares or Common Shares, as the case may be, upon the exercise of rights of conversion or upon a Contingent Conversion would require the Bank to take any action to comply with securities, banking or analogous laws of such jurisdiction.

“Multiplier” means 1.0.

“OSFI” means the Office of the Superintendent of Financial Institutions Canada.

“Participant” has the meaning attributed to it in subsection 13(1).

“Preferred Share Conversion Value” means $25.00 per Series ~~10~~50 Preferred Share plus any declared but unpaid dividends in respect of such Series ~~10~~50 Preferred Share.

“Premium Redemption Price” has the meaning attributed to it in subsection 3(2).

“Quarterly Commencement Date” means the 1st day of each of February, May, August and November in each year.

“Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on May 1, ~~2024~~2029 and ending on and including July 31, ~~2024~~2029 and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date.

“Redemption Date” has the meaning attributed to it in subsection 3(5).

“Redemption Notice” has the meaning attributed to it in subsection 3(5).

“Series ~~9~~49 Preferred Shares” means the non-cumulative 5-year rate reset First Preferred Shares Series ~~9~~49 (Non-Viability Contingent Capital (NVCC)) of the Bank.

“Series ~~10~~50 Conversion Date” has the meaning attributed to it in paragraph 8(1)(a).

“Series ~~10~~50 Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series ~~10~~50 Preferred Shares Provisions.

“Series ~~10~~50 Preferred Shares Provisions” has the meaning attributed to it in the introductory paragraph to these terms and conditions attaching to the Series ~~10~~50 Preferred Shares.

“Significant Shareholder” means any person who beneficially owns, directly or indirectly, through entities controlled by such person or persons associated with or acting jointly or in concert with such person (as determined in accordance with the Bank Act), shares of any class of the Bank in excess of 10% of the total number of outstanding shares of that class in contravention of the Bank Act.

“Subsequent Fixed Rate Period” has the meaning set forth in the terms and conditions relating to the Series ~~9~~49 Preferred Shares.

“Superintendent” means the Superintendent of Financial Institutions and any successor appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada).

“Tax Act” means the Income Tax Act (Canada).

“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date, as posted on the Reuters page BOC BILL.

“Trading Day” means, with respect to any stock exchange or market, a day on which shares may be traded through the facilities of that stock exchange or market.

“Transfer Agent” means Computershare Trust Company of Canada, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series ~~10~~50 Preferred Shares.

“Trigger Event” has the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2 ─ Definition of Capital, effective November ~~2018~~2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

(a)	the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

(b)	a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or Equivalent Support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

“Voting Rights” has the meaning attributed to it in Section 7.

(2) Ranking of Shares. The expressions “in priority to”, “on a parity with”, “ranking equally with”, “ranking prior to” and “ranking junior to” and similar expressions refer to the order of priority only in payment of dividends or in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of the assets of the Bank for the purpose of winding-up its affairs.

(3) Holder. References to a “holder” in relation to Series ~~10~~50 Preferred Shares means a registered holder of those shares.

(4) References to Statutes. Reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute.

(5) Other Payment Matters.

(a)	If any date on which any dividend on the Series ~~10~~50 Preferred Shares is payable or on or by which any other action is required to be taken by the Bank under these Series ~~10~~50 Preferred Shares Provisions is not a Business Day, then the dividend will be payable, or such other action will be required to be taken, on or by the next day that is a Business Day.

(b)	In the event of the non-receipt of a cheque by a holder of Series ~~10~~50 Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Bank, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Bank, will issue to the holder a replacement cheque for the amount of the original cheque.

(c)	The Bank will be entitled to deduct or withhold from any amount payable to a holder of Series ~~10~~50 Preferred Shares under these Series ~~10~~50 Preferred Shares Provisions any amount required or permitted by law to be deducted or withheld from that payment.

(6) Currency Conversion. If it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars.

2. Dividends

(1) Payment of Dividends.

(a)	The holders of Series ~~10~~50 Preferred Shares shall be entitled to receive and the Bank shall pay on the Series ~~10~~50 Preferred Shares, as and when declared by the Board of Directors, but subject to the provisions of the Bank Act, non-cumulative preferential cash dividends payable quarterly at the Floating Quarterly Dividend Rate as calculated from time to time. Accordingly, on each Dividend Payment Date, the dividend payable on the Series ~~10~~50 Preferred Shares, if declared, shall be in the amount per share determined by multiplying:

(i)	the product obtained by multiplying $25.00 by the Quarterly Floating Dividend Rate applicable to the Quarterly Floating Rate Period (as hereinafter defined) immediately preceding such Dividend Payment Date; by

(ii)	a fraction, the numerator of which is the actual number of days elapsed in such Quarterly Floating Rate Period and the denominator of which is 365.

(b)	The Bank shall, in respect of each Quarterly Floating Rate Period, calculate on each Floating Rate Calculation Date the Floating Quarterly Dividend Rate for such Quarterly Floating Rate Period and shall, on the Floating Rate Calculation Date, give written notice thereof to the then holders of Series ~~10~~50 Preferred Shares by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder. Each such determination by the Bank of the Floating Quarterly Dividend Rate shall, in the absence of manifest error, be final and binding upon the Bank and upon all holders of Series ~~10~~50 Preferred Shares.

(c)	If the Board of Directors does not declare the dividends, or any part thereof, on the Series ~~10~~50 Preferred Shares on or before the Dividend Payment Date for a Quarterly Floating Rate Period, then the entitlement of the holders of the Series ~~10~~50 Preferred Shares to receive such dividends, or to any part thereof, for such Quarterly Floating Rate Period will be forever extinguished.

(2) Method of Payment. Dividends on the Series ~~10~~50 Preferred Shares will be paid by cheque of the Bank, in lawful money of Canada payable at par at any branch in Canada of a chartered bank or trust company, in the amount of the applicable dividend, rounded to the nearest whole cent ($0.01), less any tax required or permitted by law to be deducted or withheld by the Bank. The mailing by ordinary unregistered first class prepaid mail of such a cheque to a holder of Series ~~10~~50 Preferred Shares to the address of the holder as it appears on the register of holders, or if the address of any such holder does not so appear, then to the last known address of such holder, on or before the fifth Business Day before the Dividend Payment Date will be deemed to be payment and will satisfy and discharge all liabilities for dividends payable on that Dividend Payment Date to the extent of the amount represented by the cheque (plus any tax required to be deducted or withheld from the payment) unless such cheque is not paid on due presentation. Dividends represented by a cheque which has not been duly presented for payment within six years after it was issued or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable and set apart for payment will be forfeited to the Bank. The Bank may pay dividends in any other manner as it may agree with any particular holder.

3. Redemption

(1) No Redemption Before April 30, ~~2024~~2029.  The Bank may not redeem any Series ~~10~~50 Preferred Shares before April 30, ~~2024~~2029.

(2) Redemption On and After April 30, ~~2024~~2029. Subject to the provisions of the Bank Act and to the prior consent of the Superintendent, on April 30, ~~2024~~2029 or any other date after April 30, ~~2024~~2029, other than an Excluded Redemption Date, the Bank, upon giving notice as hereinafter provided, may redeem all, or from time to time any part, of the outstanding Series ~~10~~50 Preferred Shares, at the option of the Bank, without the consent of the holders of Series ~~10~~50 Preferred Shares, to be stipulated in the notice hereinafter provided, by the payment of an amount in cash for each such share to be redeemed of $25.50 together with any declared and unpaid dividends to the date fixed for redemption (the “Premium Redemption Price”).

(3) Redemption On and After April 30, ~~2029~~2034. On April 30, ~~2029~~2034 and on April 30 in every fifth year thereafter (each such date, an “Excluded Redemption Date”), the Bank, upon giving notice as hereinafter provided, may redeem all, or from time to time any part, of the outstanding Series ~~10~~50 Preferred Shares, at the option of the Bank, without the consent of the holders of Series ~~10~~50 Preferred Shares, to be stipulated in the notice hereinafter provided, by the payment of an amount in cash for each such share to be redeemed of $25.00 together with any declared and unpaid dividends to the date fixed for redemption (the “Basic Redemption Price”).

(4) Partial Redemptions. In the case of partial redemptions, Series ~~10~~50 Preferred Shares to be redeemed will be redeemed pro rata (disregarding fractions) or in any other manner that the Board of Directors in its sole discretion may determine, subject to approval of the Superintendent.

(5) Notice of Redemption. The Bank will give to each holder of Series ~~10~~50 Preferred Shares to be redeemed a notice in writing of the intention of the Bank to redeem such shares (the “Redemption Notice”). The Redemption Notice must be given at least 30 days but not more than 60 days before the Redemption Date. The Redemption Notice must set out the number of Series ~~10~~50 Preferred Shares held by the person to whom it is addressed which are to be redeemed, the Basic Redemption Price or the Premium Redemption Price, as applicable, and the date on which the redemption is to occur (the “Redemption Date”).

(6) Method of Payment. The Bank will pay or cause to be paid to the holders of the Series ~~10~~50 Preferred Shares to be redeemed the Basic Redemption Price or the Premium Redemption Price, as applicable, together with payment of any fractional interest, as the case may be, less any tax required or permitted by law to be deducted or withheld, on presentation and surrender at any principal office of the Transfer Agent, or at any other place or places within Canada designated in the Redemption Notice, of the certificate or certificates for the Series ~~10~~50 Preferred Shares so called for redemption, together with such other documents as may be reasonably required to effect a transfer of the Series ~~10~~50 Preferred Shares. Payment will be made by cheque payable at par at any branch in Canada of a chartered bank or trust company. If only a part of the Series ~~10~~50 Preferred Shares represented by any certificate are redeemed, a new certificate for the balance will be issued at the expense of the Bank. Subject to subsection 3(7), from and after the date specified in any Redemption Notice, the Series ~~10~~50 Preferred Shares called for redemption will be deemed to be redeemed and the holders of those Series ~~10~~50 Preferred Shares will cease to be entitled to dividends and will not be entitled to exercise any of the rights of shareholders in respect of those Series ~~10~~50 Preferred Shares unless payment of the Basic Redemption Price or the Premium Redemption Price, as applicable, is not duly made by the Bank on presentation and surrender of the certificate or certificates representing the Series ~~10~~50 Preferred Shares.

(7) Deposit of Redemption Price. At any time after the Redemption Notice is given, the Bank will have the right to deposit the Basic Redemption Price or the Premium Redemption Price, as applicable, of any or all Series ~~10~~50 Preferred Shares called for redemption with the Bank or with any chartered bank or trust company in Canada named in the Redemption Notice, including the Transfer Agent, to the credit of a special account for the respective holders of those Series ~~10~~50 Preferred Shares to be paid on surrender to the Bank or that chartered bank or trust company of the certificate or certificates representing those Series ~~10~~50 Preferred Shares. Any such deposit will constitute payment and satisfaction of the Basic Redemption Price or the Premium Redemption Price, as applicable, of the Series ~~10~~50 Preferred Shares for which the deposit is made and the rights of the holders of those shares will be limited to receiving the proportion (less any tax required or permitted by law to be deducted or withheld) of the Basic Redemption Price or the Premium Redemption Price, as applicable, so deposited applicable to those shares, without interest, on presentation and surrender of the certificate or certificates representing the Series ~~10~~50 Preferred Shares being redeemed. The Bank will be entitled to any interest on such deposit.

4. Purchase for Cancellation

Subject to Section 6 and the provisions of applicable securities law, the rules of the Toronto Stock Exchange and the Bank Act, including the requirement for prior approval of the Superintendent, the Bank may purchase for cancellation at any time all or from time to time any part of the Series ~~10~~50 Preferred Shares then outstanding in the open market at the lowest price or prices at which in the opinion of the Board of Directors such shares are obtainable.

5. Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Bank, whether voluntary or involuntary, or any other distribution of assets of the Bank for the purpose of winding up its affairs, provided that a Contingent Conversion has not occurred, the holders of the Series ~~10~~50 Preferred Shares will be entitled to receive $25.00 for each Series ~~10~~50 Preferred Share held by them, plus any dividends declared and unpaid to the date of distribution, before any amounts are paid or any assets of the Bank are distributed to the holders of the Bank’s Common Shares or any shares ranking junior to the Series ~~10~~50 Preferred Shares ~~(but not the Class A Shares)~~. After payment of those amounts, the holders of the Series ~~10~~50 Preferred Shares will not be entitled to share in any further distribution of the property or assets of the Bank. If a Contingent Conversion has occurred, all Series ~~10~~50 Preferred Shares shall have been converted into Common Shares which will rank on a parity with all other Common Shares.

6. Restrictions on Dividends and Retirement of Shares

As long as any Series ~~10~~50 Preferred Shares are outstanding, the Bank will not at any time, without the approval of the holders of the Series ~~10~~50 Preferred Shares given as provided in Section 12:

(a)	declare, pay or set apart for payment any dividend on the Common Shares or any other shares ranking junior to the Series ~~10~~50 Preferred Shares (other than share dividends payable in the form of shares ranking junior to the Series ~~10~~50 Preferred Shares ~~and dividends payable on the Class A Shares~~);

(b)	redeem, purchase or otherwise retire any of the Common Shares or any other shares ranking junior to the Series ~~10~~50 Preferred Shares (~~but not Class A Shares and~~ except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Series ~~10~~50 Preferred Shares);

(c)	redeem, purchase or otherwise retire less than all the Series ~~10~~50 Preferred Shares; or

(d)	except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of preferred shares of the Bank, redeem, purchase or otherwise retire any other shares ranking on a parity with the Series ~~10~~50 Preferred Shares;

unless, in each case, all dividends on the Series ~~10~~50 Preferred Shares up to and including those payable on the Dividend Payment Date for the last completed period for which dividends are payable and in respect of which the rights of holders have not been extinguished, and all dividends then accrued on all other shares ranking prior to or on a parity with the Series ~~10~~50 Preferred Shares up to the immediately preceding respective date or dates for payment and in respect of which the rights of holders of those shares have not been extinguished, have been declared and paid or set apart for payment.

7. Voting Rights

Subject to applicable law, holders of Series ~~10~~50 Preferred Shares will not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Bank unless and until the first time at which the Board of Directors has not declared the dividend in full on the Series ~~10~~50 Preferred Shares in any Quarterly Floating Rate Period. In that event, the holders will be entitled to receive notice of and to attend only a meeting of shareholders at which directors are to be elected and will have one vote for each Series ~~10~~50 Preferred Shares held (the “Voting Rights”). The Voting Rights of the holders of the Series ~~10~~50 Preferred Shares will cease on payment by the Bank of the first dividend on the Series ~~10~~50 Preferred Shares to which the holders are entitled under these Series ~~10~~50 Preferred Shares Provisions after the time the Voting Rights first arose until such time as the Bank may again fail to declare the dividend in full on the Series ~~10~~50 Preferred Shares in any Quarterly Floating Rate Period, in which event the Voting Rights will become effective again and so on from time to time.

8. Conversion of Series ~~10~~50 Preferred Shares

(1) Conversion at the Option of the Holder

(a)	Holders of Series ~~10~~50 Preferred Shares shall have the right, at their option, on April 30, ~~2029~~2034 and on April 30 in every fifth year thereafter (a “Series ~~10~~50 Conversion Date”), to convert, subject to the terms and provisions hereof and to the provisions of the Bank Act, all or any Series ~~10~~50 Preferred Shares registered in their name into Series ~~9~~49 Preferred Shares on the basis of one (1) Series ~~9~~49 Preferred Share for each Series ~~10~~50 Preferred Share. The Bank shall give notice in writing to the then holders of the Series ~~10~~50 Preferred Shares of the conversion privilege provided for herein (the “Conversion Privilege”) and such notice shall (i) set out the applicable Series ~~10~~50 Conversion Date, (ii) include instructions to such holders as to the method by which such Conversion Privilege may be exercised, as described in the Section 8 and (iii) be given at least 30 days and not more than 60 days prior to the applicable Series ~~10~~50 Conversion Date. On the 30th day prior to the first day of the succeeding Subsequent Fixed Rate Period, the Bank shall give notice in writing to the then holders of the Series ~~10~~50 Preferred Shares of the Annual Fixed Dividend Rate applicable to the Series ~~9~~49 Preferred Shares determined by the Bank for such Subsequent Fixed Rate Period. Each such notice shall be given by mailing such notice by ordinary unregistered first class prepaid mail to the address of each such holder as it appears on the books of the Bank, or if the address of any such holder does not so appear, then to the last known address of such holder.

(b)	If the Bank gives notice as provided in Section 3 to the holders of the Series ~~10~~50 Preferred Shares of the redemption of all the Series ~~10~~50 Preferred Shares, the Bank shall not be required to give notice as provided in this subsection 8(1) to the holders of the Series ~~10~~50 Preferred Shares of an Annual Fixed Dividend Rate or of the Conversion Privilege and the right of any holder of Series ~~10~~50 Preferred Shares to convert such Series ~~10~~50 Preferred Shares as herein provided shall cease and terminate in that event.

(c)	Holders of Series ~~10~~50 Preferred Shares shall not be entitled to convert their shares into Series ~~9~~49 Preferred Shares on a Series ~~10~~50 Conversion Date if the Bank determines that there would remain outstanding on the Series ~~10~~50 Conversion Date less than 500,000 Series ~~9~~49 Preferred Shares after taking into account all Series ~~10~~50 Preferred Shares tendered for conversion into Series ~~9~~49 Preferred Shares and all Series ~~9~~49 Preferred Shares tendered for conversion into Series ~~10~~50 Preferred Shares. The Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis, to all affected holders of Series ~~10~~50 Preferred Shares at least seven (7) days prior to the applicable Series ~~10~~50 Conversion Date and, subject to the provisions of Section 13, will issue and deliver, or cause to be delivered, prior to such Series ~~10~~50 Conversion Date, at the expense of the Bank, to such holders of Series ~~10~~50 Preferred Shares, who have surrendered for conversion any certificate or certificates representing Series ~~10~~50 Preferred Shares, new certificates representing the Series ~~10~~50 Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

(2) Automatic Conversion. If the Bank determines that there would remain outstanding on a Series ~~10~~50 Conversion Date less than 500,000 Series ~~10~~50 Preferred Shares after taking into account all Series ~~10~~50 Preferred Shares tendered for conversion into Series ~~9~~49 Preferred Shares and all Series ~~9~~49 Preferred Shares tendered for conversion into Series ~~10~~50 Preferred Shares, then, all, but not part, of the remaining outstanding Series ~~10~~50 Preferred Shares shall automatically be converted into Series ~~9~~49 Preferred Shares on the basis of one (1) Series ~~9~~49 Preferred Share for each Series ~~10~~50 Preferred Share on the applicable Series ~~10~~50 Conversion Date and the Bank shall give notice in writing thereof, in accordance with the provisions of paragraph 8(1)(a), mutatis mutandis, to the holders of such remaining Series ~~10~~50 Preferred Shares at least seven (7) days prior to the Series ~~9~~49 Conversion Date.

(3) Manner of Exercise of Conversion Privilege

(a)	Subject to the provisions of Section 13, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than 30 days prior to a Series ~~10~~50 Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding a Series ~~10~~50 Conversion Date during usual business hours at any office of any transfer agent of the Bank at which the Series ~~10~~50 Preferred Shares are transferable accompanied by: (1) payment or evidence of payment of the tax (if any) payable as provided in this subsection 8(3); and (2) the certificate or certificates representing the Series ~~10~~50 Preferred Shares in respect of which the holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the holder, or his or her attorney duly authorized in writing; provided that in the Election Notice such holder may also elect to convert part only of the Series ~~10~~50 Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Bank shall issue and deliver or cause to be delivered to such holder, at the expense of the Bank, a new certificate representing the Series ~~10~~50 Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice shall be irrevocable once received by the Bank or its nominee.

(b)	Subject to the provisions of Section 13, in the event the Bank is required to convert all remaining outstanding Series ~~10~~50 Preferred Shares into Series ~~9~~49 Preferred Shares on the applicable Series ~~10~~50 Conversion Date as provided for in subsection 8(2), the Series ~~10~~50 Preferred Shares in respect of which the holders have not previously elected to convert shall be converted on the Series ~~10~~50 Conversion Date into Series ~~9~~49 Preferred Shares and the holders thereof shall be deemed to be holders of Series ~~10~~50 Preferred Shares at 5:00 p.m. (Toronto time) on the Series ~~10~~50 Conversion Date and shall be entitled, upon surrender during usual business hours at any office of any transfer agent of the Bank at which the Series ~~10~~50 Preferred Shares were transferable of the certificate or certificates representing Series ~~10~~50 Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series ~~9~~49 Preferred Shares in the manner and subject to the terms and provisions as provided in this subsection 8(3).

(c)	Subject to the provisions of Section 13, as promptly as practicable after the Series ~~10~~50 Conversion Date, the Bank shall issue and deliver, or cause to be delivered to or upon the written order of the holder of the Series ~~10~~50 Preferred Shares so surrendered, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such holder representing the number of fully-paid and non-assessable Series ~~9~~49 Preferred Shares and the number of remaining Series ~~10~~50 Preferred Shares, if any, to which such holder is entitled. Such conversion shall be deemed to have been made at 5:00 p.m. (Toronto time) on the Series ~~10~~50 Conversion Date, so that the rights of the holder of such Series ~~10~~50 Preferred Shares as the holder thereof shall cease at such time and the person or persons entitled to receive Series ~~9~~49 Preferred Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Series ~~9~~49 Preferred Shares at such time.

(d)	The holder of any Series ~~10~~50 Preferred Share on the record date for any dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into Series ~~9~~49 Preferred Shares after such record date and on or before the date of the payment of such dividend.

(e)	Subject to the provisions of Section 13, the issuance of certificates for the Series ~~9~~49 Preferred Shares upon the conversion of Series ~~10~~50 Preferred Shares shall be made without charge to the converting holders of Series ~~10~~50 Preferred Shares for any fee or tax in respect of the issuance of such certificates or the Series ~~9~~49 Preferred Shares represented thereby; provided, however, that the Bank shall not be required to pay any tax that may be imposed upon the person or persons to whom such Series ~~9~~49 Preferred Shares are issued in respect of the issuance of such Series ~~9~~49 Preferred Shares or the certificate therefor or any security transfer taxes, and the Bank shall not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series ~~10~~50 Preferred Shares converted unless the person or persons requesting the issuance thereof shall have paid to the Bank the amount of any such security transfer tax or shall have established to the satisfaction of the Bank that such tax has been paid.

(4) The Bank reserves the right not to (i) deliver Series ~~9~~49 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of that conversion, would become a Significant Shareholder or (ii) record in its securities register a transfer or issue of Series ~~9~~49 Preferred Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all or the relevant number of Series ~~9~~49 Preferred Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Series ~~9~~49 Preferred Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Series ~~9~~49 Preferred Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Series ~~9~~49 Preferred Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series ~~10~~50 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

9. Conversion into Common Shares Upon a Trigger Event

(1) Upon the occurrence of a Trigger Event, each Series ~~10~~50 Preferred Share will be, and will be deemed, for all purposes, to be, automatically converted (a “Contingent Conversion”), without the consent of the holders thereof, into that number of fully-paid Common Shares determined by the Contingent Conversion Formula. In any case where the aggregate number of Common Shares to be issued to a holder of Series ~~10~~50 Preferred Shares pursuant to this section includes a fraction of a Common Share, such number of Common Shares to be issued to such holder shall be rounded down to the nearest whole number of Common Shares and no cash payment shall be made in lieu of such fractional Common Share.

(2) Subject to subsection 9(3), as promptly as practicable after the occurrence of a Trigger Event, the Bank shall announce the Contingent Conversion by way of a press release and shall give notice of the Contingent Conversion in accordance with the provisions of paragraph 2(1)(b) to the then registered holders of the Series ~~10~~50 Preferred Shares. As promptly as practicable after the Trigger Event, the Bank shall deliver or cause to be delivered certificates representing the Common Shares registered in the name of the holders of the Series ~~10~~50 Preferred Shares, or as such holder shall have directed, on presentation and surrender at the offices of the Transfer Agent in Calgary, Alberta or Toronto, Ontario for the Series ~~10~~50 Preferred Shares of the certificate or certificates for the Series ~~10~~50 Preferred Shares. From and after the Trigger Event, the Series ~~10~~50 Preferred Shares shall cease to be outstanding, the holders thereof shall cease to be entitled to dividends thereon, including any dividends declared but not paid prior to the Trigger Event, and any certificates representing the Series ~~10~~50 Preferred Shares shall represent only the right to receive upon surrender of such certificate the applicable number of Common Shares specified in subsection 9(1) above. A Contingent Conversion shall be mandatory and binding upon both the Bank and all holders of the Series ~~10~~50 Preferred Shares notwithstanding anything else including, without limitation: (a) any prior action to or in furtherance of redeeming, exchanging or converting the Series ~~10~~50 Preferred Shares pursuant to the other terms and conditions herein; and (b) any delay in or impediment to the issuance or delivery of the Common Shares to the holders of the Series ~~10~~50 Preferred Shares.

(3) Notwithstanding any other provision of this Section 9, upon a Contingent Conversion the Bank reserves the right not to (i) deliver Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Person or any person who, by virtue of the Contingent Conversion, would become a Significant Shareholder, or (ii) record in its securities register a transfer or issue of Common Shares to any person whom the Bank or its Transfer Agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its Transfer Agent by or on behalf of such person. In such circumstances, the Bank or its agent will hold, as agent of any such person, all or the relevant number of Common Shares otherwise to be delivered to such Ineligible Persons or persons who would become Significant Shareholders or registered to such Ineligible Government Holders, as the case may be, and the Bank or its agent will deliver such shares to a broker retained by the Bank for the purpose of selling such Common Shares to parties other than the Bank and its affiliates on behalf of any such person. Such sales (if any) will be made at such times and at such prices, as the Bank (or its agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its agent will be subject to any liability for failure to sell any such Common Shares on behalf of any such person or at any particular price on any particular day. The net proceeds received by the Bank or its agent from the sale of any such Common Shares will be delivered to any such person, after deducting the costs of sale and any applicable withholding taxes, by cheque. The Bank will provide a cheque representing the aggregate net proceeds to the Depository (if the Series ~~10~~50 Preferred Shares are then held in the Book-Entry System) in accordance with the regular practices and procedures of the Depository or, in all other cases, to such Ineligible Persons, such persons who would become Significant Shareholders or such Ineligible Government Holders.

10. Adjustment of Floor Price

(1) If the Bank:

(a)	issues Common Shares or securities convertible into or exchangeable for Common Shares to the holders of all of the outstanding Common Shares as a stock dividend;

(b)	subdivides, re-divides or changes its outstanding Common Shares into a greater number of Common Shares; or

(c)	reduces, combines or consolidates its outstanding Common Shares into a smaller number of Common Shares,

(any of such events in paragraphs 10(1)(a) to (c), being called a “Common Share Reorganization”), then the Floor Price then in effect will be adjusted in accordance with the following sentence immediately on the effective date or record date, as the case may be, for the happening of the Common Share Reorganization on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization. Upon a Common Share Reorganization, the Floor Price shall be adjusted so that it will equal the price determined by multiplying the Floor Price in effect immediately prior to such effective date or record date by a fraction:

(i)	the numerator of which will be the total number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization; and

(ii)	the denominator of which will be the total number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number, without duplication, of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(2) In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank shall take all necessary action to ensure that the holders of Series ~~10~~50 Preferred Shares, receive, pursuant to a Contingent Conversion, after such capital reorganization, consolidation, merger, amalgamation or comparable transaction, the number of shares or other securities that the holders of Series ~~10~~50 Preferred Shares would have received if the Contingent Conversion occurred immediately prior to the record date of the capital reorganization, consolidation, merger, amalgamation or comparable transaction.

(3) In any case in which this Section 10 requires that an adjustment will become effective immediately after a record date for an event referred to herein, the Bank may defer, until the occurrence of such event, issuing to the holder of any Series ~~10~~50 Preferred Shares upon a Contingent Conversion occurring after such record date and before the occurrence of such event, the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event, provided, however, that the Bank will deliver to such holder evidence of such holder’s right to receive such additional Common Shares upon the occurrence of such event and the right to receive any dividends or other distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the date of conversion or such later date on which such holder would, but for the provisions of this subsection 10(3), have become the holder of record of such additional Common Shares.

(4) For the purposes of this Section 10:

(a)	the adjustments provided for in this Section 10 are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following provisions of this subsection 10(4);

(b)	no adjustment in the Floor Price will be required unless the cumulative effect of such adjustment would result in a change of at least 1% in the prevailing Floor Price; provided, however, that any adjustments which, except for the provisions of this paragraph 10(4)(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

(c)	no adjustment in the Floor Price will be required upon the issuance from time to time of Common Shares pursuant to a Contingent Conversion or any stock option plan, share purchase plan or dividend reinvestment plan of the Bank, as such plans may be replaced, supplemented or further amended from time to time;

(d)	if at any time a dispute arises with respect to adjustments provided for in this Section 10, such dispute will be conclusively determined, subject to the consent if required, of the Toronto Stock Exchange and any other stock exchange on which the Common Shares are then listed, by the Bank’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the Board of Directors and any such determination will be binding upon the Bank, the holders of the Series ~~10~~50 Preferred Shares and the other shareholders of the Bank; such auditors or accountants will be given access to all necessary records of the Bank; and

(e)	if the Bank sets a record date to take any other action and thereafter and before the taking of any action, the Bank abandons its plan to take such other action, then no adjustment in the Floor Price will be made.

(5) The Bank will from time to time, immediately after the occurrence of any event that requires an adjustment or readjustment as provided in this Section 10, deliver a certificate of the Bank to the transfer agent for the Series ~~10~~50 Preferred Shares specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and the Transfer Agent will be entitled to act and rely upon such certificate of the Bank. Such certificate of the Bank and the amount of the adjustment specified therein will be conclusive and binding on all parties in interest. Until such certificate of the Bank is received by the Transfer Agent, the Transfer Agent may act and be protected in acting on the presumption that no adjustment has been made or is required. Except in respect of any subdivision, re-division, change, reduction, combination or consolidation of the Common Shares contemplated by paragraphs 10(1)(b) and 10(1)(c), the Bank will forthwith give notice to the holders of the Series ~~10~~50 Preferred Shares specifying the event requiring such adjustment or readjustment and the amount thereof, including the resulting Floor Price.

11. Issue of Additional Shares and Amendments to Series ~~10~~50 Preferred Shares

(1) Issue of Additional Shares. The Bank may issue shares of any other series of preferred shares of the Bank ranking on a parity with the Series ~~10~~50 Preferred Shares without authorization of the holders of Series ~~10~~50 Preferred Shares, if at the date of such issuance all cumulative dividends up to and including the dividend payment for the last completed period for which such cumulative dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative First Preferred Shares then issued and outstanding and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of non-cumulative First Preferred Shares then issued and outstanding.

(2) Amendments to Series ~~10~~50 Preferred Shares.

(a)	The Bank will not without, but may from time to time with, the approval of holders of the Series ~~10~~50 Preferred Shares given as specified in Section 12, delete, amend or vary any of these Series ~~10~~50 Preferred Shares Provisions.

(b)	In addition to the approval in paragraph 11(2)(a), the Bank will not without, but may from time to time with, the prior approval of the Superintendent make any such deletion, amendment or variation which might affect the classification afforded the Series ~~10~~50 Preferred Shares from time to time for capital adequacy purposes pursuant to the Bank Act or the Capital Guidelines.

12. Approval of Holders of Series ~~10~~50 Preferred Shares

Any approval given by the holders of Series ~~10~~50 Preferred Shares will be deemed to have been sufficiently given if given by a resolution passed at a meeting of the holders of Series ~~10~~50 Preferred Shares duly called and held on not less than 21 days’ notice at which the holders of at least one-third of the outstanding Series ~~10~~50 Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting. If at the meeting the holders of at least one-third of the outstanding Series ~~10~~50 Preferred Shares are not present or represented by proxy within 30 minutes after the time appointed for the meeting, the meeting will be adjourned to such date, not less than 21 days afterwards, and to such time and place as the chairman of the meeting may designate, and not less than 15 days’ written notice shall be given of the adjourned meeting. At the adjourned meeting, the holders of Series ~~10~~50 Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed at the adjourned meeting by the affirmative vote of not less than 66 2/3% of the votes cast at the meeting will constitute the approval of the holders of Series ~~10~~50 Preferred Shares. On every poll taken at any meeting or adjourned meeting, every holder of Series ~~10~~50 Preferred Shares will be entitled to one vote in respect of each Series ~~10~~50 Preferred Share held. Subject to the foregoing, the formalities to be observed in respect of the giving of notice of any meeting or adjourned meeting and the conduct of any such meeting will be those from time to time as may be prescribed in the by-laws of the Bank with respect to meetings of shareholders or under the Bank Act.

13. Registration of Series ~~10~~50 Preferred Shares and Transfer, Redemption, Purchase and Exchanges Through the Book-Entry System

(1) Global Certificate. Subject to subsections 13(2) and (3) and notwithstanding any other provision of these Series ~~10~~50 Preferred Shares Provisions, the Series ~~10~~50 Preferred Shares will be represented in the form of a single fully-registered global certificate in the aggregate number of Series ~~10~~50 Preferred Shares issued by the Bank and outstanding from time to time (the “Global Certificate”) held by, or on behalf of, the Depository as custodian of the Global Certificate for the Participants, and will be registered in the name of “CDS & Co.” (or such other name as the Depository may use from time to time as its nominee name for purposes of the Book-Entry System) and registrations of ownership, transfers, redemptions, purchases, surrenders and exchanges of Series ~~10~~50 Preferred Shares will be made only through the Book-Entry System to another nominee of the Depository for the Series ~~10~~50 Preferred Shares or to a successor Depository for the Series ~~10~~50 Preferred Shares approved by the Bank or to a nominee of such successor Depository. Accordingly, subject to subsection 13(3), the beneficial owners of Series ~~10~~50 Preferred Shares will not receive a certificate or other instrument from the Bank or the Depository evidencing their ownership of Series ~~10~~50 Preferred Shares, and beneficial owners will not be shown on the records maintained by the Depository, except through a book-entry account of a Participant acting on behalf of a beneficial owner.

(2) Depository is Owner of Series ~~10~~50 Preferred Shares. For purposes of these

Series ~~10~~50 Preferred Shares Provisions, as long as the Depository, or its nominee, is the registered holder of the Series ~~10~~50 Preferred Shares:

(a)	the Depository, or its nominee, as the case may be, will be considered the sole owner of the Series ~~10~~50 Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series ~~10~~50 Preferred Shares, including payments of dividends or the Cash Redemption Price; and

(b)	the Bank, pursuant to the exercise by it of its right to redeem Series ~~10~~50 Preferred Shares, will deliver or cause to be delivered to the Depository, or its nominee, for the benefit of the beneficial owners of the Series ~~10~~50 Preferred Shares, the Cash Redemption Price against delivery, if applicable, to the Bank’s account with the Depository, or its nominee, of such holder’s Series ~~10~~50 Preferred Shares.

(3) Termination of Book-Entry System. If at any time the Bank determines or the Depository notifies the Bank in writing that the Depository is no longer willing or able to discharge properly its responsibility as depository and, in either case, the Bank is unable to determine a qualified successor, or the Bank, at its option, elects, or is required by law, to terminate the Book-Entry System, subsections 13(1) and (2) will no longer be applicable to the Series ~~10~~50 Preferred Shares. In that case, the Bank will execute and deliver certificates for the Series ~~10~~50 Preferred Shares in definitive registered form equal to the aggregate number of Series ~~10~~50 Preferred Shares represented by the Global Certificate in the Book-Entry System. On such exchange, the Transfer Agent will cancel the Global Certificate. Certificates for Series ~~10~~50 Preferred Shares in definitive registered form issued in exchange for the Global Certificate will be registered in such names and in such number of Series ~~10~~50 Preferred Shares as instructed in writing by the Depository to the Transfer Agent. The Transfer Agent will deliver or cause to be delivered such definitive certificates to the persons in whose names the Depository has so instructed.

14. Notices

(1) Notice to the Bank. Subject to applicable law, any notice, request or other communication to be given to the Bank by a holder of Series ~~10~~50 Preferred Shares must be in writing and will be valid and effective if given by mail (postage prepaid) or by electronic communication or by delivery to the registered office of the Bank and addressed to the attention of the Corporate Secretary. Any such notice, request or other communication, if given by mail, electronic communication or delivery, will be deemed to have been given and received only on actual receipt by the Bank.

(2) Presentation and Surrender of Certificates. Any presentation and surrender by a holder of Series ~~10~~50 Preferred Shares to the Bank or the Transfer Agent of certificates representing Series ~~10~~50 Preferred Shares in connection with the redemption of Series ~~10~~50 Preferred Shares must be made by registered mail (postage prepaid) or by delivery to the registered office of the Bank or to such office of the Transfer Agent as may be specified by the Bank, in each case addressed to the attention of the Corporate Secretary. Any such presentation and surrender of certificates will be deemed to have been made and to be effective only on actual receipt by the Bank or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail will be at the sole risk of the holder mailing the same.

(3) Notice to Holders of Series ~~10~~50 Preferred Shares. Subject to applicable law, any notice, request or other communication to be given to a holder of Series ~~10~~50 Preferred Shares by or on behalf of the Bank must be in writing and will be valid and effective if given by ordinary unregistered first class mail (postage prepaid) or by electronic communication or by delivery to the address of the holder recorded in the securities register of the Bank or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, will be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by electronic communication or by delivery, will be deemed to have been given and received on the date of electronic communication or delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Series ~~10~~50 Preferred Shares, or any defect in such notice, will not invalidate or otherwise alter or affect any action or proceeding to be taken by the Bank pursuant to that notice, request or other communication.

15. Tax Election

The Bank will elect, in the manner and within the time provided under section 191.2 of the Tax Act or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax under Part VI.1 of the Tax Act at a rate such that holders of the Series ~~10~~50 Preferred Shares will not be required to pay tax on dividends received (or deemed to be received) on the Series ~~10~~50 Preferred Shares under section 187.2 of the Tax Act or any successor or replacement provision of similar effect. Nothing in this section will prevent the Bank from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or part of the Bank’s liability for tax under section 191.1 of such Act to that taxable Canadian corporation to the extent permitted by and in accordance with section 191.3 of such Act.

16. Return of Unclaimed Funds to the Bank

The Bank shall have the right, with respect to any funds deposited by the Bank to any chartered bank or trust company in respect of amounts due to holders of Series ~~10~~50 Preferred Shares, on or after the first anniversary date of the deposit of such funds to any chartered bank or trust company, to require that such chartered bank or trust company return to the Bank any funds which remain unclaimed by holders of the Series ~~10~~50 Preferred Shares. If at any time following the return of the unclaimed funds to the Bank, either the Bank or the chartered bank or trust company receives a request from a holder of Series ~~10~~50 Preferred Shares for the holder’s unclaimed entitlement to any amount due to the holder in respect of the holder’s Series ~~10~~50 Preferred Shares, the Bank shall promptly arrange for the payment of such amount to the holder.

17. Wire or Electronic Transfer of Funds

Notwithstanding any other right, privilege, restriction or condition attaching to the Series ~~10~~50 Preferred Shares, the Bank may, at its option, make any payment due to a holder of Series ~~10~~50 Preferred Shares hereunder by way of a wire or electronic transfer of funds to each registered holder of Series ~~10~~50 Preferred Shares. In the event that a payment is made by way of a wire or electronic transfer of funds, the Bank shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Bank that a payment is to be made by way of a wire or electronic transfer of funds, the Bank shall notify each registered holder of Series ~~10~~50 Preferred Shares at the address of such holder as it appears on the books of the Bank. Such notice by the Bank will request that each registered holder of Series ~~10~~50 Preferred Shares provide the particulars of an account of such holder with a chartered bank in Canada to which the wire or electronic transfer of funds shall be directed. In the event that the Bank does not receive account particulars from a registered holder of Series ~~10~~50 Preferred Shares prior to the date such payment is to be made, the Bank shall deposit the funds otherwise payable to such holder in a special account in trust for such holders. The making of a payment by way of a wire or electronic transfer of funds or, in the case where a registered holder of the Series ~~10~~50 Preferred Shares has not provided the Bank with account particulars for a wire or electronic transfer of funds, the deposit by the Bank of the funds otherwise payable to such holder in a special account in trust for such holders, shall be deemed to constitute payment by the Bank on the date thereof and shall satisfy and discharge all liabilities of the Bank for such payment to the extent of the amount represented by such transfer.